                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                AmerUs Group Co.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies: common stock, no par value, of AmerUs Group Co. ("AmerUs")
        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies: A maximum of 10.3 million shares of AmerUs common stock
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum aggregate value of the transaction of $271,018,750 equals the product of 10.3 million shares and $26.3125, the average of the high and low sale price per share of AmerUs common stock on the New York Stock Exchange on November 15, 2000. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the foregoing sentence by 1/50 of one percent.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $271,018,750
        ------------------------------------------------------------------------

     (5)  Total fee paid: $54,203.75
        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

AMERUS GROUP CO.


699 Walnut Street


Des Moines, IA 50309-3948

                                                          ROGER K. BROOKS
                                                          Chairman, President &
                                                          Chief Executive
                                                          Officer

                              [AMERUS GROUP LOGO]


                                                               February 12, 2001


Dear Shareholder:


     You are cordially invited to attend the special meeting of shareholders of AmerUs Group Co. ("AmerUs") to be held on March 27, 2001, at 2:00 p.m., Des Moines time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa.


     The enclosed booklets contain the Notice of Special Meeting and the Proxy Statement. Parts 1 and 2 of the Proxy Statement include information about the formal business to be acted on by the shareholders. Shareholders are being asked to consider and approve a proposal (the "Proposal") to issue shares of AmerUs common stock to eligible members of Indianapolis Life Insurance Company ("ILICO") in connection with AmerUs' acquisition of ILICO. The definitive agreement between AmerUs and ILICO provides that ILICO will convert from a mutual insurance company to a stock insurance company and immediately thereafter become a wholly-owned subsidiary of AmerUs. The Board of Directors of AmerUs has unanimously approved the Proposal and recommends that shareholders vote "FOR" its approval.

     We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.


     Thank you for your ongoing support and continued interest in AmerUs Group.


                                          Very truly yours,

                                          /s/ ROGER K. BROOKS
                                          Roger K. Brooks
                                          Chairman, President and
                                          Chief Executive Officer

                                AMERUS GROUP CO.
                         699 WALNUT STREET, SUITE 2000
                          DES MOINES, IOWA 50309-3948

                          NOTICE OF SPECIAL MEETING OF
                                  SHAREHOLDERS

                           TO BE HELD MARCH 27, 2001


To the Shareholders:


     A special meeting of shareholders of AmerUs Group Co. ("AmerUs") will be held on March 27, 2001, at 2:00 p.m., Des Moines time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, and at any postponements or adjournments thereof, to consider and vote on a proposal (the "Proposal") to issue shares of AmerUs common stock to eligible members of Indianapolis Life Insurance Company ("ILICO") in connection with AmerUs' acquisition of ILICO (the "Combination"). In the Combination, ILICO will convert from a mutual insurance company to a stock insurance company and immediately thereafter will become an indirect wholly-owned subsidiary of AmerUs.



     Under the definitive agreement providing for the Combination, the consideration to be provided in the Combination to eligible members of ILICO will consist of shares of AmerUs common stock, cash and policy credits which have an aggregate value equal to the value of 9.3 million shares of AmerUs common stock. Although it is currently anticipated that the aggregate value of the shares of AmerUs common stock, cash and policy credits distributed to the Eligible Members of ILICO will be equal to the value of 9.3 million shares of AmerUs common stock, if the aggregate value of that distribution is projected to be less than $186 million at the relevant time, ILICO has the ability to terminate the definitive agreement providing for the Combination unless AmerUs determines to distribute additional shares, cash and/or policy credits to increase the value of the payment to $186 million. Approval of the Proposal will authorize the AmerUs Board of Directors to issue up to a maximum of 10.3 million shares of AmerUs common stock, provided that the determination of whether to increase the issuance above 9.3 million shares is in the sole discretion of the AmerUs Board.


THE BOARD OF DIRECTORS OF AMERUS HAS UNANIMOUSLY APPROVED THE SHARE ISSUANCE AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

     The Proposal is more fully described in the Proxy Statement accompanying this notice. Part 2 of the Proxy Statement, which was prepared jointly by AmerUs and ILICO, is also included in the Member Information Statement sent by ILICO to its members.


     The Board of Directors has fixed the close of business on January 31, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. Accordingly, only shareholders of record on that date are entitled to vote at the special meeting.


     YOUR PROXY IS IMPORTANT, SINCE THE PROPOSAL REQUIRES APPROVAL BY A MAJORITY OF THE SHAREHOLDER VOTES CAST, PROVIDED THAT THE TOTAL VOTES CAST REPRESENT OVER FIFTY PERCENT IN INTEREST OF ALL THE ISSUED AND OUTSTANDING SHARES OF AMERUS COMMON STOCK AS OF THE RECORD DATE.

     ACCORDINGLY, YOU ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THE PROXY STATEMENT.

     All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed postage prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          [James Smallenberger Signature]
                                          James A. Smallenberger
                                          Senior Vice President and Secretary


                                          February 12, 2001


     TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PROXY CARDS MUST BE RECEIVED BY THE COMPLETION OF THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                      REFERENCES TO ADDITIONAL INFORMATION

     This Proxy Statement incorporates important business and financial information about AmerUs and its subsidiaries that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. AmerUs will provide without charge to each person to whom this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to:


                               AmerUs Group Co.


                               699 Walnut Street, Suite 2000


                               Des Moines, Iowa 56309-3948


                               Attention: Corporate Secretary


                               (515) 362-3600



     IN ORDER TO OBTAIN TIMELY DELIVERY PRIOR TO THE SPECIAL MEETING, SHAREHOLDERS MUST REQUEST THE INFORMATION NO LATER THAN MARCH 20, 2001.


     See also "Where You Can Find More Information" in Part 2 of this Proxy Statement.

                           PROXY STATEMENT -- PART I


GENERAL INFORMATION.........................................     1
  Why Your Vote is Required.................................     1
  Record Date; Voting.......................................     1
  Quorum....................................................     1
  Required Vote for Approval................................     2
  Abstentions and Broker Non-Votes..........................     2
  Revocation of Proxies.....................................     2
  Solicitation of Proxies and Expense.......................     2
QUESTIONS AND ANSWERS.......................................     3
PROPOSAL TO BE VOTED ON.....................................     5
SUMMARY.....................................................     6
OVERVIEW OF THE COMBINATION WITH ILICO......................    16
FUTURE SHAREHOLDER PROPOSALS................................    18



                           PROXY STATEMENT -- PART 2


INTRODUCTION TO PART 2......................................      1
RISK FACTORS RELATING TO THE COMBINATION....................      2
  Integration of separate companies.........................      2
  Anticipated benefits from the Combination may not be
     realized...............................................      2
  AmerUs and ILICO will each incur significant expenses in
     connection with the Combination........................      2
  Obtaining required approvals and satisfying closing
     conditions may delay or prevent completion of the
     Combination............................................      3
  The Combination may cause dilution to historical AmerUs
     earnings...............................................      3
  Competition, market factors and product performance may
     cause adverse business results.........................      3
  Changes in state and federal regulation may affect
     profitability..........................................      3
BACKGROUND OF THE COMBINATION...............................      4
THE ILICO BOARD'S RECOMMENDATION............................      9
THE AMERUS BOARDS' RECOMMENDATIONS..........................     11
OPINIONS OF ILICO'S AND AMERUS' FINANCIAL ADVISORS..........     13
INFORMATION CONCERNING THE BUSINESS OF ILICO................     26
INFORMATION CONCERNING THE BUSINESS OF AMERUS...............     27
RATINGS.....................................................     28
THE COMBINATION.............................................     29
  AmerUs Investment in ILICO's Subsidiaries.................     29
  Structure of the Combination..............................     29
  Representations and Warranties............................     29
  Certain Covenants and Agreements..........................     30
  Closing...................................................     32
  Conditions to the Completion of the Combination...........     32
  Indemnification for Officers, Directors and Employees.....     33
  Termination of the Combination Agreement..................     34
  Rights of Repurchase; Certain Termination Fees............     36
  Post-Termination Conduct of Business of ILICO and ILGC
     Prior to Purchase or Repurchase........................     37
  Memorandum of Understanding...............................     37

HISTORIC MARKET PRICES AND DIVIDENDS......................................................................         38
  Dividends...............................................................................................         38
DESCRIPTION OF AMERUS CAPITAL STOCK.......................................................................         40
  General.................................................................................................         40
  Common Stock............................................................................................         40
  Preferred Stock.........................................................................................         40
  Capital Securities Series A of AmerUs Capital I.........................................................         40
  Adjustable Conversion-rate Equity Security Units of AmerUs Capital II...................................         40
  Warrants................................................................................................         41
  Certain Provisions of the Articles of Incorporation and Bylaws of AmerUs................................         41
  State Statutory Provisions..............................................................................         43
SECURITY OWNERSHIP........................................................................................         44
FEDERAL TAX CONSEQUENCES..................................................................................         46
ACCOUNTING MATTERS........................................................................................         46
EXPERTS...................................................................................................         47
SELECTED CONSOLIDATED FINANCIAL DATA OF ILICO.............................................................         48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF ILICO AND
  SUBSIDIARIES............................................................................................         49
SELECTED CONSOLIDATED FINANCIAL DATA OF AMERUS............................................................         61
FINANCIAL INFORMATION CONCERNING AMERUS AND SUBSIDIARIES..................................................         63
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA.................................................         63
CERTAIN CONSIDERATIONS; INTERESTS OF CERTAIN PERSONS IN THE COMBINATION...................................         71
  Executive Officer Compensation Following the Combination................................................         71
  AmerUs Management Following the Combination.............................................................         73
  Directors...............................................................................................         73
  AmerUs Management's Compensation........................................................................         74
ILICO MANAGEMENT FOLLOWING THE COMBINATION................................................................         74
  Directors...............................................................................................         74
  Board Compensation Following the Combination............................................................         75
  Executive Officers......................................................................................         75
OTHER REGULATORY APPROVALS................................................................................         75
  Other Insurance Regulatory Approvals....................................................................         75
  HSR Act.................................................................................................         76
INFORMATION PERTAINING TO FORWARD-LOOKING STATEMENTS......................................................         77
WHERE YOU CAN FIND MORE INFORMATION.......................................................................         78
Index to Appendices.......................................................................................         79
Appendix 1 Unaudited Interim Consolidated Financial Statements of Indianapolis Life Insurance Company and
           Subsidiaries...................................................................................        F-1
Appendix 2 Consolidated Financial Statements of Indianapolis Life Insurance Company and Subsidiaries......       F2-1
Appendix 3 Amendment to Combination Agreement; Combination Agreement......................................        A-1
Appendix 4 Goldman Sachs Opinion and Letter...............................................................        B-1
Appendix 5 Merrill Lynch Opinion..........................................................................        C-1
Appendix 6 Memorandum of Understanding; Amendment to Memorandum of Understanding..........................        D-1
Appendix 7 Letter to Indiana Commissioner of Insurance....................................................        E-1

                                AMERUS GROUP CO.
                         699 WALNUT STREET, SUITE 2000
                          DES MOINES, IOWA 50309-3948
                            ------------------------

                           PROXY STATEMENT -- PART I
                            ------------------------


     This Proxy Statement (the "Statement") is furnished to shareholders by the Board of Directors of AmerUs Group Co. ("AmerUs") in connection with the solicitation of proxies for use at the Special Meeting of shareholders of AmerUs to be held at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, on March 27, 2001, at 2:00 p.m., Des Moines time, and at any postponements or adjournments thereof.



     This Statement, Notice of Special Meeting and the accompanying proxy card are being first mailed to shareholders on or about February 12, 2001.



     Part 1 of the Statement contains information about the proposal (the "Proposal") to authorize the issuance of shares of AmerUs common stock in connection with AmerUs' acquisition of Indianapolis Life Insurance Company ("ILICO") (the "Combination") and related matters (see "PROPOSAL TO BE VOTED ON"). Part 2 of the Statement includes information concerning the Combination and financial and other information concerning AmerUs and ILICO.


                              GENERAL INFORMATION

Why Your Vote is Required

     The rules of the New York Stock Exchange require AmerUs to obtain shareholder approval of the issuance of the AmerUs Common Stock because the aggregate number of shares to be issued under the Proposal will be greater than 20% of the total number of shares of AmerUs Common Stock issued and outstanding immediately prior to the Combination.

Record Date; Voting


     The Board of Directors has fixed January 31, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the special meeting. On the Record Date, 30,011,034 shares of AmerUs common stock (the "AmerUs Common Stock") were outstanding and entitled to vote at the meeting. Each share of AmerUs Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Special Meeting. There were no shares of voting preferred stock outstanding as of the Record Date.


     Proxies furnished by shareholders pursuant hereto will be voted in accordance with the directions on such proxies. If no choice is specified, the proxy will be voted "FOR" the Proposal.

Quorum


     The presence in person or by proxy at the Special Meeting of the holders of at least a majority of the outstanding shares of AmerUs Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present in person or by proxy at the Special Meeting, AmerUs' bylaws permit the chairperson of the Special Meeting or a majority of the shareholders present in person or by proxy to adjourn the Special Meeting to solicit additional proxies in favor of the Proposal.

Required Vote for Approval

     Under New York Stock Exchange rules, the Proposal requires approval by a majority of the shareholder votes cast, provided that the total votes cast represent over fifty percent (50%) in interest of all the issued and outstanding shares of AmerUs Common Stock as of the Record Date.

Abstentions and Broker Non-Votes

     Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered as present for the purposes of establishing a quorum. In accordance with New York Stock Exchange rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval of the Proposal. Without specific instructions from the beneficial owner of such shares, brokers and nominees do not have the power to vote such shares on the Proposal. AS A RESULT, ABSTENTIONS AND BROKER NON-VOTES WILL BE COUNTED AS PRESENT BUT WILL NOT COUNT AS VOTES CAST. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE VOTING ON THE PROPOSAL FOR PURPOSES OF THE NEW YORK STOCK EXCHANGE RULES.

Revocation of Proxies

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of AmerUs of either (i) an instrument revoking it, or (ii) a duly executed proxy bearing a later date. In addition, a shareholder who is present at the Special Meeting may revoke the shareholder's proxy and vote in person if the shareholder so desires.

Solicitation of Proxies and Expenses

     Proxies are being solicited by the Board of Directors of AmerUs. The cost of preparing, printing and mailing this Statement, the accompanying notice and the enclosed proxy card, and all other costs in connection with the solicitation of proxies, will be paid by AmerUs.


     AmerUs will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation material to the owners of AmerUs Common Stock. AmerUs will solicit proxies initially by mail. Further solicitation may be made by AmerUs' directors, officers or employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. AmerUs has retained Mellon Investor Services LLC to assist with the solicitation of proxies for a fee of approximately $56,000.

                             QUESTIONS AND ANSWERS

Q: WHAT AM I VOTING ON?

A: The Proposal to authorize the issuance of shares of AmerUs Common Stock to eligible members of ILICO in connection with the Combination, which provides for ILICO to convert from a mutual insurance company to a stock insurance company and immediately thereafter to become an indirect wholly-owned subsidiary of AmerUs.

Q: WHAT WILL ILICO'S ELIGIBLE MEMBERS RECEIVE IN THE COMBINATION?

A: Under the definitive agreement providing for the Combination, the consideration to be provided in the Combination to eligible members of ILICO will consist of shares of AmerUs Common Stock, cash and policy credits which have an aggregate value equal to the value of 9.3 million shares (subject to possible increase, as described in the answer below) of AmerUs Common Stock.

Q: WHY DOES THE PROPOSAL INVOLVE THE ISSUANCE OF UP TO 10.3 MILLION SHARES OF
   AMERUS COMMON STOCK INSTEAD OF 9.3 MILLION SHARES?


A. Although it is currently anticipated that the aggregate value of the shares of AmerUs Common Stock, cash and policy credits distributed to the eligible members of ILICO will be equal to the value of 9.3 million shares of AmerUs Common Stock, if the aggregate value of that distribution is projected to be less than $186 million at the relevant time, ILICO has the ability to terminate the definitive agreement providing for the Combination unless AmerUs determines to distribute additional shares, cash and/or policy credits to increase the value of the payment to $186 million. Approval of the Proposal will authorize the AmerUs Board of Directors (the "AmerUs Board") to issue up to a maximum of 10.3 million shares of AmerUs Common Stock, provided that the determination of whether to increase the issuance above 9.3 million shares is in the sole discretion of the AmerUs Board. The number of shares of AmerUs Common Stock, cash and policy credits actually provided to the eligible members of ILICO is referred to in this Statement as the Member Consideration.


Q: WHAT DOES THE AMERUS BOARD RECOMMEND?

A. THE AMERUS BOARD RECOMMENDS THAT ITS SHAREHOLDERS APPROVE THE PROPOSAL.

Q: WHAT FACTORS DID THE AMERUS BOARD CONSIDER IN EVALUATING THE COMBINATION WITH
   ILICO?

A: The AmerUs Board took into consideration the strategic benefits that would result from the Combination, including: opportunities to achieve operating efficiencies and expense savings resulting from the significantly larger scale of the combined companies; extension of the geographic reach of distribution because of the modest geographic overlap of the AmerUs and ILICO distribution channels; and the expansion and diversification of both product lines and distribution channels.

Q. WILL THERE BE ANY TAX CONSEQUENCES FOR AMERUS AS A RESULT OF THE COMBINATION?

A. The Combination has been structured as a tax free reorganization, with no recognition of income, gain or loss for AmerUs under U.S. tax laws.

Q: WILL THE COMBINATION HAVE ANY TAX CONSEQUENCES FOR AMERUS' SHAREHOLDERS?

A: AmerUs' shareholders will have no direct tax consequences arising from the Combination.

Q: WHO IS ENTITLED TO VOTE?


A: The Board of Directors has fixed the close of business on January 31, 2001 as the Record Date for the determination of shareholders entitled to vote at the Special Meeting. Accordingly, only shareholders of record on the books of AmerUs at the close of business on the Record Date will be entitled to vote at the special meeting, either in person or by Proxy.

Q: WHAT IS THE REQUIRED VOTE FOR APPROVAL OF THE PROPOSAL?

A: The Proposal requires approval by a majority of the shareholder votes cast, provided that the total votes cast represent over fifty percent (50%) in interest of all the issued and outstanding shares of AmerUs Common Stock as of the Record Date.

Q: HOW DO I VOTE?


A: Complete, sign and date the Proxy Card you receive and return it in the enclosed postage prepaid envelope. If you do not mark any selections, your Proxy Card will be voted in favor of the Proposal. You have the right to revoke your Proxy at any time before it is voted by (1) notifying AmerUs' Corporate Secretary or (2) returning a later-dated Proxy prior to the Special Meeting.


Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It may be an indication that your shares are registered differently or are held in more than one account. Complete, sign, date and return all Proxy Cards to ensure that all your shares are voted.

Q: WHO PAYS FOR THIS PROXY SOLICITATION?

A: AmerUs will pay all expenses associated with the proxy solicitation and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation material to the owners of AmerUs Common Stock.

Q: HAS AMERUS RETAINED A PROXY SOLICITATION FIRM?


A: Yes. AmerUs has retained Mellon Investor Services LLC to assist with the solicitation of proxies for a fee of approximately $56,000.


Q. WHAT DO I NEED TO KNOW ABOUT THE COMBINATION AND THE ISSUANCE OF THE AMERUS COMMON STOCK?

A. You should carefully read and consider the information contained in this Statement. You should complete, sign and date your Proxy Card and return it in the enclosed postage prepaid envelope as soon as possible so that your shares may be voted on the Proposal.

Q. MY SHARES ARE HELD IN "STREET NAME." WILL MY BROKER VOTE MY SHARES ON THE PROPOSAL.

A. Your broker will vote your shares on the Proposal only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q. WHEN IS THE COMBINATION EXPECTED TO BE COMPLETED?


A. AmerUs and ILICO are working as quickly as possible and hope to complete the Combination during the second quarter of 2001. However, it is possible that delays in the regulatory approval process and satisfaction of the conditions to the closing of the Combination could delay completion of the Combination. (See "THE COMBINATION -- Conditions to Completion of the Combination.")

                            PROPOSAL TO BE VOTED ON


     Shareholders are being asked to consider and approve a proposal (the "Proposal") to issue shares of AmerUs Common Stock to ILICO's Eligible Members (as defined in the Plan) in connection with the Combination which will be effected pursuant to (i) the Combination and Investment Agreement by and among AmerUs, ILICO and The Indianapolis Life Group of Companies, Inc., a subsidiary of ILICO ("ILGC"), dated February 18, 2000, as amended September 18, 2000 (the "Combination Agreement") and (ii) ILICO's Plan of Conversion (the "Plan"), under which ILICO will convert from a mutual insurance company to a stock insurance company and immediately thereafter become an indirect wholly-owned subsidiary of AmerUs. Under the Combination Agreement, the consideration to be provided in the Combination to the Eligible Members will consist of shares of AmerUs Common Stock, cash and policy credits which have an aggregate value equal to the value of 9.3 million shares of AmerUs Common Stock. Although it is currently anticipated that the aggregate value of the shares of AmerUs Common Stock, cash and policy credits distributed to the Eligible Member of ILICO will be equal to the value of 9.3 million shares of AmerUs Common Stock, if the aggregate value of that distribution is projected to be less than $186 million at the relevant time, ILICO has the ability to terminate the Combination Agreement unless AmerUs determines to distribute additional shares, cash and/or policy credits to increase the value of the payment to $186 million. Approval of the Proposal will authorize the AmerUs Board to issue up to a maximum of 10.3 million shares of AmerUs Common Stock, provided that the determination of whether to increase the issuance above 9.3 million shares is in the sole discretion of the AmerUs Board.

                                    SUMMARY


     This summary highlights selected information contained in the rest of the Statement. Although we have highlighted what we believe is certain important information about the Combination in this summary, we urge you to read this entire document and the documents incorporated by reference carefully to understand completely the information contained in this Statement. See "WHERE YOU CAN FIND MORE INFORMATION" in Part 2 of this Statement.


YOUR VOTE

Vote required.................   The Proposal requires approval by a majority of
                                 the shareholder votes cast, provided that the total votes cast represent over fifty percent
                                 (50%) in interest of all the issued and
                                 outstanding shares of AmerUs Common Stock as of the Record Date.

Effect of approval of the
share issuance................   Under the Combination Agreement (attached as
                                 Appendix 3 to Part 2 of this Statement), approval of the Proposal is required for satisfaction of one of the conditions precedent to the closing of the Combination. Such conditions include, among other requirements, approval of the Plan by the Indiana
                                 Commissioner of Insurance and ILICO's members.
                                 Assuming that each other such condition is satisfied (or, to the extent permissible under applicable law, waived), AmerUs will distribute the Member Consideration to Eligible Members of
                                 ILICO.

Recommendation of the Board of
Directors.....................   THE BOARD OF DIRECTORS OF AMERUS HAS
                                 UNANIMOUSLY APPROVED THE PROPOSAL AND
                                 RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                                 APPROVAL OF THE PROPOSAL. (For more information on the AmerUs Boards' recommendation, see "THE
                                 AMERUS BOARDS' RECOMMENDATION" in Part 2 of the
                                 Statement.)

THE COMPANIES:


ILICO.........................   ILICO is a mutual insurance company whose
                                 business is concentrated in individual life insurance products. This core business line comprises about four-fifths of the company's premium writings and reserves. The remaining business is generated from the individual annuity business. At the present time, ILICO owns 55% of the outstanding equity interest in ILGC; the remaining 45% of the outstanding equity interest of ILGC is owned by AmerUs and certain of its subsidiaries. ILGC owns three insurance companies and a securities broker-dealer. Currently, ILICO has approximately 152,000 members. On its September
                                 30, 2000 consolidated financial statement,
                                 ILICO reported consolidated total assets of approximately $6 billion. As a mutual insurance company, ILICO has no authorized, issued or outstanding stock. Through the purchase of ILICO insurance policies, ILICO's policyholders acquire insurance coverage from ILICO and ownership interests ("Membership Interests") in
                                 ILICO pursuant to Indiana insurance law and ILICO's articles of incorporation and bylaws.
                                 Those Membership Interests include the right to vote on matters submitted to a vote of members and the right to a distribution of cash, stock or other consideration in the event of a dissolution or a demutualization of the company.

AmerUs........................   AmerUs is a publicly-held holding company
                                 located in Des Moines, Iowa whose subsidiaries are engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin
                                 Islands. AmerUs is the name adopted by the New
                                 York Stock Exchange listed company resulting from the demutualization of American Mutual
                                 Holding Company ("AMHC"), an Iowa mutual insurance holding company, and the merger of its majority owned subsidiary, AmerUs Life
                                 Holdings, Inc. ("ALH"), with and into AMHC on September 20, 2000. As of September 30, 2000,
                                 AmerUs had consolidated assets of approximately
                                 $11.6 billion and shareholders' equity of $785.5 million.


Listing of AmerUs Common
Stock; Number of Shares
Outstanding...................   The AmerUs Common Stock is listed on the New
                                 York Stock Exchange under the ticker symbol
                                 AMH. There are currently approximately 30.0 million shares of AmerUs Common Stock issued and outstanding. For more information about
                                 AmerUs Common Stock, see "HISTORIC MARKET
                                 PRICES AND DIVIDENDS" in Part 2 of this
                                 Statement.


THE COMBINATION

What is the Combination?......   The Combination is a series of related
                                 transactions whereby ILICO will convert from a mutual insurance company to a stock insurance company and become a wholly-owned subsidiary of AmerUs, pursuant to the Combination Agreement.
                                 Although these transactions are described below as a series of separate steps, effectively they all will occur at the same time and none of these steps will be taken without the others.


First step....................   In accordance with Indiana Code Section 27-15
                                 et seq. (the "Indiana Demutualization Law"),
                                 ILICO will convert from a mutual insurance company to a stock insurance company, organized and existing under Indiana's insurance law.



Second step...................   CLA Assurance Company, a wholly-owned Iowa
                                 domiciled life insurance company subsidiary of AmerUs ("CLA") will be merged with and into ILICO under Indiana Code Section 27-1-9 et seq.
                                 and the applicable provisions of Iowa law (the
                                 "Merger"). The stock of CLA will be converted into and become all of the stock of ILICO.
                                 ILICO will thereby become a wholly-owned subsidiary of AmerUs.


Third step....................   Eligible Members of ILICO will receive the
                                 Member Consideration in exchange for their Membership Interests in ILICO.

Final step....................   AmerUs will immediately contribute all of the
                                 stock of ILICO to ILICO Holdings, Inc., an Indiana domiciled, wholly-owned subsidiary of
                                 AmerUs (the "Indiana Parent Company").

Opinions of Financial
Advisors......................   In connection with its consideration of the
                                 Combination Agreement, the AmerUs Board has considered the opinion of its financial advisor, Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated ("Merrill Lynch"), dated September
                                 18, 2000. A detailed description of the Merrill
                                 Lynch opinion can be found at "OPINIONS

                                 OF ILICO'S AND AMERUS' FINANCIAL ADVISORS" in
                                 Part 2 of this Statement. The full text of the opinion, included in Part 2 of this Statement as Appendix 5, sets forth the assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch in connection with the opinion. We encourage you to read this opinion in its entirety. The opinion was solely for the information and assistance of the AmerUs Board and is not a recommendation to AmerUs' shareholders as to how to vote on the Proposal. In connection with the Plan and Combination Agreement, the ILICO Board of Directors (the "ILICO Board") considered the opinion of its financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), dated September 18, 2000. A detailed description of the Goldman Sachs opinion can be found at "OPINIONS OF ILICO'S AND AMERUS' FINANCIAL ADVISORS" in Part 2 of this Statement. The full text of the opinion, included in Part 2 of this Statement in Appendix 4, sets forth the assumptions made, matters considered and limitations on the review undertaken by Goldman Sachs in connection with the opinion. We encourage you to read this opinion in its entirety. The opinion was solely for the information and assistance of the ILICO Board and is not a recommendation to members of ILICO entitled to vote on the Plan ("Voting Members") as to how to vote on the Plan or as to the form of consideration any Eligible Member should elect.

Conditions to the Closing of
the Combination...............   The closing of the Combination is conditioned
                                 on the satisfaction or waiver of various conditions, including, but not limited to, the following:

                                      - Receipt of all required governmental
                                        approvals;

                                      - Approval of the Plan by ILICO's Voting
                                        Members;

                                      - Approval of the Proposal by AmerUs'
                                        shareholders;

                                      - Absence of any restraining orders or
                                        injunctions prohibiting consummation of
                                        the Combination; and

                                      - Absence of events, occurrences,
                                        developments or state of circumstances
                                        or facts on or after September 18, 2000
                                        which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect (as defined in the Combination Agreement) on ILICO, ILGC or AmerUs.

Termination of the Combination
Agreement.....................   The Combination Agreement may be terminated at
                                 any time prior to the consummation of the Combination upon the occurrence of certain events, including, but not limited to, the following:

                                      - at AmerUs' option, if ILICO or ILGC
                                        enters into an agreement contemplating a Competing Transaction Proposal (as defined in the Combination Agreement);

                                      - if any required member, shareholder or
                                        governmental entity approval is not
                                        obtained despite the efforts of the
                                        parties;

                                      - if the Combination has not been
                                        consummated by June 30, 2001, unless
                                        such date is extended by the parties; or


                                      - at ILICO's option, if the aggregate
                                        value of the payments projected to be
                                        received by ILICO's Eligible Members is
                                        less than $186 million at the relevant
                                        time (due to a fluctuation in the value
                                        of the Member Consideration) and AmerUs, at its option, does not increase the value of the Member Consideration to $186 million.



Other Features of the
Combination...................   As an initial step towards consummation of the
                                 Combination, AmerUs acquired shares of a newly authorized series of non-voting common stock of ILGC in exchange for a $100 million investment in ILGC. Upon receipt of all necessary regulatory approvals, AmerUs and its subsidiaries holding shares of ILGC non-voting common stock have the right to exchange such non-voting common stock for voting common shares that represents 45% of the equity interest of ILGC on a fully diluted basis.


                                 Additionally, a subsidiary of AmerUs, AmerUs
                                 Capital Management Group, Inc., has entered into investment management agreements with ILICO and each of ILICO's insurance company subsidiaries (the "Investment Advisory Agreements").

                                 Lastly, ILICO and AmerUs have agreed upon principles and guidelines for the post-Combination integration of the combined companies. (For information on such principles and guidelines, see "THE
                                 COMBINATION -- Memorandum of Understanding" in
                                 Part 2 of this Statement.)


Rights of Repurchase;
Potential Termination Fees....   If the Combination Agreement is terminated
                                 without the Combination having occurred, ILICO is obligated to purchase or ILGC is obligated to repurchase AmerUs' $100 million investment in ILGC, and to pay a rate of return on the investment ranging from 10% to 18% per annum.
                                 ILICO and ILGC would be required to effect this purchase or repurchase of the $100 million investment within a specified time period depending on the basis for termination of the Combination Agreement. The maximum time period permitted for this purchase or repurchase is four years from the closing of the investment, which occurred on February 18, 2000. In certain circumstances and subject to receipt of regulatory approval, AmerUs' investment in ILGC may, at the election of AmerUs, be repaid in whole or in part with equity interests in IL
                                 Annuity and Insurance Company ("IL Annuity"), which is a subsidiary of ILGC.


                                 In addition, the Combination Agreement includes termination fee provisions triggered in the event of a termination due to a variety of occurrences or events, including ILICO entering into a transaction competing with the Combination. (See "THE COMBINATION -- Rights of Repurchase, Certain Termination Fees" in Part 2 of this Statement). In the event of such termination, in addition to the purchase or repurchase of the $100 million investment in ILGC, ILICO and ILGC would collectively be obligated to pay AmerUs a termination fee of $3,000,000 plus certain fees and expenses and an additional amount determined by a certain formula, with the minimum additional termination fee being $7,030,800.

Risk Factors..................   In considering their votes, AmerUs'
                                 shareholders should carefully consider the risks associated with the Combination. See
                                 "RISK FACTORS RELATING TO THE COMBINATION" in
                                 Part 2 of this Statement.

                                 (For a more detailed discussion of the
                                 Combination, see "THE COMBINATION" in Part 2 of this Statement.)

Dissenters Rights.............   Shareholders of AmerUs have no dissenters' or
                                 similar rights with respect to the proposed share issuance, regardless of how they vote.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF ILICO

     The following table sets forth certain financial data of ILICO. The selected consolidated financial data below for each of the four years ending December 31, 1999 are derived from the Consolidated Financial Statements of ILICO, which financial statements have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data provided below for the nine months ended September 2000 and 1999 are derived from the unaudited consolidated financial statements of ILICO. In the opinion of management, the unaudited financial data for the nine months ended September 30, 2000 and 1999 present fairly the consolidated financial statements for such periods in conformity with GAAP.


     The information in the following tables is based on, and should be read together with, the historical financial information set forth in Appendix 1 and Appendix 2 to Part 2 of this Statement.


                                          AS OF OR FOR THE
                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,
                                            (UNAUDITED)         AS OF OR FOR THE YEAR ENDED DECEMBER 31,(B)
                                        --------------------   ----------------------------------------------
                                          2000       1999         1999        1998        1997        1996
                                        --------   ---------   ----------   ---------   ---------   ---------
                                                   (DOLLARS IN MILLIONS)
CONSOLIDATED INCOME STATEMENT DATA:
Total revenues........................  $  398.3   $  357.5     $  491.4    $  415.2    $  362.6    $  323.4
Benefits and expenses.................     383.4      356.7        486.2       381.8       336.3       308.7
Net income (loss).....................       3.9       (5.0)        (0.8)       21.2        15.4         7.9
CONSOLIDATED BALANCE SHEET DATA:
Total assets..........................  $6,017.9   $5,956.1     $6,123.8    $4,864.7    $2,996.5    $2,137.0
Total liabilities.....................   5,604.7    5,576.7      5,754.3     4,479.6     2,682.2     1,854.1
Minority interest in consolidated
  subsidiaries........................     104.5       75.2         71.7        57.7         8.9          --
Total policyowners' surplus(A)........     308.7      304.2        297.8       327.4       305.4       282.9

---------------
(A) ILICO is a mutual life insurance company and therefore has no shares of common stock.

(B) GAAP financial information is not available for 1995.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF AMERUS

     The following table sets forth certain financial data of AmerUs. The selected consolidated financial data below for each of the five years ending December 31, 1999 are derived from the Consolidated Financial Statements of AmerUs, which financial statements have been audited by KPMG LLP, independent auditors. The selected consolidated financial data provided below for the nine months ended September 2000 and 1999 are derived from the unaudited consolidated financial statements of AmerUs. In the opinion of management, the unaudited financial data for the nine months ended September 30, 2000 and 1999 present fairly the consolidated financial statements for such periods in conformity with GAAP.

     The information in the following tables is based on, and should be read together with, the historical financial information concerning AmerUs contained in previous filings with the Securities and Exchange Commission and incorporated by reference in this Statement. (See "FINANCIAL INFORMATION CONCERNING AMERUS AND SUBSIDIARIES" and "WHERE YOU CAN FIND MORE INFORMATION" in Part 2 of this Statement.)


                                      AS OF OR FOR THE
                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,
                                         (UNAUDITED)               AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                    ---------------------   -------------------------------------------------------
                                      2000        1999        1999        1998        1997        1996       1995
                                    ---------   ---------   ---------   ---------   ---------   --------   --------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT
  DATA:
Total revenues....................  $   605.7   $   574.3   $   764.5   $   704.2   $   380.7   $  527.2   $  652.5
Benefits and expenses.............      491.7       468.8       638.6       592.3       288.8      404.4      547.8
Net income from continuing
  operations......................       33.1        34.2        34.5        29.7        39.5       69.5       59.2
Net income........................       33.8        34.5        38.4       103.5        54.4       81.2       79.9
Income from continuing operations
  per share(A):
  Basic...........................  $    1.86   $    1.97   $    2.04   $      --   $      --   $     --   $     --
  Diluted.........................  $    1.85   $    1.96   $    2.03   $      --   $      --   $     --   $     --
Weighted average number of shares
  outstanding(A):
  Basic...........................       17.9        17.4        17.4
  Diluted.........................       17.9        17.5        17.5
CONSOLIDATED BALANCE SHEET DATA:
Total assets......................  $11,560.5   $11,305.5   $11,097.7   $10,780.5   $12,004.8   $6,052.8   $5,781.1
Total liabilities.................   10,577.3     9,964.2     9,829.5     9,399.5    10,735.2    5,378.5    5,114.2
Minority interest.................         --       340.0       309.1       364.3       460.5         --         --
Company-obligated mandatorily
  redeemable preferred
  Securities......................      197.7       197.7       197.7       199.6        86.0         --
Total stockholders' equity(A).....      785.5       803.6       761.4       817.1       723.1      674.3      666.9


---------------

(A) AmerUs was formed in 1996 as a mutual insurance holding company and, therefore, had no shares of common stock outstanding until its demutualization on September 20, 2000. At that time, it distributed 17.4 million shares of its common stock to its former members and exchanged its common stock for the 12.6 million shares of common stock held by the public in ALH on a one-for-one basis. Net income from continuing operations per share has been calculated on the basis that the 17.4 million shares distributed to members were outstanding from January 1, 1999 and the shares exchanged for ALH shares were outstanding from the date of demutualization.

                              RECENT DEVELOPMENTS



     On February 5, 2001, AmerUs announced fourth quarter net income and certain other financial data as summarized in the following table. This selected consolidated financial data is derived from unaudited consolidated financial statements of AmerUs. In the opinion of management, the unaudited financial data as of December 31, 2000 and for the quarter ended and year ended December 31, 2000 is consistent with the unaudited consolidated financial statements of AmerUs for such periods in conformity with GAAP.



                                                                  FOR THE               AS OF OR FOR
                                                             THREE MONTHS ENDED        THE YEAR ENDED
                                                             DECEMBER 31, 2000       DECEMBER 31, 2000
                                                            --------------------    --------------------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA:
  Total revenues..........................................         $207.7                 $   813.4
  Benefits and expenses...................................          176.6                     668.4
  Provision for income taxes..............................            5.8                      42.5
  Net income from continuing operations...................           18.0                      51.1
  Net income..............................................           18.0                      51.8
Net income from continuing operations per share:
  Basic...................................................         $ 0.60                 $    2.44
  Diluted.................................................         $ 0.59                 $    2.43
Net income per share:
  Basic...................................................         $ 0.60                 $    2.48
  Diluted.................................................         $ 0.60                 $    2.46
Weighted average number of shares outstanding:
  Basic...................................................           29.9                      20.9
  Diluted.................................................           30.2                      21.0
CONSOLIDATED BALANCE SHEET DATA:
  Total assets............................................                                $11,471.5
  Total stockholders' equity..............................                                    834.0

                  UNAUDITED SELECTED PRO FORMA FINANCIAL DATA

     The following tables show financial information after giving effect to the Combination as though it had occurred on an earlier date (which we refer to as "pro forma" information). In the Combination, ILICO's Eligible Members will receive AmerUs Common Stock, cash and policy credits. The financial information is provided as of September 30, 2000, and for the nine months ended September 30, 2000 and for the year ended 1999. In presenting the pro forma balance sheet information, we assumed that the combination had occurred September 30, 2000. In presenting the pro forma income statement information for September 30, 2000 and 1999, we assumed that the Combination had occurred as of January 1, 1999. The pro forma information gives effect to the Combination under the purchase method of accounting in accordance with GAAP.

     We expect that we will incur transaction and integration charges as a result of combining the companies. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the Combination occurred on January 1, 1999 or any other date.


     The information in the following table is based on, and should be read together with, the historical financial information set forth in this Statement and, in the case of AmerUs' shareholders, in AmerUs' prior SEC filings which we have incorporated into this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION" in Part 2 of this Statement.



                                                               NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                          ----------------------------------------------
                                                            AMERUS       ILICO      COMBINATION    PRO
                                                          HISTORICAL   HISTORICAL   WITH ILICO    FORMA
                                                          ----------   ----------   -----------   ------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Total revenues..........................................    $605.7       $398.3       $(79.1)     $924.9
Total benefits and expenses.............................     491.7        383.3        (85.3)      789.7
Net income from continuing operations...................      33.1          3.9          6.7        43.7
Net income from continuing operations per share:
  Basic.................................................    $ 1.85                                $ 1.62
  Diluted...............................................    $ 1.85                                $ 1.62
Shares used in the calculation of net income from
  continuing operations per share (in millions):
  Basic.................................................      17.9                                  26.9
  Diluted...............................................      17.9                                  26.9


                                                                  YEAR ENDED DECEMBER 31, 1999
                                                        ------------------------------------------------
                                                          AMERUS       ILICO      COMBINATION     PRO
                                                        HISTORICAL   HISTORICAL   WITH ILICO     FORMA
                                                        ----------   ----------   -----------   --------
                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Total revenues........................................    $764.5       $491.4       $(159.2)    $1,096.7
Total benefits and expenses...........................     638.6        486.2        (161.6)       963.2
Net income from continuing operations.................      35.4         (0.8)          6.7         41.3
Net income from continuing operations per share:
  Basic...............................................    $ 2.03                                $   1.56
  Diluted.............................................    $ 2.02                                $   1.56
Shares used in the calculation of net income from
  continuing operations per share (in millions):
  Basic...............................................      17.4                                    26.4
  Diluted.............................................      17.5                                    26.5

                                                                  AS OF SEPTEMBER 30, 2000
                                                      -------------------------------------------------
                                                        AMERUS       ILICO      COMBINATION      PRO
                                                      HISTORICAL   HISTORICAL   WITH ILICO      FORMA
                                                      ----------   ----------   -----------   ---------
                                                        (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
Total assets........................................  $11,560.5     $6,017.9      $(162.7)    $17,415.7
Total liabilities...................................   10,577.4      5,604.7         19.3      16,201.4
Minority interest...................................         --        104.5       (104.5)           --
Company obligated mandatorily redeemable preferred
  securities........................................      197.7           --           --         197.7
Total stockholders' equity(A).......................      785.4        308.7        (77.5)      1,016.6
Book value per common share.........................  $   26.18                               $   26.07
Shares used in the calculation of book value per
  common share (in millions)........................       30.0                                    39.0

---------------
(A) Under the terms of the Combination Agreement, AmerUs is committed at a minimum to contribute cash and policy credits equivalent to the value of approximately 300,000 shares of AmerUs Common Stock. Therefore, it has been presumed for pro forma purposes that the Combination consideration will consist of cash equal to the value of the minimum share amount of approximately 300,000 shares at an estimated fair value of $25.6875 per share of AmerUs Common Stock and the remaining consideration will be in the form of 9 million shares of AmerUs Common Stock.

                     OVERVIEW OF THE COMBINATION WITH ILICO

GENERAL

     In accordance with the Indiana Demutualization Law, subject to receipt of required regulatory approvals, ILICO will convert from a mutual insurance company into a stock insurance company. ILICO will merge with a subsidiary of AmerUs, with ILICO surviving the merger as a subsidiary of AmerUs, and AmerUs will contribute the stock of the demutualized ILICO to an Indiana-domiciled holding company subsidiary of AmerUs. In so doing, ILICO will become a direct, wholly-owned subsidiary of an Indiana corporation, organized in Indiana by AmerUs, that is itself a wholly-owned subsidiary of AmerUs. The Combination will be effected through the following steps:

     - In accordance with the Indiana Demutualization Law, ILICO will become a stock insurance company, organized and existing under the Indiana Insurance Law.


     - CLA will be merged with and into ILICO under Indiana Code Section 27-1-9 et seq. and the relevant provisions of Iowa law (the "Merger"). The stock of CLA will be converted into and become all of the stock of ILICO, which will thereby become a wholly-owned subsidiary of AmerUs.


     - Eligible Members (as defined below) of ILICO will be entitled to receive the Member Consideration in exchange for their Membership Interests.

     - AmerUs will, as an essential and mandatory step in the transaction, immediately contribute all of the stock of ILICO to ILICO Holdings, Inc., an Indiana domiciled subsidiary of AmerUs.

     Under the terms of the Plan, the Combination is conditioned upon the occurrence of certain events, including:

     - Approval of the Plan (including ILICO's demutualization, the Combination, the Joint Agreement of Merger and ILICO's amended articles of incorporation) by ILICO's Board of Directors, which occurred on September 18, 2000 (the "Adoption Date");

     - Approval of an Application for Approval of the Plan and ILICO's amended articles of incorporation the Indiana Insurance Commissioner (the "Indiana Commissioner");

     - Approval of the Plan (which includes the Joint Agreement of Merger and ILICO's amended articles of incorporation) by at least two-thirds ( 2/3) of ILICO's Voting Members who cast their votes in person or by proxy at the meeting of members required by the Indiana Demutualization Law;

     - Approval of the Proposal by a majority of the AmerUs shareholder votes cast, provided that the total votes cast represent over fifty percent (50%) in interest of all the issued and outstanding shares of AmerUs Common Stock as of the Record Date; and

     - Satisfaction of all of the conditions in the Plan and the Combination Agreement, including approval of the acquisition of control of ILICO and its insurance company subsidiaries by the Indiana, Arizona and Massachusetts Commissioners of Insurance and the New York Superintendent of Insurance.

     In exchange for their Membership Interests in ILICO, those persons who are members of ILICO on the Adoption Date and are still members on the effective date of the Plan ("Eligible Members") will receive the Member Consideration, all as contemplated by the Combination Agreement. AmerUs or ILICO will provide such consideration pursuant to the terms of the Combination Agreement. (See "THE COMBINATION" in Part 2 of this Statement.)

     The Plan provides that each Eligible Member will receive consideration equal to the value of the number of shares of AmerUs Common Stock allocated as a result of the Membership Interest of such Eligible Member. Subject to limitations set forth in the Plan, Eligible Members will have the right to elect to receive consideration in the form of the shares of AmerUs Common Stock or cash.

     The amount of consideration paid to Eligible Members will consist of two components. First, a fixed component of consideration equal to twelve (12) shares of AmerUs Common Stock will be allocated to each

Eligible Member. In addition, an Eligible Member may be allocated a variable component of consideration which will be based on, and actuarially determined from, the policies owned by the Eligible Member. The method of allocation of the aggregate variable component of the consideration will take into account, among other things, each policy's estimated past and expected future contribution to ILICO's surplus, determined on an actuarial basis.

     The value of the consideration to be paid to an Eligible Member who receives policy credits or cash will be equal to the number of shares of AmerUs Common Stock allocated to the Eligible Member multiplied by the greater of (i) the closing price per share of the AmerUs Common Stock on the effective date of the Plan or (ii) the average closing price per share of the AmerUs Common Stock for the ten trading days beginning on the Plan Effective Date.

     AmerUs intends, within twelve (12) months after the closing of the Combination, to offer a program, the costs of which shall be borne by AmerUs, to all of its shareholders (including Eligible Members who receive and retain AmerUs Common Stock in the Combination) holding less than one hundred (100) shares of stock ("Odd Lot Holders") pursuant to which those Odd Lot Holders may sell their shares (or round up to 100 shares by purchase) without paying any brokerage commissions. The program will include a mailing to eligible shareholders and the maintenance of a toll-free help line, and it will be open for a minimum of sixty (60) days. The program and its offering shall in all respects be subject to all applicable laws and regulations, including AmerUs' determination that it will not adversely affect the tax treatment contemplated by the Plan.

INDIANA REGULATORY APPROVAL FOR THE PLAN


     Under the Indiana Demutualization Law, ILICO is required to submit an Application for Approval (which will include the Plan) to the Indiana Commissioner. ILICO has submitted its Application. The Indiana Commissioner must, after determining that ILICO's Application is complete, designate a date for a public hearing (the "Indiana Hearing") to receive comments and information to aid the Indiana Commissioner in considering and approving or disapproving the Application for Approval of the Plan. ILICO must provide prior written notice of the Indiana Hearing to its members, and must publish prior notice of the Indiana Hearing for the general public. Members and the general public will be invited to appear and will have the right to be heard at the Indiana Hearing. The Plan may not take effect unless and until, after the Indiana Hearing, the Indiana Commissioner approves the Plan as, fair, reasonable and equitable to the Eligible Members, and determines that the amount and form of consideration is fair in the aggregate and to each member class.



     In addition to the hearing on the Plan, consummation of the Combination requires an order from the Indiana Commissioner following a separate hearing on AmerUs' acquisition of control of ILICO. Various other regulatory approvals are required for the Combination. For a discussion of additional regulatory approvals necessary for completion of the Combination, see "OTHER REGULATORY APPROVALS" in Part 2 of this Statement.


     The Plan (which includes ILICO's demutualization, the Combination, the Joint Agreement of Merger and ILICO's amended articles of incorporation) must also be submitted to, and may not take effect until approved by, the ILICO's Voting Members at a special members' meeting. The Voting Members will be those persons who were members of ILICO on the Adoption Date (which will also be the record date for the meeting). Each Voting Member may cast only one vote, regardless of the number of policies owned. The notice of the members' meeting will be accompanied by information relevant to the members' meeting, including a copy of the Plan and other explanatory information (the "Member Information Statement"). The Member Information Statement, discussed below, will be provided to and approved by the Indiana Department of Insurance prior to its mailing. The Plan will be approved by the Voting Members if two-thirds ( 2/3) of the votes cast at the members' meeting in person or by proxy are in favor of the Plan.

                          FUTURE SHAREHOLDER PROPOSALS


     AmerUs' bylaws require shareholders who intend to nominate directors or propose new business at an annual meeting to provide advance notice of such intended action. To submit a nomination or proposal for AmerUs' next annual meeting, a shareholder must mail or deliver a notice to AmerUs so it is received by AmerUs' Corporate Secretary not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.



     Proposals to be submitted by shareholders for consideration at AmerUs' next annual meeting and inclusion in its 2001 Proxy Statement were required to be received by AmerUs at its executive offices in Des Moines, Iowa, not later than December 1, 2000. Securities and Exchanges Commission ("SEC") rules also establish standards as to which shareholder proposals are required to be included in a proxy statement for an annual meeting. AmerUs will only consider proposals for inclusion in its proxy statement for an annual meeting that satisfy the requirements of its bylaws and applicable SEC rules.

                                     PART 2


                               TABLE OF CONTENTS


INTRODUCTION TO PART 2......................................     1
RISK FACTORS RELATING TO THE COMBINATION....................     2
  Integration of separate companies.........................     2
  Anticipated benefits from the Combination may not be
     realized...............................................     2
  AmerUs and ILICO will each incur significant expenses in
     connection with the Combination........................     2
  Obtaining required approvals and satisfying closing
     conditions may delay or prevent completion of the
     Combination............................................     3
  The Combination may cause dilution to historical AmerUs
     earnings...............................................     3
  Competition, market factors and product performance may
     cause adverse business results.........................     3
  Changes in state and federal regulation may affect
     profitability..........................................     3
BACKGROUND OF THE COMBINATION...............................     4
THE ILICO BOARD'S RECOMMENDATION............................     9
THE AMERUS BOARDS' RECOMMENDATIONS..........................    11
OPINIONS OF ILICO'S AND AMERUS' FINANCIAL ADVISORS..........    13
INFORMATION CONCERNING THE BUSINESS OF ILICO................    26
INFORMATION CONCERNING THE BUSINESS OF AMERUS...............    27
RATINGS.....................................................    28
THE COMBINATION.............................................    29
  AmerUs Investment in ILICO's Subsidiaries.................    29
  Structure of the Combination..............................    29
  Representations and Warranties............................    29
  Certain Covenants and Agreements..........................    30
  Closing...................................................    32
  Conditions to the Completion of the Combination...........    32
  Indemnification for Officers, Directors and Employees.....    33
  Termination of the Combination Agreement..................    34
  Rights of Repurchase; Certain Termination Fees............    36
  Post-Termination Conduct of Business of ILICO and ILGC
     Prior to Purchase or Repurchase........................    37
  Memorandum of Understanding...............................    37
HISTORIC MARKET PRICES AND DIVIDENDS........................    38
  Dividends.................................................    38
DESCRIPTION OF AMERUS CAPITAL STOCK.........................    40
  General...................................................    40
  Common Stock..............................................    40
  Preferred Stock...........................................    40
  Capital Securities Series A of AmerUs Capital I...........    40
  Adjustable Conversion-rate Equity Security Units of AmerUs
     Capital II.............................................    40
  Warrants..................................................    41
  Certain Provisions of the Articles of Incorporation and
     Bylaws of AmerUs.......................................    41
  State Statutory Provisions................................    43
SECURITY OWNERSHIP..........................................    44
FEDERAL TAX CONSEQUENCES....................................    46
ACCOUNTING MATTERS..........................................    46
EXPERTS.....................................................    47
SELECTED CONSOLIDATED FINANCIAL DATA OF ILICO...............    48

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATION OF ILICO AND SUBSIDIARIES........    49
SELECTED CONSOLIDATED FINANCIAL DATA OF AMERUS..............    61
FINANCIAL INFORMATION CONCERNING AMERUS AND SUBSIDIARIES....    63
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA...    63
CERTAIN CONSIDERATIONS; INTERESTS OF CERTAIN PERSONS IN THE
  COMBINATION...............................................    71
  Executive Officer Compensation Following the
     Combination............................................    71
  AmerUs Management Following the Combination...............    73
  Directors.................................................    73
  AmerUs Management's Compensation..........................    74
ILICO MANAGEMENT FOLLOWING THE COMBINATION..................    74
  Directors.................................................    74
  Board Compensation Following the Combination..............    75
  Executive Officers........................................    75
OTHER REGULATORY APPROVALS..................................    75
  Other Insurance Regulatory Approvals......................    75
  HSR Act...................................................    76
INFORMATION PERTAINING TO FORWARD-LOOKING STATEMENTS........    77
WHERE YOU CAN FIND MORE INFORMATION.........................    78
Index to Appendices.........................................    79
Appendix 1 Unaudited Interim Consolidated Financial
           Statements of Indianapolis Life Insurance Company
           and Subsidiaries.................................   F-1
Appendix 2 Consolidated Financial Statements of Indianapolis
           Life Insurance Company and Subsidiaries..........  F2-1
Appendix 3 Amendment to Combination Agreement; Combination
           Agreement........................................   A-1
Appendix 4 Goldman Sachs Opinion and Letter.................   B-1
Appendix 5 Merrill Lynch Opinion............................   C-1
Appendix 6 Memorandum of Understanding; Amendment to
           Memorandum of Understanding......................   D-1
Appendix 7 Letter to Indiana Commissioner of Insurance......   E-1

INDIANAPOLIS LIFE INSURANCE COMPANY                          AMERUS GROUP CO.
2960 North Meridian Street                                   699 Walnut Street, Suite 2000
Indianapolis, Indiana 46208                                  Des Moines, Iowa 50309-3948

                                     PART 2

     This document is being furnished to ILICO's members as Part 2 of ILICO's Member Information Statement and to AmerUs' shareholders as Part 2 of its Proxy Statement.


     If you are receiving this document as a member of ILICO, references to the "Statement" refer to the following: i) Part 1 of ILICO's Member Information Statement; ii) this document, which is being provided as Part 2 of the Member Information Statement; iii) the Appendices to both Part 1 and Part 2; and iv) a supplemental booklet of selected portions of publicly available documents concerning AmerUs (the "Supplemental Booklet") that is being provided to ILICO's members.


     If you are receiving this document as a shareholder of AmerUs, references to the "Statement" refer to the following: i) Part 1 of AmerUs' Proxy Statement;
ii) this document, which is being provided as Part 2 of the Proxy Statement; and
iii) the Appendices to each of these booklets.

     ILICO's members and AmerUs' shareholders are urged to read each of the booklets provided to them. Part 2 contains information about ILICO and AmerUs, their respective businesses, including financial statements, the Combination Agreement and related matters.

     Part 2 should be read in conjunction with the information provided in Part 1 and the more detailed information in the Appendices, including financial statements and notes thereto, and publicly available documents concerning AmerUs. (See "WHERE YOU CAN FIND MORE INFORMATION"). All financial data and ratios presented in this Statement have been prepared using generally accepted accounting principles ("GAAP") unless otherwise indicated.

     For purposes of this Statement, the term "ILICO" refers, at all times prior to and after the effective date of the Plan, to Indianapolis Life Insurance Company, an Indiana mutual life insurance company which will become, as of the effective date of the Plan, an Indiana stock life insurance company and an indirect wholly-owned subsidiary of AmerUs.


     For purposes of this Statement, "AmerUs" refers to i) AmerUs Group Co., the name adopted by the New York Stock Exchange listed stock company resulting from the demutualization of American Mutual Holding Company ("AMHC"); ii) AMHC and
iii) AmerUs Life Holdings, Inc. ("ALH"), the public company subsidiary of AMHC, which was merged into AMHC in connection with its demutualization, either collectively or individually as the context requires. The terms AmerUs Group Co., ALH and AMHC will only be used if necessary for clarity and context. As the context requires, certain capitalized terms used in Part 2 of this Statement have been defined in Part 1.

                    RISK FACTORS RELATING TO THE COMBINATION

INTEGRATION OF SEPARATE COMPANIES


     The Combination involves the integration of two companies that have previously operated independently. The difficulties of combining the companies' operations include:


     - the necessity of coordinating geographically separated organizations; and

     - integrating personnel with diverse corporate backgrounds.


     The Combination will involve the integration of the businesses of ILICO and AmerUs, and they cannot assure you that this will happen or that it will happen in a timely manner. The process of integrating various operations could cause an interruption of, or loss of momentum in, the activities of one or more of the companies' businesses and the loss of key personnel. It is also possible that the integration process could result in inconsistencies in standards, controls, procedures and policies. The diversion of management's attention and any delays or difficulties encountered in connection with the Combination and the integration of operations could have an adverse effect on the business, results of operations, financial condition or prospects of the companies after the Combination. The value of AmerUs Common Stock could be adversely affected by these delays and difficulties.


ANTICIPATED BENEFITS FROM THE COMBINATION MAY NOT BE REALIZED


     Among the factors considered by the ILICO Board and the Boards of Directors of AMHC and ALH (the "AmerUs Boards") in connection with their respective approvals of the original Combination Agreement were the opportunities for economies of scale, as well as operating efficiencies that could result from the Combination. ILICO and AmerUs cannot give any assurance that these savings will be realized within the time periods contemplated or even that they will be realized at all.



     In addition, the principles and guidelines attached to a letter dated February 17, 2000 from AmerUs to ILICO, as amended by the Amendment dated September 18, 2000 to the original Combination Agreement (as amended, the "Memorandum of Understanding"), which are attached as Appendix 6 to Part 2 of this Statement, as well as certain guidelines for the post-closing integration, operation and leadership of ILICO that AmerUs provided to the Indiana Commissioner (see Appendix 7 to Part 2 of this Statement), may impose various constraints on AmerUs' ability to realize certain opportunities for economies of scale, as well as operating efficiencies, as a result of the Combination. (See "THE COMBINATION -- Memorandum of Understanding").


     The AmerUs Board also considered the potential for growth through expansion of distribution channels for the combined companies which may result from the Combination. There is no guarantee that this or any other anticipated potential benefit from the Combination will be realized.

     The value of AmerUs Common Stock could be adversely affected to the extent that the combined companies fail to realize the benefits of the Combination.

AMERUS AND ILICO WILL EACH INCUR SIGNIFICANT EXPENSES IN CONNECTION WITH THE COMBINATION


     AmerUs and ILICO expect to incur significant expenses associated with combining their operations, as well as transaction fees and other costs relating to the Combination and the Conversion. AmerUs and ILICO may also incur additional unanticipated costs in the integration of their businesses. Although AmerUs and ILICO expect that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of their businesses, may offset additional expenses over time, neither AmerUs nor ILICO can ensure that this net benefit will be achieved soon or at all.

]OBTAINING REQUIRED APPROVALS AND SATISFYING CLOSING CONDITIONS MAY DELAY OR PREVENT COMPLETION OF THE COMBINATION


     Completion of the Combination is conditioned upon the receipt of all required governmental authorizations, consents, orders and approvals. AmerUs and ILICO intend to vigorously pursue all such required approvals. The failure to obtain these approvals could delay the completion of the Combination for a significant period of time after ILICO's Eligible Members have approved the Plan of Conversion and AmerUs' shareholders have approved the issuance of the AmerUs Common Stock. No assurance can be given, however, that these approvals will be obtained or that the required conditions to closing will be satisfied, and, if all such approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing thereof.

THE COMBINATION MAY CAUSE DILUTION TO HISTORICAL AMERUS EARNINGS


     The Combination and the transactions contemplated by the Combination Agreement may have a dilutive effect on net income per share of AmerUs Common Stock due to the additional AmerUs shares that will be issued in the Combination. AmerUs' net income from continuing operations per share on a fully diluted basis was $1.85 for the nine months ended September 30, 2000, as compared to pro forma net income from continuing operations per share on a fully diluted basis after giving effect to the Combination of $1.62 for the nine months ended September 30, 2000. The pro forma figure does not reflect costs associated with or benefits anticipated from the Combination, such as synergies and related cost savings and transaction costs, and is based on the assumption that 96.77% of the Member Consideration is paid in the form of AmerUs Common Stock (which does not necessarily reflect the actual amount of AmerUs Common Stock that will be distributed under the Plan). There is no assurance that pro forma earnings per share are indicative of the results that would have occurred or are indicative of future results.



     During the period in which the Member Consideration is distributed to ILICO's Eligible Members and for a period thereafter, trading volume may elevate to a level above historical levels. As a result, the trading price of the AmerUs Common Stock may be lower than prior to the distribution.



COMPETITION, MARKET FACTORS AND PRODUCT PERFORMANCE MAY CAUSE ADVERSE BUSINESS RESULTS



     Competition, market conditions and product performance affect the sales, customer persistency and capital needs of the life and annuity operations of ILICO and AmerUs. As IL Annuity has recently experienced, these factors can adversely affect sales and persistency and require additional capital, all of which can have a significant adverse effect on ILICO and AmerUs. There is no guarantee that such trends can or will be reversed.


CHANGES IN STATE AND FEDERAL REGULATION MAY AFFECT PROFITABILITY


     The insurance business is subject to comprehensive state regulation and supervision throughout the U.S., the purpose of which is to protect policyholders, not shareholders. The laws of the various states establish insurance departments with broad powers with respect to licensing companies to transact business, licensing agents, admitting statutory assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, establishing statutory reserve requirements and solvency standards, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, restricting certain transactions between affiliates and regulating the types, amounts and statutory valuation of investments.



     State insurance regulators and the National Association of Insurance Commissioners ("NAIC") continually reexamine existing laws and regulations and may impose changes in the future that could materially adversely affect AmerUs' and ILICO's businesses, results of operations and financial condition.


     The U.S. federal government does not directly regulate the insurance business. However, federal legislation and administrative policies in certain areas can significantly and adversely affect the insurance industry generally and AmerUs and ILICO in particular. These areas include employee benefit plan regulation, financial services regulation and federal taxation and securities laws. Additionally, interpretation of existing laws may change, and the passage from time to time of new legislation may adversely affect, claims exposure on policies and annuity contracts.

     AmerUs, ILICO and certain subsidiaries of AmerUs and ILICO and certain policies and contracts offered by them are subject to various levels of regulation under the federal securities laws administered by the SEC. These laws and regulations are primarily intended to protect investors in the securities markets, and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. AmerUs and ILICO and their subsidiaries may also be subject to similar laws and regulations in the jurisdictions in which they offer certain types of products or conduct other securities-related activities.


     AmerUs and ILICO cannot predict the impact of future state or federal laws or regulations on their businesses. Future laws and regulations, or interpretation of those future laws and regulations, may materially adversely affect their businesses, results of operations and financial condition.


                         BACKGROUND OF THE COMBINATION

     In recognition of the rapid changes occurring in the insurance industry during the past several years, the ILICO Board continually evaluated the strategic business alternatives available to ILICO. Beginning in 1994, ILICO decentralized and formed ILGC as a downstream stock holding company to acquire and operate stock insurance companies and related operations for the purpose of enhancing the focus on specific product and distribution capabilities and opportunities. Subsequently, ILICO determined that in the long run an affiliation or combination with a larger organization was necessary to enhance ILICO's business objectives. Accordingly, after consideration of various alternatives, in 1997 ILICO entered into an agreement to affiliate with American United Life Insurance Company ("AUL"), another Indianapolis, Indiana based mutual insurance company, under a proposed mutual insurance holding company structure.

     Through two legislative sessions, ILICO and AUL unsuccessfully pursued the enactment of new state legislation that was required for their proposed affiliation. During that time, ILICO and AUL began to develop plans for how their respective organizations could be combined, and AUL made a series of investments in ILICO's subsidiary, ILGC (the "AUL Investments"). Ultimately, ILICO and AUL decided to terminate such affiliation, unwind other relationships between their companies (including the AUL Investments), and pursue their separate business ventures independent of each other. ILICO's determination in that regard was based on an analysis in which the ILICO Board had four primary objectives: i) enhancing the value of the Membership Interests and realizing the fair value of the company for members; ii) maintaining the financial strength of ILICO and creating opportunities to acquire additional capital to support growth above that required to repay the AUL Investments; iii) enhancing ILICO's services to its policyholders; and (iv) continuing its tradition of community service and support.

     On September 9, 1999, the ILICO Board met with ILICO management, Goldman, Sachs & Co. ("Goldman Sachs") and legal counsel to discuss the strategic alternatives available to ILICO, including (i) remaining a mutual company; (ii) demutualizing and remaining an independent stock company; (iii) forming its own mutual holding company or affiliating with other companies under a mutual holding company system; and (iv) demutualizing and combining with a strategic partner. At that meeting, the ILICO Board authorized management to proceed with a demutualization study and develop an approach for initiating contact with potential strategic partners, with the help of Goldman Sachs, which was subsequently formally engaged.

     An Offering Memorandum (the "Memorandum") was prepared by ILICO that described ILICO and its operations in detail and provided historical and projected financial information. The Memorandum also emphasized ILICO's interest in proposals that would provide Eligible Members with fair payment for their Membership Interests, provide funds to repay the AUL Investments, leverage ILICO's corporate capacity and support future growth through additional capital and maintain ILICO's significant presence in Indianapolis, Indiana.

     On October 14, 1999 the ILICO Board met with ILICO management and ILICO's legal and financial advisors, including Goldman Sachs, to discuss again the strategic alternatives available to ILICO. The ILICO Board also discussed the development of a possible plan of demutualization and recent insurance industry activity in the area of mutual holding companies and demutualization. At this meeting, the ILICO Board discussed with Goldman Sachs the efforts to date in developing a list of potential strategic partners and the projected timetable for due diligence and other steps in progressing toward any potential transaction.

     Goldman Sachs began its solicitation of interest and made initial contact with eighteen potential strategic partners on behalf of ILICO. Following execution of confidentiality agreements containing customary provisions, sixteen potential partners were sent the Memorandum. AmerUs executed such a confidentiality agreement on October 15, 1999 and received the Memorandum. AmerUs retained Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as its financial advisor.

     Subsequently, potential partners were invited by Goldman Sachs, on behalf of ILICO, to submit written, non-binding indications of interest, in accordance with certain procedures, to make an investment in ILGC and a proposal to acquire ILICO through some form of sponsored demutualization. After a review of the Memorandum and an initial analysis of the value of ILICO prepared by the management of AmerUs with the assistance of Merrill Lynch, AmerUs submitted a non-binding indication of interest on November 3, 1999 followed by an additional letter dated November 9, 1999 providing further information. Several companies submitted formal indications of interest and four of them, which included AmerUs, were invited by ILICO to conduct detailed due diligence. At the November 11, 1999 ILICO Board Meeting, the due diligence meeting schedule was discussed for these companies, including AmerUs, whose initial proposals were most consistent with ILICO's strategic objectives.

     Pursuant to the procedures established, on November 17 and 18, 1999, certain representatives of AmerUs and its advisors conducted initial due diligence on ILICO and met with the senior management of ILICO, including Larry
R. Prible, Chairman, President and Chief Executive Officer, and its advisors. The AmerUs representatives included Roger K. Brooks, Chairman, President and Chief Executive Officer, Michael G. Fraizer, Executive Vice President and Chief Financial Officer and certain other officers of AmerUs and its subsidiaries. Three other potential business partners conducted initial due diligence during the period from November 11, 1999 through December 9, 1999.

     On November 24, 1999, Goldman Sachs distributed guidelines for submitting a definitive proposal for the investment in ILGC and the subsequent transaction with ILICO. Through early December, 1999, four companies, including AmerUs, had communicated to Goldman Sachs various terms and conditions on which they might propose to enter into a definitive agreement with ILICO.

     Following an evaluation of the operations and financial condition of ILICO during the weeks following the meetings of November 17 and 18, 1999 and based on the materials provided and the results of the due diligence, on December 6, 1999 AmerUs submitted a proposal for an investment of $100 million in ILGC and a merger of ILICO with AmerUs followed by a demutualization of the combined companies. Under the terms of the proposal, ILICO's members would receive 10.5 million shares of common stock of the resulting publicly held company out of the approximately 41 million shares of common stock to be outstanding.

     With the assistance of Goldman Sachs and its other advisors, on December 9, 1999 the ILICO Board evaluated and compared the proposals in detail. With respect to the proposals and the terms of each, the ILICO Board considered, among other factors, the valuation of ILICO, the type and amount of consideration proposed to be distributed to members, the operations of ILICO and its subsidiaries following the completion of the transaction, ratings, community impact and material closing conditions. Based upon such considerations, including the belief that the initial AmerUs proposal was likely to best meet the objectives of the ILICO Board in seeking a business partner, the ILICO Board on December 9, 1999 authorized the management of ILICO to pursue parallel negotiations with AmerUs and one of the other potential strategic partners.

     On December 15, 1999, ILICO signed a confidentiality agreement with AmerUs containing customary provisions to enable ILICO and its representatives to conduct a due diligence review of AmerUs and its affiliates. On December 15, 1999, certain representatives of ILICO and its advisors conducted initial due diligence on AmerUs and its affiliates and met with the senior management and advisors of AmerUs and its affiliates, including Messrs. Brooks and Fraizer and certain other officers of AmerUs and its affiliates. The ILICO representatives included Mr. Prible, John J. Fahrenbach, Senior Vice President and Chief Financial Officer, and certain other officers of ILICO. Following this meeting further discussion and due diligence of AmerUs was continued by ILICO.


     The management of AmerUs advised the AmerUs Boards of the status of the transaction, the results of the due diligence conducted during the process and the proposed terms of the transaction during a meeting of the AmerUs Boards on December 17, 1999.


     Following that meeting, negotiations continued. On January 5 and 6, 2000 members of AmerUs management had individual meetings with each of the members of the AmerUs Boards to discuss a potential transaction with ILICO. On January 7, 2000, at telephonic AmerUs Boards' meetings which included representatives of Merrill Lynch, management, legal counsel and other advisors, the AmerUs Boards discussed entering into a non-binding letter of intent with ILICO that provided for, among other things, an investment by AmerUs of $100 million in ILGC and either the merger of ILICO and AmerUs and the subsequent demutualization of the combined companies or a demutualization of ILICO sponsored by AmerUs with ILICO members receiving shares of AmerUs Common Stock, cash and policy credits with an aggregate value equal to the value of 11.25 million shares of common stock of AmerUs. This proposed letter of intent also contained a term sheet with the mutual understanding of the parties as to the terms and conditions to be included in the definitive agreement, an outline for post affiliation integration and operations of the combined companies and an exclusive period for AmerUs to negotiate a definitive agreement with ILICO and ILGC.

     On January 6, 2000, the ILICO and ILGC Boards met to review, with the advice and assistance of its financial and legal advisors, the proposals from the two remaining potential strategic partners. At this meeting, ILICO's management and financial and legal advisors made presentations to the ILICO and ILGC Boards concerning the proposals of AmerUs and the other potential strategic partner, including detailed presentations of the letters of intent and term sheet proposals. After further discussions with Goldman Sachs, other advisors and the management of ILICO and ILGC and after comparing the terms communicated by the other companies that had conducted due diligence on ILICO to those contained in the proposal from AmerUs, the ILICO and ILGC Boards determined that the proposal from AmerUs represented the offer that best met the objectives of the ILICO Board in seeking a business partner. Following this review, the ILICO and ILGC Boards unanimously approved entering into the non-binding letter of intent with AmerUs. This non-binding letter of intent was executed by ILICO and AmerUs on January 7, 2000.

     Commencing on January 7, 2000, the parties began negotiating a definitive agreement. As part of these negotiations, the parties agreed to combine the companies under the following terms: AmerUs would make a $100 million investment in ILGC and would proceed with its demutualization and distribution of value to its members; ILICO would proceed with its own demutualization, which would occur after the demutualization of AmerUs; AmerUs would then distribute shares of AmerUs Common Stock, cash and policy credits to ILICO's members in exchange for all Membership Interests.

     On February 10, 2000, the ILICO and ILGC Boards met to review, with the advice and assistance of their management and financial and legal advisors, the proposed definitive agreement and the transactions contemplated thereby, which were generally consistent with the terms and conditions of the non-binding letter of intent executed among the parties on January 7, 2000. The ILICO and ILGC Boards had a detailed discussion of AmerUs' initial $100 million investment in ILGC, aggregate consideration in the subsequent demutualization of ILICO equal in value to the value of 11.25 million shares of AmerUs Common Stock to be distributed to ILICO's Eligible Members, termination events and consequences, post-Combination operations, certain terms of a plan of conversion for ILICO's demutualization, ancillary agreements to the proposed definitive agreement and fees related to the proposed transaction. The ILICO and ILGC Boards considered the financial aspects of the proposed transaction with the advice and assistance of its financial advisor, Goldman Sachs. Based upon the information presented, the ILICO and ILGC Boards unanimously approved the proposed definitive agreement and its ancillary agreements and authorized management to execute the proposed definitive agreement.

     On February 11, 2000, the AmerUs Boards met and reviewed, with the advice and assistance of their management and financial, legal and other advisors, the proposed definitive agreement and the transactions contemplated thereby, which were generally consistent with the terms and conditions of the non-binding letter of intent. At such meeting, AmerUs management and financial and legal advisors made presentations to the AmerUs Boards concerning the key elements of the proposed transaction, including a financial assessment of ILICO and ILGC, pro forma merger analysis, results of due diligence and legal considerations for the AmerUs Boards in discharging their fiduciary responsibilities in connection with the proposed transaction, and the terms and conditions of the definitive agreement that had been negotiated. Representatives of Merrill Lynch made a presentation to the AmerUs Boards regarding the financial aspects of the proposed transaction and delivered its written opinion. Based on the information presented, the AmerUs Boards unanimously approved the proposed transaction and determined that the proposed transaction, including the distribution of shares of AmerUs Common Stock, cash and policy credits to ILICO's members in exchange for their Membership Interests, was in the best interests of AmerUs and further recommended that the shareholders of AmerUs vote for the issuance of the shares of AmerUs Common Stock. Management of AmerUs was authorized to proceed to execute a definitive agreement to consummate the proposed transaction with such changes as management determined to be appropriate.

     The definitive agreement ("Definitive Agreement") was executed on February 18, 2000 and AmerUs made a $100 million investment in ILGC in accordance with the terms of the Definitive Agreement, a portion of which was immediately used to repay the AUL Investments. On February 21, 2000, a press release was issued jointly by AmerUs and ILICO announcing that a Definitive Agreement had been signed providing for combining the operations of the companies, with the members of ILICO to receive consideration equal in value to the value of 11.25 million shares of AmerUs Common Stock in exchange for their Membership Interests and for AmerUs to make a $100 million investment in ILGC.

     In the months following the execution of the Definitive Agreement on February 18, 2000, the parties recognized that certain changes in circumstances necessitated changes in the Definitive Agreement. These changes included, among other things, a substantial decrease in the sale of fixed annuities by IL Annuity; a substantial increase in terminations of existing fixed annuities issued by IL Annuity; a substantial increase in the projected costs of demutualization of ILICO; and the impact of these occurrences on the financial results and condition of ILICO, on a consolidated basis. The parties engaged in protracted negotiations concerning amending the Definitive Agreement to provide for a reduction in the aggregate value of the consideration to be distributed to ILICO's members in exchange for their Membership Interests, but did not reach firm agreement as to the amount of the reduction. The parties also discussed certain other changes in the Definitive Agreement to update the Definitive Agreement and reflect the changed circumstances.

     On August 11, 2000, the AmerUs Boards met and reviewed terms proposed by AmerUs management for the amendment to the Definitive Agreement. Negotiations between the parties were ongoing at the time of this meeting. At this meeting, AmerUs management and financial, legal and other advisors made presentations to the AmerUs Boards concerning the additional due diligence undertaken by AmerUs since the Definitive Agreement was signed on February 18, 2000, the change in circumstances at ILICO and ILGC and the resulting proposed changes to the Definitive Agreement. Representatives of Merrill Lynch answered questions regarding the transactions and advised the boards that it was prepared to render a fairness opinion based upon revised terms discussed at the meeting. Based on the information presented, the AmerUs Boards authorized the management of AmerUs to proceed to finalize the negotiations for an amendment of the Definitive Agreement within certain parameters regarding the reduction of the aggregate value of the consideration to be distributed to ILICO's members in exchange for their Membership Interests and otherwise generally consistent with the changes in the terms proposed by AmerUs management and reviewed with the AmerUs Boards and, based on the terms discussed, the AmerUs Boards agreed to maintain their recommendation to shareholders to approve the transaction.

     Negotiations among the parties continued and the final terms of the amendment were agreed to by the parties on September 18, 2000, subject to the approval of the ILICO and ILGC Boards. The final terms of the amendment included a reduction in the consideration to be distributed to ILICO members in exchange for their Membership Interests from shares of AmerUs Common Stock, cash and policy credits with an aggregate value equal to the value of 11.25 million shares of AmerUs Common Stock to shares of AmerUs Common Stock, cash and policy credits with an aggregate value equal to the value of 9.3 million shares and certain other terms, all of which were consistent with the terms reviewed by AmerUs management with the AmerUs Boards. Also, Merrill Lynch updated its written opinion that, as of such date, and based upon the assumptions made, matters considered, and limitations on review set forth in the opinion, the consideration being paid in the aggregate in the revised transaction, taking into account the times of payment, was fair to AmerUs from a financial point view.


     On September 18, 2000, the ILICO and ILGC Boards met to review and discuss, with the advice and assistance of their management and financial and legal advisors, the proposed amendment to the Definitive Agreement and the Plan for ILICO's demutualization. ILICO's financial and legal advisors led a detailed discussion of the proposed amendment, including changes to the aggregate consideration, regulatory matters, actuarial matters, and termination provisions. Goldman Sachs presented the ILICO Board with a written fairness opinion and a separate letter regarding the current assumed value to be provided to Eligible Members in relation to the surplus of ILICO, as required by the Indiana Demutualization Law. This opinion and letter are described more fully below under "OPINIONS OF ILICO'S AND AMERUS' FINANCIAL ADVISORS -- The Goldman Sachs Opinion" and the "THE ILICO BOARD'S RECOMMENDATION -- Opinion of ILICO's Financial Advisor" and the full text of this opinion and letter are attached to
Part 2 of this Statement in Appendix 4. After discussion and deliberation, the ILICO Board approved the amendment to the Definitive Agreement and authorized management to execute the amendment. The ILICO Board also determined that the Plan was in the best interests of ILICO's members, approved the Plan of Conversion, recommended the Plan to ILICO's members, and authorized other actions relating to the proposed transaction.


     The amendment to the Definitive Agreement was executed by AmerUs and by ILICO and ILGC on September 18, 2000. On September 19, 2000, a press release was issued jointly by AmerUs and ILICO announcing that the companies had approved revised terms for the combination of the companies, including the reduction in the consideration to be distributed to ILICO's members in exchange for their Membership Interests from shares of AmerUs Common Stock, cash and policy credits with an aggregate value equal to the value of 11.25 million shares of AmerUs Common Stock to shares of AmerUs Common Stock, cash and policy credits with an aggregate value equal to the value of 9.3 million shares, and that the ILICO Board had approved the Plan.

     ILICO's application for approval of the Plan was filed with the Indiana Insurance Department on September 21, 2000.

                        THE ILICO BOARD'S RECOMMENDATION

ILICO'S REASONS FOR THE CONVERSION AND COMBINATION


     A principal purpose of the Conversion and the Combination is that, under the Plan, Eligible Members will receive shares of AmerUs Common Stock, cash or Policy Credits, in exchange for their otherwise illiquid Membership Interests. Thus, Eligible Members will realize real economic value from their Membership Interests that is currently otherwise unavailable to them. Moreover, most Eligible Members will have the option to elect to receive and retain AmerUs Common Stock in the transaction. Those members will also defer taxable income on their receipt of stock until they choose to sell the stock. At the same time that the Eligible Members receive all these tangible economic benefits under the Plan, THEIR POLICY BENEFITS, VALUES, PREMIUMS AND GUARANTEES WILL NOT BE CHANGED IN ANY RESPECT DUE TO THE CONVERSION OR THE COMBINATION(except that the policy benefits will increase for certain members with tax qualified policies who will receive Policy Credits as their payment). As always, any changes to policy premiums, benefits, values and guarantees will be governed by the terms of the policy.


     Another principal reason for the ILICO Board's decision to proceed with the Plan is to improve ILICO's access to the capital markets and raise capital to permit ILICO to grow its existing business and develop new business opportunities in the insurance industry. As part of the Plan, ILICO will become an indirect wholly-owned subsidiary of AmerUs. ILICO should then have access to capital markets through AmerUs, a publicly held company. Access to capital markets should enable ILICO to invest in new technology, improved customer service, new products and new channels of distribution. ILICO may also obtain more financial flexibility, which should help it enhance its ratings and financial stability. Also, the flexibility to provide equity based incentive compensation plans, such as stock options, in the same manner as other publicly held companies, may enhance ILICO's ability to attract and retain qualified management, whose dedication and service will benefit policyholders. The Combination with AmerUs, a company with a corporate culture compatible with that of ILICO, may also create an opportunity to leverage ILICO's corporate capacity and strength and to reduce expenses through economies of scale.

     ILICO and AmerUs have also agreed upon terms for post-Combination integration, operation and leadership that will promote ILICO's goals of enhancing service to policyholders and continuing ILICO's tradition of community service and support. (See "THE COMBINATION -- Memorandum of Understanding").

     Subject to the terms of the Memorandum of Understanding, ILICO will (i) continue to conduct business operations from Indianapolis, Indiana, including its personal producing general agent and other non-career distribution management and strategy, niche/interest sensitive whole life products, product development and manufacturing, term products, private label business and development of enterprise-wide "customer care model"; (ii) develop administration capabilities in Indianapolis for the variable products of ILICO and its subsidiaries; (iii) continue its "Indianapolis Life" name and brand, and maintain its presence in Indianapolis, Indiana, with employment at or near historical levels (but subject to enterprise-wide reductions contemplated by the Combination); and (iv) continue its prominent historical role in community involvement and sponsorships under the leadership of ILICO's chief executive officer, including its corporate giving at or above historic levels. For more information about the post-Combination integration of ILICO and AmerUs, see "THE COMBINATION -- Memorandum of Understanding."

ALTERNATIVES TO THE CONVERSION AND COMBINATION; RECOMMENDATION OF ILICO'S BOARD OF DIRECTORS

     With increasing competition in the financial services industry and the resulting need to develop new business opportunities, the ILICO Board has examined alternative ways of raising capital, a common problem for mutual insurance companies. One alternative considered by ILICO was to remain a mutual insurance company. Mutual companies enjoy freedom from any tension between policyholder and stockholder interests, a reduced public disclosure burden and protection from hostile takeovers. However, in the current insurance business environment, these advantages are outweighed by the obstacles to raising capital that a mutual company faces. Raising capital by selling debt in the form of surplus notes is subject to practical, as well as rating agency, limitations. Selling stock in a downstream subsidiary of ILICO would allow for only limited growth and capital raising. The option of merging with another existing mutual company would provide some benefits of growth and economies of scale, but would ultimately face the same limitations as remaining an independent mutual company. Additionally, with the trend toward demutualization, the number of suitable merger partners is limited. As an additional drawback, as a mutual company, ILICO could not pay its members for their Membership Interests in the form of cash, stock or other consideration.


     Another alternative considered by the ILICO Board was to demutualize and remain an independent, stand-alone stock insurance company. This alternative would, in theory, have permitted ILICO to access the capital markets. This process would allow ILICO to pay its Eligible Members for their Membership Interests in the form of stock, cash or other consideration. However, in light of the continued consolidation in the life insurance industry, it is questionable whether ILICO, by itself, would have the size and scale necessary to compete effectively with larger stock insurance companies. In addition, Goldman Sachs advised the ILICO Board that a demutualization followed by an initial public offering presented various concerns, including that it would require substantial time and resources to develop a marketing story and to explain recent financial performance, that an initial public offering would not repay the AUL Investments in a timely manner and that then current market conditions made an initial public offering difficult, especially for smaller capitalization companies such as ILICO.



     The ILICO Board also considered a mutual holding company structure. This approach allows some access to capital markets and continues the mutual form of ownership. Because there is a legal limit on the amount of stock that can be sold to the public, there is a limit on the amount of capital that can be raised. The ILICO Board believes that the public markets have set a practical limit on the amount of capital that a mutual holding company may raise and, moreover, that the public markets would likely discount the value of such stock compared to the stock of the same company if it did not have such a structure. In addition, the concerns relating to an initial public offering discussed above would also be applicable to a public mutual holding company structure. Also, the mutual holding company structure provides no reasonable way to pay members for their Membership Interests.


     The ILICO Board believes that the Conversion and the Combination will provide ILICO with greater financial strength and opportunity for future growth. The benefits of this financial strength include the ability to invest in the growth of ILICO and its products and services, and the ability to promote ratings. The Conversion and the Combination also provide value to the members in the form of payment for their otherwise illiquid Membership Interests, while maintaining their contract rights. At the same time, the Conversion and the Combination provide for continuation of ILICO's tradition of community service and support, with continued employment in Indianapolis, Indiana and Woodbury, New York, upon the terms of the Memorandum of Understanding. AmerUs' corporate culture, stemming from common historical roots with those of ILICO, help assure that the integration of ILICO's operations and management teams can be successfully accomplished, to the benefit of ILICO and its policyholders.

     THE ILICO BOARD HAS APPROVED THE PLAN, AND RECOMMENDS THAT YOU VOTE "YES" ON THE PROPOSAL TO APPROVE THE PLAN.

OPINION OF ILICO'S FINANCIAL ADVISOR

     As required by the Indiana Demutualization Law, in connection with the Plan and Combination Agreement, the ILICO Board received from its financial advisor, Goldman Sachs, an opinion stating that, as of September 18, 2000 and based upon and subject to the matters set forth in the opinion and such other matters as Goldman Sachs considered relevant, the exchange of the aggregate Membership Interests in ILICO for the shares of AmerUs Common Stock, cash and policy credits to be paid to the Eligible Members of ILICO in accordance with the Plan was fair, from a financial point of view, to such Eligible Members, taken as a group. A more detailed description of the Goldman Sachs opinion can be found at "OPINIONS OF ILICO'S AND AMERUS' FINANCIAL ADVISORS." THE FULL TEXT OF THE GOLDMAN SACHS OPINION IS INCLUDED IN APPENDIX 4 TO PART 2 OF THIS STATEMENT AND SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY GOLDMAN SACHS IN CONNECTION WITH THE OPINION. We encourage you to read this opinion in its entirety. The opinion was solely for the information and assistance of the ILICO Board and is not a recommendation to ILICO's Voting Members as to how to vote on the Plan or as to the form of consideration any Eligible Member should elect.

     As required by the Indiana Demutualization Law, the ILICO Board also received from Goldman Sachs a letter stating that as of September 18, 2000 and based upon and subject to the assumptions, limitations and qualifications set forth in such letter, the current assumed value of the AmerUs Common Stock, cash and policy credits (based on the reported closing price of the common stock of ALH on the New York Stock Exchange on September 15, 2000) to be provided to Eligible Members in accordance with the Plan was greater than ILICO's policyholders' surplus as of June 30, 2000 as calculated by ILICO in accordance with statutory accounting practices prescribed by the Indiana Commissioner. THE FULL TEXT OF THIS GOLDMAN SACHS LETTER IS INCLUDED IN APPENDIX 4 TO PART 2 OF THIS STATEMENT AND SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY GOLDMAN SACHS IN CONNECTION WITH SUCH LETTER. We encourage you to read this letter in its entirety. The letter was solely for the information and assistance of the ILICO Board and is not a recommendation to ILICO's Voting Members as to how to vote on the Plan or as to the form of consideration any Eligible Member should elect.

OPINION OF ILICO'S ACTUARIAL ADVISOR


     The ILICO Board has also received the actuarial opinion of PricewaterhouseCoopers stating that the methodology of the Plan for allocation of consideration among Eligible Members is reasonable and appropriate, and is consistent with the Indiana Demutualization Law. The PricewaterhouseCoopers opinion also states that the objective of the special accounting mechanism established under the Plan to give reasonable assurance to the owners of certain participating policies that assets will be available to maintain ILICO's dividend scale if the experience underlying that dividend scale continues (the "Closed Block") is consistent with the Indiana Demutualization Law, and that the plan of operation of the Closed Block is consistent with the objectives of the Closed Block.



     A SUMMARY OF THE PRICEWATERHOUSECOOPERS OPINION IS PROVIDED UNDER "THE PLAN OF CONVERSION, OPINION OF ILICO'S FINANCIAL ADVISORS -- THE PRICEWATERHOUSECOOPERS ACTUARIAL OPINION" IN PART 1 OF THE VERSION OF THIS STATEMENT PROVIDED TO ILICO'S MEMBERS. THE FULL TEXT OF THE WRITTEN ACTUARIAL OPINION OF PRICEWATERHOUSECOOPERS, DATED SEPTEMBER 18, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE ACTUARIAL OPINION, IS INCLUDED IN THE VERSION OF THIS STATEMENT PROVIDED TO ILICO'S MEMBERS AS APPENDIX 3 TO PART 1.


                       THE AMERUS BOARDS' RECOMMENDATIONS

     At the meeting of the AmerUs Boards held on February 11, 2000 members of AmerUs management and representatives of Merrill Lynch and AmerUs' other advisors made presentations concerning the business and prospects of ILICO and its subsidiaries and the potential combination of ILICO and AmerUs. The AmerUs Boards also received presentations concerning, and reviewed the terms of, the Combination Agreement (in its original form) with members of AmerUs management, its legal counsel and financial and other advisors. In its deliberations at the meeting, the AmerUs Boards each unanimously concluded that the combination of AmerUs and ILICO pursuant to the terms and conditions of the Combination Agreement (in its original form) were fair to and in the best interests of AmerUs and its shareholders (and in the case of AMHC, its members).

     On August 11, 2000, the AmerUs Boards met and received presentations from AmerUs management, and its legal advisors with respect to the change in the financial and other conditions of ILICO and its subsidiaries and certain proposed amendments to the original Combination Agreement. Based upon the material and opinions presented, the AmerUs Boards unanimously decided that the contemplated amendments to the original Combination Agreement are fair to and in the best interests of AmerUs and its shareholders (and in the case of AMHC, its members).

     Accordingly, the AmerUs Boards unanimously approved the issuance of the AmerUs Common Stock and the amendment of the original Combination Agreement and unanimously recommends that the AmerUs shareholders vote for approval of the Proposal at the AmerUs Special Meeting. (See also "BACKGROUND OF THE COMBINATION").

     In reaching its decision, at both the February 11 and August 11 meetings, the AmerUs Boards consulted with AmerUs management, as well as financial and other advisors and legal counsel and considered the following material factors:

          i) The expectation that the Combination would provide important strategic benefits, including:

             a) opportunities to achieve operating efficiencies and expense savings resulting from the significantly larger scale of the combined companies;

             b) extension of the geographic reach of distribution because of the modest geographic overlap of the AmerUs and ILICO distribution channels; and

             c) expansion and diversification of both product lines and distribution channels.

          ii) ILICO's projected financial information and assumptions;

          iii) The opportunity for accretion to both earnings and return on investment;


          iv) The terms and conditions of the Combination Agreement (including the fact that under certain circumstances, ILICO must pay AmerUs a termination fee in connection with a termination of the Combination Agreement -- See "THE COMBINATION -- Rights of Repurchase; Certain Termination Fees"), which the AmerUs Boards, based on presentations by AmerUs management and the AmerUs Boards' legal and financial advisors, deemed to be generally favorable to AmerUs, as well as the belief that approval of the Combination Agreement and the stock issuance was consistent with the AmerUs Boards' fiduciary duties as described by its legal advisors.


          v) The presentations given by Merrill Lynch at the Board meetings on December 17, 1999 and February 11, 2000, including the valuation analyses of ILICO and AmerUs presented on February 11, 2000 (See "BACKGROUND OF THE COMBINATION") and Merrill Lynch's written fairness opinions dated February 11, 2000 and September 18, 2000. A copy of the September 18th Merrill Lynch opinion is attached to Part 2 of this Statement as Appendix 5.

          vi) The analysis and recommendation of the Combination Agreement by AmerUs management and other advisors, including, without limitation, a discussion of the foregoing factors.


     From the information and advice provided by management and its advisors on the strategic and operational benefits and the potential for a positive financial impact, the AmerUs Boards believe that the Combination with ILICO is a strategically and financially sound step in its overall strategy of growing the company and increasing its resources and that it is in the best interests of AmerUs and its shareholders.



     The foregoing discussion of information and factors considered and given weight by the AmerUs Boards are not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Combination, the AmerUs Boards did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the AmerUs Boards may have given different weights to different factors. For additional information concerning anticipated cost savings and estimated number of shares held by the public referenced above, see "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA."

               OPINIONS OF ILICO'S AND AMERUS' FINANCIAL ADVISORS

THE GOLDMAN SACHS OPINION

     On September 18, 2000, at the meeting of the ILICO Board, Goldman Sachs delivered to the ILICO Board its oral opinion (which was confirmed in a written opinion dated as of September 18, 2000) that, as of September 18, 2000, and based upon and subject to the matters set forth in the opinion and such other matters as Goldman Sachs considered relevant, the exchange of the aggregate Membership Interests in ILICO for the Aggregate Consideration (as calculated in the Combination Agreement and defined below) to be paid to the Eligible Members of ILICO in accordance with the Plan was fair, from a financial point of view, to such Eligible Members, taken as a group.

     WE HAVE ATTACHED IN APPENDIX 4 TO PART 2 OF THIS STATEMENT AND INCORPORATE HEREIN BY REFERENCE THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED SEPTEMBER 18, 2000. THIS OPINION SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION. WE ENCOURAGE YOU TO READ THIS OPINION IN ITS ENTIRETY. The opinion was solely for the information and assistance of the ILICO Board and is not a recommendation to ILICO's Voting Members as to how to vote on the Plan or as to the form of consideration any Eligible Member should elect.


     Under the Combination Agreement, ILICO's Eligible Members will exchange their aggregate Membership Interests in ILICO for shares of AmerUs Common Stock, cash and policy credits having an aggregate value equal to the value of 9.3 million shares of AmerUs Common Stock (the "Aggregate Consideration"); provided, however, that in the event that the aggregate value of 9.3 million shares of AmerUs Common Stock is less than $186 million, based on the average closing price of such shares for the five trading days ending ten business days prior to the closing date of the Combination, ILICO has the right (but not the obligation) to terminate the Combination Agreement unless AmerUs increases such consideration, including the number of shares of AmerUs Common Stock on which the Aggregate Consideration is based, to a total amount having an aggregate value, based on the foregoing average, together with any additional cash or policy credits from AmerUs, of at least $186 million. Based on the foregoing, for purposes of its opinion Goldman Sachs assumed that the value of the Aggregate Consideration paid to Eligible Members would be $186 million or higher. Goldman Sachs expressed no opinion as to the actual value of the AmerUs Common Stock or any policy credits when issued to ILICO's Eligible Members pursuant to the Plan or the prices at which shares of AmerUs Common Stock may trade subsequent to the effective date of the Plan. Goldman Sachs noted in its opinion that trading in the AmerUs Common Stock for a period following the completion of a distribution of AmerUs Common Stock, including the distribution to Eligible Members in accordance with the Plan, may be characterized by a redistribution of the AmerUs Common Stock among the Eligible Members and other investors. Goldman Sachs further noted that it is possible that during these periods of redistribution the AmerUs Common Stock may trade at prices below the prices at which it would trade on a fully-distributed basis. Goldman Sachs' opinion did not address the relative merits or fairness from a financial point of view of the transactions contemplated by the Plan and Combination Agreement as compared to any alternative business transaction considered by, or that might be available to, ILICO.


     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the Combination Agreement;

     - audited consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") for ILICO for the four years and ALH for the five years ended December 31, 1999;

     - annual statements of ILICO and the insurance company subsidiaries of ALH containing financial statements prepared in accordance with statutory accounting practices ("SAP") for the five years ended December 31, 1999;

     - certain interim SAP and GAAP financial reports of ILICO and ALH;

     - certain internal financial analyses and forecasts for ILICO and AmerUs (on a stand alone basis) prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of ILICO and ALH;

     - certain documentation relating to ILICO's strategic affiliation with AUL and certain other parties, the investments made by those parties and the termination and repayment of the foregoing;

     - the Plan of Conversion of AMHC, dated as of December 17, 1999, Amendment No. 1 thereto dated February 18, 2000 and Amendment No. 2 thereto dated April 3, 2000;

     - the Proxy Statement/Prospectus of AMHC and ALH filed on May 12, 2000;

     - the Agreement and Plan of Merger, dated as of December 17, 1999 between AMHC and ALH, Amendment No. 1 thereto dated as of February 18, 2000 and Amendment No. 2 thereto dated as of April 3, 2000;

     - the AMHC Member Information Statement and Supplemental Information Booklet, dated May 18, 2000;

     - the ILICO Plan dated September 18, 2000, including all exhibits thereto;

     - a draft of ILICO's Application, including all exhibits thereto; and


     - the actuarial opinions of Jesse M. Schwartz, of PricewaterhouseCoopers, LLP, described herein.


     Goldman Sachs reviewed the reported price and trading activity of ALH common stock, compared certain financial information for ILICO and AmerUs and certain stock market information for ALH with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent demutualization transactions, reviewed the financial terms of certain recent business combinations in the life insurance industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate. Goldman Sachs' review with respect to AmerUs was based largely on publicly available information with respect to ALH, the publicly traded principal subsidiary of AMHC prior to the demutualization of AMHC and the merger of ALH with and into AMHC. Goldman Sachs assumed in preparing its opinion that no undisclosed facts about AMHC, nor the implementation of such demutualization and merger, would have any adverse effect on the value of the Aggregate Consideration.

     Goldman Sachs also held discussions with members of the senior management of ILICO and AmerUs regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions contemplated by the Combination Agreement and the past and current business operations, financial condition and capitalization, and the future prospects of, their respective companies, as well as the effect of the Plan.

     In preparing its opinion, Goldman Sachs noted the following views expressed by ILICO's management prior to ILICO's decision to enter into the Combination Agreement (in its original unamended form) in February 2000 (in no particular order):

     - that ILICO had determined that a distribution to members and conversion to stock form pursuant to a demutualization would be in the best interests of ILICO and its members and would facilitate the investment of $100 million in cash by AmerUs or a subsidiary thereof in ILGC (the "Initial Investment") in exchange for 105.96 shares of non-voting common stock of ILGC pursuant to the Combination Agreement;

     - that ILICO needed additional capital promptly in order to repurchase current minority stakes in ILGC owned by AUL and Legacy Marketing Group;

     - that ILICO needed further capital to support ILICO's long-term growth objectives and to preserve its competitive position;

     - that AmerUs viewed the Initial Investment as an integral part of the transactions contemplated by the Combination Agreement and would not have made the Initial Investment without ILICO's agreement to enter into and complete the other transactions contemplated by the Combination Agreement; and

     - that ILICO believed it needed to be part of a larger organization with greater financial resources to preserve and enhance its strategic flexibility and competitive position.

     Further, in preparing its opinion, Goldman Sachs noted the following views expressed by ILICO's management prior to its decision to agree to amend the Combination Agreement in September 2000 (in no particular order):

     - that deteriorating results of operations of ILICO, on a consolidated basis, after the date of the Combination Agreement created a risk that AmerUs would be entitled to terminate the Combination Agreement and demand the return of the Initial Investment;

     - that ILICO lacked sufficient funds to enable it to repay the Initial Investment in the event that the Combination Agreement was terminated; and

     - that to find a new party to refinance the Initial Investment and enter into the other transactions contemplated by the Combination Agreement in substitution for AmerUs on acceptable terms would be difficult, in light of, among other things, the deterioration in ILICO's results of operations referred to above.


     Goldman Sachs relied upon the accuracy and completeness of all of the financial forecasts and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering Goldman Sachs' opinion. In that regard, Goldman Sachs assumed with ILICO's consent that the forecasts and the synergies prepared by the managements of ILICO and AmerUs had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of their respective managements. Goldman Sachs noted in its opinion that these financial forecasts are subject to review, restatement and/or modification relating to certain outstanding issues, including, among other things, the Closed Block to be established under the Plan and other effects of the conversion. Goldman Sachs assumed with ILICO's consent that obtaining any necessary governmental, regulatory or other consents or approvals for the consummation of the transactions contemplated by the Combination Agreement would not have any adverse effect on ILICO or AmerUs or on the contemplated benefits of the transactions contemplated by the Combination Agreement. Goldman Sachs is not an accountant and relied upon ILICO and Ernst & Young LLP for the accuracy and completeness of the financial statements Goldman Sachs reviewed in connection with the opinion. Also, Goldman Sachs is not an actuary and Goldman Sachs' services did not include actuarial determinations or evaluations by Goldman Sachs or an attempt to evaluate actuarial assumptions. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets or liabilities (including the insurance reserves) of ILICO, AmerUs or any of their respective subsidiaries and Goldman Sachs was not for purposes of its opinion furnished with any such evaluation or appraisal, except for a draft of the Actuarial Opinions referred to below.



     Goldman Sachs was not asked and expressed no opinion as to (1) which of ILICO's policyholders are considered Eligible Members, (2) any matters relating to the establishment or operation of the Closed Block, (3) the value to Eligible Members of one form of consideration to be received under the Plan relative to that of other forms of consideration under the Plan, (4) the fairness of the Plan to any individual member or class of members of ILICO, including any provisions of the Plan relating to which Eligible Members receive AmerUs Common Stock, cash or policy credits and other provisions of the Plan that distinguish among Eligible Members, or (5) the effect of any delay in the payment of consideration to certain employee benefit plans as provided for in the Plan. Goldman Sachs was further advised that Jesse M. Schwartz, of PricewaterhouseCoopers LLP, independent consulting actuaries, delivered his opinions to the ILICO Board on the reasonableness and appropriateness of the methodology or formulas used to allocate consideration among Eligible Members in exchange for the Membership Interests and on certain matters relating to the establishment and operation of the Closed Block, including the sufficiency of assets allocated to the Closed Block (the "Actuarial Opinions"). Goldman Sachs was also instructed by ILICO to assume that Special Tax

Counsel will deliver an opinion to the ILICO Board on the Plan Effective Date with respect to the federal income tax consequences of the Plan to ILICO's Eligible Members in accordance with the Plan.


     At a meeting of the ILICO Board on September 18, 2000, Goldman Sachs made a presentation to the ILICO Board. The following is a summary of the material financial analyses in the presentation to the ILICO Board. SOME OF THE SUMMARIES OF THE FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. THE TABLES MUST BE READ TOGETHER WITH THE TEXT ACCOMPANYING EACH SUMMARY.

  Transaction Benefits and Developments

     Goldman Sachs reviewed the anticipated benefits of the transaction in light of its discussions with senior management of ILICO and AmerUs, including:

     - the replacement of AUL capital and termination of the AUL affiliation through the Initial Investment;

     - that the transaction would distribute value to Eligible Members via a sponsored demutualization;

     - improved access to the capital markets and increased financial flexibility;

     - opportunities to strengthen management expertise through a best practices approach;

     - expanded and diversified distribution;

     - increased scale;

     - similar corporate cultures which would catalyze the integration process; and

     - the expectation that the transaction would be accretive to AmerUs.


     Goldman Sachs also reviewed the recent historical interim consolidated operating results of ILICO provided by its management, as well as revised management projections for ILICO adjusted for the recent underperformance of IL Annuity and other major operating subsidiaries.


  Analysis of Transaction Price

     Goldman Sachs reviewed the financial multiples and other information implied in the transaction price, on the assumption that ILICO's Eligible Members would receive 9.3 million shares of AmerUs Common Stock at $25.50 per share, the share price of ALH, the publicly traded predecessor of AmerUs, as of September 15, 2000. On this assumption and the fact that AmerUs made the Initial Investment of $100 million (the minority interest), Goldman Sachs calculated a policyholder valuation of $237 million and an aggregate consideration of $337 million. Goldman Sachs then analyzed (i) multiples of such estimated policyholder valuation and aggregate consideration against net income, statutory surplus and book value adjusted for deferred acquisition cost write-off assumptions and (ii) such multiples adjusted for an assumed sale of IL Annuity at the statutory surplus at June 30, 2000 of $40 million, as follows:

                                                                          ADJUSTED
                                                              MULTIPLE    MULTIPLE
                                                              --------    --------
MULTIPLE OF NET INCOME:
  Policyholder Valuation/1999 Actual Net Income.............    11.1x       11.8x
  Policyholder Valuation/ILICO revised management
     projections for 2000...................................    10.6        11.1
  Policyholder Valuation/ILICO revised management
     projections for 2001...................................     8.9         9.9
  Aggregate Consideration/1999 Actual Net Income plus
     minority interest......................................    13.7        15.7
  Aggregate Consideration/ILICO revised management
     projections for 2000 plus minority interest............    12.3        13.5
  Aggregate Consideration/ILICO revised management
     projections for 2001 plus minority interest............     9.8        11.6

                                                                          ADJUSTED
                                                              MULTIPLE    MULTIPLE
                                                              --------    --------
MULTIPLE OF BOOK VALUE AS ADJUSTED FOR IL ANNUITY
  UNDERPERFORMANCE:
  Policyholder Valuation/12/31/99 GAAP Adjusted Equity......    0.84x        0.9x
  Aggregate Consideration/12/31/99 GAAP Adjusted Equity plus
     minority interest......................................    0.98         1.2
MULTIPLE OF SURPLUS:
  Policyholder Valuation/12/31/99 Statutory Surplus.........    2.31x        N/A
  Policyholder Valuation/12/31/99 Statutory Surplus less
     Surplus Notes..........................................    3.06         N/A
  Aggregate Consideration/12/31/99 Statutory Surplus plus
     minority interest......................................    2.54         N/A
  Aggregate Consideration/12/31/99 Statutory Surplus plus
     minority interest less Surplus Notes...................    3.12         N/A

  Selected Merger Transactions Analysis

     Goldman Sachs analyzed selected transactions in the life insurance industry with aggregate consideration greater than $100 million, and those with aggregate consideration between $100 million and $500 million, in each case since 1996. Goldman Sachs compared the proposed ILICO/AmerUs transaction to those selected transactions as follows:

     - aggregate consideration as a multiple of latest twelve months GAAP net income;

     - aggregate consideration as a multiple of tangible GAAP book value;

     - aggregate consideration as a multiple of the previous year statutory surplus; and

     - aggregate consideration premium over the stock trading price one month prior to public announcement.

                   TRANSACTIONS SINCE 1996 OVER $100 MILLION

                                    MULTIPLE OF LTM     MULTIPLE OF        MULTIPLE OF       PREMIUM TO
                                       GAAP NET        TANGIBLE GAAP      PREVIOUS YEAR        30-DAY
                                        INCOME          BOOK VALUE      STATUTORY SURPLUS    PRIOR PRICE
                                    ---------------    -------------    -----------------    -----------
Median............................       17.6x              1.8x               3.8x              32.6%
Mean..............................       20.1               2.1                4.4               35.3
High..............................       37.4               5.2               13.2              101.2
Low...............................        7.6               0.5                0.9                8.9

      TRANSACTIONS SINCE 1996 OVER $100 MILLION AND LESS THAN $500 MILLION

                                    MULTIPLE OF LTM     MULTIPLE OF        MULTIPLE OF       PREMIUM TO
                                       GAAP NET        TANGIBLE GAAP      PREVIOUS YEAR        30-DAY
                                        INCOME          BOOK VALUE      STATUTORY SURPLUS    PRIOR PRICE
                                    ---------------    -------------    -----------------    -----------
Median............................       15.0x              1.3x               3.7x             19.0%
Mean..............................       16.8               1.6                4.0              25.7
High..............................       35.2               3.3                9.8              57.6
Low...............................        7.6               0.5                1.1               0.1

  Selected Companies Analysis


     Goldman Sachs reviewed and compared certain financial information for ILICO to corresponding financial information, ratios and public market multiples for three categories of selected life insurance companies: (1) large and middle capitalization companies; (2) small capitalization companies; and (3) annuity companies. The four small capitalization life insurance companies and three annuity companies were chosen, for purposes of this analysis, because they were similar in size and in lines of business to ILICO. The thirteen large/middle capitalization life insurance companies were chosen, for purposes of this analysis, because they are publicly traded companies in the life insurance and annuity businesses. The information that Goldman Sachs reviewed and compared included the following:

                                                   SELECTED LARGE      SELECTED
                                                    AND MID-CAP     SMALL-CAP LIFE   SELECTED
                                                   LIFE INSURANCE     INSURANCE       ANNUITY
                                                     COMPANIES        COMPANIES      COMPANIES
                                                       MEDIAN           MEDIAN        MEDIAN
                                                   --------------   --------------   ---------
RATIO/MULTIPLE
Estimated 2000 Price/Earnings Ratio as of
  9/15/00........................................       12.5x             9.5x          9.3x
Estimated 2001 Price/Earnings Ratio as of
  9/15/00........................................       11.9x             8.7x          8.9x
Institutional Brokers Estimate System ("IBES")
  Estimated Five Year Growth Rate................       12.0%            10.3%         12.5%
Estimated 2001 Price/Earnings Ratio to IBES
  Estimated Five Year Growth Rate................        1.0x             0.9x          0.8x
Share Price/Book Value Ratio.....................        1.6x             1.0x          1.3x
Dividend Yield...................................        1.3%             2.0%          1.3%
Debt/Capital Ratio...............................       28.7%            30.9%         35.3%
Latest Twelve Months Return on Average Common
  Equity.........................................       13.5%             9.4%          9.7%

  Historical Stock Trading Analysis

     Goldman Sachs reviewed certain historical stock price and price-to-earnings multiple information for ALH, the publicly traded predecessor of AmerUs. Goldman Sachs compared ALH common stock and ALH's price-to-earnings multiple on a daily basis from September 15, 1999 through September 15, 2000 and from February 1, 2000 through September 15, 2000 with the following: (i) the S&P 500 index; and
(ii) the S&P 500 life insurance index.

  Selected Demutualization Analysis

     Goldman Sachs reviewed and compared the financial multiples and other information implied in the ILICO/AmerUs transaction price to the projected returns on equity and multiples of market capitalization to pro forma book value of selected U.S. life insurance companies that have demutualized. The information that Goldman Sachs reviewed included:

                                                                               MARKET
                                                                           CAPITALIZATION
                                                              PROJECTED     TO PRO FORMA
                                                                 ROE         BOOK VALUE
                                                              ---------    --------------
Median......................................................     9.50%          0.78x
High........................................................    11.80           1.11
Low.........................................................     1.20           0.65

  Life Insurance Return on Equity vs. Price to Book Value Regressional Analysis

     Goldman Sachs performed a regressional analysis quantifying the relationship between returns on equity and market price to book value among public life insurance companies and derived a theoretical valuation of the ILICO policyholders' interest of $187 million, based on that regressional analysis and based on management of ILICO's projected 2000 return on equity of 7.39%.

  Contribution Analysis

     Goldman Sachs reviewed certain historical consolidated operating and financial information for ILICO and AmerUs supplied to Goldman Sachs by ILICO management and, based on an implied pro forma equity ownership of the combined company, the relative contribution of ILICO and AmerUs to the combined company. The information that Goldman Sachs reviewed included:

                                                                 ILICO
                                                              CONSOLIDATED       AMERUS
                                                              CONTRIBUTION    CONTRIBUTION
                                                              ------------    ------------
Net Income..................................................      14.8%           85.2%
Net Income before Extraordinary Items.......................      24.5%           75.5%
GAAP Assets.................................................      35.5%           64.5%
Policyholders'/Shareholders' GAAP Equity....................      28.8%           71.2%
Statutory Assets............................................      36.3%           63.7%
Statutory Surplus...........................................      19.4%           80.6%
Statutory Surplus Excluding Surplus Notes...................      15.4%           84.6%
Pro Forma Equity Ownership..................................      23.7%           76.3%

  Other Factors and Analyses

     In its presentation to the ILICO Board, Goldman Sachs reviewed other factors and analyses, including publicly available financial information and published research analyst views and comments regarding ALH.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its opinion, Goldman Sachs considered the results of all these analyses as well as the other matters described or referred to in its opinion. No company or transaction used in the above analyses as a comparison is identical to ILICO or AmerUs or the transaction contemplated by the Combination Agreement. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the ILICO Board and these analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, as they are based upon numerous factors or events beyond the control of the parties or their respective advisors, Goldman Sachs does not assume responsibility if future results are materially different from those forecasted. Goldman Sachs is not obligated to update, revise, reaffirm or withdraw its opinion based on any events or developments subsequent to September 18, 2000 or otherwise. Goldman Sachs' opinion to the ILICO Board was one of many factors taken into consideration by the ILICO Board in making its determination to approve the Plan and Combination Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix 4 to Part 2 of this Statement.

     ILICO engaged Goldman Sachs to act as its financial advisor in connection with the possible merger of ILICO or a possible sale of or investment in all or a portion of ILICO or one of its subsidiaries, as well as the potential restructuring of ILICO by demutualization or other means. ILICO selected Goldman Sachs as its financial advisor based upon Goldman Sachs' qualifications, expertise and reputation. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Goldman Sachs is familiar with ILICO having provided certain investment banking services from time to time, including having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Combination Agreement. Goldman Sachs has also provided certain investment banking services to AmerUs and its affiliates from time to time, including having acted as financial advisor to AMHC in connection with its mutual holding company reorganization in 1995 and 1996, as lead underwriter of ALH's initial public offering of 5.4 million shares of common stock, without par value, in January 1997, as lead manager of ALH's public offering of $86 million aggregate principal amount of Capital Securities in January 1997, as lead underwriter of ALH's public offering of 4.6 million Adjustable Conversion-Rate Equity Security Units in July 1998, as a co-lead manager of ALH's public offering of $125 million aggregate principal amount of senior notes due 2005 in June 1998 and as agent on its stock repurchase program. In addition, another Goldman Sachs team, separate from the team that has been providing services to ILICO, acted as principal financial advisor to AMHC in connection with its demutualization effort. These respective teams have not shared information or work product relating to or obtained in performing their respective assignments. Goldman Sachs also may provide investment banking services to AmerUs and its affiliates in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions in and hold securities, including derivative securities, of ILICO or AmerUs or their respective affiliates for its own account and for the accounts of customers.

     Pursuant to the terms of the engagement letter dated as of September 21, 1999, ILICO agreed to pay Goldman Sachs a retainer fee of $50,000 per calendar quarter for the quarter commencing September 1, 1999, until the consummation of the transaction or the last of the series of transactions contemplated. In addition, if the purchase of 100% of the outstanding common stock or the assets of ILICO is accomplished, Goldman Sachs will receive a transaction fee of 1.50% of the aggregate consideration (as defined in the engagement letter) paid in such transaction to the extent such aggregate consideration is less than or equal to $400 million plus 4.00% of the amount by which the aggregate consideration exceeds $400 million. Based on the assumed value of the aggregate consideration on September 15, 2000, the amount of such fee would be approximately $5 million. ILICO has further agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in the letter. ILICO has also agreed to indemnify Goldman Sachs against specified liabilities, including liabilities under the federal securities law.

THE MERRILL LYNCH OPINION

     AMHC and ALH retained Merrill Lynch to act as their financial advisor in connection with the possible acquisition of ILICO and ILGC. On February 11, 2000, at a joint meeting of the AmerUs Boards, Merrill Lynch rendered an opinion that, as of that date and based on the assumptions made, matters considered and limits of review set forth in the opinion, the consideration to be paid in the aggregate in the merger (the "Merger") of a wholly-owned subsidiary of AmerUs with ILICO, the investment (the "Investment") by AMHC and ALH of $100 million in ILGC and the redemption (the "Redemption") by ILGC of all of its outstanding common stock not owned by ILICO (the Merger, the Investment and the Redemption together, the "Transaction") was, taking into account the times of payment, fair, from a financial point of view, to AMHC, ALH, and the corporate successor to AMHC which was intended to acquire ILICO.

     Set forth below is a brief summary of the presentation by Merrill Lynch to the AmerUs Boards on February 11, 2000 regarding the material analyses performed by Merrill Lynch in connection with the preparation of its February 11th opinion. These descriptions of financial analyses presented on February 11, 2000 include information presented in tabular format. In order to understand the financial analyses performed by Merrill Lynch, the tables must be read together with the text of each description. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the table without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

  Implied Transaction Values

     Based on the closing price of the ALH common stock on February 9, 2000, Merrill Lynch calculated that the transaction value represented a multiple of 9.9x estimated year 2000 earnings and 8.5x estimated year 2001 earnings, in each case based upon ILICO projections and excluding merger-related synergies, and a multiple of 0.8x September 30, 2000 book value, adjusted to include the minority interest to be acquired in the Transaction.

  Strategic Rationale

     Merrill Lynch reviewed the strategic rationales for the Transaction, including:

     - that the Transaction would represent a discount to ILICO's book value;

     - potential cost saving opportunities;

     - the opportunity to increase the scale of core individual life operations in light of the similar life product focus of the two companies;

     - augmentation of product development capabilities and distribution channels;

     - broader product offerings, especially in fast-growing variable products; and

     - the modest geographic overlap of the two companies.

  Indianapolis Life Insurance Company

     Overview. In connection with rendering its opinion, Merrill Lynch reviewed certain historical financial and operating information with respect to ILICO, including growth in revenues, net operating income, total equity (adjusted to reflect minority interests) and total assets for the years 1995 through 1998 and for the nine months ending September 1999. Merrill Lynch also reviewed growth in ILICO's annualized life insurance sales and annuity sales for the years 1993 through 1998. Merrill Lynch derived the compound annual growth rates with respect to these financial and operating data for ILICO as described in the following chart.

                          COMPOUND ANNUAL GROWTH RATE

                                                       1995-1998    1995-SEPTEMBER 1999    1993-1998
                                                       ---------    -------------------    ---------
Revenues.............................................     9.1%
Net Operating Income.................................    12.7
Total Equity.........................................                       7.6%
Total Assets.........................................                      35.2
Annualized Life Insurance Sales......................                                         17.3%
Annuity Sales........................................                                        171.9%

     Comparable Companies Analysis. Merrill Lynch compared financial data relating to ILICO to three publicly traded life insurance corporations:

     - Kansas City Life Corporation;

     - The MONY Group, Inc.; and

     - ALH.

These comparable companies were chosen because they are publicly traded companies with operations concentrated in the sale of traditional life and annuity products, and for purposes of this analysis their operations may be considered reasonably similar to the operations of ILICO. Merrill Lynch calculated the mean multiple of aggregate market value for the selected companies to estimated 1999 earnings, estimated 2000 earnings and book value as of September 30, 1999. For purposes of calculating these multiples, Merrill Lynch used closing stock prices on February 9, 2000 and estimated earnings per share as reported by First Call

Corporation as of February 9, 2000. Merrill Lynch then derived a range of implied equity value for 100% of ILICO by applying these multiples to the comparable financial data for ILICO.

     The following table shows the results of this analysis. Although the table illustrates that Merrill Lynch also calculated the mean multiples for a broader selection of companies operating in the life insurance sector, Merrill Lynch did not use these ratios to derive implied equity values for ILICO.

                          PUBLIC COMPARABLES VALUATION

                                                                                LIFE
                                                               PEER CLASS    INSURANCE     PEER CLASS
                                               INDIANAPOLIS    COMPARABLE    COMPARABLE     IMPLIED
                                                LIFE DATA         MEAN          MEAN         VALUE
                                               ------------    ----------    ----------    ----------
1999E Earnings...............................     $ 25.2           9.2x         10.9x        $231.8
2000E Earnings...............................       30.4           9.2          10.0          279.7
9/30/99 Book Value...........................      379.4           .78          1.37          295.9

     Comparable Transactions Analysis. Using publicly available information, Merrill Lynch reviewed transaction multiples for two acquisitions of life insurers engaged in the traditional life insurance business that Merrill Lynch deemed relevant in evaluation of the Transaction:

     - Protective Life Corporation/West Coast Life

     - Reliastar Financial Corporation/Security Connecticut Corporation

     For the selected comparable transactions, Merrill Lynch calculated the mean multiples of equity value at the time of the announcement of the transactions based on the consideration to be paid in such transactions to estimated current year and forward year estimated earnings and to book value per share. Merrill Lynch then derived a range of implied equity value for 100% of ILICO by applying these multiples to the comparable financial data for ILICO. Merrill Lynch performed the same analysis using mean multiples for a broader selection of transactions in the life insurance sector.

  AmerUs

     Stock Performance. Merrill Lynch compared the relative stock performance of ALH with the Standard & Poor's 500 and a peer group comprised of the following 10 life insurance companies:

     - Torchmark Corporation

     - Protective Life Corporation

     - American General Corporation

     - Jefferson-Pilot Corporation

     - ReliaStar Financial Group

     - Presidential Life Corporation

     - Lincoln National Corporation

     - ALH

     - Kansas City Life Insurance Company

     - The MONY Group, Inc.

     Merrill Lynch performed this comparison for the period January 27, 1997 (the date of ALH's IPO) through February 9, 2000, with particular emphasis on the period between December 31, 1998 and February 9, 2000.

     Comparable Companies Analysis. Merrill Lynch compared financial data relating to ALH and two publicly traded life insurance corporations:

     - Kansas City Life Insurance Company

     - The MONY Group, Inc.

     These companies were chosen because they are publicly-traded companies with operations concentrated in the sale of traditional life products, and for purposes of this analysis may be considered reasonably similar to the operations of ALH. Merrill Lynch calculated the mean multiple of stock price to estimated 1999 earnings, estimated 2000 earnings and book value as of September 30, 1999. For purposes of calculating these multiples, Merrill Lynch used closing stock prices on February 9, 2000 and estimated earnings per share as reported by First Call Corporation as of February 9, 2000. Merrill Lynch then derived ranges for the implied share price for ALH by applying these mean multiples to the comparable financial data for ALH.

     The following table shows the results of this analysis. Although the table illustrates that Merrill Lynch also calculated the mean multiples for a broader selection of companies operating in the life insurance sector, Merrill Lynch did not use these ratios to derive implied share prices for ALH.

                          PUBLIC COMPARABLES VALUATION

                                                                               LIFE       PEER CLASS
                                                  AMERUS      PEER CLASS    INSURANCE       IMPLIED
                                                  CURRENT     COMPARABLE    COMPARABLE       SHARE
                                     ALH DATA    MULTIPLES       MEAN          MEAN          PRICE
                                     --------    ---------    ----------    ----------    -----------
1999 Earnings......................   $ 2.45        8.2x          9.7x         11.2x        $23.77
2000E earnings.....................     2.67        7.5          10.8          10.3          28.84
12/31/99 Book Value................    24.38        .82           .76          1.44          18.53

  Pro Forma Financial Analysis

     Based on management earnings estimates for AmerUs and ILICO and projections for expected cost savings and related expenses and synergies of the Transaction provided by AmerUs and ILICO, Merrill Lynch analyzed selected pro forma effects of the Transaction, which included, among other things, the impact of the merger on ALH's earnings per share. This analysis indicated that the Transaction would be accretive to projected earnings per share for the ALH common stock, and that the Transaction would be accretive to ALH's tangible book value and return on equity.

  Changes in Circumstances

     Subsequent to AmerUs signing a definitive agreement to acquire ILICO, the parties recognized that the changes in circumstances described above under "BACKGROUND OF THE COMBINATION" necessitated changes in the definitive agreement. Merrill Lynch then:

     - Reviewed with AmerUs the financial performance of ILICO for the fourth quarter of 1999, the full details of which were not available at the time of the original agreement, and for the first and second quarters of 2000;

     - Discussed with AmerUs management the causes for changes in the financial performance and position of ILICO; and

     - Discussed with AmerUs management and ILICO management and its financial advisors the impact of these changes on the transaction.

On August 11, 2000, at a joint meeting of the AmerUs Boards, Merrill Lynch advised the boards that it would be prepared to render a fairness opinion based upon the revised terms discussed at such meeting. AmerUs management had also consulted with Merrill Lynch about the proposed changes to the original Combination Agreement. In light of the proposed revisions to the terms of the original Combination Agreement, AmerUs then requested that Merrill Lynch provide an updated written opinion, which it did on September 18, 2000. In connection with its opinion dated September 18, 2000, Merrill Lynch updated certain of the analyses performed in connection with its prior opinion delivered on February 11, 2000 and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. Merrill Lynch considered the consequences of the changes in circumstances at ILICO, including how ILICO's earnings had changed relative to previous estimates and the current and projected impact of these changes on ILICO's financial position. Merrill Lynch considered these consequences in light of the decrease in the aggregate value of the consideration offered by AmerUs in the transaction from 11.25 million shares to 9.30 million shares. In light of these considerations, Merrill Lynch confirmed its opinion, based upon and subject to the considerations set forth in the September 18, 2000 written opinion, that the consideration being paid in the aggregate in the Transaction under the revised agreement, taking into account the times of payment, was fair, from a financial point of view, to AMHC, ALH and the corporate successor to AMHC.

     THE FULL TEXT OF THE SEPTEMBER 18 MERRILL LYNCH OPINION, WHICH STATES THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH IN RENDERING ITS OPINION, IS INCLUDED IN PART 2 OF THIS STATEMENT AS APPENDIX 5, AND IS INCORPORATED BY REFERENCE INTO THIS STATEMENT. THE MERRILL LYNCH OPINION IS FOR THE USE AND BENEFIT OF THE RESPECTIVE BOARDS OF DIRECTORS OF ALH AND AMHC AS PREDECESSORS TO AMERUS AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO AMHC, ALH AND THE CORPORATE SUCCESSOR TO AMHC OF THE AGGREGATE CONSIDERATION BEING PAID IN THE TRANSACTION. THE MERRILL LYNCH OPINION DID NOT ADDRESS THE FAIRNESS OF THE DEMUTUALIZATION OF AMHC (WHICH HAS OCCURRED) OR THE MERITS OF THE UNDERLYING DECISION BY AMERUS TO ENGAGE IN THE DEMUTUALIZATION AND DID NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ALH OR ANY MEMBER OF AMHC AS TO HOW SUCH SHAREHOLDER OR MEMBER SHOULD VOTE WITH RESPECT TO THE DEMUTUALIZATION. THE MERRILL LYNCH OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY AMERUS TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF AMERUS AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF THE AMERUS COMMON STOCK OR ANY RELATED MATTER. THE MERRILL LYNCH OPINION DOES NOT EXPRESS ANY OPINION AS TO THE PRICES AT WHICH THE COMMON STOCK OF ALH OR AMERUS WOULD TRADE FOLLOWING ANNOUNCEMENT OF THE AMENDED AGREEMENT OR CONSUMMATION OF THE COMBINATION, AS THE CASE MAY BE.

     In arriving at its September 18 opinion, Merrill Lynch, among other things:


     - Reviewed publicly available business and financial information relating to AMHC, ALH and ILICO (in each case, on a consolidated basis) that Merrill Lynch deemed to be relevant;



     - Reviewed information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of AMHC, ALH and ILICO (in each case on a consolidated basis), furnished to Merrill Lynch by AMHC, ALH and ILICO, respectively, as well as the amount and timing of the cost savings expected to result from Transaction furnished to Merrill Lynch by ALH;



     - Conducted discussions with members of senior management of AMHC, ALH and ILICO concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the Transaction and the expected synergies;


     - Reviewed the historical market prices and valuation multiples for the ALH common stock and compared them with those of selected publicly traded companies that Merrill Lynch deemed to be relevant;


     - Reviewed the results of operations of AMHC and ALH and ILICO (in each case on a consolidated basis) and compared them with those of selected publicly traded companies that Merrill Lynch deemed to be relevant;


     - Compared the proposed financial terms of the Transaction with the financial terms of other transactions that Merrill Lynch deemed to be relevant;

     - Participated in discussions and negotiations among representatives of ALH and AMHC on one hand, and of ILICO on the other, and their financial and legal advisors;

     - Reviewed the potential pro forma impact of the Transaction;

     - Reviewed a draft of the amended agreement dated September 8, 2000; and

     - Took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the consolidated assets or liabilities of AmerUs or ILICO and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the consolidated properties or facilities of AmerUs or ILICO. With respect to the financial forecast information and the expected synergies furnished to or discussed with Merrill Lynch by AmerUs or ILICO, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of AmerUs or ILICO's management as to the expected future financial performance of AmerUs or ILICO, as the case may be, and the expected synergies. Merrill Lynch further assumed that the Transaction will be accounted for as a purchase transaction under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the amended agreement would be substantially similar to the last draft reviewed by it.


     The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated, and on the information made available to Merrill Lynch, as of September 18, 2000. Merrill Lynch assumed that all necessary regulatory and other consents and approvals (contractual or otherwise) for the Transaction will be obtained and that the Merger will be consummated (without any material waiver of any of the conditions set forth in the amended agreement) and that no restrictions, including any divestiture requirements or amendments or modifications, will be imposed in the course of obtaining such regulatory or other consents or approvals that would have a material adverse effect on the contemplated benefits of the Transaction.


     AMHC and ALH retained Merrill Lynch based upon its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of AmerUs for their own account and/or the accounts of their respective customers, and, accordingly, may at any time hold long or short positions in these securities.


     Pursuant to a letter agreement between Merrill Lynch and AMHC and ALH, dated as of January 5, 2000, AmerUs has agreed to pay Merrill Lynch $4.5 million plus expenses for financial advisory services rendered through the closing of the transaction, of which $1.0 million has been paid and the balance of which will be paid upon consummation of the Combination.


     AmerUs has also agreed, among other things, to indemnify Merrill Lynch and its affiliates from and against specified liabilities and expenses, which may include liabilities under federal securities laws, in connection with its engagement.

                  INFORMATION CONCERNING THE BUSINESS OF ILICO


     Headquartered in Indianapolis, Indiana, ILICO and its subsidiaries together sell term, universal and whole life insurance policies and fixed and variable annuities to policyholders in 50 states and the District of Columbia. To enhance focus on specific product and distribution capabilities and opportunities, ILICO decentralized in 1994 by forming a downstream stock holding company, ILGC. ILICO owns a majority interest in ILGC and ILGC owns all of the stock of four operating subsidiaries: IL Annuity, Bankers Life Insurance Company of New York ("Bankers Life"), Western Security Life Insurance Company ("Western Security") and IL Securities, Inc. ("IL Securities"). Each insurance company subsidiary is focused on a particular product manufacturing or marketing channel. ILICO, the upstream mutual parent, sells a broad portfolio of whole life, term, universal life, and fixed annuity products, and specializes in the development and administration of whole life products. IL Annuity, a subsidiary of ILICO since 1994, specializes in the development, marketing and administration of annuity products. Acquired in 1995, Bankers Life, a stand-alone subsidiary with its own sales force, provides ILICO with development and administration of universal life products and an additional sales outlet for its traditional life and term insurance products in the New York market. Western Security, acquired in 1996, manufactures and administers term life products for ILICO and its other subsidiaries as well as for private label partners. IL Securities is a registered broker dealer that facilitates the marketing of certain products.


     ILICO and its subsidiaries distribute their products through a variety of distribution channels. A large portion of their traditional whole and universal life products are distributed through their network of 6,500 soliciting and general agents. ILICO and its subsidiaries have grown their core appointed general agent pool consistently since 1994, much of that growth coming from the Managing General Agent ("MGA") network system and Independent Marketing Organizations ("IMOs"). Term and second-to-die products are distributed primarily through strategic alliances with private label partners. Under private label arrangements, ILICO and its subsidiaries manufacture products that are distributed through the field forces of other life insurance companies, their private label partners. The majority of the fixed annuities are sold and administered by IL Annuity through the Legacy Marketing Group ("Legacy"), which is not otherwise affiliated with ILICO. Bankers Life markets its products through a combination of general agents, private label partners and IMOs.

     ILICO plans to remain focused on selling traditional individual life and annuity products in selected core regional markets, and targeting middle-to-upper income level individuals and small business owners in mid-sized cities and satellite communities of large cities. As the company develops its non-participating business lines, the proportion of participating whole life policies versus annuities, term, universal life and interest-sensitive policies is declining. ILICO anticipates that it will not offer participating products after December 31, 2000. After the Combination with AmerUs, ILICO and its subsidiaries will continue to develop, manufacture and service the universal and interest-sensitive whole life product line as well as term insurance and private label products for AmerUs and unaffiliated companies. In addition, ILICO and its subsidiaries are undertaking a major effort to develop variable products administration capability.

     As of September 30, 2000, ILICO had consolidated total assets of approximately $6 billion and consolidated total policyowners' surplus of $309 million.

     For more information about the business of ILICO following the Combination, see "THE COMBINATION -- Memorandum of Understanding."

                 INFORMATION CONCERNING THE BUSINESS OF AMERUS

     AmerUs is a publicly held holding company located in Des Moines, Iowa and listed on the New York Stock Exchange. AmerUs' subsidiaries are engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 49 states, the District of Columbia and the U.S. Virgin Islands. As of September 30, 2000, AmerUs had consolidated assets of approximately $11.6 billion and shareholders' equity of $786 million. AmerUs' principal subsidiaries are AmerUs Life Insurance Company ("ALIC"), Delta Life Corporation ("Delta"), AmVestors Financial Corporation and AmerUs Capital Management Group, Inc. ("ACM").

     AmerUs is the holding company for ALIC, an Iowa domiciled life insurance company licensed in the District of Columbia and all states except New Hampshire and New York.

     On October 23, 1997, AmerUs acquired all of the outstanding capital stock of Delta for approximately $165 million in cash. The principal asset of Delta is its wholly-owned subsidiary, Delta Life and Annuity Company, an Iowa domiciled life insurance company formed in 1955 that is licensed in the District of Columbia and in all states except New York.

     On December 19, 1997, AmerUs acquired AmVestors Financial Corporation in a stock exchange valued at approximately $350 million. AmVestors Financial Corporation's principal operating subsidiaries are American Investors Life Insurance Company, Inc., a Kansas domiciled life insurance company licensed in 48 states and the District of Columbia; and Financial Benefit Life Insurance Company, a Kansas domiciled life insurance company licensed in 40 states, the District of Columbia and the U.S. Virgin Islands.

     On December 29, 1997, AmerUs formed ACM as a wholly-owned investment advisor to, among other things, manage the assets of certain affiliated and non-affiliated entities.

     AmerUs participates in a joint venture with Ameritas Life Insurance Corp. ("Ameritas") ("Ameritas Joint Venture") through ALIC's 34% ownership interest in AMAL Corporation, a Nebraska corporation ("AMAL"). AMAL owns Ameritas Variable Life Insurance Company ("AVLIC") and Ameritas Investment Corp., a registered broker-dealer ("AIC"), which have been in business since 1983. AVLIC is licensed to conduct business in 46 states and the District of Columbia. AIC is a registered broker-dealer which is licensed in all states except New York. ALIC's partner in the Ameritas Joint Venture, Ameritas, is a Nebraska domiciled life insurance company which has been in existence for more than 100 years.

     AmerUs has two primary operating segments: life insurance and annuities. Products generally distinguish a segment. The life insurance segment's primary product offerings consist of whole life, universal life and term life insurance policies. The annuity segment product offerings consist primarily of fixed annuities.

     AmerUs is a publicly owned reporting company under the Securities Exchange Act of 1934, as amended. The common stock of AmerUs is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and listed on the New York Stock Exchange.

                                    RATINGS


     Ratings with respect to claims-paying ability and financial strength are an increasingly important factor in establishing the competitive position of insurance companies. The following are the ratings as of the date of this Statement for ILICO and its insurance subsidiaries:


COMPANY                        RATING SERVICE              RATING TYPE                 RATING
-------                       -----------------    ----------------------------    ---------------
ILICO.......................  A. M. Best           financial condition             A (excellent)
ILICO.......................  Standard & Poor's    insurer financial strength      A (strong)
ILICO.......................  Moody's              insurance financial strength    Baa1 (adequate)
ILICO.......................  Fitch                claims-paying                   AA- (very high)
Bankers Life................  A. M. Best           financial condition             A (excellent)
Bankers Life................  Standard & Poor's    insurer financial strength      A (strong)
Bankers Life................  Fitch                claims-paying                   AA- (very high)
Western Security............  A. M. Best           financial condition             A (excellent)
Western Security............  Standard & Poor's    insurer financial strength      A (strong)
Western Security............  Fitch                claims-paying                   AA- (very high)
IL Annuity..................  A. M. Best           financial condition             A (excellent)
IL Annuity..................  Standard & Poor's    claims-paying                   A (strong)
IL Annuity..................  Fitch                claims-paying                   AA- (very high)

     The following are the ratings as of the date of this Statement for the various insurance companies of AmerUs:

COMPANY                         RATING SERVICE              RATING TYPE                 RATING
-------                        -----------------    ----------------------------    ---------------
AmerUs Life..................  Standard & Poor's    insurer financial strength      A (strong)
AmerUs Life..................  A. M. Best           financial condition             A (excellent)
AmerUs Life..................  Moody's              insurance financial strength    Baa1 (adequate)
Financial Benefit Life.......  A. M. Best           financial condition             B+ (very good)
Financial Benefit Life.......  Standard & Poor's    insurer financial strength      BBB (adequate)
American Investors Life......  Standard & Poor's    insurer financial strength      A (strong)
American Investors Life......  A. M. Best           financial condition             A- (excellent)
American Investors Life......  Moody's              insurance financial strength    Baa1 (adequate)
Delta Life...................  Standard & Poor's    insurer financial strength      BBB (good)
Delta Life...................  Moody's              insurance financial strength    Baa1 (adequate)
Delta Life...................  A. M. Best           financial condition             A (excellent)

                                THE COMBINATION


     The following is a brief description of the Combination and the Combination Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Combination Agreement, a copy of which is included in Part 2 of this Statement as Appendix 3 and is incorporated herein by reference.


AMERUS INVESTMENT IN ILICO'S SUBSIDIARIES


     As an initial step towards consummation of the Combination, AmerUs in February 2000, acquired shares of a newly authorized series of non-voting common stock (the "Non-Voting Common Stock") of ILGC representing a 45% equity interest in ILGC in exchange for a $100 million investment in ILGC (the "Stock Purchase"). Following receipt of all necessary regulatory approvals, AmerUs and its subsidiaries holding shares of Non-Voting Common Stock have the right to exchange their shares into voting common shares that represent 45% of the equity interest of ILGC on a fully diluted basis (the "Converted Shares").


STRUCTURE OF THE COMBINATION

     The Combination is a series of related transactions as a result of which ILICO will convert from a mutual insurance company to a stock insurance company and become a wholly-owned subsidiary of AmerUs. Although these transactions are described below as a series of steps, effectively they all will occur at the same time and none of these steps will be taken without the others.

     - As of the Combination Closing Date (as defined below), ILICO will become a stock insurance company organized and existing under Indiana's insurance law in accordance with the Plan.


     - CLA will be merged with and into ILICO under Indiana Code Section 27-1-9 et seq. and the relevant provisions of Iowa law. The stock of CLA will be converted into and become all of the stock of ILICO, which will thereby become a wholly-owned subsidiary of AmerUs.


     - The Eligible Members of ILICO will receive the Member Consideration in exchange for their Membership Interests.

     - AmerUs will, as an essential and mandatory step in the transaction, immediately contribute all of the stock of ILICO to ILICO Holdings, Inc., an Indiana domiciled subsidiary of AmerUs.

REPRESENTATIONS AND WARRANTIES

     In the Combination Agreement, each of ILICO, ILGC and AmerUs has made representations and warranties customary for a transaction such as the Combination, with respect to, among other matters: (a) corporate existence and power; (b) ownership of subsidiaries; (c) authority to execute and deliver the Combination Agreement and the Investment Advisory Agreements; (d) absence of any breach of or conflict with any agreements, governmental authorizations or charter documents; (e) accuracy of financial statements; (f) absence of certain changes or events, including any changes or events having a Material Adverse Effect; (g) compliance with applicable laws; (h) solvency; (i) taxes; (j) litigation; and (k) information supplied for use in disclosure documents.

     ILICO and ILGC have each made further representations and warranties relating to, among other matters: (a) authority to issue non-voting shares of ILGC; (b) insurance regulatory matters; (c) reserves; (d) regulatory filings;
(e) reinsurance agreements; (f) accuracy of ILICO's member information statement; (g) shares of ILICO to be issued upon implementation of the Plan; (h) absence of undisclosed liabilities; (i) significant contracts; (j) title to properties; (k) environmental matters; (l) intellectual property; (m) no commitment to make loans or advances; (n) ownership of assets necessary to conduct business; (o) benefit plans; (p) employees; (q) books and records; (r) absence of threats of cancellation; and (s) operations insurance.

     "Material Adverse Effect" is defined in the Combination Agreement and generally refers to a material adverse effect on the business or condition of any person and its subsidiaries taken as a whole, or on the ability of a person to consummate the transactions contemplated by the Combination Agreement. Certain specified events, however, including the following, do not in and of themselves constitute a material adverse effect on the business or condition of the person and its subsidiaries taken as a whole: (i) ratings downgrade(s) of ILICO or any subsidiary, subject to agreed-upon exceptions; (ii) any decrease in sales of fixed annuities at IL Annuity; (iii) an annualized lapse rate for fixed annuities at IL Annuity that does not exceed 27% calculated on a rolling three-calendar month basis; (iv) certain further increases in such annualized lapse rate primarily because the yield on IL Annuity's convertible bond portfolio is a certain amount below the performance of a specified bond index;
(v) total out-of-pocket demutualization expenses at ILICO of up to $21 million in the aggregate, not including fees of Goldman Sachs; (vi) year 2000 mutual company surplus tax payable by ILICO; and (vii) the elimination of sales of participating policies by ILICO.


CERTAIN COVENANTS AND AGREEMENTS

  Stock Purchase Covenants

     In connection with the Stock Purchase, the parties have agreed to several provisions relating to the ILGC Shares, including the following:

     - The shares of Non-Voting Common Stock and/or the Converted Shares shall have a priority in all dividends and other voluntary or involuntary distributions made on account of the equity ownership interests in ILGC until AmerUs (or its assignee) receives the full amount to which it would be entitled in a purchase or repurchase by ILICO or ILGC;

     - During the period commencing on the closing of the Stock Purchase until the purchase or repurchase of all of the issued and outstanding shares of Non-Voting Common Stock or Converted Shares by ILICO or ILGC, ILGC must not issue or transfer any debt or equity security not expressly contemplated by the Combination Agreement;

     - ILGC must not take any action which would cause each share of its Non-Voting Common Stock to be exchangeable into less than one share of ILGC Common Stock or that would dilute the rights associated with such shares; and


     - AmerUs shall have a right to representation on the Board of Directors of ILGC until the purchase or repurchase of all the shares of Non-Voting Common Stock or the Converted Shares by ILICO or ILGC (see "-- Rights of Repurchase; Certain Termination Fees").


  Investment Advisory Agreements

     ACM has entered into investment management agreements with ILICO and each of ILICO's insurance company subsidiaries (the "Investment Advisory Agreements").


     If the Combination Agreement is terminated, ILICO and ILGC are required to continue the term of each of the Investment Advisory Agreements until the purchase or repurchase of all of the shares of Non-Voting Common Stock or the Converted Shares by ILICO or ILGC (see "-- Rights of Repurchase; Certain Termination Fees" below). However, these agreements can be terminated on 180 days notice if the Combination Agreement is terminated by ILICO or ILGC (i) due to a breach of the Combination Agreement by AmerUs or a Material Adverse Effect with respect to AmerUs, which breach or Material Adverse Effect is within the control of AmerUs (see "-- Termination -- Termination Due to Act Within the Control of AMHC", below) or (ii) because AmerUs experiences a change of control or sells substantially all its assets and such transaction is not reasonably acceptable to ILICO.


  No Solicitation

     The Combination Agreement provides that ILICO and ILGC will not (i) initiate, solicit or encourage or otherwise facilitate any inquiries or the making of any proposal or offer which constitutes a Competing Transaction Proposal; or (ii) participate in any discussions or negotiations regarding any Competing Transaction Proposal (subject to certain exceptions described below). The Combination Agreement defines a "Competing Transaction Proposal" as (i) a merger, reorganization, affiliation, sponsored demutualization, share exchange, consolidation or similar transaction involving, or any purchase of 5% or more of the assets or any equity securities of, or demutualization or conversion of, ILICO, ILGC or any of their subsidiaries other than as expressly required under the Combination Agreement or as expressly authorized by AmerUs; or (ii) a transaction involving a pooling or affiliation of the business of either ILICO, ILGC or any of their subsidiaries with another person or any similar business combination or restructuring.

     ILICO and its board of directors are not prevented from doing the following: (i) providing information in response to a request by a person who has made an unsolicited bona fide written Competing Transaction Proposal; (ii) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Competing Transaction Proposal; or (iii) recommending a Competing Transaction Proposal to the policyholders of ILICO and/or permitting such policyholders to vote on such Competing Transaction Proposal, in each case if and only to the extent that the board of directors of ILICO determines in good faith that the failure to take such action is reasonably likely to result in a breach of the board's fiduciary duties under, or otherwise violate, applicable law; and the board of directors of ILICO determines in good faith that such Competing Transaction Proposal is a Superior Proposal.

     The Combination Agreement defines a "Superior Proposal" as a Competing Transaction Proposal which, if accepted by ILICO, ILGC or a subsidiary, is reasonably capable of being consummated, and which, if consummated, would result in a more favorable transaction for ILICO and its policyholders than the transaction contemplated by the Combination Agreement.

  Directors


     Upon consummation of the Combination, the board of directors of AmerUs will be adjusted to include the Chief Executive Officer of ILICO (as Vice-Chairman of the AmerUs board of directors) and at least two additional members of the ILICO Board of Directors (the "IL/AmerUs Directors"). AmerUs is required to use its best efforts to cause the AmerUs Board to appoint two of the IL/AmerUs Directors for terms expiring at AmerUs' next annual shareholders' meeting following the closing of the Combination, and to nominate such directors for election to three year terms on the AmerUs Board commencing at such annual meeting. AmerUs is also required to use its best efforts to cause the AmerUs Board to appoint the third IL/AmerUs Director for the remainder of a three-year term commencing at the annual shareholders' meeting preceding the closing date of the Combination. It is anticipated that the IL/AmerUs Directors will consist of Mr. Prible, Alecia Ann DeCoudreaux and Andrew Jackson Paine, Jr., who currently serve on the ILICO Board of Directors.


     The Combination Agreement further provides that upon consummation of the Combination, ILICO is required to use its best efforts to cause two individuals nominated by the Chief Executive Officer of AmerUs to be elected to the ILICO Board of Directors. It is anticipated that these nominees will be Roger K. Brooks and D T Doan.

  Other Covenants and Agreements

     The Combination Agreement also includes certain covenants customary for a transaction such as the Combination with respect to, among other matters: (i) ILICO's and its subsidiaries' conduct of their respective businesses during the period between the signing of the Combination Agreement and the Combination Closing (as defined below); (ii) using all reasonable efforts to take all steps necessary or desirable under applicable law to consummate the transactions contemplated by the Combination Agreement; (iii) cooperation in obtaining governmental approvals; (iv) consultation regarding public announcements concerning the Combination Agreement and the transactions contemplated in the Combination Agreement; (v) treatment of confidential and proprietary information concerning the business and operations of the parties; (vi) mutual access to and timely disclosure of information concerning the parties; (vii) implementation of a program for AmerUs shareholders following the Combination (including ILICO's Eligible Members receiving shares of AmerUs Common Stock) holding less than one hundred (100) shares of AmerUs Common Stock pursuant to which such holders may sell their shares (or round up to 100 shares by purchase) without paying any brokerage commissions; and (viii) prohibiting ILICO from amending, modifying or withdrawing the Plan filed with the Indiana Commissioner without the written consent of AmerUs.

CLOSING

     Unless the Combination Agreement is terminated in accordance with its terms, the closing of the Combination (the "Combination Closing") will take place on a date (the "Combination Closing Date") within twenty (20) business days after satisfaction or waiver of the conditions to the Combination Closing set forth in the Combination Agreement, or as otherwise agreed by the parties.

CONDITIONS TO THE COMPLETION OF THE COMBINATION

     The Combination Agreement provides that the respective obligations of AmerUs, ILICO and ILGC are subject to the satisfaction of several mutual conditions to the Combination Closing, summarized as follows:

     - all permits and governmental, policyholder and shareholder approvals, and other consents, approvals or waivers necessary for the consummation of the Combination Closing shall have been obtained, and no provision of any applicable law shall prohibit the consummation of the Combination Closing;

     - there shall not be any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by the Combination Agreement;

     - all documents necessary or agreed upon by the parties for consummation of the transactions shall have been executed and delivered by the parties; and

     - the Combination Agreement and the Investment Advisory Agreements shall be in full force and effect.

     The Combination Agreement further provides that the obligation of AmerUs to consummate the Combination Closing is subject to the satisfaction of several additional conditions, summarized as follows:

     - no governmental entity shall have imposed any condition to any approval required in connection with the Combination Closing, other than certain conditions involving ministerial acts, routine reporting requirements or certain conditions known to and previously accepted by AmerUs;

     - (i) ILICO and ILGC shall have performed their obligations under the Combination Agreement, (ii) the representations and warranties of ILICO and ILGC shall be true at and as of the Combination Closing Date, except where the failure of such representations and warranties to be true has not had and would not reasonably be expected to have a Material Adverse Effect, and (iii) AmerUs shall have received certificates signed by the Chief Executive Officers and Chief Financial Officers of ILICO and ILGC that the foregoing conditions have been satisfied;

     - since the date of the Combination Agreement, there shall not have been any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on ILICO;

     - no proceeding shall be pending seeking damages or seeking a temporary restraining order, preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated by the Combination Agreement, other than any such proceeding which, in the judgment of AmerUs, is not likely to materially interfere with the transactions contemplated by the Combination Agreement; provided that AmerUs may not invoke this condition unless it has used its reasonable best efforts to have such proceeding dismissed or terminated;

     - AmerUs shall have received opinions of tax counsel, dated as of the Combination Closing Date, or rulings from the Internal Revenue Service, that the Combination will be effected on a tax free basis to AmerUs;

     - A.M. Best Company, Inc. shall not have informed ILICO or any of its subsidiaries or otherwise announced that it will make a reduction in the ratings of ILICO or Bankers Life if the Combination is consummated or for any other reason, where such reduction would or would reasonably be expected to constitute a Material Adverse Effect;

     - AmerUs shall either (i) have received from the SEC reasonable assurance that the issuance of shares of AmerUs Common Stock to the members of ILICO pursuant to the Combination may be accomplished without registration of such shares under the federal securities laws or (ii) have in effect a registration statement covering issuance of such shares.

     The Combination Agreement further provides that the obligation of ILICO and ILGC to consummate the Combination Closing is subject to the satisfaction several additional conditions, summarized as follows:

     - no governmental entity shall have imposed any condition to any approval required in connection with the Combination Closing which would materially and adversely affect the aggregate value of the shares of AmerUs Common Stock, cash and policy credits to be received by Eligible Members of ILICO upon consummation of the Combination or the authority of AmerUs to carry out the transactions contemplated by the Combination Agreement;

     - (i) AmerUs shall have performed its obligations under the Combination Agreement, (ii) the representations and warranties of AmerUs shall be true at and as of the Combination Closing Date, except where the failure of such representations and warranties to be true has not had and would not reasonably be expected to have a Material Adverse Effect and (iii) ILICO and ILGC shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of AmerUs that the foregoing conditions have been satisfied;

     - since the date of the Combination Agreement, there shall not have been any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on AmerUs;

     - no proceeding shall be pending seeking damages or seeking a temporary restraining order, preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated by the Combination Agreement, other than any such proceeding which, in the judgment of ILICO and ILGC, is not likely to materially interfere with the transactions contemplated by the Combination Agreement; provided that ILICO and ILGC may not invoke this condition unless they have used their reasonable best efforts to have such proceeding dismissed or terminated;

     - ILICO and ILGC shall have received opinions of tax counsel, or rulings from the Internal Revenue Service, that the Combination will be effected
       (i) on a tax-free basis to ILICO and the ILICO policyholders receiving only shares of AmerUs Common Stock and (ii) with respect to employee benefit plans and individual retirement accounts and individual retirement annuities, tax sheltered annuities governed by Section 403(b) of the Internal Revenue Code, as amended (the "Code"), in such a manner that it does not adversely affect the compliance thereof with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code;

     - A.M. Best Company, Inc. shall not have informed AmerUs or any of its insurance company subsidiaries or otherwise announced that it will make a reduction in the ratings of AmerUs Life or American Investors Life if the Combination is consummated or for any other reason, where such reduction would or would reasonably be expected to have a Material Adverse Effect on AmerUs; and


     - the Chief Executive Officer of AmerUs shall have delivered to the Chief Executive Officer of ILICO a post-combination plan of integration with details in addition to the essential terms set forth in the Memorandum of Understanding between the parties concerning post-Combination Closing integration and which is not, except as otherwise agreed, materially inconsistent with such Memorandum of Understanding. (See "-- Memorandum of Understanding.")


INDEMNIFICATION FOR OFFICERS, DIRECTORS AND EMPLOYEES


     The Combination Agreement provides that all rights to indemnification now existing in favor of employees, directors and officers of ILICO or its subsidiaries as provided in the articles of incorporation and bylaws of such entities shall survive the effective date of the Combination for a period of at least six (6) years, subject to applicable law. The Combination Agreement further provides that any indemnification provided by AmerUs shall extend to ILICO's and its subsidiaries' employees, directors and officers to the fullest extent permitted by applicable law and the articles of incorporation of AmerUs.

TERMINATION OF THE COMBINATION AGREEMENT

  Termination Due to Third-Party Offer

     The Combination Agreement may be terminated at any time prior to the Combination Closing by AmerUs:

     - if the Board of Directors of ILICO, in connection with any Competing Transaction Proposal, withdraws or modifies in a manner adverse to AmerUs a recommendation with respect to the Combination, recommends such a Competing Transaction Proposal or votes to permit the ILICO policyholders to consider such a Competing Transaction Proposal;

     - if ILICO or ILGC enters into an agreement, letter of intent or other arrangement contemplating the effectuation of, directly or indirectly, a Competing Transaction Proposal; or

     - if a third party obtains the right to elect a majority of the Board of Directors of ILICO or ILGC or the right to control 10% or more of the voting shares of capital stock of ILGC or any of its subsidiaries.

     In addition, the Combination Agreement may be terminated at any time prior to the Combination Closing by ILICO or ILGC if the Board of Directors of ILICO resolves (in the exercise of its fiduciary duty) to accept a Superior Proposal (as defined in the Combination Agreement).

  Termination Due to Uncontrollable Event; Termination by Mutual Agreement

     The Combination Agreement may be terminated at any time prior to the Combination Closing by any party:

     - if consummation of the Combination Closing becomes prohibited under any applicable law, and all rights of appeal with respect to such prohibition are exhausted;

     - if a party fails to obtain any policyholder, shareholder or governmental entity approval necessary to consummate the Combination Closing, provided, however, that a party may not terminate on this basis if it shall not have in good faith used all reasonable efforts to consummate the Combination Closing; or

     - if the Combination Closing is not consummated on or before June 30, 2001, unless extended by mutual agreement of the parties.

     The Combination Agreement may be terminated at any time prior to the Combination Closing by ILICO or ILGC:

     - if (i)(A) AmerUs agrees to enter into a merger or consolidation with another person, in which AmerUs would not be the continuing or surviving corporation and the majority of such continuing or surviving corporation's directors would not have been affiliated with AmerUs prior to the consummation of such merger or consolidation, or (B) AmerUs transfers substantially all of its assets and (ii) such transaction is not reasonably acceptable to ILICO;

     - if there has been a material breach by AmerUs of any representation, warranty, covenant or agreement contained in the Combination Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by ILICO or ILGC to AmerUs, which breach would not be construed by a reasonable person to have been within the control of AmerUs or a subsidiary; provided, however, that ILICO and ILGC shall not exercise their termination right under this clause for breach of any representation or warranty that occurs on or after September 18, 2000 unless the events, occurrences, developments or state of circumstances or facts that constitute such breach have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AmerUs; or

     - if, on or after September 18, 2000, there shall have been any events, occurrences, developments or state of circumstances or facts which would not be construed by a reasonable person to have been within the control of AmerUs or a subsidiary and which, individually or in the aggregate (i) have had a Material Adverse Effect with respect to AmerUs or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by ILICO or ILGC to AmerUs and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or


     - if the aggregate value of the shares of AmerUs Common Stock, cash and policy credits projected to be received by the ILICO members is less than $186 million, provided, however, that such termination notice shall be null and void in the event that AmerUs agrees to increase the number of shares of AmerUs Common Stock and/or the amount of cash and policy credits to be delivered so that the aggregate value of such shares of AmerUs Common Stock, cash and policy credits provided to such members equals $186 million.


     The Combination Agreement may be terminated at any time prior to the Combination Closing by AmerUs:

     - if there has been a material breach by ILICO and ILGC of any representation, warranty, covenant or agreement contained in the Combination Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AmerUs to ILICO and ILGC, which material breach would not be construed by a reasonable person to have been within the control of ILICO, ILGC or a subsidiary; provided, however, that AmerUs may not exercise this termination right for breach of any representation or warranty that occurs on or after September 18, 2000 unless the events, occurrences, developments or state of circumstances or facts that constitute such breach have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ILICO; or


     - if, on or after September 18, 2000, there shall have been any events, occurrences, developments or state of circumstances or facts which would not be construed by a reasonable person to have been within the control of ILICO or a subsidiary and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to ILICO or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by AmerUs to ILICO and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001.


     In addition, the Combination Agreement may also be terminated by mutual written agreement of ILICO, ILGC and AmerUs.

  Termination Due to Act Within the Control of ILICO

     The Combination Agreement may be terminated at any time prior to the Combination Closing by AmerUs:

     - if there has been a material breach by ILICO or ILGC of any representation, warranty, covenant or agreement contained in the Combination Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AmerUs to ILICO and ILGC, which breach would be construed by a reasonable person to have been within the control of ILICO, ILGC or a subsidiary; provided, however, that AmerUs may not exercise this termination right for breach of any representation or warranty that occurs on or after September 18, 2000 unless the events, occurrences, developments or state of circumstances or facts that constitute such breach have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ILICO;


     - if, on or after September 18, 2000, there shall have been any events, occurrences, developments, or state of circumstances or facts which would be construed by a reasonable person to have been within the control of ILICO or a subsidiary and which, individually or in the aggregate (i) have had a Material Adverse Effect with respect to ILICO, or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by AmerUs to ILICO and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or

     - if there has been a material breach of a representation or warranty by ILICO or ILGC and any individual listed on a schedule to the Combination Agreement (which identifies persons associated with ILICO or ILGC deemed to have "knowledge" for purposes of interpreting certain provisions of the agreement) had actual knowledge of the material breach of such representation or warranty as of the closing date of the Stock Purchase (irrespective of whether such breach is within the control of ILICO, ILGC or a subsidiary, and without limiting the rights of AmerUs).

  Termination Due to Act Within the Control of AmerUs

     This Combination Agreement may be terminated at any time prior to the Combination Closing by ILICO or ILGC:

     - if there has been a material breach by AmerUs of any representation, warranty, covenant or agreement contained in the Combination Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by ILICO or ILGC to AmerUs, which breach would be construed by a reasonable person to be within the control of AmerUs or a subsidiary; provided, however, that ILICO and ILGC may not exercise this termination right for breach of any representation or warranty that occurs on or after September 18, 2000 unless the events, occurrences, developments or state of circumstances or facts that constitute such breach has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AmerUs;

     - if, on or after September 18, 2000, there shall have been any events, occurrences, developments or state of circumstances or facts which would be construed by a reasonable person to be within the control of AmerUs or a subsidiary and which, individually or in the aggregate (i) have had a Material Adverse Effect with respect to AmerUs or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by ILICO or ILGC to AmerUs and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or

     - if there has been a material breach of a representation or warranty by AmerUs and any individual listed on a schedule to the Combination Agreement (which identifies persons associated with AmerUs deemed to have "knowledge" for purposes of interpreting certain provisions of the agreement) had actual knowledge of the material breach of such representation or warranty as of the closing date of the Stock Purchase (irrespective of whether such breach is within the control of AmerUs or a subsidiary, and without limiting the rights of ILICO and ILGC).

RIGHTS OF REPURCHASE; CERTAIN TERMINATION FEES

     If the Combination Agreement is terminated without the Combination having occurred, ILICO is obligated to purchase or ILGC is obligated to repurchase all the Non-Voting Common Stock or Converted Shares outstanding. The Combination Agreement requires that such purchase or repurchase be made for a price of $100 million plus an imputed interest rate, which varies depending on which party terminated the agreement, the reasons for such termination and the provision of the agreement serving as the basis for such termination (see "Termination of the Combination Agreement," above). The imputed interest rate varies from 10% to 18% per annum. ILICO and ILGC are required to effect such purchase or repurchase of the Non-Voting Common Stock and/or Converted Shares within a specified period depending on the circumstances. The longest repayment period is four years after the closing of the Stock Purchase. In addition, following a termination based on certain provisions of the Combination Agreement, the holders of Non-Voting Common Stock or Converted Shares outstanding are permitted to exchange all or a portion of such shares for all of the issued and outstanding equity interests of IL Annuity, based on an independent appraiser's estimation of the value thereof and subject to receipt of required regulatory approvals.

     In addition, the Combination Agreement includes break-up fee provisions triggered in the event of certain acts or occurrences, including any of the following:

     - the Combination Agreement is terminated due to the events described under "-- Termination of the Combination Agreement -- Termination due to Third-Party Offer" or;

     - the Combination Agreement is terminated due to an event not within the control of either party or by mutual agreement (see "-- Termination of the Combination Agreement -- Termination Due to Uncontrollable Event; Termination by Mutual Agreement") or due to an act within the control of ILICO (see "-- Termination of the Combination Agreement -- Termination Due to Act Within Control of ILICO") and ILICO, within eighteen months of the termination of the Combination Agreement, enters into a Competing Transaction Proposal that was the subject of discussion or negotiations after ILICO signed a letter of intent for this transaction and before this Combination Agreement was terminated.


     In the event of any such termination, in addition to the repurchase of all the Non-Voting Common Stock or Converted Shares outstanding, a break-up fee is payable equal to $3,000,000, plus 3% of the AMHC Offer (as defined below), plus a certain portion of AmerUs' costs and expenses in connection with the Combination Agreement. "AMHC Offer" is defined as an "the product of (x) 9,300,000 and (y) the greater of (A) $25.20 and (B) the average closing price per share of the AmerUs Common Stock on the five trading days immediately prior to the earlier of (i) the announcement of a Competing Transaction Proposal that forms the basis for termination of the Combination Agreement, or (ii) the termination date of the Combination Agreement."

POST-TERMINATION CONDUCT OF BUSINESS OF ILICO AND ILGC PRIOR TO PURCHASE OR REPURCHASE


     Subject to certain exceptions, ILICO and ILGC have each agreed, on and after any termination date and until the purchase or repurchase of all the shares of Non-Voting Common Stock or the Converted Shares by ILICO or ILGC, to certain restrictions, including, but not limited to, the following: (i) ILICO, ILGC and their subsidiaries will exercise their best efforts to remain in all material respects corporations duly organized, validly existing and duly qualified to conduct their business; (ii) ILICO and ILGC will not permit any of their subsidiaries to engage in any material business other than the life insurance business and businesses reasonably related thereto; (iii) ILICO, ILGC and their subsidiaries will not issue or encumber any shares of the capital stock or other debt or equity security of any of the subsidiaries of ILGC; (iv) ILICO and ILGC will not declare or pay dividends outside certain parameters; (v) except for fair value and exercising reasonable and prudent business judgment, ILICO, ILGC and their subsidiaries will not sell or encumber any properties or assets, will not make or commit to any capital expenditures for tangible assets; and will not enter into any lease of real or personal property; (vi) ILICO, ILGC and their subsidiaries will not effect any transactions with any Affiliates, other than pursuant to pre-existing arrangements or in the ordinary course of business; (vii) ILGC will abide by certain leverage and tangible net worth restrictions; (viii) all ILICO insurer subsidiaries will abide by certain capital and surplus restrictions; and (ix) ILICO, ILGC and their subsidiaries will not incur any additional indebtedness.


MEMORANDUM OF UNDERSTANDING

     AmerUs and ILICO have agreed to certain principles and guidelines for the post affiliation integration, operation and leadership of the combined companies. These principles and guidelines are set forth in the Memorandum of Understanding (attached as Appendix 6 to Part 2 of this Statement) and contained in a letter from AmerUs to the Indiana Commissioner attached as Appendix 7 to
Part 2 of this Statement. Subject to the terms and conditions of the Memorandum of Understanding and the letter to the Indiana Commissioner, these principles and guidelines include the following: (i) identification of business activities to be located in Des Moines, Iowa, Indianapolis, Indiana, Woodbury, New York, and Topeka, Kansas (current sites of operations of AmerUs and ILICO); (ii) description of the leadership role and some of the specific duties of ILICO's Chief Executive Officer; (iii) membership of the Boards of Directors of AmerUs and ILICO and election of the ILICO Chief Executive Officer as Vice Chairman of the AmerUs Board; (iv) commitments to continuation of the ILICO name and brand and to the continuation of employment in Indianapolis, Indiana at or near historic levels (subject to enterprise wide reductions contemplated by the Combination); and (v) commitments to the continuation of ILICO's prominent role in community involvement and sponsorships and corporate giving at or above current levels.

                      HISTORIC MARKET PRICES AND DIVIDENDS


     ALH was a publicly-traded company from 1997 until September 20, 2000, when it was merged into AMHC and AMHC was renamed AmerUs. On February 20, 1998, ALH's Class A common stock was listed and trading began on the New York Stock Exchange under the symbol "AMH." Prior to such listing, ALH's Class A common stock was listed and traded on the Nasdaq National Market System under the symbol "AMRS." The AmerUs Common Stock is currently trading on the New York Stock Exchange under the symbol "AMH." The following table sets forth, for the periods indicated, the high and low sales prices per share of AmerUs' Common Stock and ALH's Class A common stock as quoted on Nasdaq or the NYSE, as applicable, and the dividends per share declared during such period.



                                                              HIGH         LOW        DIVIDENDS
                                                              ----         ---        ---------
1998
  First Quarter.............................................   36 1/4      30 7/8       $0.10
  Second Quarter............................................   34 7/16     30 5/8       $0.10
  Third Quarter.............................................   33 1/16     21 15/16     $0.10
  Fourth Quarter............................................   24 1/8      14 3/4       $0.10
1999
  First Quarter.............................................   24 11/16    16 13/16     $0.10
  Second Quarter............................................   28          21 15/16     $0.10
  Third Quarter.............................................   28 3/4      21 3/16      $0.10
  Fourth Quarter............................................   25 3/4      20 1/2       $0.10
2000
  First Quarter.............................................   24          16 9/16      $0.10(1)
  Second Quarter............................................   20 1/8      18              --
  Third Quarter.............................................   26 1/4      21 7/16         --
  Fourth Quarter............................................   32 3/8      24 7/16      $0.40(2)
2001
  First Quarter (as of January 26, 2001)....................   31 1/4      27              --


---------------
(1) In February 2000, ALH announced that it changed its dividend policy from a quarterly payment to an annual payment of $0.40 per share of common stock.

(2) AmerUs Group Co. annual dividend.

DIVIDENDS

     The ALH board of directors declared and paid a quarterly dividend of $0.10 per share of common stock from the second quarter of 1997 until the first quarter of 2000. In accordance with its current policy of declaring dividends annually, on November 10, 2000 the AmerUs Board approved the first annual payment of a dividend of $0.40 per share of common stock. Any payment of dividends is subject to the discretion of the AmerUs Board and is dependent upon AmerUs' financial condition, results of operations, cash requirements, future prospects, regulatory restrictions on the payment of dividends by AmerUs' life insurance subsidiaries and other factors deemed relevant by the AmerUs Board.

     AmerUs' ability to pay dividends to its shareholders and meet its other obligations, including operating expenses and any debt service, primarily depends upon the receipt of sufficient funds from its life insurance subsidiaries in the form of dividends, interest payments or loans. Based on statutory insurance regulations and the life insurance subsidiaries' 1999 results, AmerUs' life insurance subsidiaries could pay an estimated $61.1 million in dividends in 2000 without obtaining regulatory approval.

     Under its bank credit facility, AmerUs is prohibited from paying dividends on its common stock in excess of an amount equal to 3% of the AmerUs' consolidated net worth as of the last day of the preceding fiscal year.

     In connection with the 8.85% Capital Securities, Series A (the "Capital Securities"), issued in 1997 by AmerUs Capital I, AmerUs' subsidiary trust, and the 7.00% Adjustable Conversion-rate Equity Security Units ("ACES") issued in 1998 by AmerUs Capital II, AmerUs' subsidiary trust, AmerUs has agreed not to declare or pay any dividends on AmerUs' capital stock (including the AmerUs Common Stock) during any period for which AmerUs elects to extend interest payments on its junior subordinated debentures, except for stock dividends paid by AmerUs where the dividend stock is the same stock as that on which the dividend is being paid. Dividends on AmerUs' capital stock cannot be paid until all accrued interest on the Capital Securities and ACES has been paid.

                      DESCRIPTION OF AMERUS CAPITAL STOCK

GENERAL

     AmerUs is authorized to issue 250,000,000 shares of capital stock, of which 20,000,000 shares are preferred stock, no par value, and 230,000,000 are common stock, no par value. In addition, a total of 8,415,000 shares of common stock are reserved for issuance under the terms of the ACES, outstanding warrants (see "-- Warrants," below) or options granted or available for grant under various AmerUs benefit plans. AmerUs is also authorized to issue shares of preferred stock on such terms as determined by the AmerUs board of directors (the "Preferred Stock").

COMMON STOCK

     Each share of AmerUs Common Stock entitles its holder to one vote per share on all matters upon which shareholders are entitled to vote (including election of directors, mergers, sales of assets other than in the regular course of business, dissolution and amendments to the articles of incorporation). The shares of AmerUs Common Stock are subject to the relative rights, preferences, qualifications and limitations of any class or series of preferred stock. There is no provision in AmerUs' articles of incorporation permitting cumulative voting in the election of directors.

PREFERRED STOCK


     The AmerUs Board is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the AmerUs Board in a resolution or resolutions providing for the issue of such preferred stock; provided, however, that preferred stock may have no votes per share, but in no event shall preferred stock have more than one vote per share. Thus, any series may, if so determined by the AmerUs Board, have full or limited voting rights with the AmerUs Common Stock, be convertible into AmerUs Common Stock or another security of AmerUs, and have such other relative rights, preferences and limitations as the AmerUs Board shall determine. As a result, any class or series of preferred stock could have rights which would adversely affect the rights of the holders of the AmerUs Common Stock. The shares of any class or series of preferred stock need not be identical. The issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of AmerUs.


CAPITAL SECURITIES SERIES A OF AMERUS CAPITAL I

     The Capital Securities were issued through a wholly-owned subsidiary trust of AmerUs, AmerUs Capital I. The sole asset of the trust is the junior subordinated debentures of AmerUs in the principal amount of approximately $70 million bearing interest at 8.85% and maturing February 1, 2027. AmerUs has fully and unconditionally guaranteed the obligation of the trust under the Capital Securities and is obligated to mandatorily redeem the securities on February 1, 2027. AmerUs may prepay the securities at anytime after February 1, 2007.

ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS OF AMERUS CAPITAL II


     The ACES were issued through a wholly-owned subsidiary trust of AmerUs, AmerUs Capital II. Each unit consists of a forward common stock purchase contract for a share at a price of $31.5625 per share on July 27, 2001, and a quarterly income preferred security bearing interest at 6.86% and due July 27, 2003. AmerUs is obligated to mandatorily redeem the capital securities on July 27, 2003. At December 31, 2000, 4,080,500 units were outstanding.

WARRANTS


     As of December 31, 2000, AmerUs had outstanding warrants convertible into 473,596 shares of AmerUs Common Stock at an exercise price of $24.42 per share of AmerUs Common Stock. The warrants expire on April 3, 2002.



CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS OF AMERUS



     The following discussion is a summary of certain provisions of the articles of incorporation and bylaws of AmerUs relating to shareholder voting rights, advance notice requirements and other provisions which may be deemed to have an "anti-takeover" effect. In addition to these provisions, the inability of the holders of the common stock to elect a majority of the AmerUs Board at any one annual meeting may also deter attempts to effect, or prevent the consummation of, a change in control of AmerUs. These and other provisions affect shareholder rights and should be given careful attention.


  Indemnification and Limitation of Liability

     AmerUs' articles of incorporation provide that no director of AmerUs is liable to AmerUs or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the Iowa Business Corporation Act ("IBCA"). This provision does not prevent shareholders from obtaining injunctive or other equitable relief against directors nor does it shield directors from liability under Federal or state securities laws. In addition, the articles of incorporation provide that AmerUs will, to the maximum extent permitted by law, indemnify any person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director, officer or employee of AmerUs or while a director, officer or employee of AmerUs is or was serving at the request of AmerUs as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law.

  Issuance of Common Stock, Preferred Stock and Other Rights

     AmerUs believes that its ability to issue, by action of a majority of the AmerUs Board, and without shareholder consent, the authorized but unissued shares of AmerUs Common Stock, shares of preferred stock and other rights provides AmerUs with the flexibility necessary to meet its future needs without experiencing the time delay of having to seek shareholder approval. Unissued shares of AmerUs Common Stock and preferred stock are issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions and public or private sales for cash as a means of raising capital. It is possible that the AmerUs Board might use its authority to issue AmerUs Common Stock, preferred stock or other rights in a way that could deter or impede the completion of a tender offer or other attempt to gain control of AmerUs of which the AmerUs Board does not approve. AmerUs does not have any plans or commitments to use its authority to effect any such issuance, but reserves the right to take any action in the future which the AmerUs Board deems to be in the best interests of the shareholders and AmerUs under the circumstances. It is not possible to state the actual effect of any issuance of preferred stock upon the rights of holders of AmerUs Common Stock because the AmerUs Board has not determined any issuance price or prices, terms or rights relating to preferred stock. However, such effects might include (i) restrictions on common stock dividends if preferred stock dividends have not been paid; (ii) dilution of the voting power and equity interest of existing holders of AmerUs Common Stock to the extent that any preferred stock series has voting rights or would acquire voting rights upon the occurrence of certain events (such as the failure to pay dividends for a specified period) or that any preferred stock series is convertible into AmerUs Common Stock; and (iii) current holders of AmerUs Common Stock not being entitled to share in AmerUs' assets upon liquidation, dissolution or winding-up until satisfaction of any liquidation preferences granted to any series of preferred stock.

  Board of Directors


     The articles of incorporation provide that the number of company directors will be determined pursuant to the bylaws, but must not be less than seven or more than 21 directors (subject to the rights of the holders of any series of preferred stock). The bylaws provide that the exact number of directors are to be determined from time to time by the affirmative vote of a majority of the entire AmerUs Board. At any meeting of the AmerUs Board, a majority of the entire AmerUs Board constitutes a quorum for the transaction of business, and subject to certain exceptions, at any meeting at which a quorum is present the affirmative vote of a majority of the directors present constitutes the act of the AmerUs Board. The AmerUs Board is divided into three classes, designated Classes I, II and III, as nearly equal in number as possible. At each annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms, and each director holds office until such annual meeting and until his or her successor is elected and qualified, unless the director dies, resigns, is disqualified or is removed from office. Thus, approximately two-thirds of the members of the board of directors at any time will have had prior board experience. With such a staggered board of directors, at least two annual meetings are normally required to effect a change in the composition of a majority of the board of directors. Under the IBCA and AmerUs' articles of incorporation, and subject to the rights of the holders of any series of preferred stock, a majority of the board of directors though less than a quorum, or the sole remaining director, may fill vacancies on the board of directors or newly created directorships resulting from any increase in the authorized number of directors. The bylaws provide that the holders of a majority of shares then entitled to vote if an election of directors were held may remove any director or the entire board of directors, with or without cause.


  Limitations on Calling Special Meetings of Shareholders


     Under Iowa law, special meetings of shareholders may be called by the board of directors or by such other persons as may be authorized by the articles of incorporation, the bylaws or Section 490.702(1)(b) of the IBCA. Under AmerUs' bylaws, shareholder or shareholders holding at least 10% of the shares entitled to vote on a particular matter may request a special meeting with respect to such matter. In addition, the AmerUs Board and the Chairman of the AmerUs Board may call a special meeting for any purpose unless otherwise prescribed by the IBCA. The notice for a special meeting must set forth the purpose or purposes of the meeting and, except as otherwise required by law or the articles of incorporation, no business will be transacted at any special meeting of shareholders other than the items of business stated in the notice.


  Advance Notice Requirements


     The bylaws establish advance notice procedures with regard to (i) the nomination, other than by or at the direction of the AmerUs Board, of candidates for election to the AmerUs Board (the "Nomination Provision") and (ii) certain business to be brought before an annual meeting of shareholders of AmerUs (the "Business Provision"). The Nomination Provision, by requiring advance notice of nominations by shareholders, affords the AmerUs Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the AmerUs Board, to inform shareholders about such qualifications. The Business Provision, by requiring advance notice of business proposed to be brought before an annual meeting, provides a more orderly procedure for conducting annual meetings of shareholders and provides the AmerUs Board with a meaningful opportunity prior to the meeting to inform shareholders, to the extent deemed necessary or desirable by the AmerUs Board, of any business proposed to be conducted at such meeting, together with any recommendation of the AmerUs Board. The Business Provision does not affect the right of shareholders to make shareholder proposals for inclusion in proxy statements for AmerUs' annual meetings of shareholders pursuant to the rules of the Commission. In addition, neither the Nomination Provision nor the Business Provision prevents any shareholder or shareholders holding at least 10% of the shares entitled to vote on a particular matter from requesting a special meeting with respect to such matter as described above in "Limitations on Calling Special Meetings of Shareholders". Although these bylaw provisions do not give the AmerUs Board any power to approve or disapprove of shareholder nominations for the election of directors or of any other business desired by shareholders to be conducted at an annual meeting, they may make it difficult for a third party to conduct a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of AmerUs, even if such a solicitation or attempt might be beneficial to AmerUs and its shareholders.


  Amendment of Articles of Incorporation and Bylaws



     Except to the extent the articles of incorporation or bylaws otherwise provide, the AmerUs Board may, upon the affirmative vote of a majority of the entire board, amend or repeal any bylaw, provided that the shareholders may specify particular provisions of the bylaw which may not be amended or repealed by the AmerUs Board. The articles of incorporation may be amended with the affirmative vote of the holders of a majority of the outstanding voting securities of AmerUs having the right to vote generally in the election of directors. Under Iowa law, certain proposed amendments to the articles of incorporation which adversely affect the rights of a particular class of stock must be approved by a majority of such class.


STATE STATUTORY PROVISIONS


     Eligible Members should be aware that any merger or acquisition of AmerUs by another entity or the acquisition or attempted acquisition of more than 10% of the stock of AmerUs is subject to regulatory approval by the Iowa and Kansas and, following consummation of the Combination, Arizona and Indiana insurance commissioners, as well as the New York insurance superintendent. Section
490.1108 of the IBCA provides that in considering acquisition proposals, directors may consider, in addition to the consideration of the effects of any action on shareholders, the effects on AmerUs' employees, suppliers, creditors, customers and the communities in which it operates, as well as the long-term and short-term interests of AmerUs. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if the directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to AmerUs or a shareholder or group of shareholders.
Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.


     In addition, Section 508B.13 of Iowa's insurance law provide that, prior to and for a period of five years following the effective date of AMHC's September 20, 2000 demutualization, a person, other than the reorganized company (i.e., AmerUs), an employee benefit plan or employee benefit trust sponsored by the reorganized company, or as otherwise specifically provided for in the plan of demutualization approved by the Iowa Insurance Commissioner, shall not directly or indirectly acquire or offer to acquire the beneficial ownership of more than five percent of any class of voting security of the reorganized company, and a person, other than the reorganized company or other than an employee benefit plan or employee benefit trust sponsored by the reorganized company, who acquires five percent or more of any class of voting security of the reorganized company prior to such demutualization or as specifically provided for in the plan of demutualization, shall not directly or indirectly acquire or offer to acquire the beneficial ownership of additional voting securities of the reorganized company, unless the acquisition is approved by the Iowa Insurance Commissioner as not being contrary to the interests of the policyholders of the reorganized company or its life insurance company subsidiary and by the board of directors of the reorganized company.

     Section 490.1110 of the IBCA also imposes a 3 year moratorium on business combinations with any person owning 10% or more of the outstanding voting stock of the corporation and its affiliate unless (1) the transaction or acquisition in which the shareholder became a 10% or more shareholder is approved in advance by the board, (2) after becoming a 10% or more shareholder, the shareholder owns at least eighty-five percent of the corporation's outstanding voting stock not owned by directors and officers, and by employee stock plans that do not allow individual employees to decide confidentially whether to tender their shares, or, (3) at or after the time the shareholder became a 10% or more shareholder, the business combination is approved by the board and authorized by the holders of two-thirds of the outstanding voting stock not held by the 10% or more shareholder.

     The foregoing provisions of state law could have the effect of delaying, deferring or preventing a change in control of AmerUs. In addition, other regulatory restrictions on the acquisition of securities of AmerUs may also deter attempts to effect, or prevent the consummation of, a change in control of AmerUs.

                               SECURITY OWNERSHIP

PRINCIPAL HOLDERS


     As of December 31, 2000, no person owned more than 5% of any class of voting securities of AmerUs.


DIRECTORS AND OFFICERS


     The following table sets forth the beneficial ownership of the AmerUs Common Stock as of December 31, 2000 of each of the directors, certain executive officers and all directors and executive officers as a group. The percentage of AmerUs Common Stock owned by all directors and executive officers as a group as of December 31, 2000 was 4.18%.



                                                                 AMOUNT
                                                               AND NATURE
                                                              OF BENEFICIAL    PERCENT OF
NAME                                                          OWNERSHIP(1)      CLASS(2)
----                                                          -------------    ----------
John R. Albers(10)..........................................       25,001            *
Wesley H. Boldt.............................................          497
Joseph A. Borgen, PhD. .....................................            0
Roger K. Brooks(3)(4)(5)(9)(12).............................      441,313         1.46%
Malcolm Candlish(10)(11)....................................       13,606            *
Thomas F. Gaffney(7)(10)(11)................................       15,856            *
Ralph W. Laster, Jr.(6)(10).................................       11,071            *
John W. Norris, Jr.(10)(11).................................        9,879            *
Jack C. Pester(10)(11)......................................        9,989            *
John A. Wing(10)(11)........................................       15,865            *
F.A. Wittern, Jr. ..........................................            0            *
Michael G. Fraizer(3)(4)(9)(13).............................       81,152            *
Thomas C. Godlasky(3)(4)(8)(9)..............................      149,844            *
Mark V. Heitz(4)(9).........................................      294,293            *
Gary R. McPhail(3)(4)(9)....................................      131,644            *
Directors and executive officers as a group (16 persons)....    1,283,543         4.18%


---------------
 (1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. Some directors and executive officers share the voting and dispositive power over their shares with their spouses as community property, joint tenants or tenants in common.

 (2) An (*) indicates that the individual's ownership interests of AmerUs Common Stock is less than one percent.

 (3) Includes shares of restricted stock which has vesting and transfer restrictions for three (3) years from the date of grant: Mr. Brooks, 6,000; Mr. Godlasky, 2,000; Mr. McPhail, 2,000; Mr. Fraizer, 600; and all executive officers as a group, 11,600.

 (4) Includes beneficial interest in shares of AmerUs Common Stock held pursuant to the Company's Saving & Retirement Plan. The attributed shares owned by the Company's Savings & Retirement Plan are voted by the trustees as directed by their respective participants.

 (5) Includes 6,000 shares owned by his spouse.

 (6) Includes 7,156 shares owned by the Jerri S. Laster Trust, of which Mr. Laster is a co-trustee.


 (7) Includes 7,017 shares owned by his spouse through the Donna L. Gaffney
     Trust.

 (8) Includes 12,063 shares and 669 shares of AmerUs Common Stock owned by his spouse and his daughter, respectively.


 (9) Includes shares of AmerUs Common Stock that may be purchased upon the exercise of employee stock options exercisable on December 31, 2000 or within sixty (60) days thereafter: Mr. Heitz, 191,948; Mr. Brooks, 253,334; Mr. McPhail, 90,067; Mr. Godlasky, 81,734; Mr. Fraizer, 33,384; and all executive officers as a group, 699,684.



(10) Includes shares of AmerUs Common Stock that were granted pursuant to the AmerUs Non-Employee Stock Option Plan and may be purchased upon the exercise of stock options exercisable on December 31, 2000 or within sixty
     (60) days thereafter: Mr. Albers, 5,001; Mr. Candlish, 5,001; Mr. Gaffney, 5,001; Mr. Norris, 5,001; Mr. Pester, 5,001; Mr. Wing, 5,001; and Mr.
     Laster, 2,501.



(11) Includes shares of Common Stock that were acquired through the Non-Employee Director Stock Plan which has vesting and transfer restrictions for two (2) years after the date of purchase: Mr. Gaffney, 2,632; Mr. Norris, 2,273; Mr. Candlish, 2,530; and; Mr. Pester, 2,531.



(12) Includes 336 shares of Common Stock that were acquired pursuant to the Company's Warrant Agreement and may be purchased upon the exercise of warrants exercisable on December 31, 2000 or sixty (60) days thereafter.



(13) Includes 10,640 shares owned by his spouse.

                            FEDERAL TAX CONSEQUENCES


     It is a condition to the effectiveness of the Plan that AmerUs and ILICO receive an opinion from Special Tax Counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Conversion and Combination. AmerUs and ILICO expect to receive an opinion from Special Tax Counsel providing as follows:


     - No income, gain or loss will be recognized by ILICO as a result of ILICO's conversion from a mutual to a stock company or the merger of CLA into ILICO.

     - No income, gain or loss will be recognized by ILICO members who receive solely shares of AmerUs Common Stock as a result of the Conversion and Combination.

     - ILICO members receiving solely cash in redemption of their Membership Interests pursuant to the Conversion and Combination will be treated as having sold their Membership Interests for the amount of cash received, and any gain will generally be taxed at capital gains rates to the extent that the Membership Interest was a capital asset in the member's hands.

     - The transfer of consideration in the form of policy credits with respect to ILICO Membership Interests associated with tax sheltered annuities, individual retirement annuities or individual life insurance policies or annuity contracts issued to participants in qualified retirement plans will not adversely affect the tax-favored status of such policies and contracts under the Internal Revenue Code, will not be a distribution that is subject to withholding or is taxable to the employee or beneficiary under the contract or policy, and will not result in the imposition of any penalty for premature distributions or excessive contributions.

     - No income, gain or loss will be recognized by ILICO, AmerUs or CLA as a result of the Combination.

     - No income, gain or loss will be recognized by AmerUs shareholders as a result of the Combination.


     - The disclosure regarding tax matters set forth in this Statement is accurate.


     The opinions of special tax counsel described above will be based on the accuracy of representations, statements and undertakings made by AmerUs and ILICO. These opinions will be under the Internal Revenue Code, and applicable Treasury regulations, administrative interpretations, and judicial interpretations, all as in effect on the date of the opinions. There can be no assurance that future changes in applicable law or administrative or judicial interpretations thereof, which changes may have retroactive effect, will not adversely affect the tax consequences described above. The discussion above is for general information only, addresses only Federal income tax consequences, and does not attempt to address all possible tax consequences that might apply to any given taxpayer. Members of ILICO and shareholders of AmerUs should consult their own tax advisors as to the tax treatment applicable to their specific circumstances, including the potential impact of state, local and foreign taxes.

                               ACCOUNTING MATTERS

CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements of ILICO and its subsidiaries and AmerUs and its subsidiaries included in this Statement have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). All significant intercompany balances and transactions have been eliminated.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The Unaudited Pro Forma Condensed Consolidated Financial Data in this Statement is based upon certain assumptions, as described in the Unaudited Pro Forma Condensed Consolidated Financial Data, and is included for informational purposes only. The Combination will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Giving effect to the Combination under purchase accounting, the total purchase cost of ILICO will be allocated to the assets and liabilities acquired based on the relative fair values as of the date of acquisition, with any excess of the fair value of the assets acquired less the fair value of the liabilities assumed over the purchase price recorded as a reduction of non-current assets (value of business acquired). The cost allocations, primarily related to value of business acquired, deferred acquisition costs, and mortgage loans, are based on studies which are not yet completed. Accordingly, the final allocations may differ from the amounts reflected here due to interest rate fluctuations, operating experience, and results of operations through the date of closing. Although the final allocations may differ, the Unaudited Pro Forma Condensed Consolidated Financial Data reflects management's best estimate based on currently available information and the differences between the current and final allocations are not expected to be material.


                                    EXPERTS



     The consolidated financial statements of ILICO and its subsidiaries at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing elsewhere herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting of ILICO's members, and to be given the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


     The consolidated financial statements and financial statement schedules of AmerUs as of December 31, 1999, and for each of the three years in the period ended December 31, 1999, have been incorporated by reference herein (see "FINANCIAL INFORMATION CONCERNING AMERUS AND SUBSIDIARIES" and "WHERE YOU CAN FIND MORE INFORMATION") in reliance upon the reports of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Representatives of KPMG LLP are expected to be present at the Special Meeting of AmerUs shareholders, and to be given the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF ILICO

     The following table sets forth certain financial data of ILICO. The selected consolidated financial data below for each of the four years ending December 31, 1999 are derived from the Consolidated Financial Statements of ILICO, which financial statements have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data provided below for the nine months ended September 2000 and 1999 are derived from the unaudited consolidated financial statements of ILICO. In the opinion of management, the unaudited financial data for the nine months ended September 30, 2000 and 1999 present fairly the consolidated financial statements for such periods in conformity with GAAP.


     The information in the following tables is based on, and should be read together with, the historical financial information set forth in Appendix 1 and Appendix 2 to Part 2 of this Statement.


                                               AS OF OR FOR THE
                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                                  (UNAUDITED)        AS OF OR FOR THE YEAR ENDED DECEMBER 31,(C)
                                              -------------------   ---------------------------------------------
                                                2000       1999       1999        1998        1997        1996
                                              --------   --------   ---------   ---------   ---------   ---------
                                                                    (DOLLARS IN MILLIONS)
CONSOLIDATED INCOME STATEMENT DATA:
Revenues:
  Premiums..................................  $  127.8   $  128.5   $  165.2    $  168.5    $  186.4    $  170.5
  Policy and contract charges...............      55.3       45.3       64.5        44.4        26.0        26.7
  Net investment income.....................     206.4      192.0      256.9       194.1       145.8       127.1
  Net realized capital gains (losses).......       8.8       (8.3)       4.8         8.2         4.4        (0.9)
                                              --------   --------   --------    --------    --------    --------
    Total revenues..........................     398.3      357.5      491.4       415.2       362.6       323.4
                                              --------   --------   --------    --------    --------    --------
Benefits and expenses:
  Policy benefits...........................     263.3      232.2      312.8       256.9       224.0       200.2
  Underwriting, acquisition and insurance
    expenses................................      97.7       99.1      140.4        92.6        78.1        74.5
  Dividends to policyowners.................      22.4       25.4       33.0        32.3        34.2        34.0
                                              --------   --------   --------    --------    --------    --------
    Total benefits and expenses.............     383.4      356.7      486.2       381.8       336.3       308.7
                                              --------   --------   --------    --------    --------    --------
Income before interest expense..............      14.9        0.8        5.2        33.4        26.3        14.7
Interest expense............................       1.6        1.6        2.2         2.2         2.1         1.4
                                              --------   --------   --------    --------    --------    --------
Income (loss) before federal income taxes
  and minority interest.....................      13.3       (0.8)       3.0        31.2        24.2        13.3
Federal income taxes........................       7.2        0.3        1.6         8.6         8.8         5.4
Minority interest in consolidated
  subsidiaries(B)...........................       2.2        3.9        2.2         1.4          --          --
                                              --------   --------   --------    --------    --------    --------
    Net income (loss).......................  $    3.9   $   (5.0)  $   (0.8)   $   21.2    $   15.4    $    7.9
                                              ========   ========   ========    ========    ========    ========
Earnings per share (A)......................       N/A        N/A        N/A         N/A         N/A         N/A

CONSOLIDATED BALANCE SHEET DATA:
Total cash and investments..................  $4,941.4   $4,944.0   $5,093.8    $4,056.5    $2,482.0    $1,817.1
Total assets................................   6,017.9    5,956.1    6,123.8     4,864.7     2,996.5     2,137.0
Total liabilities...........................   5,604.7    5,576.7    5,754.3     4,479.6     2,682.2     1,854.1
Minority interest in consolidated
  subsidiaries..............................     104.5       75.2       71.7        57.7         8.9          --
Total policyowners' surplus.................     308.7      304.2      297.8       327.4       305.4       282.9

---------------
(A) ILICO is a mutual life insurance company and therefore has no shares of common stock.

(B) Minority interest in consolidated subsidiaries represents the minority stockholders' ownership percentage share of net income of ILICO's subsidiary, ILGC. The minority stockholder ownership percentage was 38.7% and 27.8% for the years ended December 31, 1999 and 1998, respectively, and 45.0% and 38.7% for the nine months ended September 30, 2000 and 1999, respectively.

(C) GAAP financial information is not available for 1995.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                 RESULTS OF OPERATION OF ILICO AND SUBSIDIARIES


     The following analysis of the consolidated results of operations and financial condition of the Company (as defined in the next paragraph for purposes of this section) should be read in conjunction with the Selected Consolidated Financial Data of ILICO and ILICO's Consolidated Financial Statements and related notes set forth in the Appendices to this Statement.


NATURE OF OPERATIONS

     ILICO is a mutual insurance company engaged in the business of marketing, underwriting and distributing individual life and annuity products. ILICO is incorporated in the State of Indiana and conducts business in 46 states and the District of Columbia. ILICO owns a 55% interest in ILGC. ILGC is a holding company that owns four principal subsidiaries: IL Annuity, Bankers Life, Western Security and IL Securities. The Consolidated Financial Statements of ILICO and Management's Discussion and Analysis of Financial Condition and Results of Operations include the accounts and operations of ILICO and ILGC, IL Annuity, Bankers Life, Western Security and IL Securities (for purposes of the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF ILICO AND SUBSIDIARIES" in this section of the Statement and ILICO's Consolidated Financial Statements set forth in the Appendices, these companies are referred to collectively as the "Company").

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     In accordance with GAAP, premium revenues reported for traditional life insurance products are recognized as revenues when due. Future policy benefits and policy acquisition costs are recognized as expenses over the life of the policy by means of a provision for future policy benefits and amortization of deferred policy acquisition costs. Interest sensitive life insurance premiums and annuity deposits received are reflected as increases in liabilities for policyowner account balances and not as revenues. Revenues reported for interest sensitive life and annuity products consist of policy charges for the cost of insurance, administration charges and surrender charges assessed against policyowner account balances. Surrender benefits paid relating to interest sensitive life insurance policies and annuity products are reflected as decreases in liabilities for policyowner account balances and not as expenses. Amounts for interest credited to interest sensitive life and annuity policyowner account balances are reported as expenses in the financial statements. The Company receives investment income earned from the funds deposited into account balances by interest sensitive life and annuity policyowners, the majority of which is passed through to such policyowners in the form of interest credited or a total return adjustment.

     The costs related to acquiring new business, including certain costs of issuing policies and certain other variable selling expenses (principally commissions), defined as deferred policy acquisition costs, are deferred to the extent that such costs are deemed collectible. The method of amortizing deferred policy acquisition costs for life insurance product varies, dependent upon whether the contract is participating or non-participating. Participating contracts are those which are expected to pay dividends to policyowners in proportion to their relative contribution to the Company's statutory surplus. Non-participating life insurance deferred policy acquisition costs are amortized over the premium-paying period of the related policies in proportion to the ratio of annual premium revenues to total anticipated premium revenues using assumptions consistent with those used in computing policy benefit reserves. Deferred acquisition costs for participating and interest sensitive policies are amortized as an expense primarily in proportion to expected profits or margins from such policies. This amortization is adjusted when current or estimated future gross profits or margins on the underlying policies vary from previous estimates. For example, the amortization of deferred policy acquisition costs is accelerated when policy terminations are higher than originally estimated or when investments supporting the policies are sold at a gain prior to their anticipated maturity. Death and other policyowner benefits reflect exposure to mortality risk and fluctuate from period to period based on the level of claims incurred within insurance retention limits. The profitability of the Company is primarily affected by expense levels, interest spread results (i.e., the excess of investment earnings over the interest credited to policyowners) and fluctuations in mortality, persistency and other policyowner benefits. The Company has the ability to mitigate adverse experience through adjustments to credited interest rates, policyowner dividends or cost of insurance charges.

RESULTS OF OPERATIONS

     NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1999.

     The following table sets forth information regarding the Company's insurance sales activity by product:

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                2000          1999
                                                              ---------    ----------
                                                                 ($ IN THOUSANDS)
Life Premiums:
Traditional life insurance:
  Whole life................................................  $   1,278    $    2,302
  Term life.................................................      5,805         7,779
Interest sensitive life.....................................     23,844        15,775
                                                              ---------    ----------
  Sub-total.................................................     30,927        25,856
Reinsurance assumed.........................................      3,841         4,725
Reinsurance ceded...........................................     (7,082)       (6,980)
                                                              ---------    ----------
  Total life premiums, net of reinsurance(1)................  $  27,686    $   23,601
                                                              =========    ==========
Annuity Premiums:
  Fixed.....................................................  $ 190,844    $1,161,026
  Variable..................................................     56,695        74,816
                                                              ---------    ----------
  Sub-total.................................................    247,539     1,235,842
Reinsurance assumed.........................................         --            --
Reinsurance ceded...........................................   (123,754)     (859,980)
                                                              ---------    ----------
  Total Annuity Premiums(2).................................  $ 123,785    $  375,862
                                                              =========    ==========

---------------
(1) Annualized premiums

(2) Annuity collected premium 1st year

     Total direct life insurance sales as measured by annualized premiums increased $5.0 million to $30.9 million for the nine months ended September 30, 2000 compared to $25.9 million for the same period in 1999. The Company has shifted its focus from traditional life products to interest sensitive products which resulted in a decline in whole life and term products in 2000 as compared to 1999 and an increase in interest sensitive life products between the periods. The Company also private labels various whole life, term and interest sensitive life products. The products are issued by the Company's private label partners and then assumed in whole or in part by the Company. Sales through this distribution channel totaled $3.8 million for the first nine months of 2000 and $4.7 million for the same period in 1999.

     Annuity sales declined significantly to $247.5 million for the first nine months of 2000 from $1,235.8 million for the same period in 1999. The majority of the Company's fixed annuity sales are produced by one independent marketing organization, Legacy Marketing Group ("LMG"). Due to a variety of factors such as product performance, competition, market conditions and delays with the introduction of new products, fixed annuity sales from LMG decreased during the first nine months of 2000 by $970 million from prior year sales levels. Sales of fixed annuities by LMG for the entire year of 2000 are projected to be approximately $200 million as compared to full year sales for 1999 in excess of $1.3 billion. Variable annuity sales also declined in the first nine months of 2000 as compared to the same period in 1999 primarily due to delays in the introduction of new products.

     A summary of the Company's revenue follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
                                                                ($ IN THOUSANDS)
Premiums....................................................  $127,785    $128,541
Policy and contract charges.................................    55,313      45,310
Net investment income.......................................   206,385     191,975
Net realized capital gains (losses).........................     8,846      (8,334)
                                                              --------    --------
  Total.....................................................  $398,329    $357,492
                                                              ========    ========

     Premiums were $127.8 million for the nine months ended September 30, 2000 compared to $128.5 million for the same period in 1999. Premiums primarily consist of traditional term and participating product premiums. The decrease in premiums in 2000 as compared to 1999 was primarily due to the shift in sales focus from these traditional products to interest sensitive life products. As explained previously, interest sensitive life insurance premiums are reflected as increases in liabilities for policyowner account balances and the revenues on these products are reflected as policy charges, which are discussed below. This shift in sales focus is expected to continue in future periods.

     Policy and contract charges increased $10 million to $55.3 million for the nine months ended September 30, 2000 as compared to $45.3 million for the same period in 1999. Policy and contract charges primarily consist of charges for the cost of insurance, administrative charges and surrender charges assessed on interest sensitive life and annuity product policyowner account balances. The increase in 2000 as compared to 1999 primarily resulted from the growth in interest sensitive life product sales mentioned above combined with increased surrender charges on annuities. Annuity withdrawal rates averaged 17.6% for the first nine months of 2000 compared to 7.25% for the first nine months of 1999. The Company experienced a higher than expected increase in annuity withdrawal rates due to product performance, increased competition and market conditions. Annuity withdrawal rates for the near term are anticipated to run at a higher level as compared to a year ago.

     Net investment income was $206.4 million for the nine months ended September 30, 2000 compared to $192.0 million for the same period in 1999. The increase in 2000 was primarily attributable to higher average invested assets (excluding market value adjustments). Average invested assets were approximately $517.3 million higher between the nine-month periods primarily due to the growth of the Company's annuity business. Partially offsetting this increase in average invested assets was a lower effective yield. The effective yield of the investment portfolio decreased 21 basis points to 5.48% for the first nine months of 2000 as compared to 5.69% for the same period in 1999. The decrease in yield primarily resulted from lower investment yields on assets acquired in 2000 versus the portfolio yield in the prior period. The effective yield of the portfolio is lower than would typically be expected due to the Company's higher mix of convertible bonds in its investment portfolio. The convertible bonds back a majority of the Company's annuity products, and while convertible bonds typically result in lower investment income, they provide the potential for superior total returns through realized capital gains, which are passed through to the annuity policyholders through a total return adjustment.

     Realized capital gains on investments were $8.8 million for the nine months ended September 30, 2000 compared to realized capital losses of $8.3 million for the same period in 1999. The level of realized capital gains and losses will fluctuate from period to period depending on the prevailing interest rate and economic environment and the timing of the sale of investments.

     A summary of the Company's benefits and expenses follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
                                                                ($ IN THOUSANDS)
Policy benefits.............................................  $263,265    $232,182
Underwriting, acquisition and insurance expenses............    50,616      69,222
Amortization of deferred policy acquisition costs...........    47,039      29,850
Interest....................................................     1,624       1,624
Dividends to policyowners...................................    22,441      25,378
                                                              --------    --------
Total.......................................................  $384,985    $358,256
                                                              ========    ========

     Policy benefits increased $31.1 million to $263.3 million for the nine months ended September 30, 2000 as compared to $232.2 million for the same period in 1999. Policy benefits primarily consist of death and surrender benefits and changes in reserves on traditional products, death benefits in excess of account value and interest credited on policyowner account balances for interest sensitive and annuity products, and mod-co reinsurance interest payments. In addition, in 1999, policy benefits included approximately $4.0 million of non-recurring expenses related to the settlement of a reinsurance agreement. The increase in policy benefits in 2000 was due in part to increased life insurance benefits of approximately $9.2 million. Interest credited on interest sensitive life and annuity policyowner account balances also contributed to the increase in policy benefits. Average interest sensitive life and annuity account balances increased approximately $130 million in 2000 and the weighted average crediting rate on interest sensitive life and deferred fixed annuities increased 41 basis points to 3.82%, resulting in approximately a $3.5 million increase in interest credited. The interest crediting rate on annuities represents a base crediting rate. In addition to this base rate, policyowners are credited with a total return adjustment based on the performance of the Company's annuity investment portfolio. The remainder of the increase in policy benefits was primarily due to increased mod-co reinsurance interest payments associated with the increased annuity portfolio. This increase is offset by the growth in net investment income discussed previously.

     Underwriting, acquisition and insurance expenses decreased $18.6 million to $50.6 million for the nine months ended September 30, 2000 compared to $69.2 million for the same period in 1999. The 1999 period included approximately $32.2 million of non-recurring expenses of which approximately $31.8 million related to the legal settlement of a class action lawsuit and $0.4 million related to Year 2000 external readiness costs. Excluding these non-recurring expenses from the 1999 nine-month expense amount, underwriting, acquisition and insurance expenses increased approximately $13.6 million in 2000. The 2000 period also included non-recurring expenses which totaled approximately $14.9 million. The 2000 non-recurring expenses consisted of $10.7 million of demutualization expenses and $4.2 million of integration expenses.

     Amortization of deferred policy acquisition costs was $47.0 million for the nine months ended September 30, 2000 compared to $29.9 million for the same period in 1999. Deferred policy acquisition costs are generally amortized in proportion to gross margins. The increase in amortization in 2000 reflected the increase in annuity withdrawals, lower projected future margins related to the Company's annuity business, and increased current margins related to increased realized capital gains. As discussed previously, annuity withdrawal rates have increased in 2000 which resulted in increased amortization of the deferred acquisition costs associated with these surrendered annuities. In addition, the higher withdrawal rates are expected to continue at these higher levels into the following year, which results in lower projected future margins. Approximately $7.6 million of the increased amortization in 2000 related to the higher withdrawal rates and approximately $7.0 million related to the increased realized capital gains. The remainder of the increase is related to the growth of the deferred acquisition cost asset being amortized as the Company's life business continues to grow.

     Interest expense was $1.6 million for both the nine months ended September 30, 2000 and 1999. Interest expense for both periods reflected nine months of interest expense on the Company's $25 million, 8.66% outstanding surplus note.

     Dividends to policyowners decreased $3.0 million to $22.4 million for the nine months ended September 30, 2000 from $25.4 million for the same period in 1999 due to the reduction the Company made in its dividend scale September 30, 1999.

     Income before federal income taxes and minority interest was $13.3 million for the nine months ended September 30, 2000 compared to a loss before federal income taxes and minority interest of $0.8 million for the same period in 1999. The increase in pre-tax and minority interest income in 2000 primarily resulted from $17.2 million more realized capital gains, $17.7 million less non-recurring policy and insurance expenses, partially offset by approximately $14.6 million higher deferred policy acquisition cost amortization related to the increased annuity withdrawals and higher realized capital gains and approximately $9.2 million increased life insurance benefits.

     Federal income tax expense was $7.2 million for the nine months ended September 30, 2000 compared to $0.3 million for the same period in 1999. The effective income tax rate for the 2000 period was 54.1%. The 2000 rate exceeded the prevailing corporate rate of 35% primarily due to non-deductible expenses associated with the Company's demutualization. For the 1999 period, the Company had income tax expense, even though it had incurred a pre-tax loss, primarily due to the differential earnings tax applicable to mutual insurance companies.

     Minority interest represents the minority stockholders ownership percentage share of consolidated net income of ILICO's subsidiary, ILGC. The minority stockholder ownership percentage was 45.0% and 38.7% for the nine months ended September 30, 2000 and 1999, respectively.

     Net income was $3.9 million for the nine months ended September 30, 2000 compared to a net loss of $5.0 million for the same period in 1999. The increase in net income in 2000 primarily resulted from the increased realized gains and decreased non-recurring expenses discussed previously. Partially offsetting these increases to net income were the increased life insurance benefit expenses and increased amortization of annuity related deferred policy acquisition costs. However, the increased amortization expense only impacted net income by approximately 55% of the after-tax amount since this expense is part of the ILGC consolidated operations and only the Company's ownership percentage share of these operations impact the Company's net income. In contrast, the Company's 1999 net income was impacted by 100% of the non-recurring insurance expenses as these expenses were incurred by the parent company.

YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

     The following table sets forth information regarding the Company's insurance sales activity by product:

                                                        YEARS ENDED DECEMBER 31,
                                                  ------------------------------------
                                                     1999          1998         1997
                                                  ----------    ----------    --------
                                                            ($ IN THOUSANDS)
Life Premiums:
Traditional life insurance:
  Whole life....................................  $    3,133    $    5,779    $  6,036
  Term life.....................................       9,878         6,049       4,246
Interest sensitive life.........................      22,624        18,545      13,381
                                                  ----------    ----------    --------
  Sub-total.....................................      35,635        30,373      23,663
Reinsurance assumed.............................       6,449         6,379       5,498
Reinsurance ceded...............................     (11,595)       (6,895)     (3,497)
                                                  ----------    ----------    --------
  Total life premiums, net of reinsurance(1)....  $   30,489    $   29,857    $ 25,664
                                                  ==========    ==========    ========
Annuity Premiums:
  Fixed.........................................  $1,315,744    $1,523,682    $584,960
  Variable......................................      95,659       127,080      63,772
                                                  ----------    ----------    --------
  Sub-total.....................................   1,411,403     1,650,762     648,732
Reinsurance assumed.............................          --            --          --
Reinsurance ceded...............................    (968,415)   (1,188,332)   (454,130)
                                                  ----------    ----------    --------
  Total Annuity Premiums(2).....................  $  442,988    $  462,430    $194,602
                                                  ==========    ==========    ========

---------------
(1) Annualized premiums

(2) Annuity collected premium 1st year

     Total direct life insurance sales as measured by annualized premiums increased $5.2 million to $35.6 million in 1999 compared to $30.4 million in 1998 and $23.7 million in 1997. As discussed previously, the Company has shifted its focus from traditional products to interest sensitive products which has resulted in a decline in whole life product sales and an increase in interest sensitive life sales. Although the Company's focus has primarily been on interest sensitive products, the Company did experience an increase in term sales in 1998 and 1999. This increase was primarily driven by increased consumer demand for term products during that period as consumers anticipated term product price increases beginning in 2000. Assumed sales from the Company's private label partners totaled $6.4 million in 1999 and 1998 as compared to $5.5 million in 1997. The increase was primarily the result of the addition of new private label partners in 1998.

     Annuity sales were $1,411.4 million in 1999 compared to $1,650.8 million in 1998 and $648.7 million in 1997. As discussed previously, the majority of the Company's annuity sales are from LMG. This relationship with LMG, which began in late 1996, resulted in increased sales in 1998 and 1999 as compared to 1997. Total sales from LMG were $1,284.9 million, $1,485.4 million and $532.2 million for 1999, 1998 and 1997, respectively. Variable annuity sales were $95.7 million in 1999 compared to $127.1 million in 1998 and $63.8 million in 1997. The decline in 1999 sales was primarily due to increased competition while the growth in 1998 sales was primarily driven by new products.

     A summary of the Company's revenue follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
                                                             ($ IN THOUSANDS)
Premiums...........................................  $165,234    $168,538    $186,386
Policy and contract charges........................    64,466      44,453      26,050
Net investment income..............................   256,905     194,081     145,757
Net realized capital gains (losses)................     4,823       8,201       4,435
                                                     --------    --------    --------
  Total............................................  $491,428    $415,273    $362,628
                                                     ========    ========    ========

     Premiums were $165.2 million for 1999 compared to $168.5 million for 1998 and $186.4 million for 1997. The decrease in premiums in 1999 as compared to 1998 and 1997 was primarily due to the shift in sales focus from these traditional products to interest sensitive life products. This shift in sales focus is expected to continue in future periods.

     Policy and contract charges increased $20.0 million to $64.5 million in 1999 as compared to $44.5 million in 1998 and $26.1 million in 1997. The increase in 1999 as compared to 1998 and 1997 primarily resulted from the growth in interest sensitive life products sales mentioned above combined with increased surrender charges on annuities. Annuity withdrawal rates averaged 9.43% for 1999 compared to 4.38% and 2.97% for 1998 and 1997, respectively. An increase in withdrawal rates is expected as the annuity block of business ages. In addition, the Company experienced a higher than expected increase in annuity withdrawal rates in 1999 due to increased competition, product performance and market conditions.

     Net investment income was $256.9 million in 1999 compared to $194.1 million in 1998 and $145.8 million in 1997. The increase in 1999 was primarily attributable to higher average invested assets (excluding market value adjustments). Average invested assets were approximately $4.6 billion in 1999 as compared to $3.3 billion in 1998 and $2.1 billion in 1997. The increase in average invested assets was primarily due to the growth of the Company's annuity business. Partially offsetting this increase in average invested assets was a decline in the effective portfolio yield. The effective yield of the investment portfolio decreased 32 basis points to 5.62% in 1999 as compared to 5.94% in 1998 and 6.78% in 1997. The decline in the effective yield resulted primarily from the change in the Company's invested asset mix which was driven by the annuity products the Company offered. The Company increased its portfolio allocation to convertible bonds to back its annuity products. The convertible bonds typically result in lower investment income but provide the potential for superior total returns through realized capital gains, which are passed through to the annuity policyholders through a total return adjustment.

     Realized capital gains on investments were $4.8 million in 1999 compared to $8.2 million in 1998 and $4.4 million in 1997. The level of realized capital gains and losses will fluctuate from period to period depending on the prevailing interest rate and economic environment and the timing of the sale of investments.

     A summary of the Company's benefits and expenses follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
                                                             ($ IN THOUSANDS)
Policy benefits....................................  $312,845    $256,853    $223,955
Underwriting, acquisition and insurance expenses...    88,589      53,874      51,684
Amortization of deferred policy acquisition
  costs............................................    51,858      38,763      26,407
Interest...........................................     2,165       2,165       2,165
Dividends to policyowners..........................    32,982      32,349      34,252
                                                     --------    --------    --------
  Total............................................  $488,439    $384,004    $338,463
                                                     ========    ========    ========

     Policy benefits increased $55.9 million to $312.8 million in 1999 as compared to $256.9 million in 1998 and $224.0 million in 1997. The 1999 policy benefits include approximately $5.2 million of non-recurring expenses related to the settlement of a reinsurance agreement. The remaining increase in policy benefits in 1999 over 1998 and the increase in 1998 over 1997 was due in part to increased life insurance benefits of approximately $13.1 million in 1999 and $6.4 million in 1998. Interest credited on interest sensitive life and annuity policyowner account balances also contributed to the increase in 1999 and 1998 policy benefits as compared to the previous year. Interest credited increased approximately $7.4 million in 1999 and $5.7 million in 1998 primarily due to increases in average interest sensitive life and annuity account balances. Average interest sensitive life and annuity account balances increased approximately $242 million in 1999 while the weighted average crediting rate decreased 56 basis points to 3.66%. In 1998, average interest sensitive life and annuity account balances increased $222 million with a 69 basis point drop in crediting rates. As explained previously, these crediting rates on annuities are base rates and policyowner account balances are also credited with a total return adjustment based on the performance of the Company's annuity investment portfolio. The remainder of the increase in 1999 and 1998 policy benefits was due to increased mod-co reinsurance interest payments associated with the growth in the annuity block of business.

     Underwriting, acquisition and insurance expenses increased $34.7 million to $88.6 million in 1999 compared to $53.9 million in 1998 and $51.7 million in 1997. The 1999 period included approximately $33.6 million of non-recurring expenses of which approximately $32.7 million related to the legal settlement of a class action lawsuit and $0.9 million related to Year 2000 external readiness costs. Excluding these non-recurring expenses from the 1999 expense amount, underwriting, acquisition and insurance expenses increased approximately $1.1 million in 1999. Underwriting, acquisition and insurance expenses increased $2.2 million in 1998 compared to 1997. In 1998 there were approximately $3.0 million of non-recurring expenses related to Year 2000 external readiness costs. Excluding these non-recurring expenses from the 1998 expense amount, underwriting, acquisition and insurance expenses decreased approximately $0.8 million.

     Amortization of deferred policy acquisition costs was $51.9 million in 1999 compared to $38.8 million in 1998 and $26.4 million in 1997. Deferred policy acquisition costs are generally amortized in proportion to gross margins. The increase in amortization in 1999 and 1998 was primarily due to higher gross margins due to reserve changes combined with the growth of the deferred acquisition cost asset being amortized as the Company's annuity and life business continued to grow.

     Interest expense was $2.2 million for 1999, 1998 and 1997. Interest expense for the periods reflected twelve months of interest expense on the Company's $25 million, 8.66% outstanding surplus note.

     Dividends to policyowners increased $0.7 million to $33.0 million in 1999 as compared to $32.3 million in 1998. Dividends to policyowners decreased $1.9 million to $32.3 million in 1998 from $34.2 million in 1997, due to the reduction the Company made in its dividend scale.

     Income before federal income taxes and minority interest was $2.9 million in 1999 compared to income before federal income taxes and minority interest of $31.3 million in 1998 and $24.2 million in 1997. The decrease in pre-tax and minority interest income in 1999 as compared to 1998 primarily resulted from the $33.6 million of non-recurring expenses incurred that year while the increase in 1998 as compared to 1997 was primarily related to higher realized capital gains and the growth of the annuity business.

     Federal income tax expense was $1.6 million in 1999 compared to $8.6 million in 1998 and $8.8 million in 1997. The effective income tax rate was 53.3% for 1999 and 27.6% for 1998 and 36.3% for 1997. The effective tax rates varied from the prevailing corporate rate of 35% primarily due to the differential earnings tax applicable to mutual insurance companies and tax credits generated by low income housing investments.

     Minority interest represents the minority stockholders ownership percentage share of consolidated net income of ILICO's subsidiary, ILGC. The minority stockholder ownership percentage was 38.7% and 27.8% for the 1999 and 1998, respectively.

     Net loss was $0.8 million 1999 compared to a net income of $21.2 million for 1998 and $15.4 million for 1997. The changes in net income each year were primarily due to the changes in non-recurring expenses, capital gains and the growth of the annuity business discussed previously.

LIQUIDITY

     Cash inflows of the Company consist of premiums and annuity considerations, deposit funds, investment income and the proceeds from sales or maturities of investments. Cash outflows consist primarily of payments for investments acquired, interest on a surplus note, benefits to policyowners and beneficiaries, operating expenses, commissions, dividends to policyowners and taxes. Cash outflows also include payments for policy and contract surrenders, withdrawals and loans.

     In addition to a matching between assets and liabilities, certain of the Company's assets are highly liquid and available to meet immediate cash flow demands. The Company considers long term invested assets to be an appropriate reserve for prospective "inordinate" liquidity demands due to the high quality and marketability of bonds, the preponderance of publicly traded bonds and the limitations placed on forward commitments for mortgages and private placement bonds by the Company's investment policy.

     The liquidity needs of the Company vary by product. Factors that affect each products' relative liquidity needs include, but are not limited to, interest rate levels, contract size and customer sophistication, termination and surrender charges, federal income taxes, specificity of benefit payments and level of underwriting risk.

     Cash flow requirements are somewhat unpredictable because most of the life insurance and annuity products offered by the Company permit the policyowner or contract holder to borrow funds or withdraw or surrender cash values. Withdrawal and surrender levels are related to a variety of factors, including fluctuations in market interest rates, the financial strength and claims paying rating of the Company, the level of surrender or withdrawal charges, events in the insurance industry that affect policyowners' or contractholders' confidence, and the perception of better investment returns from certain substitute products. Reserves which totaled $103.6 million, or 3.0 % of the Company's $3.6 billion of total annuity and fund deposit liabilities at the end of September 30, 2000, cannot be withdrawn and thereby provide stability. The fair values for liabilities under insurance contracts are taken into consideration in the Company's overall management of interest rate risk, which reduces exposure to changing interest rates through the matching of asset cash flows with amounts due under insurance contracts. The following table reflects the withdrawal characteristics of annuity reserves and deposit fund liabilities at September 30, 2000 and 1999, and at December 31, 1999, 1998 and 1997.

                 WITHDRAWAL CHARACTERISTICS OF ANNUITY RESERVES
                          AND DEPOSIT FUND LIABILITIES

                            SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                2000             1999             1999            1998            1997
                            -------------    -------------    ------------    ------------    ------------
                                                           ($ IN MILLIONS)
Subject to withdrawal with
  market value adjustment
  or surrender charge.....    $2,873.3         $3,078.0         $3,120.4        $2,127.3        $  779.4
Subject to withdrawal at
  fund balance............       505.8            408.5            464.6           333.7           180.6
                              --------         --------         --------        --------        --------
                               3,379.1          3,486.5          3,585.0         2,461.0           960.0
Not Subject to
  withdrawal..............       103.6             73.6             81.0            63.2            55.9
                              --------         --------         --------        --------        --------
Total.....................    $3,482.7         $3,560.1         $3,666.0        $2,524.2        $1,015.9
                              ========         ========         ========        ========        ========

INVESTMENT PORTFOLIO

GENERAL

     The Company maintains a diversified portfolio of investments. The Company employs sophisticated asset/liability management techniques in order to achieve competitive yields, while maintaining risk at acceptable levels. The asset portfolio is segmented by liability type, with tailored investment strategies for specific product lines. Investment policies and significant individual investments are subject to approval by the Board of Directors of each of the life insurance companies and are overseen by the Investment and Risk Committee of the Board of Directors of ILICO. Management regularly monitors individual assets and asset groups, in addition to monitoring the overall asset mix. In addition, the insurance company boards and the Investment Committee review investment guidelines and monitor internal controls.

INVESTMENT STRATEGY

     Investment philosophies of the Company are to employ an integrated asset/liability management approach with separate investment portfolios for specific product lines, such as traditional life, universal life and annuities, to generate attractive risk-adjusted returns on capital. Essential to this philosophy is coordinating investments in the investment portfolio with product strategies, focusing on risk-adjusted returns and identifying and evaluating associated business risks.

     Investment policies and strategies have been established based on the specific characteristics of each product line. The portfolio investment policies and strategies establish asset duration, quality and other guidelines. The Company utilizes analytical systems to establish an optimal asset mix for each line of business, and seeks to manage the asset/liability mismatch and the associated interest rate risk through active management of the investment portfolio. Financial, actuarial, investment, product development and product marketing professionals work together throughout the product development, introduction and management phases to jointly develop and implement product features, initial and renewal crediting strategies, and investment strategies based on extensive modeling of a variety of factors under a number of interest rate scenarios.

INVESTED ASSETS

     The Company maintains a diversified portfolio of investments, including public and private fixed maturity securities, and commercial mortgage loans. The objective is to maintain a high-quality, diversified fixed maturity securities portfolio that produces a yield and total return that supports the various product line liabilities and earnings goals.

     The following table summarizes consolidated invested assets by asset category as of December 31, 1999, and 1998.

                          CONSOLIDATED INVESTED ASSETS
                                  DECEMBER 31,

                                                  1999                                     1998
                                ----------------------------------------    ----------------------------------
                                CARRYING VALUE       PERCENT OF TOTAL       CARRYING VALUE    PERCENT OF TOTAL
                                --------------    ----------------------    --------------    ----------------
                                                            (DOLLARS IN MILLIONS)
Fixed maturity securities
  Available for sale..........     $4,083.7                80.2                $2,862.6             70.6
  Held to maturity............        252.2                 5.0                   251.6              6.2
  Trading.....................           --                  --                   104.7              2.6
                                   --------               -----                --------            -----
     Subtotal.................      4,335.9                85.2                 3,218.9             79.4
Equity securities.............          8.5                 0.2                     3.6              0.1
Mortgage loans................        378.1                 7.4                   355.0              8.8
Policy loans..................        184.7                 3.6                   184.9              4.6
Other invested assets.........         12.2                 0.2                    12.6              0.2
Cash & short-term
  investments.................        174.4                 3.4                   281.4              6.9
                                   --------               -----                --------            -----
  Total invested assets.......     $5,093.8               100.0%               $4,056.4            100.0%
                                   ========               =====                ========            =====

FIXED MATURITY SECURITIES

     The fixed maturity securities portfolio consists primarily of investment grade corporate fixed maturity securities, high-quality MBS and United States government and agency obligations. As of December 31, 1999, fixed maturity securities were $4,335.9 million, or 85.1% of the carrying value of invested assets with securities considered available for sale constituting $4,083.7 million, or 94.2%, and securities which were held to maturity constituting $252.2 million or 5.8% of total fixed maturity securities, respectively.

     The following table summarizes the composition of the fixed maturity securities by category as of December 31, 1999 and 1998:

                    COMPOSITION OF FIXED MATURITY SECURITIES
                                  DECEMBER 31,

                                                   1999                                  1998
                                    ----------------------------------    ----------------------------------
                                    CARRYING VALUE    PERCENT OF TOTAL    CARRYING VALUE    PERCENT OF TOTAL
                                    --------------    ----------------    --------------    ----------------
                                                             (DOLLARS IN MILLIONS)
US government/special revenue.....     $  213.2              4.9%            $  146.2              4.6%
Public utilities..................        301.6              6.9%               390.8             12.1%
Industrial and miscellaneous......      3,463.2             79.9%             2,265.9             70.4%
Mortgage-backed securities........        357.9              8.3%               416.0             12.9%
                                       --------            -----             --------            -----
          Total...................     $4,335.9            100.0%            $3,218.9            100.0%
                                       ========            =====             ========            =====

     The following table summarizes fixed maturity securities by remaining maturity as of December 31, 1999:

                REMAINING MATURITY OF FIXED MATURITY SECURITIES

DUE:                                                          CARRYING VALUE    PERCENT OF TOTAL
----                                                          --------------    ----------------
                                                                    (DOLLARS IN MILLIONS)
  In one year or less (2000)................................     $     --                --%
  One to five years (2001-2005).............................        849.6              19.6%
  Five to 10 years (2006-2010)..............................      1,557.4              35.9%
  After 10 years (2011 and after)...........................      1,571.0              36.2%
                                                                 --------            ------
     Subtotal...............................................      3,978.0              91.7%
  MBS.......................................................        357.9               8.3%
                                                                 --------            ------
     Total..................................................     $4,335.9            100.00%
                                                                 ========            ======

     Mortgage-backed securities (MBS) include commercial mortgage-backed securities (CMBS), collateralized mortgage obligations (CMOs), asset-backed securities and pass-through mortgage securities. Asset-backed securities are both residential and non-residential and may include exposure to home equity loans, home improvement loans, manufactured housing loans as well as securities backed by loans on automobiles, credit cards, and other collateral or collateral bond obligations. Management believes that the quality of assets in the MBS portfolio is generally high, with a preponderance of such assets representing agency backed or "AAA" rated securities.

MORTGAGE LOANS

     As of December 31, 1999, mortgage loans in the Company's investment portfolio were $378.1 million, or 7.4% of the aggregate carrying value of invested assets.

     Commercial mortgage loans consist primarily of fixed-rate mortgage loans.

     As of December 31, 1999, less than 1% of the Company's loan portfolio (as measured by principal balance) were classified as delinquent or in foreclosure. As of the same date, less than 0.5% of the loan portfolio (as measured by principal balance) were classified as restructured. During 1999, the Company had no foreclosures.

OTHER

     The Company held $184.7 million of policy loans on individual insurance products as of December 31, 1999. Policy loans are permitted to the extent of a policy's contractual limits and are fully collateralized by policy cash values.

     As of December 31, 1999, the Company held equity securities of $8.5 million primarily related to home office employee deferred compensation pension funds.

     The Company held $12.2 million of other invested assets on December 31, 1999. Other invested assets consist primarily of various limited partnership investments with the majority of such assets invested by the Company in low income housing ventures which produce tax benefits for the parent company.

     Total assets held in the form of cash and short-term investments totaled $174.4 million on December 31, 1999.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     The main objectives in managing the investment portfolios of the Company is to maximize investment income and total investment returns while minimizing credit risks in order to provide maximum support to the insurance underwriting operations. Investment strategies are developed based on many factors including asset liability management, regulatory requirements, fluctuations in interest rates and consideration of other market risks. Investment decisions are centrally managed by investment professionals based on guidelines established by management and approved by the boards of directors.

     Market risk represents the potential for loss due to adverse changes in the fair value of financial instruments. Market risks related to financial instruments of the Company primarily relate to the investment portfolio, which exposes the Company to risks related to interest rates and, to a lesser extent, credit quality and prepayment variation. Analytical tools and monitoring systems are in place to assess each of these elements of market risk.

     Interest rate risk is the price sensitivity of a fixed income security to changes in interest rates. Management views these potential changes in price within the overall context of asset and liability management.

     The table below provides information about the Company's fixed maturity investments and mortgage loans at September 30, 2000. The table presents cash flows of principal amounts and related weighted average interest rates by expected maturity dates. The cash flows are based on the earlier of the call date or the maturity date or, for mortgage-backed securities, expected payment patterns. Actual cash flows could differ from the expected amounts.

                              EXPECTED CASH FLOWS
                                ($ IN MILLIONS)

                           3 MOS
AMORTIZED                  2000     2001    2002    2003    2004    2005    THEREAFTER     COST
---------                  -----    ----    ----    ----    ----    ----    ----------    ------
Fixed maturity
  securities.............   $40     $155    $254    $546    $356    $631      $2,139      $4,121
Average interest rate....   7.0%     7.3%    6.0%    5.3%    6.2%    6.0%        6.2%
Mortgage loans...........   $15     $ 21    $ 22    $ 22    $ 24    $ 25      $  245      $  374
Average interest rate....   8.4%     8.4%    8.3%    8.3%    8.3%    8.3%        8.2%
Total....................   $55     $176    $276    $568    $380    $656      $2,384      $4,495
                            ===     ====    ====    ====    ====    ====      ======      ======

     The Company has consistently invested in high quality marketable securities. As a result, management believes that the Company has minimal credit quality risk. Fixed maturity securities are comprised of U.S. Treasury, government agency, mortgage-backed and corporate securities.

     Prepayment risk refers to the changes in prepayment patterns that can either shorten or lengthen the expected timing of the principal repayments and thus the average life and the effective yield of a security. Such risk exists primarily within the Company's portfolio of mortgage-backed securities.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF AMERUS

     The following table sets forth certain financial data of AmerUs. The selected consolidated financial data below for each of the five years ending December 31, 1999 are derived from the Consolidated Financial Statements of AmerUs, which financial statements have been audited by KPMG LLP, independent auditors. The selected consolidated financial data provided below for the nine months ended September 2000 and 1999 are derived from the unaudited consolidated financial statements of AmerUs. In the opinion of management, the unaudited financial data for the nine months ended September 30, 2000 and 1999 present fairly the consolidated financial statements for such periods in conformity with GAAP.

     The information in the following tables is based on, and should be read together with, the historical financial information concerning AmerUs contained in previous filings with the Securities and Exchange Commission and incorporated by reference in this statement. (See "FINANCIAL INFORMATION CONCERNING AMERUS AND SUBSIDIARIES" and "WHERE YOU CAN FIND MORE INFORMATION.")


                                     AS OF OR FOR THE
                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,
                                        (UNAUDITED)                AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                   ---------------------   --------------------------------------------------------
                                     2000        1999        1999        1998       1997(A)      1996        1995
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT
  DATA:
Revenues:
  Insurance premiums.............  $    65.3   $    67.0   $    89.5   $    81.2   $    48.1   $   138.5   $  244.1
  Product charges................       65.5        55.5        74.7        73.0        47.3        52.2       57.4
  Net investment income..........      436.0       411.9       556.9       503.8       228.6       236.3      286.7
  Realized gains (losses) on
    investments..................       (0.9)        6.8        (2.1)        0.7        11.9        64.5       51.4
  Other income...................       22.7        14.0        20.1        14.0        13.8        15.8       12.9
  Contribution from the Closed
    Block(B).....................       17.1        19.1        25.2        31.5        31.0        19.9         --
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total revenues...............      605.7       574.3       764.5       704.2       380.7       527.2      652.5
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
Benefits and expenses:
  Total policyowner benefits.....      330.5       327.5       442.4       430.8       196.0       264.7      374.6
  Total insurance and other
    expenses.....................      156.9       137.9       191.6       159.0        91.2       113.4      123.8
  Dividends to policyowners......        4.3         3.4         4.5         2.5         1.6        26.3       49.4
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Total benefits and
      expenses...................      491.7       468.8       638.6       592.3       288.8       404.4      547.8
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
Income from continuing
  operations.....................      114.0       105.5       125.8       111.9        91.9       122.8      104.7
Interest expense.................       22.4        22.0        29.0        28.6        16.9        11.7        7.2
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
Income before tax expense and
  minority interest..............       91.6        83.5        96.8        83.3        75.0       111.1       97.5
Income tax expense...............       36.8        28.0        33.3        25.5        19.3        41.6       38.3
Minority interest................       21.7        21.3        28.1        26.9        16.2          --         --
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Net income from continuing
      operations.................       33.1        34.2        35.4        30.9        39.5        69.5       59.2
Discontinued operations:
  Income (loss) from discontinued
    operations, net of tax.......        0.7         0.3         3.0        (2.3)       14.9        11.7       21.5
  Gain on sale of discontinued
    operations, net of tax.......         --          --          --        74.9          --          --         --
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Net income before
      extraordinary item.........       33.8        34.5        38.4       103.5        54.4        81.2       80.7
Extraordinary item, net of tax...         --          --          --          --          --          --       (0.8)
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
    Net Income...................  $    33.8   $    34.5   $    38.4   $   103.5   $    54.4   $    81.2   $   79.9
                                   =========   =========   =========   =========   =========   =========   ========

                                     AS OF OR FOR THE
                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,
                                        (UNAUDITED)                AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                   ---------------------   --------------------------------------------------------
                                     2000        1999        1999        1998       1997(A)      1996        1995
                                   ---------   ---------   ---------   ---------   ---------   ---------   --------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net income from continuing
  operations per share(C):
  Basic..........................  $    1.85   $    1.97   $    2.03          --          --          --         --
  Diluted........................  $    1.85   $    1.96   $    2.02          --          --          --         --
Weighted average number of shares
  outstanding (in millions)(C):
  Basic..........................       17.9        17.4        17.4          --          --          --         --
  Diluted........................       17.9        17.5        17.5          --          --          --         --
CONSOLIDATED BALANCE SHEET DATA:
Total invested assets............  $ 7,962.3   $ 8,055.8   $ 7,783.4   $ 7,855.7   $ 7,820.0   $ 3,308.1   $4,020.8
Total assets.....................   11,560.5    11,305.5    11,097.7    10,780.5    12,004.8     6,052.8    5,781.1
Total liabilities................   10,577.3     9,964.2     9,829.5     9,399.5    10,735.2     5,378.5    5,114.2
Minority interest................         --       340.0       309.1       364.3       460.5          --         --
Company-obligated mandatorily
  redeemable preferred
  securities.....................      197.7       197.7       197.7       199.6        86.0          --         --
Total stockholders' equity.......      785.5       803.6       761.4       817.1       723.1       674.3      666.9


---------------
(A) Consolidated Income Statement Data for 1997 includes the results for the Delta Life Corporation ("Delta"), subsequent to the acquisition date of October 23, 1997 and the results for AmVestors, subsequent to the acquisition date of December 19, 1997, and Consolidated Balance Sheet Data includes year-end data for Delta and AmVestors.

(B) The Closed Block was formed on June 30, 1996. Invested assets allocated to the Closed Block are classified as Closed Block assets. Revenues and expenses associated with the Closed Block are shown net as a single line item. Accordingly, the individual income statement components for 2000, 1999, 1998 and 1997 are not fully comparable with those of 1996 and 1995 due to the establishment of the Closed Block on June 30, 1996.

(C) AmerUs was formed in 1996 as a mutual insurance holding company and, therefore, had no shares of common stock outstanding until its demutualization on September 20, 2000. At that time, it distributed 17.4 million shares of its common stock to its former members and exchanged its common stock for the 12.6 million shares of common stock held by the public in ALH on a one-for-one basis. Net income from continuing operations per share has been calculated on the basis that the 17.4 million shares distributed to members were outstanding from January 1, 1999 and the shares exchanged for ALH shares were outstanding from the date of demutualization.

            FINANCIAL INFORMATION CONCERNING AMERUS AND SUBSIDIARIES


     ILICO's members may review (i) AmerUs' interim unaudited financial statements; (ii) audited financial statements for its 1999 and 1998 fiscal years; and (iii) AmerUs' management discussion and analysis of financial condition and results of operation of AmerUs and subsidiaries by referring to certain selected materials provided in AMHC's Registration Statement on Form S-4, filed May 12, 2000, ALH's Annual Report on Form 10-K and AmerUs' Quarterly Report on Form 10-Q, dated September 30, 2000, the relevant sections of which are reprinted in the AmerUs Supplemental Information Booklet provided to ILICO's members.



     AmerUs' shareholders may obtain such information by referring to pages 24, 29-53, F-1 to F-50 and S-1 to S-11 of AMHC's Registration Statement on Form S-4, filed May 12, 2000, pages 2-11 of ALH's Annual Report on Form 10-K, dated December 31, 1999, and pages 4-48 of AmerUs' Quarterly Report on Form 10-Q, dated September 30, 2000, each of which are incorporated herein by reference. (See "WHERE YOU CAN FIND MORE INFORMATION").


           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


     The following tables show financial information after giving effect to the Combination as though it had occurred on an earlier date (which we refer to as "pro forma" information). In the Combination, ILICO Eligible Members will receive AmerUs Common Stock, cash and policy credits. The actual composition of cash, policy credits and AmerUs Common Stock cannot be determined at this time, although at least 80% of the payment by value will be made in the form of AmerUs Common Stock in order to satisfy certain federal income tax requirements. The value of the aggregate payment will be equal to at least the value of 9.3 million shares of AmerUs Common Stock. (If the value of that number of shares of AmerUs Common Stock is less than $186 million, the amount of the payment may, under certain circumstances, be increased. See "THE COMBINATION -- Termination of the Combination Agreement.") The amount of cash, and the value of policy credits distributed will be determined based on the market price of AmerUs Common Stock during a specified period beginning on the closing date of the Combination. The following pro forma information also reflects that AmerUs purchased a 45% interest in ILGC for $100 million, of which $77.2 million was used by ILGC to repurchase its former minority interest (stock held by two other investors). The financial information is provided as of September 30, 2000, and for the nine months ended September 30, 2000 and for the year ended 1999. In presenting the pro forma balance sheet information, we assumed that the Combination had occurred September 30, 2000. In presenting the pro forma income statement information for September 30, 2000 and 1999, we assumed that the Combination had occurred as of January 1, 1999. The pro forma information gives effect to the Combination under the purchase method of accounting in accordance with GAAP.


     We expect that we will incur transaction and integration charges as a result of combining the companies. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the Combination occurred on January 1, 1999 or any other date.


     The information in the following table is based on, and should be read together with, the historical financial information set forth in this Statement and, in the case of AmerUs' shareholders, in AmerUs' prior SEC filings which we have incorporated into this document by reference. See "WHERE YOU CAN FIND MORE INFORMATION."

                                  AMERUS GROUP

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000
                             (DOLLARS IN MILLIONS)

                                                                                                            PRO FORMA
                                                                                                             FOR THE
                                                                              ILICO       COMBINATION      COMBINATION
                                                              HISTORICAL    HISTORICAL    WITH ILICO       WITH ILICO
                                                              ----------    ----------    -----------      -----------
ASSETS:
Investments:
  Securities available for sale at fair value:
    Fixed maturity securities...............................  $ 6,880.6      $4,195.1      $     1.7(A)     $10,646.2
                                                                                              (431.2)(M)
    Equity securities.......................................      149.8          23.8             --            173.6
    Short-term investments..................................        0.3            --             --              0.3
  Loans.....................................................      486.7         374.3            7.2(A)         757.0
                                                                                              (111.2)(M)
  Real estate...............................................        7.6           0.7            0.1(A)           8.4
  Policy loans..............................................      111.3         189.0         (151.2)(M)        149.1
  Other investments.........................................      326.0           7.9             --            333.9
                                                              ---------      --------      ---------        ---------
         Total investments..................................    7,962.3       4,790.8         (684.6)        12,068.5
                                                              ---------      --------      ---------        ---------
Cash and cash equivalents...................................      458.0         150.6          (77.2)(B)        493.0
                                                                                               (10.0)(G)
                                                                                               (20.7)(M)
                                                                                                (7.7)(A)
Accrued investment income...................................      102.3          57.7          (12.8)(M)        147.2
Premiums, fees and other receivables........................        2.1            --             --              2.1
Reinsurance receivables.....................................        2.1         227.0           (6.2)(A)        213.0
                                                                                                (9.9)(M)
Deferred policy acquisition costs...........................      382.7         341.1         (341.1)(C)        382.7
Value of business acquired..................................      447.5           7.1          281.5(D)         736.1
Goodwill....................................................      174.3          19.1          (19.1)(E)        174.3
Premises and equipment, net.................................       53.6          27.3            8.1(A)          89.0
Other assets................................................      409.0          25.0           (3.1)(M)        430.9
Separate account assets.....................................         --         372.2             --            372.2
Closed block assets.........................................    1,566.6            --          740.1(M)       2,306.7
                                                              ---------      --------      ---------        ---------
    Total Assets............................................  $11,560.5      $6,017.9      $  (162.7)       $17,415.7
                                                              =========      ========      =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Policy reserves and policyowner funds.......................  $ 7,960.3      $4,883.6      $    40.8(A)     $11,763.6
                                                                                            (1,121.1)(M)
Other liabilities...........................................      550.5         323.9          (21.3)(F)       824.10
                                                                                               (29.0)(M)
Notes and contracts payable.................................      197.8          25.0           (0.2)(A)        222.6
Separate account liabilities................................         --         372.2             --            372.2
Closed block liabilities....................................    1,868.8                      1,150.1(M)       3,018.9
                                                              ---------      --------      ---------        ---------
    Total Liabilities.......................................   10,577.4       5,604.7           19.3         16,201.4
                                                              ---------      --------      ---------        ---------
MINORITY INTEREST...........................................         --         104.5         (104.5)(A)           --
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED CAPITAL
  SECURITIES................................................      197.7            --             --            197.7
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 stated value, 39,004,744 shares
    assumed outstanding September 30, 2000 on a pro forma
    basis...................................................       30.0            --            9.0(A)          39.0
  Additional paid-in capital................................      809.1            --          222.2(A)       1,031.3
  Unearned compensation.....................................       (0.2)           --             --             (0.2)
  Accumulated other comprehensive income....................      (52.1)         (3.1)           3.1(A)         (52.1)
  Unallocated ESOP shares...................................       (1.4)           --             --             (1.4)
  Retained Earnings.........................................         --            --             --               --
Unassigned surplus..........................................         --         311.8         (311.8)(A)           --
                                                              ---------      --------      ---------        ---------
    Total Stockholders' Equity..............................      785.4         308.7          (77.5)         1,016.6
                                                              ---------      --------      ---------        ---------
    Total Liabilities and Stockholders' Equity..............  $11,560.5      $6,017.9      $  (162.7)       $17,415.7
                                                              =========      ========      =========        =========
Book value per share........................................  $   26.18                                     $   26.07
Shares used in the calculation of book value per share
  (in millions).............................................       30.0                                          39.0

    (The Accompanying Notes are an integral part of this Unaudited Pro Forma
                          Consolidated Balance Sheet)

                                  AMERUS GROUP

                              UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                              PRO FORMA
                                                                                               FOR THE
                                                             ILICO       COMBINATION WITH    COMBINATION
                                             HISTORICAL    HISTORICAL         ILICO          WITH ILICO
                                             ----------    ----------    ----------------    -----------
Revenues
  Insurance premiums.......................    $ 65.3        $127.8           $(48.6)(M)       $144.5
  Universal life and annuity product
     charges...............................      65.5          55.3             (3.0)(I)        117.8
  Net investment income....................     436.0         206.4             (8.9)(H)        607.1
                                                                               (26.4)(M)
  Realized gains (losses) on investments...      (0.9)          8.8             (0.3)(M)          7.6
  Other income.............................      22.7            --               --             22.7
  Contribution from Closed Block...........      17.1            --             (8.1)(M)         25.2
                                               ------        ------           ------           ------
                                                605.7         398.3            (79.1)           924.9
                                               ------        ------           ------           ------
Operating Expenses
  Policyowner benefits.....................     330.5         263.3            (12.7)(J)        527.7
                                                                               (53.4)(M)
  Underwriting, acquisition, and insurance
     expenses..............................     100.6          49.6             (0.6)(K)        148.8
                                                                                (0.8)(M)
  Amortization of deferred policy
     acquisition costs and VOBA............      56.3          48.0             (4.8)(D)         99.5
  Dividends to policyowners................       4.3          22.4            (13.0)(M)         13.7
                                               ------        ------           ------           ------
                                                491.7         383.3            (85.3)           789.7
                                               ------        ------           ------           ------
     Income from continuing operations
       before income taxes and minority
       interest............................     114.0          15.0              6.2            135.2
Interest expense...........................      22.4           1.6                              24.0
                                               ------        ------           ------           ------
     Income before taxes and minority
       interest............................      91.6          13.4              6.2            111.2
Income tax (expense) benefit...............     (36.8)         (7.2)            (1.8)(L)        (45.8)
Minority interest..........................     (21.7)         (2.3)             2.3(A)         (21.7)
                                               ------        ------           ------           ------
     Net income from continuing
       operations..........................    $ 33.1        $  3.9           $  6.7           $ 43.7
                                               ======        ======           ======           ======
Net income from continuing operations per
  share(N):
  Basic....................................    $ 1.85                                          $ 1.62
  Diluted..................................    $ 1.85                                          $ 1.62
Shares used in the calculation of net
  income from continuing operations per
  share (in millions)(N):
  Basic....................................      17.9                                            26.9
  Diluted..................................      17.9                                            26.9


    (The Accompanying Notes are an integral part of this Unaudited Pro Forma
                       Consolidated Statement of Income)

                                  AMERUS GROUP

                              UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                 PRO FORMA
                                                                                                  FOR THE
                                                                   ILICO       COMBINATION      COMBINATION
                                                   HISTORICAL    HISTORICAL    WITH ILICO       WITH ILICO
                                                   ----------    ----------    -----------      -----------
Revenues
  Insurance premiums.............................    $ 89.5        $165.2        $(117.4)(M)     $  137.3
  Universal life and annuity product charges.....      74.7          64.5           (2.1)(I)        137.1
  Net investment income..........................     557.0         256.9          (15.5)(H)        751.3
                                                                                   (47.1)(M)
  Realized gains (losses) on investments.........      (2.1)          4.8             --              2.7
  Other income...................................      20.2            --             --             20.2
  Contribution from Closed Block.................      25.2            --           22.9(M)          48.1
                                                     ------        ------        -------         --------
                                                      764.5         491.4         (159.2)         1,096.7
                                                     ------        ------        -------         --------
Operating Expenses
  Policyowner benefits...........................     442.4         312.8          (14.2)(J)        628.8
                                                                                  (112.2)(M)
  Underwriting, acquisition, and insurance
     expenses....................................     123.8          85.8           (0.6)(K)        206.9
                                                                                    (2.1)(M)
  Amortization of deferred policy acquisition
     costs and VOBA..............................      67.8          54.6           (5.2)(D)        117.2
  Dividends to policyowners......................       4.6          33.0          (27.3)(M)         10.3
                                                     ------        ------        -------         --------
                                                      638.6         486.2         (161.6)           963.2
                                                     ------        ------        -------         --------
     Income from continuing operations before
       income taxes and minority interest........     125.9           5.2            2.4            133.5
Interest expense.................................      29.0           2.2             --             31.2
                                                     ------        ------        -------         --------
     Income before taxes and minority interest...      96.9           3.0            2.4            102.3
Income tax (expense) benefit.....................     (33.4)         (1.6)           2.1(L)         (32.9)
Minority interest................................     (28.1)         (2.2)           2.2(A)         (28.1)
                                                     ------        ------        -------         --------
     Net income from continuing operations.......    $ 35.4        $ (0.8)       $   6.7         $   41.3
                                                     ======        ======        =======         ========
Net income from continuing operations per
  share(N):
     Basic.......................................    $ 2.03                                      $   1.56
     Diluted.....................................    $ 2.02                                      $   1.55
Shares used in the calculation of net income from
  continuing operations per share (in
  millions)(N):
     Basic.......................................      17.4                                          26.4
     Diluted.....................................      17.5                                          26.5


    (The Accompanying Notes are an integral part of this Unaudited Pro Forma
                       Consolidated Statement of Income)

                                  AMERUS GROUP

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     (A) Giving effect to the Combination under purchase accounting, the total purchase cost of ILICO will be allocated to the assets and liabilities acquired based on the relative fair values as of the effective date of the Combination, with any excess of the fair value of the assets acquired less the fair value of the liabilities assumed over the purchase price recorded as a reduction of non-current assets (value of business acquired). The cost allocations, primarily related to value of business acquired, deferred acquisition costs, and mortgage loans, are based on studies which are not yet completed. Accordingly, the final allocations may differ from the amounts reflected here due to interest rate fluctuations, operating experience, and results of operations through the date of closing. Although the final allocations may differ, the pro forma financial statements reflect AmerUs' best estimate based on currently available information and the differences between the current and final allocations are not expected to be material.

     The average closing price of the AmerUs Common Stock used in this pro forma data is $25.6875 per share, which represents the average of the closing prices of the AmerUs Common Stock on the date of the announcement of the amended terms of the Combination, two days preceding, and two days succeeding the announcement.


     The Combination Agreement calls for payment to ILICO's Eligible Members of shares of AmerUs Common Stock, cash and policy credits equal in value to the value of at least 9.3 million shares of AmerUs Common Stock. If the value of that number of shares of AmerUs Common Stock is less than $186 million, the amount of the payment may, under certain circumstances, be increased. See "THE COMBINATION -- Termination of the Combination Agreement -- Termination Due to Uncontrollable Event; Termination by Mutual Agreement." Under the terms of the Combination Agreement, AmerUs is committed at a minimum to distribute cash and policy credits equivalent to the value of approximately 300,000 shares of its common stock to ILICO's Eligible Members. The actual amount of cash consideration will vary dependent upon the price of AmerUs Common Stock at or about the closing date and the number of shares within the range that AmerUs elects to distribute in the form of cash. It has been assumed for pro forma purposes that the combination consideration will consist of cash equal to the value of the minimum share amount of approximately 300,000 shares at an estimated fair value of $25.6875 per share and the remaining consideration will be in the form of AmerUs Common Stock.


     The Member Consideration will be distributed to and allocated among the Eligible Members of ILICO as provided in the Plan.


     Issuance of 9.0 million shares of AmerUs Common Stock to Eligible Members of ILICO at an estimated fair value of $25.6875 per share with $1.00 stated value.


Common stock................................................  $  9.0
Additional paid-in capital..................................   222.2
                                                              ------
  Total value of common stock exchanged.....................  $231.2
Cash paid to ILICO's Eligible Members, equivalent to 300,000
  shares at $25.6875........................................     7.7
Cash paid to acquire minority interest......................    77.2
Costs of the combination....................................    10.0
Obligations accrued for early retirement, severance and
  employment agreements.....................................    10.0
                                                              ------
  Total purchase price......................................  $336.1
                                                              ======

     After issuance of 9 million shares of AmerUs Common Stock as Member Consideration, AmerUs would have 39,004,744 shares of Common Stock outstanding on a pro forma basis.

                                  AMERUS GROUP

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The allocation of the purchase price of ILICO is as follows (in millions):

Investments (including cash and short-term Investments).....  $ 4,950.4
Receivables and other assets................................      338.9
Value of business acquired..................................      288.6
Separate Account Assets.....................................      372.2
Policyowner reserves and funds..............................   (4,924.4)
Other liabilities...........................................     (292.6)
Debt........................................................      (24.8)
Separate Account Liabilities................................     (372.2)
                                                              ---------
                                                              $   336.1
                                                              =========

     The historical components of ILICO's equity have been eliminated in accordance with purchase accounting. In addition, common stock is adjusted to reflect the assumed number of shares issued in conjunction with the Combination, amounting to $9.0 million. Additional paid-in capital is also adjusted, based on the assumptions, for the excess of the Member Consideration exchanged over the stated value of the AmerUs Common Stock, amounting to $222.2 million.

     (B) Represents the cash paid by ILGC to acquire the minority interest.

     (C) Represents the unamortized balance of deferred policy acquisition costs.

     (D) Value of the insurance business acquired reflects the estimated fair value of the business in force and represents the portion of the cost to acquire ILICO that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts existing as of the assumed date of the acquisition. Amortization is recognized in proportion to expected future gross profits over periods between 20 and 30 years and is based on the average interest crediting rates which range from 3.5% to 6.2% for 2000 and over the next five years. The estimated amortization for the next five years is as follows (in millions):

2000........................................................  $25.6
2001........................................................  $24.6
2002........................................................  $24.1
2003........................................................  $23.6
2004........................................................  $22.9
2005........................................................  $22.6

     The value of business acquired has been reduced by $59.6 million, the amount by which the fair value of the assets acquired (less the liabilities assumed) exceeded the purchase cost.

     (E) Represents the unamortized balance of goodwill at the assumed effective date of the Combination.

     (F) Represents various liabilities assumed in connection with the Combination and the net impact on the deferred tax liability as a result of the purchase accounting adjustments as follows (in millions):

Deferred income taxes on purchase accounting adjustments....  $(31.3)
Establish liability for employment and severance
  agreements................................................    10.0
                                                              ------
                                                              $(21.3)
                                                              ======

     (G) Represents estimated transaction costs, primarily investment banking and legal fees paid in connection with the Combination.

                                  AMERUS GROUP

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (H) Represents the following adjustments to net investment income as a result of the Combination and purchase accounting adjustments (in millions):

                                                              NINE MONTHS
                                                                 ENDED         YEAR ENDED
                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                 2000             1999
                                                             -------------    ------------
Reduction of net investment income from change in carrying
  value of the investment portfolio at the assumed
  effective date of the Combination........................      $(6.4)          $ (9.7)
Elimination of the earnings on the cash paid to ILICO's
  Eligible Members based upon a rate of 5% per annum.......       (0.3)            (0.4)
Elimination of the equity earnings on ILICO included in
  AmerUs historical net investment income..................       (1.6)              --
Elimination of the earnings on the cash paid to acquire the
  minority interest of ILICO based upon a rate of 7% per
  annum....................................................       (0.6)            (5.4)
                                                                 -----           ------
                                                                 $(8.9)          $(15.5)
                                                                 =====           ======

     (I) Represents the reduction of product charges due to the elimination of unearned revenues at the assumed effective date of the Combination. The unearned revenues are eliminated due to their inclusion in the determination of the value of the business acquired.

     (J) Represents the reduction in policyowner benefits resulting from decreased investment income as previously discussed and the increase in policyowner reserves at the assumed effective date of the Combination due to market value adjustments to the investment portfolio.

     (K) Includes the effects of increased depreciation of $0.2 million and $0.3 million for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, on the write-up of the ILICO home office premises calculated over 30 years on the straight-line method and the decreased goodwill amortization of $0.8 million and $0.9 million for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, due to the elimination of historical goodwill.

     (L) Represents the income tax effects on the net pro forma adjustments based upon a 35% effective tax rate and the elimination of the mutual company differential earnings tax of $0.1 million and $2.6 million for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

     (M) Reflects the formation of the closed block for ILICO and the reclassification of the related assets and liabilities, and the reclassification of the related components of the income statement to the contribution from closed block.

                                  AMERUS GROUP

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Summarized financial information assuming the Closed Block was formed as of January 1, 1999 for pro forma income statement purposes and as of September 30, 2000 for pro forma balance sheet purposes is as follows (in millions):

                                                              SEPTEMBER 30,
                                                                  2000
                                                              -------------
ASSETS
Investments
  Fixed maturity securities.................................    $  431.2
  Loans.....................................................       111.2
  Policy loans..............................................       151.2
                                                                --------
                                                                   693.6
Cash........................................................        20.7
Other Assets................................................        25.8
                                                                --------
     Total Assets...........................................    $  740.1
                                                                ========
LIABILITIES
Policy reserves and policyowner funds.......................    $1,121.1
Other liabilities...........................................        29.0
                                                                --------
     Total Liabilities......................................    $1,150.1
                                                                ========

                                                              NINE MONTHS
                                                                 ENDED         YEAR ENDED
                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                 2000             1999
                                                             -------------    ------------
Revenues
  Insurance Premiums.......................................      $48.6           $117.4
  Net Investment Income....................................       26.4             47.1
  Realized gains on Investments............................        0.3               --
                                                                 -----           ------
                                                                  75.3            164.5
Expenses
  Policyowner benefits.....................................       53.4            112.2
  Underwriting, acquisition and insurance expenses.........        0.8              2.1
  Dividends to policyowners................................       13.0             27.3
                                                                 -----           ------
  Contribution from Closed Block before income taxes.......      $ 8.1           $ 22.9
                                                                 =====           ======

     (N) The basic earnings per share calculation reflects net income from continuing operations divided by the weighted average number of shares outstanding for the nine months ended September 30, 2000 and the year ended December 31, 1999, assuming that 9 million shares of AmerUs Common Stock were issued January 1, 1999 in connection with the Combination. The diluted earnings per share amount is calculated in the same manner with the weighted average number of shares outstanding increased for the dilutive effect of options, warrants, and stock appreciation rights.

                  CERTAIN CONSIDERATIONS; INTERESTS OF CERTAIN
                           PERSONS IN THE COMBINATION

     In considering the recommendation of the ILICO Board with respect to the Plan, Eligible Members should be aware that certain directors and officers of ILICO have interests in the Combination with AmerUs different from the interests of ILICO's Eligible Members.

EXECUTIVE OFFICER COMPENSATION FOLLOWING THE COMBINATION

     Following the Combination, the compensation for ILICO's President and Chief Executive Officer and the five other senior executives of ILICO ("ILICO's Senior Executives") is anticipated to initially be generally at the same level as such compensation prior to the Combination, except as described below.

     As a result of the Combination, ILICO's Senior Executives will receive the additional benefits described below.

  Retirement Plan Information


     ILICO currently sponsors the Indianapolis Life Insurance Company Employees Pension Plan (the "Pension Plan"), as supplemented by the Indianapolis Life Insurance Company Excess Benefit Plan (the "Excess Plan"). ILICO expects to "freeze" the Pension Plan and the Excess Plan sometime in 2001, which means that, after that date, no employees will earn any further benefits under those plans. ILICO expects that, following the "freeze" of the Pension Plan and Excess Plan, ILICO's Senior Executives will begin to participate in the All AmerUs Savings and Retirement Plan (the "AmerUs Savings Plan"), a defined contribution plan that provides for up to three different types of employer contributions, in addition to employee 401(k) elective deferrals and rollover contributions, and in the All AmerUs Supplemental Executive Retirement Plan and the All AmerUs Excess Benefit Plan (collectively, the "AmerUs Supplemental Plan"), unfunded non-qualified deferred compensation plans that supplement the AmerUs Savings Plan.


     ILICO's Senior Executives also currently participate in the Indianapolis Life Insurance Company Salary Reduction Plan (the "401(k) Plan"), as supplemented by an unfunded non-qualified deferred compensation plan (the "Shadow 401(k) Plan"). ILICO expects that, beginning January 1, 2002, contributions under ILICO's 401(k) Plan and Shadow 401(k) Plan will cease, and ILICO's Senior Executives will begin to participate in the AmerUs Savings Plan and the AmerUs Supplemental Plan.

  Long-Term Incentive Compensation

     ILICO currently maintains the Indianapolis Life Long-Term Incentive Plan (the "LTIP"), which was established in 1996. The Board of Directors has determined that no awards will be made under the LTIP for 2000, the LTIP will terminate as of the effective date of the Combination, and all participants' accounts will become 100% vested. Earnings through the date of termination of the LTIP will be calculated after the effective date of the Combination under a formula based on the closing price of AmerUs Common Stock during the first 10 trading days following the effective date of the Combination. Amounts accumulated under the LTIP will be distributed to the participating executives in a lump sum payment as soon as practicable after the termination of the LTIP. Upon the effective date of the Combination, certain of ILICO's executives will become eligible to participate in the AmerUs Stock Incentive Plan.

  Executive Employment Agreements


     Following the signing of the Combination Agreement, ILICO entered into written employment agreements (the "Employment Agreements") with ILICO's Senior Executives. The Employment Agreements provide for an aggregate of $1,666,935 to be paid to ILICO's Senior Executives, including Mr. Prible, in the form of annual base salary for the year 2000 . The Employment Agreements also provide that, following the closing of the Combination, ILICO's Senior Executives, including Mr. Prible, will be granted an aggregate of 214,000 options to purchase AmerUs Common Stock. The options will be granted under the terms of the AmerUs Stock Incentive Plan. Also, ILICO's Senior Executives will become entitled to lump sum cash bonuses to be paid promptly after the effective date of the Combination. The amount of each bonus will be a percentage of the officer's annual base salary. The percentage will depend on the average closing price of AmerUs Common Stock during the first ten trading days following the closing of the Combination. Based upon the annual base salaries of ILICO's Senior Executives for the year 2000, the maximum aggregate amount of such cash bonuses would be $666,774.

     The Employment Agreements provide for separation benefits in the event that an executive's employment is terminated as a result of a change in control within two years of the change of control, other than for cause, or the executive terminates employment for "good reason" within two years after a change in control. The Combination will constitute such a change in control. For these purposes, "good reason" means any of the following occurring within two years after a change in control: certain changes in the executive's duties, position, or responsibilities; removal of the executive from or failure to re-elect the executive to his or her position; a reduction in the executive's base salary; certain material reductions in award opportunities under bonus and incentive plans; requiring the executive to be based in an office located other than in the metropolitan area specified in the agreement; failure of a successor to assume and agree to perform the Employment Agreement; a material breach by ILICO of any provision of the Employment Agreement; the failure of AmerUs, after the closing of the Combination, to issue the stock options promised in the Employment Agreement; and, in the case of some of ILICO's Senior Executives, a material departure, without the executive's prior written consent, from certain understandings set forth in an attachment to the Employment Agreement (generally pertaining to the officer's role in the combined organization following the Combination). Payment of the separation benefits is in all cases contingent on the executive's timely execution of an effective waiver of claims (which must meet certain specifications set forth in the Employment Agreement).

     The separation benefits payable upon such a termination include severance pay, a stipend to subsidize the cost of COBRA continuation coverage for the executive and his family during the 18-month period following the executive's termination, and continued life insurance coverage (subsidized to the same extent as when the executive was employed) for 24 months following the executive's termination of employment. Generally, the amount of the severance pay is equal to two times the sum of (1) the executive's then current base salary and (2) the greater of (a) the target bonus applicable to the executive as of the effective date of the Employment Agreement or (b) the target bonus applicable to the executive as of the termination date. Larry R. Prible is also entitled to an additional benefit to make up for the effect of any excise taxes due under Internal Revenue Code Section 4999 with respect to the separation benefits payable to him under the Employment Agreement.

     Mr. Prible's Employment Agreement provides for an annual base salary of $527,840 for the year 2000 and options to purchase up to 100,000 shares of AmerUs Common Stock under the terms of the AmerUs Stock Incentive Plan. As one of ILICO's Senior Executives, Mr. Prible's Employment Agreement provides for a lump sum cash bonus to be paid promptly after the effective date of the closing of the Combination. Based upon Mr. Prible's annual base salary for the year 2000, the maximum amount of such cash bonus would be $211,141. His Employment Agreement also provides for an enhanced retirement benefit, which applies upon any retirement, irrespective of whether a change of control such as the Combination has occurred. For this purpose, the Employment Agreement defines retirement as any termination of Mr. Prible's employment (other than a termination by ILICO for cause) after Mr. Prible has reached age 53. Upon retirement at or after age 65, the Employment Agreement provides for a total annual retirement benefit (under the combination of the Employment Agreement, all defined benefit plans, and all post-Combination employer contributions under defined contribution plans) equal to 75% of Mr. Prible's final annual base salary (determined as of his termination date). In the event of retirement before age 65, the annual benefit is reduced by the early retirement actuarial reduction factors specified in the Pension Plan (but not in any case below 50% of Mr. Prible's final base salary).

     John J. Fahrenbach, currently Senior Vice-President and Chief Financial Officer of ILICO, did not enter into an Employment Agreement because he has decided to retire pursuant to ILICO's 2000 Early Retirement Window program. Pursuant to that program, Mr. Fahrenbach will waive any separation benefits otherwise payable under his Executive Employment Agreement, dated December 31, 1997, as amended April 16, 1997, and Separation Benefit Agreement, dated December 31, 1997, with ILICO entered into in December of 1997.

Mr. Fahrenbach intends to retire on March 31, 2001. Provided that he timely executes (and does not timely revoke) the waiver and release described below, in addition to the enhanced pension benefits payable to him under the 2000 Early Retirement Window Program, Mr. Fahrenbach will receive a lump sum severance payment of $175,000, as well as a lump sum incentive bonus equal to 55% of his annual base salary if certain goals are achieved prior to his retirement, and an additional lump sum of approximately $28,629 to cover a portion of the income taxes on his lump sum LTIP payment. As a condition to receiving all of these benefits (including benefits under the 2000 Early Retirement Window Program), Mr. Fahrenbach will be required to execute (and not timely revoke) a waiver and release of claims in the form required of all 2000 Early Retirement Window participants. Following his retirement, Mr. Fahrenbach is expected to perform certain services for ILICO through December 31, 2002, as an independent contractor consultant pursuant to a written consulting agreement. Those services will include monitoring the Closed Blocks under ILICO's and AmerUs' demutualizations and maintaining and preserving relationships between ILICO and rating agencies and other key industry contacts. For his services, Mr. Fahrenbach will receive a consulting fee $175,000 per calendar year, payable monthly.


  Indemnification for Officers, Directors and Employees


     The Combination Agreement provides for the continuation of all rights to indemnification currently existing in favor of employees, directors and officers of ILICO, ILGC or their subsidiaries as provided in the articles of incorporation and bylaws of ILICO, ILGC or their subsidiaries. (See "THE COMBINATION AGREEMENT -- Indemnification for Officers, Directors and Employees")


AMERUS MANAGEMENT FOLLOWING THE COMBINATION


     Under the Combination Agreement, the AmerUs Board will be adjusted to include the Chief Executive Officer of ILICO (as Vice-Chairman of the AmerUs Board) and at least two additional members of the ILICO Board. The Combination Agreement contemplates that (i) AmerUs will use its best efforts to cause the AmerUs Board to appoint two of the three directors for terms expiring at AmerUs' next annual shareholders' meeting following the closing of the Combination, and to nominate such directors for election to three year terms on the AmerUs Board commencing at such annual meeting; (ii) AmerUs will use its best efforts to cause the AmerUs Board to appoint the third additional director for the remainder of a three-year term commencing at the annual shareholders' meeting preceding the closing date of the Combination; and (iii) Larry R. Prible, current Chairman, President and CEO of ILICO, will become Vice-Chairman of AmerUs. AmerUs does not anticipate any other changes to senior management as a result of the Combination. Set forth below is information regarding the individuals who will be proposed to the AmerUs Board for appointment, including Mr. Prible:


DIRECTORS

NAME                                                       POSITION    AGE    ILICO DIRECTOR SINCE
----                                                       --------    ---    --------------------
Alecia Ann DeCoudreaux...................................  Director    46     January 1997
Andrew Jackson Paine, Jr. ...............................  Director    63     February 1982
Larry R. Prible..........................................  Director    54     June 1990

     ALECIA A. DECOUDREAUX, JD, is Secretary and Deputy General Counsel of Eli Lilly and Company. She is a Director of ILICO and Bank One, Indianapolis, NA. Ms. DeCoudreaux is a member of the Indiana University School of Law Board of Visitors, Women's Fund of Central Indiana Advisory Board, Indianapolis Committee for the IU School of Law -- Bloomington Capital Campaign, Business-Government Relations Council, and United Way of Central Indiana, Inc., Strategic Planning Committee.

     ANDREW J. PAINE, JR. is retired Executive Vice President, First Chicago NBD Corporation and President and Chief Executive Officer, NBD Indiana, Inc. He is a Director of ILICO, Bankers Life, IPALCO and Indianapolis Power & Light Company, Provalent, and Bank One, Indiana. Mr. Paine has served as a Director of the Hammond Company and INV Financial Corporation.

     LARRY R. PRIBLE, JD, CLU, joined ILICO in 1980 after serving as Advisory Industry Specialist with IBM. He became a Vice President of ILICO in July 1983. From 1988 to 1990, his title was Senior Vice President, Administration. On January 18, 1990, his title became President and Chief Operating Officer and Director. Since August 1, 1991, his title has been President and Chief Executive Officer. Mr. Prible became Chairman of ILICO in 1998. Mr. Prible is Chairman of the Board of ILGC, IL Annuity, IL Securities and Western Security, and he is a Director of Bankers Life. He is also a Director of Habitat for Humanity and the 500 Festival Associates.

AMERUS MANAGEMENT'S COMPENSATION


     ILICO's members may obtain information concerning compensation of directors and executive officers of AmerUs by referring to certain sections of AMHC's Registration Statement on Form S-4, filed on May 12, 2000 and ALH's annual proxy statement for 2000, dated March 31, 2000, relevant portions of which are reprinted in the AmerUs Supplemental Information Booklet.



     AmerUs' shareholders may obtain such information by referring to page 24 of AMHC's Registration Statement on Form S-4, filed on May 12, 2000, and ALH's annual proxy statement for 2000, dated March 31, 2000, pages 5-22, each of which are incorporated herein by reference. (See "WHERE YOU CAN FIND MORE INFORMATION").


     AmerUs and ILICO have agreed to certain principles and guidelines for the post-Combination integration, operation and leadership of the combined companies. For more information about these principles and guidelines, see "THE COMBINATION -- Memorandum of Understanding".

                   ILICO MANAGEMENT FOLLOWING THE COMBINATION

     The Combination Agreement contemplates that the management of ILICO will generally remain the same, except that the ILICO Board will use its best efforts to appoint two directors designated by AmerUs (see "THE
COMBINATION -- Directors"). Set forth below is information regarding the two individuals who will be proposed to the ILICO Board for appointment:

DIRECTORS

NAME                                                              POSITION         AGE
----                                                              --------         ---
Roger K. Brooks.............................................  Director of ILICO    63
D T Doan....................................................  Director of ILICO    68

     ROGER K. BROOKS is Chairman, President and Chief Executive Officer of AmerUs and Chairman of ALIC, one of the Company's principal subsidiaries, since May 1997. Previous positions with AmerUs and its subsidiaries include Chief Executive Officer of ALIC from December 1994 to May 1997, Chairman and Chief Executive Officer of ALIC from August 1992 to December 1994 and President and Chief Executive Officer of ALIC from February 1975 to August 1992. He is a director of AMAL, AmerUs, ALIC, AmVestors Financial Corporation and Delta. Mr. Brooks was a director of ALH from 1996 through the merger of AMHC and ALH and demutualization of AMHC in September 2000, at which time he continued his service as a director of AmerUs. Mr. Brooks has also been a director of ALIC since 1971. His current term on the Board of AmerUs expires May 10, 2001.

     D T DOAN JD, CPA has served with AmerUs as a consultant since May 1997. Prior to that time, Mr. Doan was Vice Chairman and President -- Insurance Operations of ALIC from August 1995 until May 1997. Previous positions with ALIC include Vice Chairman of ALIC from January 1995 until August 1995,
President -- Insurance Operations of ALIC from August 1992 until January 1995 and Executive Vice President -- Corporate from 1988 until August 1992. Mr. Doan was a director of ALIC from January 1995 until May 1997 and has been a director of ILGC since February 2000.

BOARD COMPENSATION FOLLOWING THE COMBINATION

     ILICO directors who are not otherwise compensated by ILICO or AmerUs will receive a monthly retainer of $1,300 and a meeting fee of $900 for each monthly meeting attended. Each Committee member will receive an additional meeting fee of $900 for each committee meeting attended, and the Chairman of each Committee will receive an additional $300 for each committee meeting attended. An additional meeting fee of $300 will be paid for consecutive meetings, and an additional meeting fee of $300 will be paid for each Bankers Life Board of Directors meeting attended.

     Under a written deferred compensation agreement with ILICO, a Director may elect to defer until retirement a portion of the compensation that he or she would otherwise receive as a Director for a calendar year. Amounts deferred, and earnings on those amounts, however, remain the general assets of ILICO until distribution. A Director's deferrals and earnings are generally payable to the Director beginning at retirement or to the Director's beneficiary upon the Director's death. If a Director terminates service before he or she is eligible to retire, the Director's deferrals and earnings will become payable as of the date he or she would have been eligible to retire. The normal form of distribution is annual installments over a period of ten years. A Director may choose, however, another form of distribution or a later distribution commencement date (which cannot be later than April 1 following the end of the year in which the Director reaches age 70 1/2).

EXECUTIVE OFFICERS

     The executive officers of ILICO following the Combination will generally be the same individuals as prior to the Combination, except that Roger K. Brooks, current Chairman, President and CEO of AmerUs, will become Chairman of ILICO.

     For information regarding the compensation and related benefits of certain of ILICO's executive officers following the Combination, see "CERTAIN CONSIDERATIONS; INTERESTS OF CERTAIN PERSONS IN THE COMBINATION."

     AmerUs and ILICO have agreed to certain principles and guidelines for the post-Combination integration, operation and leadership of the combined companies. For more information about these principles and guidelines, see "THE COMBINATION AGREEMENT -- Memorandum of Understanding."

                           OTHER REGULATORY APPROVALS

OTHER INSURANCE REGULATORY APPROVALS


     In addition to the Indiana Commissioner's approval of the Plan, the Conversion and the Combination, various other insurance regulatory approvals are required for consummation of the Combination. The Combination is subject to the receipt of necessary approvals from various other state insurance regulatory authorities. The insurance laws and regulations of all U.S. states generally require that prior to the acquisition of control of an insurance company domiciled or commercially domiciled in such jurisdiction through the acquisition of a parent company of the insurance company, the acquiror must obtain prior approval of the commissioner of insurance of such jurisdiction for the acquisition of control of the domestic insurance company. As a result of the Combination, AmerUs will acquire control of ILICO and each of its insurance company subsidiaries, which include Western Security, an Arizona domiciled life insurance company, Bankers Life, a New York domiciled life insurance company, and IL Annuity, a Kansas domiciled life insurance company. AmerUs therefore filed applications for approval of the acquisition of control of a domestic insurer (Form A) with the Indiana Commissioner of Insurance, Arizona Commissioner of Insurance and the New York Superintendent of Insurance. Because IL Annuity was until recently domiciled in Massachusetts, AmerUs also filed a Form A with the Massachusetts Commissioner of Insurance. AmerUs' application for acquisition of control of ILICO is still pending, but it has obtained approvals from the Arizona, Massachusetts and New York Departments of Insurance. The Indiana Insurance Department could determine to take action to impose conditions on the Combination. (See "THE COMBINATION -- Initial AmerUs Investment in ILICO.")

HSR ACT

     Under the HSR Act, and the rules promulgated under the HSR Act by the Federal Trade Commission ("FTC"), the Combination may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Justice Department ("Antitrust Division") and specified waiting period requirements have either been satisfied or earlier terminated.

     On June 6, 2000, each of AmerUs and ILICO filed, pursuant to the HSR Act, notification and report forms with the FTC and the Antitrust Division with respect to the Combination. The 30-day waiting period applicable to such filings expired on July 6, 2000. However, at any time before or after the Combination Closing Date, and notwithstanding that the HSR Act waiting period has expired or been earlier terminated, the FTC, the Antitrust Division or any state could take such action under the Antitrust Laws as it deems necessary or desirable to the public interest. Such action could include seeking to enjoin the consummation of the Combination or seeking divestiture of ILICO or assets of ILICO. Private parties, as well as state governments, may also bring legal action under the Antitrust Laws under certain circumstances. Both ILICO and AmerUs believe that the Combination will not violate the Antitrust Laws. Nevertheless, there can be no assurance that a challenge to the Combination on antitrust grounds will not be made or, if such a challenge is made, of the result. (See "THE
COMBINATION -- Conditions to Completion of the Combination")

     As used in this Statement, "Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

              INFORMATION PERTAINING TO FORWARD-LOOKING STATEMENTS

     A number of matters and subject areas discussed in the documents incorporated herein by reference and in this Statement are not limited to historical or current facts and deal with potential future circumstances and developments.

     In some cases, you can identify "forward-looking statements" by the use of words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential," or "intend." All statements regarding the expected benefits of the Conversion and Combination and related matters are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this document only reflect current expectations and are not guarantees of performance.

     Under the "safe harbor" of the Private Securities Litigation Reform Act of 1995, an issuer and any person acting on behalf of the issuer will not be liable for an untrue statement of a material fact or a misleading statement because of an omission of a material fact in any private action based on "forward-looking statements." The safe harbor provisions only apply to companies who have previously offered securities to the public. As AmerUs has previously offered shares to the public, forward-looking statements related to AmerUs are intended to be covered by the safe harbor provisions.


     Factors that may cause actual results to differ materially from those contemplated or projected in such forward-looking statements include, among others, the following possibilities: heightened competition in the life insurance and annuity industries, including the entry of new competitors and the development of new products by competitors; adverse state and federal legislation and regulation affecting AmerUs and ILICO, including increases in minimum capital and reserves for life insurance companies, and other financial viability requirements; failure of AmerUs and ILICO to maintain effective distribution channels in order to obtain new customers or failure to retain existing customers; inability of AmerUs and ILICO to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; loss of key executives due to integration of AmerUs and ILICO; failure to achieve economies of scale projected by AmerUs and ILICO; changes in interest rates causing a reduction of investment income or a reduction in demand for certain products of AmerUs and ILICO; reduction in AmerUs' or ILICO's income as a result of investment losses; general economic and business conditions which are less favorable than expected; unanticipated changes in industry trends; inaccuracies in assumptions regarding future persistency, mortality, and interest rates used in calculating AmerUs' or ILICO's reserve amounts; adverse changes in AmerUs' or ILICO's ratings assigned by rating agencies; changes in tax laws which negatively affect demand for certain products or the applicability of certain taxes; and the risk factors or uncertainties listed herein or listed from time to time in any AmerUs prospectus supplement or any document incorporated by reference herein.


     ILICO and AmerUs undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION


     For information concerning ILICO and the Plan, ILICO's members may phone toll-free to (888) 689-1893 or write the AmerUs/ILICO Demutualization Information Center, Mellon Investor Services LLC, P.O. Box 3327, South Hackensack, New Jersey 07606-9843.


     AmerUs files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like AmerUs, who file electronically with the SEC. The address of the site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about AmerUs at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The version of this Statement prepared for AmerUs' shareholders incorporates by reference the documents listed below that AmerUs and ALH have previously filed with the SEC. They contain important information about AmerUs and its financial condition. The information incorporated by reference is considered to be a part of this Statement, except for any information that is superseded by information that is included directly in this document.


AMERUS SEC FILINGS                      FILING DATE
------------------                      -----------
Current Report on 8K12G3                September 21, 2000
AMHC Registration Statement on S-4      May 12, 2000
Quarterly Report Form 10-Q              November 14, 2000



ALH SEC FILINGS
---------------
Proxy Statement                         Dated March 31, 2000
Current Reports on Form 8-K and 8-K/A   January 13 and 20, February 22,
                                        March 6 and 24, and June 26, 2000
Quarterly Reports Form 10-Q             May 15 and August 14, 2000
Annual Reports on Form 10-K and 10-K/A  March 8 and March 29, 2000


     AmerUs incorporates by reference additional documents that it may file with the SEC between the date of this Statement and the date of the Special Meeting. These documents include periodic reports of AmerUs, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.


     Documents incorporated by reference are available from AmerUs without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Statement. ILICO's members may also obtain the documents referred to above by requesting them in writing from AmerUs/ILICO Demutualization Information Center, Mellon Investor Services LLC, P.O. Box 3327, South Hackensack, New Jersey 07606-9843.



     IN ORDER TO OBTAIN TIMELY DELIVERY IN ADVANCE OF THE SPECIAL MEETING, THIS INFORMATION MUST BE REQUESTED NO LATER THAN MARCH 20, 2001, BY AMERUS' SHAREHOLDERS, AND NO LATER THAN APRIL 10, 2001, BY ILICO'S MEMBERS.

                              INDEX TO APPENDICES




Appendix 1  Unaudited Interim Consolidated Financial Statements of
            Indianapolis Life Insurance Company and Subsidiaries
Appendix 2  Consolidated Financial Statements of Indianapolis Life
            Insurance Company and Subsidiaries
Appendix 3  Amendment to Combination Agreement; Combination Agreement
Appendix 4  Goldman Sachs Opinion and Letter
Appendix 5  Merrill Lynch Opinion
Appendix 6  Memorandum of Understanding; Amendment to Memorandum of
            Understanding
Appendix 7  Letter to Indiana Commissioner of Insurance

                                   APPENDIX 1

             UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF
              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                    PERIOD ENDED SEPTEMBER 30, 2000 AND 1999

                                  APPENDIX 1-A

                UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS OF
              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                                                       SEPTEMBER 30,
                                                              --------------------------------
                                                                   2000              1999
                                                              --------------    --------------
ASSETS
Cash and investments:
  Fixed maturity securities:
     Available for sale, at fair value......................  $3,962,527,503    $3,714,984,525
     Held to maturity, at amortized cost....................     232,550,846       247,745,493
     Trading, at fair value.................................              --       149,704,433
  Equity securities, at fair value..........................      23,804,363        10,597,975
  Mortgage loans............................................     374,271,489       381,267,803
  Policy loans..............................................     189,042,965       183,355,993
  Other invested assets.....................................       8,579,337        16,361,871
  Cash and cash equivalents.................................     150,630,666       240,027,036
                                                              --------------    --------------
Total cash and investments..................................   4,941,407,169     4,944,045,129
Accrued investment income...................................      57,702,132        59,805,576
Reinsurance recoverable.....................................     226,998,255       257,249,620
Deferred acquisition costs..................................     341,084,732       327,009,284
Receivables and other assets................................      20,400,228        10,056,624
Federal income taxes........................................       4,675,333        24,163,882
Property and equipment......................................      27,322,944        22,862,865
Present value of future profits.............................       7,123,929         8,311,777
Goodwill....................................................      19,061,568        14,914,657
Separate account assets.....................................     372,177,241       287,711,169
                                                              --------------    --------------
Total assets................................................  $6,017,953,531    $5,956,130,583
                                                              ==============    ==============
LIABILITIES AND POLICYOWNERS' SURPLUS
Liabilities:
  Policy reserves for future benefits.......................   4,849,550,332     5,013,096,389
  Other policyowner funds...................................     173,052,616       139,583,562
  Accrued commissions and general expenses..................       7,263,733         7,600,278
  Surplus notes.............................................      25,000,000        25,000,000
  Other liabilities and reserves............................     153,302,955        76,218,263
  Deferred federal income taxes.............................      24,374,042        27,519,176
  Separate account liabilities..............................     372,177,241       287,711,168
                                                              ==============    ==============
Total liabilities...........................................   5,604,720,919     5,576,728,836
Minority interest in consolidated subsidiaries..............     104,501,013        75,175,977
Policyowners' surplus:
  Accumulated other comprehensive income (loss).............      (3,136,278)          140,380
  Surplus...................................................     311,867,877       304,085,390
                                                              --------------    --------------
Total policyowners' surplus.................................     308,731,599       304,225,770
                                                              --------------    --------------
Total liabilities and policyowners' surplus.................  $6,017,953,531    $5,956,130,583
                                                              ==============    ==============

                                  APPENDIX 1-B

             UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME OF
              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                                                     SEPTEMBER 30,
                                                              ----------------------------
                                                                  2000            1999
                                                              ------------    ------------
REVENUES
Premiums....................................................  $127,785,457    $128,540,947
Policy and contract charges.................................    55,312,852      45,310,391
Net investment income.......................................   206,385,452     191,975,082
Net realized capital gains(losses)..........................     8,846,267      (8,334,593)
                                                              ------------    ------------
Total revenues..............................................   398,330,028     357,491,827
BENEFITS AND EXPENSES
Policy benefits.............................................   263,265,396     232,181,726
Underwriting, acquisition and insurance expenses............    97,655,433      99,072,840
Interest....................................................     1,623,751       1,623,750
Dividends to policyowners...................................    22,440,757      25,377,758
                                                              ------------    ------------
Total benefits and expenses.................................   384,985,337     358,256,074
                                                              ------------    ------------
Income (loss) before federal income taxes and minority
  interest..................................................    13,344,691        (764,247)
Federal income taxes (benefit)..............................     7,225,804         306,831
                                                              ------------    ------------
Income(loss) before minority interest.......................     6,118,887      (1,071,078)
Minority interest in consolidated subsidiaries..............     2,253,642       3,937,384
                                                              ------------    ------------
Net income (loss)...........................................  $  3,865,245    $ (5,008,462)
                                                              ============    ============

                                  APPENDIX 1-C

     UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF POLICYOWNERS' SURPLUS OF
              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES


                                                    ACCUMULATED
                                                       OTHER                            TOTAL
                                                   COMPREHENSIVE                    POLICYOWNERS'
                                                   INCOME (LOSS)      SURPLUS          SURPLUS
                                                   -------------    ------------    -------------
Balance at January 1, 1997.......................  $ 10,713,558     $272,233,447    $282,947,005
Net income.......................................            --       15,393,489      15,393,489
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........     7,090,353               --       7,090,353
                                                                                    ------------
Comprehensive income.............................                                     22,483,842
                                                   ------------     ------------    ------------
Balance at December 31, 1997.....................    17,803,911      287,626,936     305,430,847
Net income.......................................            --       21,191,780      21,191,780
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........       757,181               --         757,181
                                                                                    ------------
Comprehensive income.............................                                     21,948,961
                                                   ------------     ------------    ------------
Balance at December 31, 1998.....................    18,561,092      308,818,716     327,379,808
Net loss.........................................            --       (5,008,462)     (5,008,462)
Change in net unrealized gains on available for
  sale securities, net of deferred taxes, and
  other..........................................   (18,420,712)         275,135     (18,145,577)
Comprehensive income.............................                                    (23,154,039)
                                                   ------------     ------------    ------------
Balance at September 30, 1999....................       140,380      304,085,389     304,225,769
Net income.......................................            --        3,917,241       3,917,241
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........   (10,369,358)              --     (10,369,358)
                                                                                    ------------
Comprehensive income.............................                                     (6,452,117)
                                                   ------------     ------------    ------------
Balance at December 31, 1999.....................   (10,228,978)     308,002,630     297,773,652
Net income.......................................            --        3,865,245       3,865,245
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........     7,092,702               --       7,092,702
                                                                                    ------------
Comprehensive income.............................                                     10,957,947
                                                   ------------     ------------    ------------
Balance at September 30, 2000....................  $ (3,136,276)    $311,867,875    $308,731,599
                                                   ============     ============    ============

                                  APPENDIX 1-D



           UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOW OF


              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                              ------------------------------------------------------------
                                                                         2000                             1999
                                                                         ----                             ----
Cash flows from operating activities:
    Net income..............................................                    3,865,245                       (5,008,462)
                                                              ---------------------------      ---------------------------
                                                                                3,865,245                       (5,008,462)
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Interest credited to policyowner account balances.......                   38,908,113                       35,385,227
    Realized investment (gains) losses......................                   (8,846,267)                      (8,334,593)
    Goodwill amortization...................................                      841,132                          666,448
    VOBA amortization.......................................                      956,506                        1,278,792
    Minority interest.......................................                   32,843,340                       17,500,474
Change in:
    Accrued investment income...............................                    7,715,153                      (10,343,614)
    Reinsurance receivables.................................                    9,851,287                      (30,130,218)
    Deferred policy acquisition costs.......................                  (13,742,819)                     (89,032,974)
    Liabilities for future policy benefits..................                 (213,151,189)                     732,372,276
    Policy and contract claims and other policyowner
      funds.................................................                   30,689,026                       17,907,639
Income taxes:
         Current............................................                   (1,002,050)                      (1,521,963)
         Deferred...........................................                  (20,483,805)                     (48,737,487)
Other, net..................................................                   (5,245,078)                      24,194,962
                                                              ---------------------------      ---------------------------
Net cash provided by (used in) operating activities.........                 (136,801,186)                     636,196,507
                                                              ---------------------------      ---------------------------
Cash flows from investing activities:
    Purchase of fixed maturities available for sale.........               (1,152,291,949)                  (1,503,654,913)
    Maturities, calls and principal reductions of fixed
      maturities available for sale.........................                1,324,712,971                      607,085,685
    Purchase of equity securities...........................                  (32,878,469)                     (22,136,181)
    Proceeds from sale of equity securities.................                    9,358,947                       15,343,837
    Purchase of loans and leases............................                  (17,578,338)                     (47,984,146)
    Proceeds from repayment and sale of loans and leases....                   21,647,428                       22,266,985
    Purchase of real estate and other invested assets.......                   (4,098,419)                      (1,146,699)
    Proceeds from sale or real estate and other invested
      assets................................................                           --                               --
    Change in policy loans, net.............................                   (4,305,596)                       1,554,759
    Other assets, net.......................................                  (10,617,638)                      (5,444,297)
    Purchase of minority interest...........................                   (5,073,507)                              --
                                                              ---------------------------      ---------------------------
    Net cash provided by (used in) investing activities.....                  128,875,430                     (934,114,990)
                                                              ---------------------------      ---------------------------
Cash flows from financing activities:
    Deposits to policyowner account balances................                  130,320,706                      345,286,270
    Withdrawals from policyowner account balances...........                 (146,406,540)                     (66,009,060)
    Other, net..............................................                      224,901                       (2,712,653)
                                                              ---------------------------      ---------------------------
    Net cash provided by (used in) financing activities.....                  (15,880,933)                     255,564,557
                                                              ---------------------------      ---------------------------
    Net increase (decrease) in cash.........................                  (23,786,689)                     (41,353,926)
    Cash at beginning of period.............................                  174,417,353                      281,380,963
                                                              ---------------------------      ---------------------------
    Cash at end of period...................................  $               150,630,684      $               240,027,037
                                                              ===========================      ===========================

              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES
      NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles considered necessary for annual financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. Interim financial statements should be read in conjunction with the Company's annual audited financial statements.

NEW ACCOUNTING STANDARDS

     During 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Investments and Hedging Activities (SFAS No. 133) which is effective January 1, 2001. SFAS No. 133 defines derivative instruments and provides comprehensive accounting and reporting standards for the recognition and measurement of derivative and hedging activities. The statement requires derivatives to be recorded in the consolidated balance sheet at fair value. The Company is evaluating SFAS No. 133 and has not determined its effect on the consolidated financial statements.

     The Company's statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Indiana Department of Insurance. In 1998, the National Association of Insurance Commissioners adopted codified statutory accounting practices (Codification) to become effective January 1, 2001. Codification will change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Management believes that the impact of Codification will not be material to the Company's statutory-basis financial statements.

2. COMBINATION

     On February 18, 2000, the Company entered into a definitive agreement with American Mutual Holding Company (AMHC) and AmerUs Life Holdings, Inc. (AmerUs), which contemplates the ultimate combination of AMHC, AmerUs and the Company. The transaction, which includes demutualization of the Company, is subject to various member, governmental and insurance department approvals.

     Under the terms of the agreement, AHMC also acquired a 45% interest in The Indianapolis Life Group of Companies Inc., a downstream holding company, for $100 million. It is contemplated that the transaction will be completed during the first quarter of 2001.

3. FEDERAL INCOME TAXES

     The actual federal income tax expense on gain from operations varied from the amount computed at the statutory rate primarily due to non-deductible expenses and the differential earnings tax applicable to mutual insurance companies.

4. CONTINGENCIES

     The Company is involved in pending and threatened litigation incidental to the life insurance industry and the business transacted. Management believes that the conclusion of the litigation will not have a material adverse effect on the Company's financial position or results of operations.

                                   APPENDIX 2

                       CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
              INDIANAPOLIS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                    PERIOD ENDED DECEMBER 31, 1999 AND 1998

                                    CONTENTS


Report of Independent Auditors..............................    F2-2
Audited Consolidated Financial Statements...................
Consolidated Balance Sheets.................................    F2-3
Consolidated Statements of Income...........................    F2-4
Consolidated Statements of Policyowners' Surplus............    F2-5
Consolidated Statements of Cash Flows.......................    F2-6
Notes to Consolidated Financial Statements..................    F2-7


                                      F2-1

                                  APPENDIX 2-A

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Indianapolis Life Insurance Company

     We have audited the accompanying consolidated balance sheets of Indianapolis Life Insurance Company and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, policyowners' surplus and cash flows each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indianapolis Life Insurance Company and subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

February 25, 2000
Indianapolis, Indiana

                                      F2-2

                                  APPENDIX 2-B

                          CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              --------------------------------
                                                                   1999              1998
                                                              --------------    --------------
ASSETS
Cash and investments:
  Fixed maturity securities:
     Available for sale, at fair value......................  $4,083,679,362    $2,862,569,894
     Held to maturity, at amortized cost....................     252,226,207       251,622,891
     Trading, at fair value.................................              --       104,749,857
  Equity securities, at fair value..........................       8,484,261         3,631,961
  Mortgage loans............................................     378,053,935       355,034,577
  Policy loans..............................................     184,737,369       184,910,752
  Other invested assets.....................................      12,248,011        12,618,722
  Cash and cash equivalents.................................     174,417,353       281,380,963
                                                              --------------    --------------
Total cash and investments..................................   5,093,846,498     4,056,519,617
Accrued investment income...................................      65,417,285        49,461,962
Reinsurance recoverable.....................................     236,849,542       227,119,402
Deferred acquisition costs..................................     328,711,527       255,580,121
Receivables and other assets................................       8,377,412         8,671,838
Federal income taxes........................................       2,504,823         1,839,703
Property and equipment......................................      23,826,898        22,451,530
Present value of future profits.............................      10,293,213         7,589,856
Goodwill....................................................      12,841,316        14,594,029
Separate account assets.....................................     341,088,253       220,862,443
                                                              --------------    --------------
Total assets................................................  $6,123,756,767    $4,864,690,501
                                                              ==============    ==============
LIABILITIES AND POLICYOWNERS' SURPLUS
Liabilities:
  Policy reserves for future benefits.......................   5,039,879,222     3,986,061,676
  Other policyowner funds...................................     142,752,796       121,243,101
  Accrued commissions and general expenses..................       8,658,801         8,618,558
  Surplus notes.............................................      25,000,000        25,000,000
  Other liabilities and reserves............................     157,076,129        52,476,120
  Deferred federal income taxes.............................      39,870,241        65,373,292
  Separate account liabilities..............................     341,088,253       220,862,443
                                                              --------------    --------------
Total liabilities...........................................   5,754,325,442     4,479,635,190
Minority interest in consolidated subsidiaries..............      71,657,673        57,675,503
Policyowners' surplus:
  Accumulated other comprehensive income (loss).............     (10,228,978)       18,561,092
  Surplus...................................................     308,002,630       308,818,716
                                                              --------------    --------------
Total policyowners' surplus.................................     297,773,652       327,379,808
                                                              --------------    --------------
Total liabilities and policyowners' surplus.................  $6,123,756,767    $4,864,690,501
                                                              ==============    ==============

                            See accompanying notes.
                                      F2-3

                                  APPENDIX 2-C

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              YEAR ENDED DECEMBER 31
                                                   --------------------------------------------
                                                       1999            1998            1997
                                                   ------------    ------------    ------------
REVENUES
Premiums.........................................  $165,234,240    $168,538,387    $186,385,676
Policy and contract charges......................    64,466,246      44,452,479      26,049,832
Net investment income............................   256,904,634     194,081,412     145,757,342
Net realized capital gains.......................     4,822,798       8,200,716       4,435,089
                                                   ------------    ------------    ------------
Total revenues...................................   491,427,918     415,272,994     362,627,939
BENEFITS AND EXPENSES
Policy benefits..................................   312,845,116     256,853,599     223,955,437
Underwriting, acquisition and insurance
  expenses.......................................   140,447,107      92,636,739      78,090,869
Interest.........................................     2,165,000       2,165,000       2,165,000
Dividends to policyowners........................    32,981,886      32,348,774      34,251,633
                                                   ------------    ------------    ------------
Total benefits and expenses......................   488,439,109     384,004,112     338,462,939
                                                   ------------    ------------    ------------
Income before federal income taxes and minority
  interest.......................................     2,988,809      31,268,882      24,165,000
Federal income taxes.............................     1,592,549       8,636,298       8,771,511
                                                   ------------    ------------    ------------
Income before minority interest..................     1,396,260      22,632,584      15,393,489
Minority interest in consolidated subsidiaries...     2,212,346       1,440,804              --
                                                   ------------    ------------    ------------
Net income (loss)................................  $   (816,086)   $ 21,191,780    $ 15,393,489
                                                   ============    ============    ============

                            See accompanying notes.
                                      F2-4

                                  APPENDIX 2-D

                CONSOLIDATED STATEMENTS OF POLICYOWNERS' SURPLUS

                                                    ACCUMULATED
                                                       OTHER                            TOTAL
                                                   COMPREHENSIVE                    POLICYOWNERS'
                                                   INCOME (LOSS)      SURPLUS          SURPLUS
                                                   -------------    ------------    -------------
Balance at January 1, 1997.......................  $ 10,713,558     $272,233,447    $282,947,005
Net income.......................................            --       15,393,489      15,393,489
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........     7,090,353               --       7,090,353
                                                                                    ------------
Comprehensive income.............................                                     22,483,842
                                                   ------------     ------------    ------------
Balance at December 31, 1997.....................    17,803,911      287,626,936     305,430,847
Net income.......................................            --       21,191,780      21,191,780
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........       757,181               --         757,181
                                                                                    ------------
Comprehensive income.............................                                     21,948,961
                                                   ------------     ------------    ------------
Balance at December 31, 1998.....................    18,561,092      308,818,716     327,379,808
Net income.......................................            --         (816,086)       (816,086)
Change in net unrealized gains on available for
  sale securities, net of deferred taxes.........   (28,790,070)              --     (28,790,070)
                                                                                    ------------
Comprehensive income.............................                                    (29,606,156)
                                                   ------------     ------------    ------------
Balance at December 31, 1999.....................  $(10,228,978)    $308,002,630    $297,773,652
                                                   ============     ============    ============

                            See accompanying notes.
                                      F2-5

                                  APPENDIX 2-E

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31
                                                 -------------------------------------------------
                                                      1999              1998             1997
                                                 ---------------   ---------------   -------------
OPERATING ACTIVITIES
Net income(loss)...............................  $      (816,086)  $    21,191,780   $  15,393,489
Minority interest in consolidated
  subsidiaries.................................        2,212,346         1,440,804              --
Adjustments to reconcile net income (loss) to
  net cash provided (used) by operating
  activities
  Depreciation and amortization expense........        6,682,094         6,509,511      (1,184,934)
  Amortization of bond discount................       (2,256,102)      (28,406,065)     (4,109,098)
  Net realized capital gains...................       (4,822,798)       (8,200,716)     (4,435,089)
  Changes in operating assets and liabilities:
     Current and deferred income taxes.........      (26,168,171)       25,444,472       8,778,884
     Deferred acquisition costs................     (103,826,849)      (95,711,160)    (62,171,552)
     Amortization of deferred acquisition
       costs...................................       52,932,857        38,700,076      27,465,963
     Accrued investment income.................      (15,955,323)      (17,017,725)     (7,290,512)
     Reinsurance recoverable...................       (9,730,140)      (88,982,087)    (36,123,118)
     Other assets..............................       12,597,397       (15,112,307)    (59,785,717)
     Other liabilities.........................      103,942,438           741,337       8,717,796
                                                 ---------------   ---------------   -------------
Net cash provided (used) by operating
  activities...................................       14,791,663      (159,402,080)   (114,743,888)
INVESTING ACTIVITIES
Proceeds from sales, calls or maturities:
  Fixed maturities, available for sale.........      856,930,309       372,305,685     227,952,210
  Fixed maturities, trading....................               --        31,972,993      13,576,106
  Fixed maturities, held to maturity...........       18,238,138        27,091,144      23,499,893
  Equity securities............................       20,827,171         2,068,161         302,906
  Mortgage loans...............................       27,790,227        31,108,079      27,109,687
  Other invested assets........................        1,111,191           521,313       2,057,719
Purchases:
  Fixed maturities, available for sale.........   (2,011,854,922)   (1,591,940,461)   (710,421,972)
  Fixed maturities, trading....................               --      (110,308,342)    (39,650,252)
  Fixed maturities, held to maturity...........      (14,672,704)       (8,540,379)    (24,172,667)
  Equity securities............................      (25,148,486)      (22,719,732)    (11,619,293)
  Mortgage loans...............................      (50,217,045)      (53,806,953)    (56,910,000)
  Other invested assets........................       (4,718,163)       (6,083,802)     (4,898,687)
                                                 ---------------   ---------------   -------------
Net cash used by investing activities..........   (1,181,714,284)   (1,328,332,294)   (553,174,350)
FINANCING ACTIVITIES
Capital contributions from minority interest in
  subsidiaries.................................       16,500,000        59,256,667       8,910,000
Deposits to insurance liabilities..............    1,223,148,412     1,691,451,606     836,730,081
Withdrawals from insurance liabilities.........     (179,689,401)     (108,117,004)   (104,081,649)
                                                 ---------------   ---------------   -------------
Net cash provided by financing activities......    1,059,959,011     1,642,591,269     741,558,432
                                                 ---------------   ---------------   -------------
Net increase (decrease) in cash................     (106,963,610)      154,856,895      73,640,194
Cash and cash equivalents at beginning of
  year.........................................      281,380,963       126,524,068      52,883,874
                                                 ---------------   ---------------   -------------
Cash and cash equivalents at end of year.......  $   174,417,353   $   281,380,963   $ 126,524,068
                                                 ===============   ===============   =============

                            See accompanying notes.
                                      F2-6

                                  APPENDIX 2-F

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

     Indianapolis Life Insurance Company (the "Company") is incorporated in the State of Indiana and is qualified to do business in forty-six states and the District of Columbia. Being a mutual company, it is owned and operated exclusively for the benefit of its policyowners. The Company's business consists primarily of providing individual life and annuity policies. The consolidated financial statements include the Company and its majority-owned subsidiary, The Indianapolis Life Group of Companies, Inc. ("IL Group"). IL Group is a holding company that owns IL Annuity and Insurance Company, Bankers Life Insurance Company of New York, Western Security Life Insurance Company, IL Securities, Inc. and IL Term Insurance Company. IL Term Insurance Company was voluntarily dissolved effective December 31, 1998; net assets at that date were contributed to IL Group.

     At December 31, 1997, Bankers Life Insurance Company of New York and Western Security Life Insurance Company were wholly-owned subsidiaries of the Company. During 1998 the Company contributed its ownership of these entities to IL Group.

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). All significant intercompany balances and transactions have been eliminated.

     Preparation of the consolidated financial statements requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     The Company and its insurance subsidiaries also each prepare their financial statements in conformity with accounting practices prescribed or permitted by the Department of Insurance of the respective state of domicile, which practices differ from GAAP, for the purpose of filing with regulatory authorities. The Company's statutory surplus at December 31, 1999 and 1998 was $102,608,552 and $136,023,910, respectively. The Company's statutory net income
(loss), excluding subsidiaries, for 1999, 1998 and 1997 was ($11,483,379), $14,052,835, and $13,855,923, respectively.

     Generally, the net assets of the Company's insurance subsidiaries available for transfer to the Company are limited to the amounts that the insurance subsidiaries' net assets of approximately $80,241,000 at December 31, 1999, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities.

INVESTMENTS

     Fixed maturity securities which may be sold to meet liquidity and other needs of the Company are categorized as available for sale and are reported at fair value with unrealized gains and losses reported as a separate component of policyowners' surplus, net of deferred income taxes. Fixed maturity securities which the Company has the positive intent and ability to hold to maturity are categorized as held-to-maturity and are reported at amortized cost. Fixed maturity securities that are bought and held principally for the purpose of selling them in the near term to generate profits from short-term differences in price are categorized as trading and are reported at fair value with unrealized holding gains and losses reported in operations. Equity securities (preferred and common stocks) are classified as available-for-sale and carried at fair value.

     Cash and cash equivalents include all highly liquid debt instruments which have original maturities of three months or less, and are stated at cost which approximates fair value.

     Mortgage loans and policy loans are stated at aggregate unpaid balances.
                                      F2-7

     Realized gains and losses on sale or maturity of investments are based on specific identification of the investments sold and do not include amounts allocable to separate accounts. At the time a decline in value of an investment is determined to be other than temporary, a provision for loss is recorded which is included in realized investment gains and losses.

DEFERRED ACQUISITION COSTS

     Costs of acquiring new business which vary with and are primarily related to the production of new business have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy underwriting and issue and certain variable agency expenses. These costs are amortized with interest as follows:

     For participating whole life insurance products, over 30 years in relation to the present value of estimated gross margins from expenses, surrender gains, investments and mortality, discounted using the expected investment yield.

     For universal life-type policies and investment contracts, 30 years and 15 years, respectively, in relation to the present value of estimated gross profits from surrender charges and investment, mortality and expense margins, discounted using the interest rate credited to the policy.

     Recoverability of the unamortized balance of deferred policy acquisition costs is evaluated regularly. For universal life-type contracts, investment contracts and participating whole life policies, the accumulated amortization is adjusted (increased or decreased) whenever there is a material change in the estimated gross profits or gross margins expected over the life of a block of business in order to maintain a consistent relationship between cumulative amortization and the present value of gross profits or gross margins. For all contracts, the unamortized asset balance is reduced by a charge to income when the present value of future cash flows, net of policy liabilities, is not sufficient to cover such asset balance.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost, less allowances for depreciation of $29,087,910 and $30,186,199 at December 31, 1999 and 1998,
respectively. Depreciation has been computed using the straight-line method at rates based on estimated useful lives.

INTANGIBLE ASSETS

     Present value of future profits has been recorded in connection with the acquisition of subsidiaries. The initial value is based on the actuarially determined present value of the projected future gross profits from the in-force business acquired. The value of insurance in force purchased is amortized on a constant yield basis over the estimated life of the insurance in force at the date of acquisition in proportion to the emergence of profits over a period of approximately 20 years. Accumulated amortization of present value of future profits is $13,053,567 and $11,271,497 at December 31, 1999 and 1998,
respectively.

     Goodwill represents the excess of cost of acquisition of subsidiaries over the fair value of net assets acquired and is amortized using the straight-line method over 20 years. Accumulated amortization of goodwill is $4,471,710 and $3,569,508 at December 31, 1999 and 1998, respectively.

SEPARATE ACCOUNTS

     Separate account assets and liabilities represent funds that are separately administered, principally for variable annuity contracts, and for which the contractholder, rather than the Company, bears the investment risk. Separate account contractholders have no claim against the assets of the general account of the Company. Separate account assets are reported at fair value. The operations of the separate accounts are not included in the accompanying consolidated financial statements.

                                      F2-8

POLICY RESERVES FOR FUTURE BENEFITS

     Reserves for participating whole life policies are calculated using the net level premium method and assumptions as to interest and mortality. The interest rates and the mortality rates are those guaranteed in the calculation of cash surrender values described in the contract. Deposit administration funds are reserved using various rates as the interest credited generally fluctuates with interest rate changes in the market place. Reserves for term life policies are determined using the 1980 4% Commissioner's Reserve Valuation Method.

     Reserves for universal life policies and investment contracts are the account values (premiums and interest credits less mortality and expense charges) plus a deferred revenue liability, if any, for excess first-year policyowner charges and net unrealized gains on investments allocated to policyowners.

     The Company waives deduction of deferred fractional premiums upon death of insureds and returns any portion of the final premium beyond the date of death. Surrender values are not promised in excess of the legally computed reserves.

     Reinsurance premiums, expenses, recoveries and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts, and reported on a gross basis.

PREMIUMS AND RELATED BENEFITS AND EXPENSES

     Premium income is recognized as revenue when due.

     The dividend scales used for determination of dividends payable to policyowners are approved by the Board of Directors. The liability for policy dividends payable in the following year is estimated based on approved dividend scales and historical experience and is charged to current operations. Participating policies representing approximately 31% and 39% of the life insurance in force at December 31, 1999 and 1998, respectively, and approximately 71% and 77% of premiums in 1999 and 1998, respectively.

THIRD-PARTY ADMINISTRATORS

     The Company has contractual arrangements with three third-party administrators to distribute and administer its annuity products. One of the third-party administrators, Legacy Marketing Group, distributes and administers the majority of this business.

COMPREHENSIVE INCOME

     Comprehensive income is reported separately in policyowners' surplus and is comprised of the results of operations and the change in a portion of unrealized gains or losses in the Company's available-for-sale securities.

     The Company's reclassification adjustment for 1999 and 1998 is as follows:

                                                  YEAR ENDED DECEMBER 31, 1999
                                          ---------------------------------------------
                                              GROSS         TAX EFFECT         NET
                                          -------------    ------------    ------------
Unrealized holding gains arising during
  year..................................  $  88,171,160    $(30,859,906)   $ 57,311,254
Reclassification adjustment for gains
  realized in net income................    (10,949,979)      3,832,493      (7,117,486)
Allocated to future policy benefit
  reserves..............................   (113,900,988)     39,865,346     (74,035,642)
Deferred acquisition costs valuation....     (7,612,609)      2,664,413      (4,948,196)
                                          -------------    ------------    ------------
Change in net unrealized gains on
  available for sale securities.........  $ (44,292,416)   $ 15,502,346    $(28,790,070)
                                          =============    ============    ============

                                      F2-9

                                                   YEAR ENDED DECEMBER 31, 1998
                                           --------------------------------------------
                                              GROSS         TAX EFFECT         NET
                                           ------------    ------------    ------------
Unrealized holding gains arising during
  year...................................  $138,646,372    $(48,526,230)   $ 90,120,142
Reclassification adjustment for gains
  realized in net income.................   (21,935,229)      7,677,330     (14,257,899)
Allocated to future policy benefit
  reserves...............................   (86,663,175)     30,332,111     (56,331,064)
Deferred acquisition costs valuation.....   (28,883,074)     10,109,076     (18,773,998)
                                           ------------    ------------    ------------
Change in net unrealized gains on
  available for sale securities..........  $  1,164,894    $   (407,713)   $    757,181
                                           ============    ============    ============

NEW ACCOUNTING STANDARDS

     During 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Investments and Hedging Activities" (SFAS No.
133) which is effective January 1, 2001. SFAS No. 133 defines derivative instruments and provides comprehensive accounting and reporting standards for the recognition and measurement of derivative and hedging activities. It requires derivatives to be recorded in the consolidated balance sheet at fair value. The Company is evaluating SFAS No. 133 and has not determined its effect on the consolidated financial statements.

RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform to the current year presentation.

2. AFFILIATION

     In 1997, the Company announced its intent to affiliate with American United Life Insurance Company ("AUL"), an Indiana-domiciled mutual life insurance company. As of December 31, 1999 and 1998, AUL had invested a total of $54,041,667 and $49,541,667, respectively, in IL Group, representing a 33% minority interest. In addition, Legacy Marketing Group ("Legacy"), a third party administrator, invested $12,000,000 in IL Group during 1999, representing a 6% minority interest.

     On February 18, 2000, the Company entered into a definitive agreement with American Mutual Holding Company ("AMHC") and AmerUs Life Holdings, Inc. ("AmerUs"), which contemplates the ultimate combination of AMHC, AmerUs and the Company. The transaction, which includes demutualization by the Company, is subject to various governmental and insurance department approvals. Under the agreement, AMHC initially acquired a 45% ownership interest in IL Group for $100 million, and IL Group used the proceeds of the investment to repurchase the ownership interests of AUL and Legacy in their entirety.

3. INVESTMENTS

     Fixed maturity securities and equity securities consist of the following at December 31:

                                                           1999
                               -------------------------------------------------------------
                                                   GROSS          GROSS
                                 AMORTIZED       UNREALIZED     UNREALIZED         FAIR
                                    COST           GAINS          LOSSES          VALUE
                               --------------   ------------   ------------   --------------
AVAILABLE FOR SALE:
Fixed maturity securities:
  United States government...  $  214,268,865   $    367,082   $  7,169,042   $  207,466,905
  Special revenue............       1,000,000        132,410             --        1,132,410
  Public utilities...........     289,208,457      1,219,116     10,893,279      279,534,294
  Industrial and
     miscellaneous...........   3,133,179,647    272,706,062    161,899,314    3,243,986,395
  Mortgage-backed
     securities..............     354,234,781      3,840,442      6,515,865      351,559,358
                               --------------   ------------   ------------   --------------
Total fixed maturity
  securities.................   3,991,891,750    278,265,112    186,477,500    4,083,679,362

                                      F2-10

                                                           1999
                               -------------------------------------------------------------
                                                   GROSS          GROSS
                                 AMORTIZED       UNREALIZED     UNREALIZED         FAIR
                                    COST           GAINS          LOSSES          VALUE
                               --------------   ------------   ------------   --------------
Equity securities:
  Preferred stock............       1,062,970             --        103,720          959,250
  Common stock...............       7,574,702        607,955        657,646        7,525,011
                               --------------   ------------   ------------   --------------
Total equity securities......       8,637,672        607,955        761,366        8,484,261
                               --------------   ------------   ------------   --------------
                               $4,000,529,422   $278,873,067   $187,238,866   $4,092,163,623
                               ==============   ============   ============   ==============
HELD TO MATURITY:
United States government.....  $    3,096,231   $     55,267   $         --   $    3,151,498
Special revenue..............       1,500,000        132,585             --        1,632,585
Public utilities.............      22,095,418        435,455        360,085       22,170,788
Industrial and
  miscellaneous..............     219,182,080      3,337,154      5,412,635      217,106,599
Mortgage-backed securities...       6,352,478             --        256,372        6,096,106
                               --------------   ------------   ------------   --------------
                               $  252,226,207   $  3,960,461   $  6,029,092   $  250,157,576
                               ==============   ============   ============   ==============

                                                            1998
                                ------------------------------------------------------------
                                                    GROSS          GROSS
                                  AMORTIZED       UNREALIZED    UNREALIZED         FAIR
                                     COST           GAINS         LOSSES          VALUE
                                --------------   ------------   -----------   --------------
AVAILABLE FOR SALE:
Fixed maturity securities:
  United States government....  $  128,524,889   $  2,949,238   $   103,035   $  131,371,092
  Special revenue.............       1,965,157        452,994            --        2,418,151
  Public utilities............     331,724,101     18,216,972       190,947      349,750,126
  Industrial and
     miscellaneous............   1,858,281,651    131,753,912    21,434,562    1,968,601,001
  Mortgage-backed
     securities...............     393,204,489     17,401,672       176,637      410,429,524
                                --------------   ------------   -----------   --------------
Total fixed maturity
  securities..................   2,713,700,287    170,774,788    21,905,181    2,862,569,894
Equity securities:
  Preferred stock.............          10,500             --            --           10,500
  Common stock................       3,535,718        310,391       224,648        3,621,461
                                --------------   ------------   -----------   --------------
Total equity securities.......       3,546,218        310,391       224,648        3,631,961
                                --------------   ------------   -----------   --------------
                                $2,717,246,505   $171,085,179   $22,129,829   $2,866,201,855
                                ==============   ============   ===========   ==============
HELD TO MATURITY:
United States government......  $    3,038,842   $    213,312   $        --   $    3,252,154
Special revenue...............       1,500,000        350,055            --        1,850,055
Public utilities..............      34,282,843      3,186,353            --       37,469,196
Industrial and
  miscellaneous...............     207,254,920     19,300,715       289,082      226,266,553
Mortgage-backed securities....       5,546,286        485,199            --        6,031,485
                                --------------   ------------   -----------   --------------
                                $  251,622,891   $ 23,535,634   $   289,082   $  274,869,443
                                ==============   ============   ===========   ==============
TRADING:
United States government......  $    8,003,369   $     26,500   $   130,372   $    7,899,497
Special revenue...............         100,370             --        80,370           20,000
Public utilities..............       6,578,169        332,988        87,932        6,823,225
Industrial and
  miscellaneous...............      92,528,033      1,551,485     4,072,383       90,007,135
                                --------------   ------------   -----------   --------------
                                $  107,209,941   $  1,910,973   $ 4,371,057   $  104,749,857
                                ==============   ============   ===========   ==============

                                      F2-11

     Effective January 1, 1999, the Company transferred fixed maturity securities, with a fair value of $104,749,857, previously classified as trading securities to available for sale securities.

     The amortized cost and fair value of fixed maturity securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                     AVAILABLE FOR SALE               HELD TO MATURITY
                               -------------------------------   ---------------------------
                                 AMORTIZED           FAIR         AMORTIZED         FAIR
                                    COST            VALUE            COST          VALUE
                               --------------   --------------   ------------   ------------
Due in one year or less......  $           --   $           --   $         --   $         --
Due after one year through
  five years.................     760,242,509      788,141,216     61,450,384     61,225,182
Due after five years through
  ten years..................   1,489,024,842    1,448,201,217    109,153,782    108,685,949
Due after ten years..........   1,388,389,619    1,495,777,570     75,269,563     74,150,339
Mortgage-backed securities...     354,234,781      351,559,359      6,352,478      6,096,106
                               --------------   --------------   ------------   ------------
                               $3,991,891,750   $4,083,679,362   $252,226,207   $250,157,576
                               ==============   ==============   ============   ============

     Net investment income consisted of the following:

                                               1999            1998            1997
                                           ------------    ------------    ------------
Fixed maturity securities................  $210,785,436    $148,322,043    $108,521,105
Equity securities........................       165,680          97,018         121,884
Mortgage loans...........................    32,708,068      29,697,737      27,698,145
Real estate..............................            --           8,280           7,605
Policy loans.............................    12,159,354      13,256,324      12,086,183
Short term investments...................    11,594,939      10,322,418       4,027,446
Other....................................     7,259,596       4,183,019       2,496,189
                                           ------------    ------------    ------------
Gross investment income..................   274,673,073     205,886,839     154,958,557
Less investment expenses.................    17,768,439      11,805,427       9,201,215
                                           ------------    ------------    ------------
Net investment income....................  $256,904,634    $194,081,412    $145,757,342
                                           ============    ============    ============

     Net unrealized gains on available-for-sale securities are as follows:

                                                                  DECEMBER 31
                                                         -----------------------------
                                                             1999             1998
                                                         -------------    ------------
Fixed maturities:
  Gross unrealized gains...............................  $ 278,265,112    $170,774,788
  Gross unrealized losses..............................   (186,477,500)    (21,905,181)
                                                         -------------    ------------
                                                            91,787,612     148,869,607
Equity securities:
  Gross unrealized gains...............................        607,955         310,391
  Gross unrealized losses..............................        761,366        (224,648)
                                                         -------------    ------------
                                                              (153,411)         85,743
Deferred income taxes..................................    (34,640,881)    (52,105,250)
Allocated to future policy benefit reserves............    (74,035,642)    (56,331,064)
Deferred acquisition costs and present value future
  profits valuation....................................      5,236,231     (19,080,030)
Minority interest in consolidated subsidiaries.........      1,577,113      (2,877,914)
                                                         -------------    ------------
                                                         $ (10,228,978)   $ 18,561,092
                                                         =============    ============

                                      F2-12

     Proceeds from the sales of investments in fixed maturities during 1999, 1998 and 1997 were $716,775,997, $226,690,947 and $176,335,768, respectively.
Gross gains of $27,245,476, $20,437,597 and $7,963,187 and gross losses of
$17,377,449, $1,563,754 and $1,082,349 were realized in 1999, 1998 and 1997, respectively.

     The Company maintains a diversified mortgage loan portfolio and exercises internal limits on concentrations of loans by geographic area, industry, use and individual mortgagor. Net realized capital gains include write downs and changes in the reserve for losses on mortgage loans and foreclosed real estate of $232,548, $248,135 and $89,956 for 1999, 1998, and 1997, respectively.

     The Company has outstanding mortgage loan commitments at December 31, 1999, of approximately $13,948,000.

     Included in net realized capital gains is a gain (loss) of $275,148 and ($3,815,119) incurred on the sale of a minority interest in IL Group during 1999 and 1998, respectively.

4. FEDERAL INCOME TAXES

     A reconciliation of federal income taxes computed at statutory tax rates to federal income tax expense is as follows:

                                                 1999           1998           1997
                                              -----------    -----------    -----------
Income tax computed at statutory tax
  rates.....................................  $ 1,046,038    $10,944,109    $ 8,457,750
Mutual company differential earning
  amount....................................    2,637,919     (2,754,247)     1,453,702
Tax credits.................................   (1,801,377)    (1,383,442)    (1,459,000)
Amortization of goodwill....................      279,988        650,710        692,402
Other.......................................     (570,019)     1,179,168       (373,343)
                                              -----------    -----------    -----------
Federal income taxes........................  $ 1,592,549    $ 8,636,298    $ 8,771,511
                                              ===========    ===========    ===========

     Federal income taxes consist of the following:

                                                 1999           1998           1997
                                              -----------    -----------    -----------
Current taxes...............................  $ 9,324,472    $14,380,161    $10,683,727
Deferred tax credits........................   (7,731,923)    (5,743,863)    (1,912,216)
                                              -----------    -----------    -----------
Total.......................................  $ 1,592,549    $ 8,636,298    $ 8,771,511
                                              ===========    ===========    ===========

     Tax benefits of $287,130, $1,124,395 and $899,979 for 1999, 1998 and 1997,
respectively, reduced goodwill related to the acquisition of Bankers Life Insurance Company of New York because the tax benefit was not recognized at the date of acquisition.

     Significant components of the deferred tax assets (liabilities) at December 31, 1999 and 1998, are as follows:

                                                              1999            1998
                                                          ------------    ------------
Insurance reserves......................................  $ 86,202,023    $ 60,959,977
Deferred policy acquisition costs.......................   (79,514,798)    (68,768,570)
Unrealized appreciation of securities...................   (34,241,704)    (52,134,479)
Investments.............................................    (9,604,925)     (3,054,223)
Present value of future profits.........................    (2,806,055)     (3,429,780)
Other...................................................       930,471       2,326,473
                                                          ------------    ------------
Total deferred tax liabilities..........................   (39,034,988)    (64,100,602)
Valuation allowance.....................................      (835,253)     (1,272,690)
                                                          ------------    ------------
Net deferred tax liabilities............................  $(39,870,241)   $(65,373,292)
                                                          ============    ============

                                      F2-13

     Valuation allowances have been created for operating losses, credit carryovers and alternative minimum tax credit carryovers. The amount of the tax net operating loss carryforwards are $1,596,818 at December 31, 1999. The operating loss carryovers expire between 2012 and 2017.

     The Company paid federal income taxes of $13,839,934, $18,102,557 and $13,827,397 in 1999, 1998 and 1997, respectively and received refunds of $3,257,067 and $824,100 in 1999 and 1998, respectively.

5. REINSURANCE

     The Company has entered into reinsurance cession agreements with other insurance companies to limit the net loss arising from large risks and maintain its exposure to loss within its capital resources. The Company remains liable for ceded risks in the event that reinsurers do not meet their obligations. Management believes its reinsurers will meet their obligations under existing contracts.

     The effects of reinsurance on premiums were as follows:

                                               1999            1998            1997
                                           ------------    ------------    ------------
Reinsurance assumed......................  $ 47,600,550    $ 41,940,233    $ 74,239,472
Reinsurance ceded........................   (68,031,375)    (56,776,068)    (80,084,294)

     Reinsurance recoveries on ceded reinsurance contracts were $28,126,006, $23,457,066 and $15,695,935 during 1999, 1998 and 1997, respectively.

     IL Annuity and Insurance Company entered into a modified coinsurance cession agreements covering flexible premium deferred annuity policies distributed through a third-party administrator. Future policy benefit reserves include reinsurance payable of $2,279,437,605 and $1,511,542,946 at December 31, 1999 and 1998, respectively. Net realized capital gains are net of realized gains allocated to the reinsurer of $15,316,835, $14,194,580 and $2,587,253 in 1999,1998 and 1997, respectively.

6. BENEFIT PLANS

     The Company has a noncontributory defined benefit pension plan, which generally covers all qualified employees that have attained the age of twenty-one. Benefits are based on years of service and compensation levels during employment. All plan assets consist primarily of deposit administration funds and group annuity contracts held by the Company. Company contributions to the employee plan are computed actuarially and funded annually.

     In addition to the Company's defined benefit plan, the Company offers retired employees, retired full-time agents and eligible spouses and dependents certain postretirement benefits such as medical, life, and dental insurance.

     The most recent actuarial valuation date for pension benefits was September 30 while the most recent date for postretirement benefits was December 31.

     The reconciliation of the benefit obligation is as follows:

                                                          PENSION BENEFITS
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Benefit obligation at beginning of year.....  $31,443,397    $26,371,315    $24,678,651
Service cost................................    1,593,714      1,224,152      1,125,145
Interest cost...............................    2,043,821      1,845,992      1,665,809
Actuarial (gain) loss.......................   (1,129,236)     3,013,204       (231,144)
Benefits paid...............................   (1,040,698)    (1,011,266)      (867,146)
                                              -----------    -----------    -----------
Benefit obligation at end of year...........  $32,910,998    $31,443,397    $26,371,315
                                              ===========    ===========    ===========

                                      F2-14

                                                      POSTRETIREMENT BENEFITS
                                             ------------------------------------------
                                                1999            1998           1997
                                             -----------    ------------    -----------
Benefit obligation at beginning of year....  $ 6,717,388    $  6,450,925    $ 6,193,641
Service cost...............................      281,668         229,772        214,740
Interest cost..............................      558,538         437,536        421,331
Actuarial loss.............................    1,200,682              --             --
Benefits paid..............................     (428,172)       (400,845)      (377,787)
                                             -----------    ------------    -----------
Benefit obligation at end of year..........  $ 8,330,104    $  6,717,388    $ 6,450,925
                                             ===========    ============    ===========

     The changes in pension plan assets were as follows:

                                                          PENSION BENEFITS
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Fair value of plan assets at beginning of
  year......................................  $25,191,760    $23,046,044    $21,123,697
Actual return on plan assets................    1,790,758      1,681,535      1,600,582
Employer contributions......................    1,608,017      1,473,610      1,306,200
Benefits paid...............................   (1,002,432)    (1,009,429)      (984,435)
                                              -----------    -----------    -----------
Fair value of plan assets at end of year....  $27,588,103    $25,191,760    $23,046,044
                                              ===========    ===========    ===========

     The reconciliation of the funded status to the net benefit cost recognized is as follows:

                                                          PENSION BENEFITS
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Funded status...............................  $(5,322,895)   $(6,251,637)   $(3,325,271)
Unrecognized net loss.......................    4,101,140      5,154,917      1,955,475
Unrecognized transition obligation..........    1,248,046      1,404,052      1,560,058
                                              -----------    -----------    -----------
Prepaid benefit cost at December 31.........  $    26,291    $   307,332    $   190,262
                                              ===========    ===========    ===========

                                                       POSTRETIREMENT BENEFITS
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Funded status...............................  $(8,330,104)   $(6,717,388)   $(6,450,925)
Unrecognized net loss.......................      834,481      1,512,229      1,657,138
Unrecognized prior service cost.............      435,809     (1,486,994)    (1,774,999)
                                              -----------    -----------    -----------
Accrued benefit cost at December 31.........  $(7,059,814)   $(6,692,153)   $(6,568,786)
                                              ===========    ===========    ===========

     The weighted average assumptions used in calculating the accrued liabilities are as follows:

                                             PENSION BENEFITS      POSTRETIREMENT BENEFITS
                                           --------------------    -----------------------
                                           1999    1998    1997    1999     1998     1997
                                           ----    ----    ----    -----    -----    -----
Discount rate............................  6.75%   6.50%   7.00%   7.25%    7.00%    7.00%
Rate of compensation increase............  4.50%   4.50%   4.50%   5.00%    5.00%    5.00%
Expected rate of return on plan assets...  8.00%   8.00%   8.00%     --       --       --

                                      F2-15

     The assumed health care cost trend rate used in measuring the postretirement benefit obligations were as follows:

1999
Under age 65  8.2% with an assumed graded decrease to 5%
Over age 65   7.8% with an assumed graded decrease to 5%
1998
Under age 65  8.6% with an assumed graded decrease to 5%
Over age 65   8.2% with an assumed graded decrease to 5%
1997
Under age 65  9.0% with an assumed graded decrease to 5%
Over age 65   8.5% with an assumed graded decrease to 5%

     Below are the components of net periodic benefit cost:

                                                          PENSION BENEFITS
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Service cost................................  $ 1,593,714    $ 1,224,152    $ 1,125,145
Interest cost...............................    2,008,426      1,809,049      1,635,222
Expected return on assets...................   (2,007,071)    (1,832,667)    (1,682,793)
Amortization of unrecognized net loss.......      137,985             --             --
Amortization of transition obligation.......      156,006        156,006        156,006
                                              -----------    -----------    -----------
Net periodic benefit cost...................  $ 1,889,060    $ 1,356,540    $ 1,233,580
                                              ===========    ===========    ===========

                                                       POSTRETIREMENT BENEFITS
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Service cost................................  $   281,668    $   229,772    $   214,740
Interest cost...............................      558,538        437,536        420,331
Expected return on assets...................     (169,106)            --             --
Amortization of unrecognized prior service
  cost......................................           --       (288,005)      (288,005)
Amortization of unrecognized net loss.......      124,733        144,909        149,046
                                              -----------    -----------    -----------
Net periodic benefit cost...................  $   795,833    $   524,212    $   496,112
                                              ===========    ===========    ===========

     The Company sponsors a salary reduction/savings plan for employees as defined by Section 401(k) of the Internal Revenue Code. Participants may contribute on a pre-tax basis from 1% to 15% of their eligible earnings up to a maximum amount as permitted by law. Voluntary employee contributions are matched at an amount equal to 50% of the first 3% of each participants contribution. Contributions made by the Company totaled $271,307, $282,510 and $328,342 for 1999, 1998 and 1997, respectively. Other liabilities and reserves include $11,915,375 and $11,075,419 at December 31, 1999 and 1998, respectively, relating to the plan.

     The Company has a defined contribution pension plan covering substantially all of the agents. Company contributions are based on agent compensation and are funded annually; contributions for 1999, 1998 and 1997 were $202,000, $266,000 and $639,000, respectively. Other policyowner funds include $13,631,072 and $13,186,031 at December 31, 1999 and 1998, respectively, relating to the plan.

     The Company also sponsors a deferred compensation plan for agents and a separate deferred compensation plan for officers and directors. Other liabilities and reserves include $5,797,227 and $4,557,099 at December 31, 1999 and 1998, respectively, relating to these plans. The deferred compensation plans are contributory and non-qualified.

                                      F2-16

7. SURPLUS NOTES

     Any payment of interest and repayment of principal on the surplus notes may be paid only out of the Company's earnings, subject to approval by the Indiana Department of Insurance. A summary of the terms of these surplus notes follows:

                                        ANNUAL       ACCRUED
   DATE      INTEREST     AMOUNT       INTEREST    INTEREST AT      DATE OF
  ISSUED       RATE      OF NOTES        PAID      DECEMBER 31     MATURITY
-----------  --------   -----------   ----------   -----------   -------------
May 8, 1996    8.66%    $25,000,000   $2,165,000    $541,250     April 1, 2011

8. COMMITMENTS AND CONTINGENCIES

     The Company is involved in pending and threatened litigation of the character incidental to the business transacted. Management believes that the conclusion of the litigation will not have a material adverse affect on the Company's financial position or results of operations.

     During 1999, the Company reached an agreement to settle a market conduct class action lawsuit. The terms of the agreement call for the Company to make payments of cash, policy credits or additional death benefits to owners of eligible policies. These costs, plus legal expenses, total approximately $21,284,500 (net of taxes of $11,460,885) and have been recorded in the accompanying consolidated financial statements.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

          Cash and cash equivalents, accrued investment income and policy loans: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

          Fixed maturity and equity securities: Fair values of bonds and stocks are based on quoted market prices where available. For bonds not actively traded, fair values are estimated using values obtained from independent pricing services, or in the case of private placements, are estimated by discounting expected future cash flow using a current market rate applicable to the yield, credit quality and maturity of the investments.

          Mortgage loans: The fair value of mortgage loans was estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings for similar maturities.

          Investment-type contracts: The fair value of deferred annuities is believed to approximate the cash surrender value. The carrying amounts of other investment-type contracts approximate their fair value.

          Surplus notes: The fair value of surplus notes are estimated using values obtained from an independent pricing service based on the bid price of the notes on the given date.

                                      F2-17

     The carrying value and fair values of the Company's financial instruments at December 31, are as follows:

                                          1999                               1998
                            --------------------------------   --------------------------------
                            CARRYING AMOUNT     FAIR VALUE     CARRYING AMOUNT     FAIR VALUE
                            ---------------   --------------   ---------------   --------------
ASSETS:
Fixed maturity securities:
  Available for sale......  $4,083,679,362    $4,083,679,362   $2,862,569,894    $2,862,569,894
  Trading.................              --                --      104,749,857       104,749,857
  Held to Maturity........     252,226,207       250,157,576      251,622,891       274,869,443
Equity securities.........       8,484,261         8,484,261        3,631,961         3,631,961
Mortgage loans............     378,053,935       382,843,780      355,034,577       395,190,779
LIABILITIES:
Deferred annuities........   3,268,272,248     3,087,879,171    2,323,647,052     2,185,660,794
Surplus notes.............      25,000,000        25,906,250       25,000,000        29,508,700

     The fair values of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the estimated fair values for all insurance liabilities are taken into consideration in the Company's overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.

10. YEAR 2000 (UNAUDITED)

     In 1997, the Company's Board of Directors adopted a Year 2000 Plan to address all major computing information systems including hardware, software, equipment and business partners. The objective of the Year 2000 Plan was to ensure that the Company can continue to serve its customers with minimal business disruptions and business risk. The Year 2000 Plan was supported by Company officers and executive management, and is closely monitored by the Board of Directors.

     As a result of the foregoing, the Company conducted business as usual on work day one of the new year. All business units experienced a smooth transition into the Year 2000. A few minor issues were quickly identified and resolved, but there was no impact to business operations and no need to invoke the Company's contingency plans. Although it anticipates no problems, the Company will continue to monitor systems and business applications to ensure the first quarter and full year processing dates are successfully completed.

     The costs to address the Company's Year 2000 issues for 1999, 1998 and 1997 were approximately $2,500,000, $11,000,000 and $1,000,000, respectively.

                                      F2-18

                                   APPENDIX 3

                                   AMENDMENT

                            DATED SEPTEMBER 18, 2000

                                       TO

                      COMBINATION AND INVESTMENT AGREEMENT

                                     AMONG

                        AMERICAN MUTUAL HOLDING COMPANY,

                          AMERUS LIFE HOLDINGS, INC.,

                      INDIANAPOLIS LIFE INSURANCE COMPANY

                                      AND

                 THE INDIANAPOLIS LIFE GROUP OF COMPANIES, INC.

                            DATED FEBRUARY 18, 2000

                                   AMENDMENT
                                       TO
                      COMBINATION AND INVESTMENT AGREEMENT

     THIS AMENDMENT TO COMBINATION AND INVESTMENT AGREEMENT ("Amendment") is made as of the 18th of September, 2000, by and among AMERICAN MUTUAL HOLDING COMPANY ("AMHC"), AMERUS LIFE HOLDINGS, INC. ("AmerUs"), INDIANAPOLIS LIFE INSURANCE COMPANY ("Indianapolis Life") and THE INDIANAPOLIS LIFE GROUP OF COMPANIES, INC. ("ILGC") (collectively referred to in this Amendment as the "Parties").

                                    RECITALS

     A. AMHC, AmerUs, Indianapolis Life and ILGC entered into a Combination and Investment Agreement ("Agreement") dated February 18, 2000.

     B. The Parties recognize that certain changes in circumstances following February 18, 2000 necessitate changes to the Agreement.

     C. The Parties have accordingly determined that amending certain terms of the Agreement, and clarifying certain other matters relating to the transactions contemplated by the Agreement, would be in the best interests of their respective companies, members and policyholders, and shareholders.

     D. The Parties acknowledge that the Stock Purchase contemplated under the Agreement has already occurred. The parties intend that the original representations and warranties made as of the date of the Agreement and at the Stock Purchase Closing Date, as well as each of the other original provisions related to the Stock Purchase, shall remain in effect as to that transaction as and to the extent provided herein.

     E. Promptly upon the signing of this Amendment, AMHC and AmerUs shall proceed to close the AMHC Demutualization in a manner and upon terms substantially consistent with the Plan of Demutualization for the AMHC Demutualization approved by the Commissioner of Insurance of the State of Iowa on August 1, 2000.

                                   AGREEMENTS

     In consideration of the premises and the mutual covenants set forth herein, the Parties agree as follows:

1. AMENDMENTS TO AGREEMENT

     a. The definition of "AMHC Offer" set forth in Section 1.1 of the Agreement is amended to read in its entirety as follows:

          "AMHC Offer' shall mean an amount equal to the product of (x) 9,300,000 and (y) the greater of (A) $25.20 and (B) the average closing price per share of the AmerUs Common Stock on the five (5) Trading Days immediately prior to (i) the announcement of a Competing Transaction Proposal that forms the basis for a termination under Section 11.1 hereof, if a Termination Date has occurred thereunder or, (ii) otherwise, the Termination Date pursuant to Section 11.5 hereof."

     b. The definition of "Material Adverse Effect" set forth in Section 1.1 of the Agreement is amended to read in its entirety as follows:

          "Material Adverse Effect' shall mean a material adverse effect on the business, results of operations, or financial or other condition of any Person and its Subsidiaries taken as a whole, or on the ability of a Person to consummate the transactions contemplated by this Combination and Investment Agreement; provided, however, the following events, occurrences, developments or state of circumstances or facts shall not in and of themselves be deemed to constitute a material adverse effect on the business, results of operations, or financial or other condition of such Person and its Subsidiaries taken as a whole:

             i) a downgrade of any Indianapolis Life Company by any rating agency but excluding (A) a rating downgrade of one or more of Indianapolis Life, Bankers Life or Western Security by A.M. Best Company, Inc. to less than 'A-' and (B) the potential and/or actual cause(s) and effect(s) of such downgrade(s);

             ii) any decrease in sales of fixed annuities at IL Annuity;

             iii) an annualized lapse rate for fixed annuities at IL Annuity, calculated for any month based on the three-month period ending with such month, that does not exceed 27%;

             iv) an increase in the annualized lapse rate for fixed annuities at IL Annuity for any two-month period commencing on or after the Commencement Date (as defined below) (referred to in this section iv as "Lapse Rate"), over the average Lapse Rate for the two-month periods ending November 30 and December 31, 2000, respectively, but only:

                (A) to the extent that such increase in Lapse Rate for any such period is primarily because of an average monthly total investment return on the convertible bond investment portfolio of IL Annuity (for purposes of this item iv, the "Portfolio Return") that, when compared to the monthly total investment return reported for the Merrill Lynch Investment Grade Convertible Bond Index (Index Code
           VOS1) (for purposes of this item iv, the "Index Return"), is less than both:

                    (1) 40% below the Index Return, and

                    (2) 150 basis points below the Index Return, if the Index
               Return is greater than or equal to 0%, or 100 basis points below the Index Return, if the Index Return is a negative number,

           where both the Portfolio Return and the Index Return are calculated for any month as the average of the monthly return for such month and the prior month, with the first such two-month period commencing on the first day of the first month (the "Commencement Date") after AmerUs Capital Management has directly managed the convertible bond portfolio of IL Annuity without the presence of any other investment advisor advising on or trading any assets of such portfolio for a period of at least 60 days; and

                (B) if IL Annuity follows AmerUs' advice and direction concerning the acquisition and disposition of assets in the convertible bond portfolio of IL Annuity, to the extent such advice and direction are consistent with IL Annuity's investment guidelines as of the date hereof;

             v) total out-of-pocket demutualization expenses that do not exceed $21 million in the aggregate, not including fees paid or payable to Goldman, Sachs & Co. pursuant to the engagement letter, dated September 21, 1999, without regard to any amendment thereof;

             vi) year 2000 mutual company surplus tax payable by Indianapolis Life;

             vii) the elimination of sales of participating policies (both direct and private label) by Indianapolis Life commencing in October, 2000;

             viii) the events, occurrences, developments or state of circumstances or facts listed on Schedules 7.1, 7.1(f) and 7.1(k), but only to the extent described in such Schedules;

             ix) the Combination Closing; and

             x) the direct effect on any Indianapolis Life Company Statement (the direct effect on any Indianapolis Life Company Statement includes the effect on the GAAP and SAP financial statements of (A) the majority shareholder of such company (the "Parent") and (B) the majority shareholder of such Parent) or on the financial condition or income statement of any Indianapolis

        Life Company of any of the events, occurrences, developments or state of circumstances or facts listed in the foregoing items ii) through ix), provided that such effect is clearly foreseeable as of the date of such event, occurrence, development or state of circumstances or facts."

     a. Section 3.1(a)(i) of the Agreement is amended to read in its entirety as follows:

          "Indianapolis Life shall demutualize pursuant to a plan of conversion satisfying all the provisions of Section 3.5(a) hereof (together with all exhibits and attachments thereto, the "Plan of Conversion");"

     b. Section 3.1(a)(ii) of the Agreement is amended to read in its entirety as follows:

          "The membership interests of the eligible members (as defined under Applicable Law) of Indianapolis Life shall be exchanged for AMHC Shares, cash and policy credits which shall have an aggregate value equal to that of 9,300,000 AMHC Shares (determined as stated in Schedule 3.5(a) hereto, and subject to any adjustment provided for in Section 11.2(i) hereof); provided, however, that in the event of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of AMHC Shares or, prior to the AMHC Demutualization, the AmerUs Common Stock, such number of AMHC Shares shall be correspondingly adjusted to the extent appropriate to reflect such occurrence;"

     c. Schedule 3.5(a) to the Agreement is amended and replaced in its entirety with the documents attached hereto as Exhibit A and labeled as "Revised Schedule 3.5(a)" to the Agreement. References in the Agreement to Schedule 3.5(a) shall be deemed to refer to such attached Exhibit A.

     d. The heading to Section 3.5 of the Agreement is amended to read in its entirety as follows: "Plan of Conversion and Rights of Consultation."

     e. Section 3.5(a) of the Agreement is amended to read in its entirety as follows:

          "Schedule 3.5 (a) hereto sets forth the current draft of the Plan of Conversion. No later than November 1, 2000, Indianapolis Life shall file the Plan of Conversion with the Indiana Commissioner in full satisfaction of all the requirements with respect thereto set forth in Chapters 27-15-2 and 27-15-3 of the Indiana Code, subject, however, to compliance with the following sentence; and thereafter shall take such additional actions, consistent with Schedule 3.5(a), as it may be required or permitted to take under Chapters 27-15-4, 27-15-5 and 27-15-6 of the Indiana Code to complete its demutualization pursuant to the provisions hereof and the Plan of Conversion. The Plan of Conversion filed with the Indiana Commissioner shall be substantially identical to the current draft of the Plan of Conversion set forth in Schedule 3.5(a), except to the extent that AMHC and AmerUs have consented in writing to any variance in the current draft of the Plan of Conversion in their sole discretion. Any amendment or modification by Indianapolis Life to the Plan of Conversion as filed with the Indiana Commissioner, including, without limitation, any withdrawal or termination by Indianapolis Life of the Plan of Conversion filed with the Indiana Commissioner, shall require the written consent of AMHC and AmerUs in their sole discretion."

     f. Section 3.5(b) of the Agreement is amended to read in its entirety as follows:

          "On and after August 25, 2000, AMHC and AmerUs shall be consulted and informed concerning all matters pertaining to the Plan of Conversion, including preparation of the Member Information Statement, the final version of which shall be in form and content reasonably acceptable to AMHC and AmerUs. It is expressly understood by the parties hereto that, on and after August 25, 2000, Representatives of AMHC and AmerUs shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or rating agency relating to the Plan of Conversion, and the parties shall confer prior to such event concerning the content of such presentation to the extent not expressly addressed in the Plan of Conversion prepared in compliance with Section 3.5(a). In furtherance of the foregoing, Indianapolis Life shall provide AMHC and AmerUs reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this paragraph shall be given to the Representatives of AMHC and AmerUs entitled to receive notices hereunder, or such other individuals as AMHC and AmerUs may designate."

     g. Section 3.6 is deleted in its entirety and is intentionally left blank.

     h. Section 4.6(a) of the Agreement is amended to read in its entirety as follows:

          "ILGC and Indianapolis Life have delivered to AMHC true and complete copies of the following:

             (i) the individual Annual Audited GAAP Statements of IL Annuity and IL Securities and the individual and consolidated Annual Audited GAAP Statements of Indianapolis Life and ILGC as of and for the years ended December 31, 1996, 1997, 1998 and 1999;

             (ii) the individual Annual GAAP Statements of Bankers Life and Western Security as of and for the years ended December 31, 1996, 1997, 1998 and 1999;

             (iii) the individual Annual SAP Statements and Annual Audited SAP Statements for Indianapolis Life and each of the Indianapolis Life Insurer Subsidiaries as of and for the years ended December 31, 1996, 1997, 1998 and 1999; and

             (iv) the individual and, where applicable as described in Section 4.6(a)(i) above, consolidated Quarterly GAAP Statements for each of the Indianapolis Life Companies and the individual Quarterly SAP Statements for Indianapolis Life and each of the Indianapolis Life Insurer Subsidiaries as of and for the calendar quarters ended March 31, 2000 and June 30, 2000 (collectively with the items described in Sections 4.6(a)(i), (ii) and (iii) and financial statements of the kinds described above as of and for the annual and quarterly periods ending on or after the dates mentioned above, the 'Indianapolis Life Company Statements')."

     i. Section 4.7(i) of the Agreement is amended to read in its entirety as follows:

          "any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Indianapolis Life Companies taken as a whole;"

     l. Section 4.15(b) of the Agreement is amended to read in its entirety as follows, and a Schedule 4.15(b) is hereby added to the Agreement in the form attached hereto as Exhibit B and labeled "Schedule 4.15(b)" to the Agreement:

          "The copyright, trademark, service mark and patent registrations listed on Schedule 4.15(a) are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned. Except as identified on Schedule 4.15(b), to the knowledge of the Indianapolis Life Companies, there is no pending, existing or threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against or relating to the registrations listed on
     Schedule 4.15(a), or against any of the Intellectual Property owned by an Indianapolis Life Company."

     m. Section 4.19 of the Agreement is amended by adding the following new introductory language immediately after the heading (Taxes) and before subparagraphs (a) through (v):

        "Except as set forth on Schedule 4.19 hereto,"

     n. Section 6.6(a) of the Agreement is amended to read in its entirety as follows:

          "AMHC and AmerUs have previously made available to Indianapolis Life true and complete copies of the following:

             (i) the consolidated Annual Audited GAAP Statements for AMHC and AmerUs and the individual Annual SAP Statements and Annual Audited SAP Statements for each of the AMHC Insurer Subsidiaries as of and for the years ended December 31, 1996, 1997, 1998 and 1999; and

             (ii) the consolidated Quarterly GAAP Statements for AMHC and AmerUs and the individual Quarterly SAP Statements for each of the AMHC Insurer Subsidiaries as of and for the calendar quarters ended March 31, 2000, June 30, 2000 (collectively with the items described in Section

        6.6(a)(i) and financial statements of the kinds described above as of and for the annual and quarterly periods ending on or after the dates mentioned above, the 'AMHC Statements')."

     o. The introductory paragraph to Section 7.1 of the Agreement is amended to read in its entirety as follows, and a Schedule 7.1 is hereby added to the Agreement in the form attached hereto as Exhibit C and labeled as "Schedule 7.1" to the Agreement:

          "Conduct of Business of Indianapolis Life and ILGC Prior to the Combination Closing Date. Indianapolis Life and ILGC each covenant and agree that, after the date hereof and prior to the Combination Closing Date (unless AMHC and AmerUs shall otherwise approve in writing, and except as otherwise (i) specifically set forth on Schedule 7.1 hereto (but only to the extent set forth on Schedule 7.1) or (ii) expressly contemplated by this Combination and Investment Agreement or the Investment Management Agreements):"

     p. Section 7.4(a) of the Agreement is amended to read in its entirety as follows:

          "Indianapolis Life shall, and Indianapolis Life and ILGC shall cause the Indianapolis Life Insurer Subsidiaries to, consistent with the terms of the Investment Management Agreements, terminate and/or amend any agreement (other than the Investment Management Agreements) under which Indianapolis Life or an Indianapolis Life Insurer Subsidiary receives investment management services."

     q. Section 9.3 of the Agreement is amended to read in its entirety as follows:

          "Cooperation. On and after August 25, 2000 Indianapolis Life, ILGC, AMHC and AmerUs shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated hereby; (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and reasonably seeking to obtain in timely fashion any such actions, consents, approvals or waivers; and (iii) in making any presentation to, or responding to any inquiry relating to a transaction contemplated hereby from, a rating agency or organization. It is expressly understood by the parties hereto that, on and after August 25, 2000, the Representatives of AMHC, AmerUs, Indianapolis Life and ILGC shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or rating agency or other organization relating to this Combination and Investment Agreement and/or the transactions contemplated herein. In furtherance of the foregoing, on and after August 25, 2000, AMHC, AmerUs, Indianapolis Life and ILGC shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this Section 9.3 shall be given to the Representatives of Indianapolis Life and ILGC or AMHC and AmerUs entitled to receive notices hereunder, or such other individuals as AMHC and AmerUs or Indianapolis Life and ILGC, as the case may be, shall designate."

     r. Article 9 of the Agreement is amended by adding a new Section 9.9 thereto, which shall read in its entirety as follows:

          "Section 9.9 Commission Free Program. AMHC shall, within twelve (12) months after the Combination Closing Date, commence offering a program, all the costs of which shall be borne by AMHC, to all of its shareholders holding less than one hundred (100) shares of stock ("Odd Lot Holders") (expressly including those Odd Lot Holders who were Eligible Members) pursuant to which the Odd Lot Holders may sell their shares (or round up to 100 shares by purchase) without paying any brokerage commissions. The program shall include a mailing to Odd Lot Holders and the maintenance of a toll-free help line, and shall be made available for a minimum of sixty
     (60) days. The program shall in all respects be subject to all applicable laws and regulations, including the receipt of a satisfactory no-action letter from the SEC, and to AMHC's determination, based on consultation with and the advice of Tax Counsel (as that term is defined in the Plan of Conversion), that it will not adversely affect the tax treatment contemplated by the Plan of Conversion."

     s. Section 10.2(i) of the Agreement is amended to read in its entirety as follows, and a Schedule 10.2(i) is hereby added to the Agreement in the form attached hereto as Exhibit D and labeled "Schedule 10.2(i)" to the Agreement:

          "All Permits, regulatory consents, approvals or clearances necessary for or in connection with the consummation of the Combination Closing shall have been obtained, and no Governmental Entity having jurisdiction over the business of AMHC or its Subsidiaries or any of the Indianapolis Life Companies shall have imposed any condition to such approval, other than conditions that involve solely ministerial acts and/or routine reporting requirements and/or entry into a commitment agreement substantially identical to the letter dated June 15, 1995 captioned 'Commitment Agreement to the New York Insurance Department' from Indianapolis Life and Bankers Life or substantially in the form of the 'Special Commitment Agreement to the New York Insurance Department', dated July 1, 2000 attached hereto as
     Schedule 10.2(i)."

     t. Section 11.2(f) of the Agreement is amended to read in its entirety as follows:

          "by AMHC or AmerUs if, since the date hereof, there shall have been any events, occurrences, developments or state of circumstances or facts which would not be construed by a reasonable Person to have been within the control of an Indianapolis Life Company and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to Indianapolis Life or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by AMHC or AmerUs to Indianapolis Life and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or"

     u. Section 11.2(h) of the Agreement is amended to read in its entirety as follows:

          "by Indianapolis Life or ILGC if, since the date hereof, there shall have been any events, occurrences, developments or state of circumstances or facts which would not be construed by a reasonable Person to have been within the control of AMHC, AmerUs or a Subsidiary thereof and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to AMHC or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by Indianapolis Life or ILGC to AMHC and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or"

     v. Section 11.2(i) of the Agreement is amended to read in its entirety as follows:

          "by Indianapolis Life, by giving a Termination Notice to AMHC at least six (6) Business Days prior to the Combination Closing Date, if the aggregate value of the AMHC Shares, cash and policy credits projected to be received (calculated as described below) by the Indianapolis Life members as of the Combination Effective Time is less than $186 million, provided, however, that such Termination Notice shall be null and void in the event that AMHC agrees, within five (5) Business Days after receipt of such Termination Notice under this Section 11.2(i), to increase the number of AMHC Shares and/or the amount of cash and policy credits to be delivered so that the aggregate value of such AMHC Shares, cash and policy credits provided to such members (calculated as described below) equals $186 million (using, for purposes of determining the value of the AMHC Shares as referenced in this Section 11.2(i), the average daily closing price of the AMHC Shares over the five (5) Trading Days ending ten (10) Business Days prior to the Combination Closing Date); or"

     w. Section 11.3(b) of the Agreement is amended to read in its entirety as follows:

          "by AMHC or AmerUs if, since the date hereof, there shall have been any events, occurrences, developments, or state of circumstances or facts which would be construed by a reasonable Person to have been within the control of an Indianapolis Life Company and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to Indianapolis Life, or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by AMHC or AmerUs to Indianapolis Life and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or"

     x. Section 11.4(b) of the Agreement is amended to read in its entirety as follows:

          "by Indianapolis Life or ILGC if, since the date hereof, there shall have been any events, occurrences, developments or state of circumstances or facts which would be construed by a reasonable Person to be within the control of AMHC, AmerUs or a Subsidiary thereof and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to AMHC or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by Indianapolis Life or ILGC to AMHC and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or"

     y. In Section 11.5 of the Agreement, the date of "October 1, 2000" is amended to read "November 1, 2000."

     z. Subject to Section 2.b. of this Amendment, (a) Schedules 1.1(i), 4.2(a), 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.13(a), 4.14, 4.15(a), 4.15(c), 4.17, 4.19,
4.20, 4.23, 4.24, 5.1, 5.3, 5.4, 5.5, 7.1(f), 7.1(k), 6.2, 6.3, 6.4, 6.6(b),
6.7, 6.12, and 6.13(c) provided as part of the Disclosure Schedules to the Agreement are amended and replaced with the Revised Schedules 1.1(i), 4.2(a), 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.13(a), 4.14, 4.15(a), 4.15(c), 4.17, 4.19,
4.20, 4.23, 4.24, 5.1, 5.3, 5.4, 5.5, 7.1(f), 7.1(k), 6.2, 6.3, 6.4, 6.6(b),
6.7, 6.12, and 6.13(c) attached hereto as Exhibit E (the "Revised Schedules") and except as otherwise provided herein references in the Agreement to such Schedules shall be deemed to refer to the Revised Schedules. Subject to Section 2.b. of this Amendment, such Revised Schedules, together with Revised Schedule 3.5(a) (Exhibit A hereto), Schedule 4.15(b) (Exhibit B hereto), Schedule 7.1 (Exhibit C hereto) and Schedule 10.2(i) (Exhibit D hereto), are expressly made a part of this Amendment and the Agreement as fully as though completely set forth herein and therein.

2. INTERPRETATION OF AMENDED AGREEMENT

     a. Subject to Section 2.b. of this Amendment, (a) the term "Combination and Investment Agreement," as used in the Agreement, shall refer to the Agreement as amended by this Amendment and (b) references to the "date of the Combination and Investment Agreement" or the "date hereof" in Articles 4, 5, 6, 7, 10 and 11 of the Agreement shall refer to the date of this Amendment rather than to February 18, 2000.

     b. Notwithstanding anything to the contrary anywhere in this Amendment or the Revised Schedules, the Parties expressly agree that this Amendment and the Revised Schedules (with the exception of Sections 1.a., k. and p. of the Amendment, which shall be deemed to relate to the Stock Purchase, and with the further exception that a Party's rights to terminate expressly provided in
Article 11 shall be governed by the Agreement as amended by this Amendment), shall have no effect and are not intended to amend or apply in any manner to the provisions of the Agreement relating or applicable to the Stock Purchase or a Party's or Holder's rights, remedies, obligations and responsibilities under or arising out of provisions of the Agreement relating or applicable in any way to the Stock Purchase, including, in each case and without limitation, to such Person in its capacity as an investor in or the Holder of Non-Voting Common Stock or Converted Shares, as the case may be. With the exception of the amendments in Section 1.a., k. and p. of this Amendment, and with the further exception that a Party's rights to terminate expressly provided in Article 11 shall be governed by the Agreement as amended by this Amendment, the Agreement in its unamended form shall govern the Parties' and any Holder's rights, remedies, obligations and responsibilities in connection with or arising out of the Stock Purchase.

3. CERTAIN MATTERS RELATING TO MEMORANDUM OF UNDERSTANDING

     The Parties desire to clarify and specify certain matters relating to the Memorandum of Understanding and its implementation, as follows:

          a. AMHC and AmerUs shall provide to Indianapolis Life an initial draft of the Post-Combination Plan referred to in Section 10.3(xii) of the Agreement by October 13, 2000.

          b. The following language is added to the Memorandum of Understanding as if fully set forth therein:

             "Indianapolis Life, directly or through IL Annuity, may proceed to develop administration capabilities in Indianapolis, Indiana for the variable products of Indianapolis Life and its Subsidiaries consistent with the plans contained in the IL Annuity Feasibility Study: Variable Product Processing dated August 3, 2000 -- Final Version (but the parties acknowledge that such development will not commence as early as described in such study)."

4. MISCELLANEOUS


          a. Capitalized terms used in this Amendment shall have the respective meanings ascribed thereto in the Agreement unless specifically defined herein.



          b. The headings and enumeration in this Amendment are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Amendment.



          c. The Agreement shall remain in full force and effect in accordance with its terms, except as expressly modified by this Amendment.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to Combination and Investment Agreement to be executed by their duly authorized officers as of the date first above written.

                                         AMERICAN MUTUAL HOLDING COMPANY

                                         By: /s/ ROGER K. BROOKS
                                           -------------------------------------
                                             Roger K. Brooks, Chairman,
                                             President and Chief Executive
                                             Officer

                                         AMERUS LIFE HOLDINGS, INC.

                                         By: /s/ ROGER K. BROOKS
                                           -------------------------------------
                                             Roger K. Brooks, Chairman,
                                             President and Chief Executive
                                             Officer

                                         INDIANAPOLIS LIFE INSURANCE COMPANY

                                         By: /s/ LARRY R. PRIBLE
                                           -------------------------------------
                                             Larry R. Prible, Chairman,
                                             President and Chief Executive
                                             Officer

                                         THE INDIANAPOLIS LIFE GROUP OF
                                         COMPANIES, INC.

                                         By: /s/ LARRY R. PRIBLE
                                           -------------------------------------
                                             Larry R. Prible, Chairman,
                                             President and Chief Executive
                                             Officer

                      COMBINATION AND INVESTMENT AGREEMENT

                                     AMONG

                        AMERICAN MUTUAL HOLDING COMPANY,

                          AMERUS LIFE HOLDINGS, INC.,

                      INDIANAPOLIS LIFE INSURANCE COMPANY

                                      AND

                 THE INDIANAPOLIS LIFE GROUP OF COMPANIES, INC.

                            DATED FEBRUARY 18, 2000

                               TABLE OF CONTENTS


DEFINITIONS.................................................  A-15
ARTICLE 2 PURCHASE AND SALE OF NON-VOTING COMMON STOCK......  A-22
  Section 2.1   Purchase and Sale of Non-Voting Common
     Stock..................................................  A-22
  Section 2.2   Stock Purchase Covenants....................  A-22
  Section 2.3   Mechanics for Exchange of Non-Voting Common
     Stock..................................................  A-24
  Section 2.4   Rights upon Termination of Combination and
     Investment Agreement...................................  A-24
  Section 2.5   Use of Stock Purchase Price.................  A-29
  Section 2.6   Closing of the Stock Purchase...............  A-29
  Section 2.7   Stock Purchase Closing Conditions...........  A-29
  Section 2.8   Conduct of Business of Indianapolis Life and
                ILGC Prior to Purchase or Repurchase........  A-31
  Section 2.9   Reporting Requirements......................  A-32
  Section 2.10  Effect of Breach............................  A-32
ARTICLE 3 COMBINATION TRANSACTIONS..........................  A-33
  Section 3.1   The Combination.............................  A-33
  Section 3.2   Combination Closing.........................  A-33
  Section 3.3   Combination Effective Time..................  A-33
  Section 3.4   Articles of Incorporation and Bylaws........  A-33
  Section 3.5  Essential Terms of and Rights of Consultation
               Relating to Indianapolis Life Plan of
               Conversion...................................  A-34
  Section 3.6   Rights of Consultation Relating to AMHC
     Plan...................................................  A-34
  Section 3.7   Post-Combination Matters....................  A-35
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF ILGC AND
  INDIANAPOLIS LIFE.........................................  A-36
  Section 4.1   Corporate Existence and Power...............  A-36
  Section 4.2   Subsidiaries................................  A-36
  Section 4.3   Corporate Authorization.....................  A-36
  Section 4.4   Governmental Authorization..................  A-36
  Section 4.5   Non-Contravention...........................  A-36
  Section 4.6   Financial Statements........................  A-37
  Section 4.7   Absence of Certain Changes..................  A-37
  Section 4.8   No Undisclosed Material Liabilities.........  A-38
  Section 4.9   Significant Agreements......................  A-39
  Section 4.10  Litigation..................................  A-40
  Section 4.11  Compliance with Laws........................  A-40
  Section 4.12  Properties..................................  A-40
  Section 4.13  Environmental Matters.......................  A-41
  Section 4.14  Intercompany Accounts.......................  A-41
  Section 4.15  Intellectual Property.......................  A-42
  Section 4.16  Loans and Advances..........................  A-43
  Section 4.17  All Assets Necessary........................  A-43
  Section 4.18  Solvency....................................  A-43
  Section 4.19  Taxes.......................................  A-43
  Section 4.20  Benefit Plans; ERISA........................  A-46
  Section 4.21  Employees...................................  A-48
  Section 4.22  Books and Records...........................  A-48
  Section 4.23  Threats of Cancellation.....................  A-48
  Section 4.24  Operations Insurance........................  A-48

  Section 4.25  Information Supplied........................  A-49
  Section 4.26  Brokers; Schedule of Fees and Expenses......  A-49
ARTICLE 5ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
         INDIANAPOLIS LIFE AND ILGC RELATING TO INSURANCE
         BUSINESS AND RELATED MATTERS.......................  A-49
  Section 5.1   Insurance Regulatory Approvals..............  A-49
  Section 5.2   Reserves....................................  A-49
  Section 5.3   Absence of Certain Changes..................  A-50
  Section 5.4   Regulatory Filings..........................  A-50
  Section 5.5   Reinsurance Agreements......................  A-52
  Section 5.6   Member Information Statement................  A-52
  Section 5.7   Shares to be Issued Upon Implementation of
     the Plan of Conversion.................................  A-52
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF AMHC AND
  AMERUS....................................................  A-52
  Section 6.1   Corporate Existence and Power...............  A-52
  Section 6.2   Subsidiaries................................  A-53
  Section 6.3   Corporate Authorization.....................  A-53
  Section 6.4   Governmental Authorization..................  A-53
  Section 6.5   Non-Contravention...........................  A-53
  Section 6.6   Financial Statements........................  A-53
  Section 6.7   Absence of Certain Changes..................  A-54
  Section 6.8   Capital Structure...........................  A-54
  Section 6.9   SEC Reports.................................  A-55
  Section 6.10  Information Supplied........................  A-56
  Section 6.11  Taxes.......................................  A-56
  Section 6.12  Litigation..................................  A-56
  Section 6.13  Compliance with Laws........................  A-57
  Section 6.14  Solvency....................................  A-57
  Section 6.15  Brokers; Schedule of Fees and Expenses......  A-57
ARTICLE 7 COVENANTS OF INDIANAPOLIS LIFE AND ILGC...........  A-58
  Section 7.1  Conduct of Business of Indianapolis Life and
               ILGC Prior to the Combination Closing Date...  A-58
  Section 7.2   Competing Transaction Proposals.............  A-60
  Section 7.3   IL Annuity Business and Capital Stock.......  A-61
  Section 7.4   Investment Management Agreements............  A-61
ARTICLE 8 COVENANTS OF AMHC AND AMERUS......................  A-61
  Section 8.1  Conduct of Business of AMHC and AmerUs Prior
               to the Combination Closing Date..............  A-61
  Section 8.2   Indemnification.............................  A-62
  Section 8.3   No Prohibitive Transactions.................  A-62
  Section 8.4   Compliance with Federal Securities Laws.....  A-63
ARTICLE 9 COVENANTS OF AMHC, AMERUS, INDIANAPOLIS LIFE AND
  ILGC......................................................  A-63
  Section 9.1   Reasonable Efforts..........................  A-63
  Section 9.2   Notices of Certain Events...................  A-63
  Section 9.3   Cooperation.................................  A-63
  Section 9.4   Public Announcements; Confidentiality.......  A-64
  Section 9.5   Supplemental Disclosure.....................  A-66
  Section 9.6   Access to Information.......................  A-66
  Section 9.7   Information Provided........................  A-66
  Section 9.8   Board Representation Until Final Purchase or
     Repurchase.............................................  A-67

ARTICLE 10 CONDITIONS TO CLOSING OF THE COMBINATION.........  A-67
  Section 10.1  Conditions to Obligations of AMHC, AmerUs,
     Indianapolis Life and ILGC.............................  A-67
  Section 10.2  Conditions to Obligation of AMHC and
     AmerUs.................................................  A-67
  Section 10.3  Conditions to Obligation of Indianapolis
     Life and ILGC..........................................  A-68
ARTICLE 11 TERMINATION......................................  A-70
  Section 11.1  Termination Due to Third Party Offer........  A-70
  Section 11.2  Termination Due to Uncontrollable Event;
     Termination by Mutual Agreement........................  A-70
  Section 11.3  Termination Due to Act Within the Control of
     Indianapolis Life......................................  A-72
  Section 11.4  Termination Due to Act Within the Control of
     AMHC...................................................  A-72
  Section 11.5  Failure to File Plan of Conversion..........  A-73
  Section 11.6  Effect of Termination; Termination Date.....  A-73
ARTICLE 12 MISCELLANEOUS PROVISIONS.........................  A-74
  Section 12.1  Costs and Expenses..........................  A-74
  Section 12.2  Liquidation Damages.........................  A-74
  Section 12.3  Actions Subsequent to Combination Closing...  A-75
  Section 12.4  Entire Agreement............................  A-75
  Section 12.5  Binding Effect..............................  A-75
  Section 12.6  No Third-Party Beneficiaries................  A-75
  Section 12.7  Invalidity..................................  A-75
  Section 12.8  Governing Law...............................  A-75
  Section 12.9  Survival....................................  A-76
  Section 12.10 Counterparts................................  A-76
  Section 12.11 Headings....................................  A-76
  Section 12.12 Construction................................  A-76
  Section 12.13 Notices.....................................  A-76

     This COMBINATION AND INVESTMENT AGREEMENT, dated February 18, 2000 (the "Combination and Investment Agreement"), is made by and among American Mutual Holding Company, an Iowa mutual insurance holding company (with any successor entity thereto, "AMHC"), AmerUs Life Holdings, Inc., an Iowa corporation which is a publicly traded subsidiary of AMHC (with any successor entity thereto, "AmerUs"), Indianapolis Life Insurance Company, an Indiana mutual insurance company (with any successor entity thereto, "Indianapolis Life") and The Indianapolis Life Group of Companies, Inc., an Indiana corporation 61.3% of whose common shares are owned by Indianapolis Life ("ILGC").

                                  WITNESSETH:

     WHEREAS, AMHC proposes to consummate a plan of conversion under the applicable provisions of the insurance law of the State of Iowa and a merger of AmerUs with and into AMHC, with AMHC as the surviving company in such merger (all of which such transactions are collectively referred to herein as the "AMHC Demutualization"); and

     WHEREAS, Indianapolis Life, AMHC and AmerUs desire to enter into a strategic combination pursuant to a series of transactions in which AMHC will first complete the AMHC Demutualization and Indianapolis Life will thereafter consummate a plan of conversion under the applicable provisions of the insurance law of the State of Indiana (the "Indianapolis Life Demutualization"), with Indianapolis Life remaining an Indiana domiciled life insurer while becoming an indirect wholly-owned stock insurer subsidiary of AMHC and Indianapolis Life's policyholders becoming shareholders of AMHC upon consummation of the Indianapolis Life Demutualization, all subject to the terms and conditions set forth herein; and

     WHEREAS, Indianapolis Life owns 61.3% of the ILGC Shares (as defined below), and the remainder of the ILGC Shares are held by American United Life Insurance Company ("AUL") and Legacy Marketing Group ("Legacy"); and

     WHEREAS, AMHC and AmerUs desire to invest $100 million in ILGC, subject to the terms and conditions set forth herein; and

     WHEREAS, Indianapolis Life and ILGC desire to use the proceeds of the investment by AMHC and AmerUs to repurchase the ILGC Shares currently held by AUL and Legacy and to contribute additional capital to ILGC's current subsidiaries;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.1 Definitions. The following terms, when used in this Combination and Investment Agreement, shall have the meanings set forth herein. The terms defined below, which may be used in their singular or plural forms, shall be deemed to refer to the singular or plural as the context requires.

     "Adjusted Capital and Surplus" shall mean the sum of (i) a Person's capital and surplus as set forth in the SAP Financial Statements of such Person as of the last day of any calendar quarter plus (ii) the amount of any asset valuation reserve maintained by such Person at such time in accordance with SAP.

     "Affiliate" shall mean, with respect to any Person, at the time in question any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "American Investors Life" shall mean American Investors Life Insurance Company, a Kansas corporation.

     "AmerUs Capital Management" shall mean AmerUs Capital Management Group, Inc., an Iowa corporation.

     "AmerUs Class B Common Stock" shall have the meaning set forth in Section 6.8.

     "AmerUs Common Stock" shall have the meaning set forth in Section 6.8.

     "AmerUs Filed SEC Documents" shall mean all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed with the SEC by AmerUs or AMHC.

     "AmerUs Life" shall mean AmerUs Life Insurance Company, an Iowa corporation.

     "AmerUs Preferred Stock" shall have the meaning set forth in Section 6.8.

     "AmerUs SEC Documents" shall have the meaning set forth in Section 6.9.

     "AMHC and AmerUs Facilities" shall mean any offices, buildings and other real property that are owned or leased by AMHC, AmerUs or any of their Subsidiaries, which are used in the operation of the business of AMHC, AmerUs or any of their Subsidiaries.

     "AMHC Assets" shall mean any assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned by AMHC, AmerUs or any of their Subsidiaries, including, without limitation, REO, bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts and derivatives.

     "AMHC Control Event" shall have the meaning set forth in Section 11.2(d).

     "AMHC Demutualization" shall have the meaning set forth in the recitals to this Combination and Investment Agreement.

     "AMHC Insurer Subsidiaries" shall mean the Subsidiaries of AMHC as of the date hereof engaged in the business of insurance or reinsurance underwriting, or deemed to be engaged in the business of insurance or reinsurance underwriting by an insurance regulatory body asserting jurisdiction over the activities of any such Subsidiary.

     "AMHC Material Insurer Subsidiaries" shall mean AmerUs Life, Delta Life and Annuity Company and American Investors Life.

     "AMHC Material Subsidiaries" shall mean the AMHC Material Insurer Subsidiaries, AmerUs and AmerUs Capital Management.

     "AMHC Offer" shall mean an amount equal to the product of (x) 11,250,000 and (y) the greater of (A) $22.61 (which represents the average closing price per share of the AmerUs Common Stock on the five (5) Trading Days immediately following the parties' public announcement of their intention to enter into this Combination and Investment Agreement on January 12, 2000) and (B) the average closing price per share of the AmerUs Common Stock on the five (5) Trading Days immediately prior to (i) the announcement of a Competing Transaction Proposal that forms the basis for a termination under Section 11.1 hereof, if a Termination Date has occurred thereunder or, (ii) otherwise, the Termination Date pursuant to Section 11.5 hereof.

     "AMHC Plan" shall have the meaning set forth in Section 3.6(a).

     "AMHC SEC Documents" shall mean all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) to be filed with the SEC by AMHC in contemplation of or following the AMHC Demutualization.

     "AMHC Shares" shall mean AMHC common stock.

     "AMHC Statements" shall have the meaning set forth in Section 6.6(a)(ii).

     "Annual Audited GAAP Statements" shall mean, with respect to any Person, the audited annual GAAP Financial Statements of such Person.

     "Annual Audited SAP Statements" shall mean, with respect to any Person, the audited Annual SAP Statements of such Person, including, but not limited to, any reconciliation with the corresponding Annual SAP Statements of such Person.

     "Annual GAAP Statements" shall mean, with respect to any Person, the unaudited annual GAAP Financial Statements of such Person.

     "Annual SAP Statements" shall mean, with respect to any Person, the annual SAP Financial Statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

     "Applicable Law" shall mean any applicable order, law, regulation, rule, ordinance, order, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective Subsidiaries, properties, or assets as the case may be.

     "AUL" shall have the meaning set forth in the recitals to this Combination and Investment Agreement.

     "Bankers Life" shall mean Bankers Life Insurance Company of New York, a New York corporation.

     "Board of Directors" shall mean, with respect to any Person, such Person's board of directors.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in either Iowa or Indiana are permitted or obligated by law to be closed for regular banking business.

     "Closing Dates" shall mean the Stock Purchase Closing Date and the Combination Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Combination" shall have the meaning set forth in Section 3.1(b).

     "Combination Closing" shall have the meaning set forth in Section 3.2.

     "Combination Closing Date" shall have the meaning set forth in Section 3.2.

     "Combination Effective Time" shall have the meaning set forth in Section
3.3.

     "Company Plans" shall have the meaning set forth in Section 4.20(a).

     "Competing Transaction Proposal" shall have the meaning set forth in
Section 7.2.

     "Computer Programs" shall mean (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,
(iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all content contained on a Person's Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

     "Confidential Material" shall have the meaning set forth in Section 9.4(b).

     "Consolidated Indebtedness" shall mean, at any time and as to any Person, all indebtedness of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capital" shall mean, at any time and as to any Person, the sum of such Person's Consolidated Indebtedness and all accounts which, in accordance with GAAP, constitute stockholders equity, but excluding (i) treasury stock and (ii) the effects of Financial Accounting Standard No. 115.

     "Converted Shares" shall have the meaning set forth in Section 2.1(a).

     "Environmental Laws" shall mean any and all foreign, federal, state or local statutes, laws, regulations, ordinances, rules or codes now in effect relating to the environment, to the effect of the environment on human health or safety or to the use, generation, manufacturing, treatment, disposal, storage, discharge or release of Hazardous Substances into the environment, including without limitation, ambient air, surface water, groundwater or land, or the remediation thereof.

     "Environmental Reports" shall have the meaning set forth in Section
4.13(c).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "Exchange Act" shall have the meaning set forth in Section 6.9(a).

     "Exchange Date" shall have the meaning set forth in Section 2.3(a).

     "Exchange Right" shall have the meaning set forth in Section 2.1(a).

     "Furnishing Party" shall have the meaning set forth in Section 9.4(b).

     "GAAP" shall mean United States generally accepted accounting principles.

     "GAAP Financial Statements" shall mean balance sheets and related statements of income and statements of change in capital and surplus and cash flows, prepared in accordance with GAAP, consistently applied, including, but not limited to, all notes, schedules, exhibits and other attachments thereto and any reports thereon, whether consolidated, combined or separate or audited or unaudited, together with the consolidating balance sheet of such Person and each of its Subsidiaries as of the end of the period covered by such statements and the related consolidating statements of income, of stockholders' equity and of cash flows for such period.

     "Governmental Entity" shall mean any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court, government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or Representative of any of the foregoing.

     "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including, but not limited to, petroleum and its derivatives and by-products, or any substance having any constituent elements displaying any of the foregoing characteristics, regulated under Environmental Laws.

     "Holder" shall have the meaning set forth in Section 2.2(a).

     "Holding Sub" shall have the meaning set forth in Section 3.1(a)(iii).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IL/AmerUs Directors Ratio" shall have the meaning set forth in Section 3.7(a).

     "IL Annuity" shall mean IL Annuity and Insurance Company, a Massachusetts corporation.

     "IL Annuity Put Option" shall have the meaning set forth in Section 2.4(b)(v)(A).

     "IL Annuity Put Exercise Date" shall have the meaning set forth in Section 2.4(b)(v)(A).

     "IL Securities" shall mean IL Securities, Inc., an Indiana corporation..

     "ILGC Shares" shall mean the issued and outstanding voting shares of common stock of ILGC.

     "Independent Appraiser" shall have the meaning set forth in Section 2.4(b)(v)(A).

     "Indiana Commissioner" shall mean the Indiana Commissioner of Insurance.

     "Indianapolis Life and ILGC Facilities" shall mean any offices, buildings and other real property that are owned or leased by Indianapolis Life, ILGC or any of their Subsidiaries, which are used in the operation of the business of Indianapolis Life, ILGC or any of their Subsidiaries.

     "Indianapolis Life Assets" shall mean any assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned by Indianapolis Life, ILGC or any of their Subsidiaries, including, without limitation, REO, bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts and derivatives.

     "Indianapolis Life Demutualization" shall have the meaning set forth in the recitals to this Combination and Investment Agreement.

     "Indianapolis Life Companies" shall mean Indianapolis Life, ILGC and their Subsidiaries.

     "Indianapolis Life Company Statements" shall have the meaning set forth in
Schedule 4.6.

     "Indianapolis Life Insurer Subsidiaries" shall mean the Subsidiaries of Indianapolis Life engaged in the business of insurance or reinsurance underwriting, or deemed to be engaged in the business of insurance or reinsurance underwriting by an insurance regulatory body asserting jurisdiction over the activities of any such Subsidiary.

     "Insurance Contract" shall mean any contract or agreement of insurance, together with any riders or endorsements thereto, including, but not limited to, life insurance policies, annuity contracts, variable contracts and reinsurance contracts.

     "Intellectual Property" shall mean all intellectual property rights used or held in, or necessary for the conduct of, the business of Indianapolis Life, ILGC or any of their Subsidiaries, or AMHC, AmerUs or any of their Subsidiaries (as the context requires), as currently conducted or as presently contemplated to be conducted, including, but not limited to, all patents and patent applications; Trademarks, copyrights, copyright registrations and applications; Computer Programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae.

     "Investment Management Agreements" shall mean the Investment Advisory Agreements executed concurrently herewith, respectively, between AmerUs Capital Management and (i) Indianapolis Life and (ii) each of the Indianapolis Life Insurer Subsidiaries.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" or "knowledge" shall mean, (i) as to any Indianapolis Life Company, the knowledge which is or should be in the possession of those officers, directors or employees listed on Schedule 1.1(i) hereto, and (ii) as to AMHC and AmerUs, the knowledge which is or should be in the possession of those officers, directors or employees listed on Schedule 1.1(ii) hereto, in each case, assuming the exercise of reasonable diligence in the performance of the respective functions of any such officer, director or employee.

     "Legacy" shall have the meaning set forth in the recitals to this Combination and Investment Agreement.

     "Liability" shall mean a liability, obligation, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown), including, but not limited to, extra-contractual liabilities and any liability, obligation, claim or cause of action arising pursuant to or as a result of an Insurance Contract.

     "License" shall mean a license, certificate of authority, franchise, permit or other authorization to transact an activity or business, whether granted by a Governmental Entity or by any other Person.

     "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any right of first refusal, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

     "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations, or financial or other condition of any Person and its Subsidiaries taken as a whole, or on the ability of a Person to consummate the transactions contemplated by this Combination and Investment Agreement; provided, however, that neither (i) a down-grade of one level in the A.M. Best Company, Inc.'s rating of Indianapolis Life, Bankers Life and/or IL Annuity or of AmerUs Life and/or American Investors Life, nor (ii) a decrease in Indianapolis Life's or an Indianapolis Life Insurer Subsidiary's or in an AMHC Insurer Subsidiary's sales

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or sales prospects during the calendar year 2000 attributable to either the announcement of the Combination or the identity or ratings of another party hereto that is not an Affiliate of the first party shall constitute a Material Adverse Effect as to Indianapolis Life or AMHC, respectively; provided further, however, that a down-grade of two or more levels in the A.M. Best Company, Inc.'s rating of Indianapolis Life, Bankers Life and/or IL Annuity or of AmerUs Life and/or American Investors Life shall constitute a Material Adverse Effect as to Indianapolis Life or AMHC, respectively.

     "Member Information Statement" shall mean the information statement developed by Indianapolis Life or AMHC in connection with their respective demutualizations, as contemplated or referenced, as the context may require, in this Combination and Investment Agreement, for circulation to members or policyholders.

     "Memorandum of Understanding" shall have the meaning set forth in Section 3.7.

     "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "MEWA" shall have the meaning set forth in Section 4.20(f).

     "Mortgaged Properties" shall mean the real property (including land and any buildings or other improvements thereon) subject to a mortgage interest or other Lien held by or in favor of Indianapolis Life, ILGC or any of their Subsidiaries, or AMHC, AmerUs or any of their Subsidiaries (as the context requires).

     "Non-Voting Common Stock" shall have the meaning set forth in Section
2.1(a).

     "PBGC" shall have the meaning set forth in Section 4.20(d)(iii).

     "Permit" shall have the meaning set forth in Section 5.4(b).

     "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust joint venture, labor union, estate, unincorporated organization or other entity.

     "Plan of Conversion" shall have the meaning set forth in Section 3.1.

     "Pre-Termination Competing Transaction Proposal" shall mean any Competing Transaction Proposal (whether in its final or a previous form) that was the subject of any communications, substantive discussions or negotiations, directly or indirectly, between any Person involved in making or consummating such a Competing Transaction Proposal, or its Representatives, and any Indianapolis Life Company, or its Representatives, after January 7, 2000 and prior to the Termination Date.

     "Prohibitive Transaction" shall have the meaning set forth in Section 8.3

     "Purchase Date" shall have the meaning set forth in Section 2.4(f).

     "Quarterly GAAP Statements" shall mean, with respect to any Person, the quarterly GAAP Financial Statements of such Person.

     "Quarterly SAP Statements" shall mean, with respect to any Person, the quarterly SAP Financial Statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

     "Receiving Party" shall have the meaning set forth in Section 9.4(b).

     "REO" shall mean the real property (including land and any buildings or other improvements thereon) owned by Indianapolis Life, ILGC or their Subsidiaries, or AMHC, AmerUs or their Subsidiaries (as the context requires), but not used in the operation of their respective businesses.

     "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

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     "Risk-Based Capital" shall mean, for any Person, the ratio (expressed as a percentage) of (i) the "Total Adjusted Capital" as defined by the National Association of Insurance Commissioners or any successor organization thereto (the "NAIC") to (ii) the "Authorized Control Level Risk-Based Capital" as defined by the NAIC from time to time, and, in both cases, as applied by the domiciliary state of such Person in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any terms substituted therefor by the NAIC).

     "SAP" shall mean, with respect to any Person, the statutory accounting principles and practices prescribed or permitted by the domiciliary state of the relevant Person, consistently applied.

     "SAP Financial Statements" shall mean balance sheets and related statements of income and statements of change in capital and surplus and cash flows, prepared in accordance with SAP, including, but not limited to, all notes, schedules, exhibits and other attachments thereto and any reports thereon, whether consolidated, combined or separate or audited or unaudited.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall have the meaning set forth in Section 6.9(a).

     "Significant Agreements" shall have the meaning set forth in Section
4.9(b).

     "Stock Purchase Closing Date" shall have the meaning set forth in Section 2.6(a)(ii).

     "Stock Purchase Price" shall have the meaning set forth in Section 2.1.

     "Subsidiary" shall mean each of those Persons (i) of which another Person, directly or indirectly through one or more Subsidiaries, owns beneficially securities having more than 50% of the voting power in the election of directors (or Persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights), or (ii) which another Person, directly or indirectly through one or more Subsidiaries, controls as the general partner, managing member or Person exercising a similar function.

     "Superior Proposal" shall have the meaning set forth in Section 7.2(c).

     "Tangible Net Worth" shall mean, for any Person, its accounts which, in accordance with GAAP, constitute stockholders equity (excluding treasury stock and the effects of Financial Accounting Standard No. 115), less goodwill, deferred acquisition costs and present value of future profits, as reflected on such Person's consolidated balance sheet, plus an amount equal to thirty-five percent (35%) of deferred acquisition costs and present value of future profits.

     "Taxes" shall mean all taxes, charges, duties, fees, levies, or other similar assessments or Liabilities, including without limitation all net and gross income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, profit, estimated, severance, stamp, occupation, value added, registration, environmental, workers compensation, social security and franchise taxes imposed by the United States of America, any possession thereof, or any state, or foreign government, or any subdivision, agency, or other similar Person of any of the foregoing; and such term shall include any interest, fines, penalties, correction fees, sanction amounts, assessments, or additions to tax relating to, resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

     "Tax Returns" of a Person shall mean any report, return, information return, or other document (including any related or supporting information and any amendments thereto) filed or required to be filed with any federal, state or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on such Person) or the administration of any laws, regulations or administrative requirements relating to any Tax, or any statement required to be furnished to any Person under any Tax Law.

     "Termination Date" shall have the meaning set forth in Section 11.6(b).

     "Termination Notice" shall have the meaning set forth in Section 11.6(b).

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     "Trading Day" shall mean any day on which the New York Stock Exchange is open for business and the trading of securities.

     "Trademarks" shall mean all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, domain names, logos, designs, slogans and general intangibles of like nature owned by Indianapolis Life, ILGC or a Subsidiary thereof, together with the goodwill of each of the respective businesses associated therewith, together with any and all (i) renewals thereof and (ii) rights to sue for past, present and future infringements or misappropriation thereof.

     "Western Security" shall mean Western Security Life Insurance Company, an Arizona corporation.

                                   ARTICLE 2

                  PURCHASE AND SALE OF NON-VOTING COMMON STOCK

     Section 2.1 Purchase and Sale of Non-Voting Common Stock. (a) On the terms and subject to the conditions set forth herein, ILGC agrees to issue and sell to AMHC or AmerUs (or a Subsidiary thereof that agrees to be bound by all of the restrictions and provisions of this Article 2), and AMHC or AmerUs agrees to purchase (or to cause such Subsidiary thereof to purchase) from ILGC, 105.9627 shares of non-voting common stock of ILGC (the shares so purchased are referred to herein as the "Non-Voting Common Stock"), each share of which shall be authorized by ILGC's articles of incorporation and shall, upon receipt of necessary approvals from Governmental Entities under Applicable Law, be exchangeable, at the option of the Holder, into one newly-issued share of authorized voting common stock of ILGC and which shall, together with the Converted Shares, at all times collectively represent 45% of all outstanding equity interests in ILGC on a fully diluted basis (the "Exchange Right"), after taking into account the repurchase of ILGC Shares held by AUL and Legacy as required under Section 2.5. The Non-Voting Common Stock and the ILGC Shares into which such Non-Voting Common Stock is exchangeable upon exercise of the Exchange Right (the "Converted Shares") (i) shall not, prior to the occurrence of a Termination Date, be transferred, sold, exchanged, assigned, gifted, pledged, made the subject of any lien or security interest or option to purchase, hypothecated, or otherwise alienated, disposed of or encumbered, by contract or by operation of law, except (A) to a Subsidiary of AMHC or AmerUs or (B) with the prior written consent of ILGC and Indianapolis Life, to a Person who is not a Subsidiary of AMHC or AmerUs, subject in the case of either (A) or (B) to Applicable Law and the execution by the transferee or other party of an agreement reasonably satisfactory to ILGC in which such transferee or other party agrees to be bound by all of the restrictions and provisions of this Combination and Investment Agreement relating to the Non-Voting Common Stock or Converted Shares; and any attempted transfer or other alienation, disposition or encumbrance in violation of this provision shall be void and of no effect; provided, however, that after the occurrence of a Termination Date, such shares shall be freely transferable except to the extent such transferability may be limited under Applicable Law and such transferee shall have all the rights and benefits conferred by this Agreement; and (ii) shall be subject to optional and mandatory purchase by Indianapolis Life or repurchase by ILGC as expressly provided in Section 2.4 hereof. The purchase price for the issuance and sale of the Non-Voting Common Stock shall be $100,000,000 (the "Stock Purchase Price"). The sale and purchase of the Non-Voting Common Stock pursuant to this Section is referred to herein as the "Stock Purchase."

     (b) Indianapolis Life and ILGC represent and warrant to AMHC and AmerUs as of the Stock Purchase Closing Date and assuming payment of the Stock Purchase Price that the shares of Non-Voting Common Stock are, and as of and following exercise of the Exchange Right each of the Converted Shares will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     Section 2.2 Stock Purchase Covenants. (a) ILGC and Indianapolis Life agree that the shares of Non-Voting Common Stock and/or the Converted Shares shall at all times have a priority in any and all dividends and other distributions made on account of the equity ownership interests in ILGC (including, but not limited to, in connection with any voluntary or involuntary liquidation, dissolution or winding up of the affairs of ILGC) until the Holder receives the full amount to which it would be entitled in a purchase or repurchase as

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

set forth in Section 2.4(b)(i)(C) hereof if a Termination Date has not occurred prior to the date of such purchase or repurchase (or, if a Termination Date has occurred, the full amount set forth in the applicable subsection of Section 2.4), prior to any distribution with respect to any equity ownership interests in ILGC owned by (i) Indianapolis Life or (ii) any other Person that becomes an owner of any ILGC Shares or other equity ownership interest in ILGC after the date hereof. From and after the date hereof, Indianapolis Life and ILGC shall not initiate, solicit or enter into an agreement, instrument, transaction, letter of intent or other arrangement providing, permitting or contemplating, directly or indirectly, priority in any distribution of assets or capital stock of ILGC to any holder of capital stock of ILGC over the Person or Persons who is or are at any time and from time to time the holder of right, title and interest to the Non-Voting Common Stock or the Converted Shares issued pursuant to this Combination and Investment Agreement (individually or collectively, as context may require, the "Holder"). As of the date hereof, there is no (and there is no commitment to enter into any) agreement, instrument, transaction, letter of intent or other arrangement which provides, permits or contemplates, directly or indirectly, priority in any distribution on account of any other shares of ILGC over the priority granted herein to the Non-Voting Common Stock or the Converted Shares (after taking into account the repurchase of ILGC Shares held by AUL and Legacy as contemplated by Section 2.5).

     (b) The parties shall use their best efforts to obtain at the earliest practicable time following the Stock Purchase Closing (as defined below) all necessary approvals from Governmental Entities to permit the Holder to exercise the Exchange Right. The parties shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with or approval by, any Governmental Entity is required in connection with the exercise of the Exchange Right and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and reasonably seeking to obtain in timely fashion any approval related thereto.

     (c) During the period commencing as of the Stock Purchase Closing Date until the purchase or repurchase, as the case may be, of all of the issued and outstanding shares of Non-Voting Common Stock or Converted Shares pursuant to the provisions of Section 2.4 hereof, except as otherwise expressly permitted under Section 2.2(d) hereof, ILGC shall not make any issuance, sale (or other transfer), distribution or dividend of Non-Voting Common Stock, ILGC Shares or other debt or equity security not expressly contemplated by this Combination and Investment Agreement. ILGC shall not at any time make any subdivision or reclassification of the Non-Voting Common Stock or ILGC Shares, and shall not take any action which would cause each share of Non-Voting Common Stock to be exchangeable into less than one of the ILGC Shares. The total number of shares of Non-Voting Common Stock and Converted Shares outstanding at any time prior to the first purchase or repurchase of the Holder's shares hereunder shall constitute at least forty-five percent (45%) of the then issued and outstanding equity or ownership interests in ILGC (after taking into account the repurchase of ILGC Shares held by AUL and Legacy as required under Section 2.5) and, at all times after such first purchase or repurchase, the percentage of the outstanding equity interests in ILGC held by the Holder shall be equal to the product of 45% multiplied by a fraction, the numerator of which is the number of outstanding shares of Non-Voting Common Stock and Converted Shares that have not been repurchased by ILGC or purchased by Indianapolis Life, as the case may be, and the denominator of which is 105.9627 (subject in either case to any adjustment to the parties' relative ownership interests caused by issuance of equity ownership interests as expressly permitted under and in compliance with Section 2.2(d) below).

     (d) If and after a Termination Date occurs, ILGC shall have the right to issue, sell or distribute equity ownership interests in ILGC, so long as (i) such equity ownership interests in ILGC are expressly subject to the priority described in Section 2.2(a) hereof in favor of the Holder; (ii) ILGC causes the Person to whom such equity ownership interests in ILGC are issued (and any subsequent transferee of such interests) to execute an agreement reasonably satisfactory to the Holder in which such Person (or transferee) acknowledges and agrees to be bound by the priority provided in Section 2.2 and the Holder's other rights pursuant to this Agreement; and (iii) the certificates for any such equity ownership interests in ILGC issued and outstanding at any time pursuant to this Section 2.2(d) (or any replacement or reissue of such certificates) contains an express reference to such priority. If and after a Termination Date occurs, ILGC shall have the

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

right to issue, sell or distribute debt securities of ILGC, subject to the covenants set forth in Section 2.8 hereof.

     (e) If and after a Termination Date occurs, Indianapolis Life shall have the right to sell, pledge, dispose of or otherwise transfer any equity ownership interests of ILGC owned by Indianapolis Life, provided that: (i) Indianapolis Life shall not make any such transfer of the ILGC Shares or any other equity ownership interests it holds in ILGC except upon requiring the transferee to execute an agreement reasonably satisfactory to the Holder in which such transferee acknowledges and agrees to be bound by the priority provided in
Section 2.2 and the Holder's other rights pursuant to this Agreement; and (ii) Indianapolis Life shall at all times retain ownership, free and clear of any Liens, of that portion of the voting equity ownership interests in ILGC that would, together with the Converted Shares owned by the Holder, constitute a majority of the voting equity ownership interests in ILGC.

     Section 2.3 Mechanics for Exchange of Non-Voting Common Stock. (a) The Holder of any shares of Non-Voting Common Stock may exercise the Exchange Right in whole or in part, by delivery of an original executed notice of exchange and the certificate or certificates representing the shares of Non-Voting Common Stock to be exchanged to ILGC together with the Holder's written representation and warranty that all necessary approvals from Governmental Entities to permit the Holder to exercise the Exchange Right have been obtained and are in full force and effect. The Exchange Right shall be deemed to have been effected on the date when such notice of an election to exchange and the certificate or certificates for the number of shares to be exchanged, together with such representation and warranty concerning approvals by Governmental Entities, are delivered to ILGC, and such date is referred to herein as the "Exchange Date." As promptly as practicable thereafter, ILGC shall deliver to the Holder of the exchanged Non-Voting Common Stock certificates representing one share of the ILGC Shares for each share of the Non-Voting Common Stock exchanged and a new certificate, if applicable, for any non-exchanged shares of Non-Voting Common Stock represented by the surrendered certificate(s). The Holder of the Non-Voting Common Stock receiving the Converted Shares shall be deemed to have become a holder of record of such ILGC Shares on the applicable Exchange Date.

     (b) Each share of Non-Voting Common Stock exchanged pursuant to this
Section 2.3 shall be canceled by ILGC as of the applicable Exchange Date.

     Section 2.4 Rights upon Termination of Combination and Investment Agreement. (a) Upon the occurrence of any Termination Date under Section 11.1 hereof,

          (i) Indianapolis Life or ILGC shall purchase or repurchase, as the case may be, all of the issued and outstanding shares of Non-Voting Common Stock and the Converted Shares on or prior to the 10th Business Day following such Termination Date. Such shares shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 15% percent per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the Purchase Date (as defined in Section 2.4(f) below);

          (ii) ILGC shall pay to AMHC and/or AmerUs (as AMHC and AmerUs may direct) in cash an amount equal to 3% of the Stock Purchase Price;

          (iii) Indianapolis Life shall pay to AMHC and/or AmerUs (as AMHC and AmerUs may direct) in cash an amount equal to 3% of the AMHC Offer; and

          (iv) Indianapolis Life and/or ILGC shall also pay to AMHC and/or AmerUs (as AMHC and AmerUs may direct) in cash (A) any and all out of pocket costs and expenses incurred by AMHC and/or AmerUs in connection with developing, negotiating or structuring, or otherwise incurred, directly or indirectly, in connection with this Combination and Investment Agreement and the transactions contemplated hereby, including, but not limited to, any obligation incurred by AMHC or AmerUs to investment bankers or other advisors in connection with the transactions contemplated by this Combination and Investment Agreement (provided, however, that Indianapolis Life and ILGC shall (i) reimburse only the first $2,000,000 in fees but shall pay any other expenses or charges payable by
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

     AMHC or AmerUs to Merrill Lynch and (ii) not be responsible for any such obligations incurred by AMHC or AmerUs to investment bankers or other advisors primarily engaged by AMHC, AmerUs or their respective Boards of Directors in connection with the AMHC Demutualization), plus (B) if applicable, any and all out of pocket costs and expenses incurred by AMHC and/or AmerUs in collecting any amounts due pursuant to this Section 2.4(a).

          All sums to be paid under this Section 2.4(a) shall be paid within ten
     (10) Business Days of the Termination Date by wire transfer of immediately available funds; provided, however, that all sums to be paid pursuant to
     Section 2.4(a)(iv) shall be paid within ten (10) Business Days following AMHC's or AmerUs' presentation to Indianapolis Life of an itemized summary of the costs and expenses referred to in such Section 2.4(a)(iv).

     (b) Upon the occurrence of any Termination Date under Section 11.2 hereof,

          (i) Indianapolis Life and ILGC shall have the right to purchase or repurchase, as the case may be, at any time all or any portion of the Non-Voting Common Stock and the Converted Shares, subject to following requirements:

             (A) For the portion of such shares as to which the Purchase Date occurs on or prior to the first anniversary of the Stock Purchase Closing, such shares shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 15% percent per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the Purchase Date, multiplied by a fraction, the numerator of which is the number of shares to be purchased or repurchased and the denominator of which is 105.9627;

             (B) For the portion of such shares as to which the Purchase Date occurs following the first anniversary of the Stock Purchase Closing and on or prior to the second anniversary of the Stock Purchase Closing, such shares shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 15% per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the first anniversary of the Stock Purchase Closing Date and at the rate of 16% percent per annum on the Stock Purchase Price from the first anniversary of the Stock Purchase Closing Date until the Purchase Date, multiplied by a fraction, the numerator of which is the number of shares to be purchased or repurchased and the denominator of which is 105.9627;

             (C) For the portion of such shares as to which the Purchase Date occurs following the second anniversary of the Stock Purchase Closing, such shares shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 15% per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the first anniversary of the Stock Purchase Closing Date and at the rate of 16% per annum on the Stock Purchase Price from the first anniversary of the Stock Purchase Closing Date to the second anniversary of the Stock Purchase Closing Date and at the rate of 18% percent per annum on the Stock Purchase Price from the second anniversary of the Stock Purchase Closing Date until the Purchase Date, multiplied by a fraction, the numerator of which is the number of shares to be purchased or repurchased and the denominator of which is 105.9627; and

             (D) Notwithstanding the foregoing, if the Purchase Date occurs after a Termination Date occasioned by Section 11.2(d), the shares to be purchased or repurchased pursuant to this Section 2.4(b) shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 12% percent per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the Purchase Date, multiplied by a fraction, the numerator of which is the number of shares to be purchased or repurchased and the denominator of which is 105.9627;

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

          (ii) If, following the occurrence of any Termination Date under
     Section 11.2, for any reason all of the issued and outstanding shares of Non-Voting Common Stock and the Converted Shares have not been purchased or repurchased, as the case may be, in full by Indianapolis Life or ILGC, as the case may be, pursuant to the provisions of Section 2.4(b)(i) as of the earlier of (A) the end of the thirtieth (30th) month from the Stock Purchase Closing Date and (B) the end of the twenty-fourth (24th) month from the Termination Date, Indianapolis Life and ILGC shall thereafter use their best efforts to sell any assets, blocks of business or Subsidiaries, and to declare any dividends, as may be necessary to allow Indianapolis Life and/or ILGC to purchase or repurchase, as the case may be, such shares within twelve (12) months of the earlier of (A) and (B) in this paragraph, and all such shares shall be promptly purchased or repurchased, as the case may be, as provided herein with proceeds of such sale and/or dividends pursuant to the terms of Section 2.4(b)(i)(A), (B), (C) or (D), as applicable;

          (iii) If, following the occurrence of any Termination Date under
     Section 11.2, for any reason all issued and outstanding shares of Non-Voting Common Stock and the Converted Shares have not been purchased or repurchased, as the case may be, in full by Indianapolis Life or ILGC pursuant to the provisions of Section 2.4(b)(i), as of the earlier of (A) the end of the forty-second (42nd) month from the Stock Purchase Closing Date and (B) the end of the thirty-sixth (36th) month from the Termination Date, then, in addition to the application of Section 2.4(b)(ii), the Holder shall have the right to designate, by notice to the Chairman of the Board of Directors of ILGC, Persons sufficient to constitute a majority of the directors serving on the Board of Directors of ILGC, and ILGC and/or Indianapolis Life (and any subsequent holders of voting equity ownership interests in ILGC) shall promptly cause the election of such designated Persons to the Board of Directors of ILGC, and shall maintain such Persons' membership on the Board of Directors until all issued and outstanding shares of Non-Voting Common Stock and the Converted Shares have been purchased or repurchased, as the case may be; and

          (iv) Notwithstanding anything in this Combination and Investment Agreement to the contrary, following the occurrence of any Termination Date under Section 11.2 all of the Non-Voting Common Stock and Converted Shares shall be purchased by Indianapolis Life or repurchased by ILGC pursuant to the terms of Sections 2.4(b)(i)(A), (B), (C) or (D), as applicable, on or prior to the earlier of (A) the fourth (4th) anniversary of the Stock Purchase Closing Date and (B) the date Indianapolis Life and/or ILGC has obtained new equity or equity equivalent which in the aggregate is sufficient to pay in full the amount required to effect such purchase or repurchase.

          (v) (A) On any Business Day after a Termination Date, the occurrence of which results from the application of Section 11.2, but prior to the purchase by Indianapolis Life or the repurchase by ILGC of all of the Non-Voting Common Stock and the Converted Shares, the Holder shall have the right to exchange an amount of Non-Voting Common Stock or Converted Shares (together with any cash that may be required as provided in clause (C) below) determined in accordance with this Section 2.4(b)(v) for all of the issued and outstanding equity interests of IL Annuity (the "IL Annuity Put Option"). ILGC shall take all actions necessary to cause the IL Annuity Put Option to be consummated, including using all reasonable efforts to assist the Holder in obtaining any necessary regulatory approvals for such exchange. The number of shares required to be exchanged to exercise the IL Annuity Put Option shall be determined as set forth in Section 2.4(b)(v)(C) hereof based on the fair market value of IL Annuity as determined by an independent appraiser (the "Independent Appraiser") to be selected by mutual agreement of the parties hereto within ten (10) Business Days of the Holder providing notice to Indianapolis Life that it requires a determination of the fair market value of IL Annuity in order to determine whether to exercise the IL Annuity Put Option. If the parties cannot so agree, then the Independent Appraiser shall, within ten (10) Business Days of the Holder's providing such notice to Indianapolis Life, be selected from among the top five (5) "Leading Financial Advisors" listed for Life and Health Deals in the most recently published annual issue of INSURANCE Mergers & Acquisitions (published by SNLSecurities), with Indianapolis Life striking one of such top five (5) advisors, followed by AMHC striking another of such top five (5), and so on, so that the last remaining advisor shall be the Independent Appraiser. The fees of the Independent Appraiser shall be borne equally by Indianapolis Life and the Holder. The Indianapolis Life Companies shall provide the Independent Appraiser with full access, pursuant to the provisions of Section 9.6 hereof, to such information relating to IL Annuity as the Independent Appraiser deems necessary in its sole discretion to determine the fair market value of IL Annuity. The Independent Appraiser shall deliver to the Holder and Indianapolis Life as promptly as practicable, but no later than forty-five
     (45) days after the commencement of its review, a report setting forth its determination of IL Annuity's fair market value. Within twenty (20) Business Days of its receipt of the Independent Appraiser's report, the Holder may provide Indianapolis Life notice of its intention to exercise the IL Annuity Put Option. The date on which the Holder transmits notice of its intention to exercise the IL Annuity Put Option is referred to hereinafter as the "IL Annuity Put Exercise Date."

          (B) The Holder(s) of the majority of the Non-Voting Common Stock and Converted Shares then outstanding shall have the right to initiate selection of the Independent Appraiser and a determination of the fair market value of IL Annuity pursuant to the provisions of this Section 2.4(b)(v) once in each calendar year after the Termination Date and prior to the purchase or repurchase of all of the Non-Voting Common Stock and the Converted Shares.

          (C) The number of shares of Non-Voting Common Stock or ILGC Shares required to be put to exercise the IL Annuity Put Option shall be equal to the product of (i) a fraction, the numerator of which is the fair market value of IL Annuity as determined by the Independent Appraiser and the denominator of which is the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 15% per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the first anniversary of the Stock Purchase Closing Date and at the rate of 16% per annum on the Stock Purchase Price from the first anniversary of the Stock Purchase Closing Date to the second anniversary of the Stock Purchase Closing and at the rate of 18% percent per annum on the Stock Purchase Price from the second anniversary of the Stock Purchase Closing Date until the IL Annuity Put Exercise Date (or, in the event of a Termination Date occasioned by Section 11.2(d), at the rate of 12% per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the IL Annuity Put Exercise Date) and (ii) 105.9627. The calculation described in the foregoing sentence is referred to herein as the "Put Formula." If the number of shares held by the Holder at the time of the exercise of the IL Annuity Put Option is less than the number of shares required as determined pursuant to the Put Formula (whether due to a prior purchase or repurchase of a portion of such shares or an increase in the value of IL Annuity or otherwise), then the Holder shall, if it desires to exercise the IL Annuity Put Option, supplement the available shares with cash to pay the fair market value of IL Annuity. The amount of cash required is an amount equal to the product of (x) a per share value determined by dividing the denominator in the Put Formula by 105.9627 and
     (y) the difference between the number of shares required to be put to exercise the IL Annuity Put Option and the number of shares then held by the Holder. The Holder shall not have the right to pay cash pursuant to the preceding sentence unless it is concurrently putting to ILGC all of the shares of Non-Voting Common Stock and Converted Shares issued and outstanding as of the IL Annuity Put Exercise Date.

          (D) Any exercise of the IL Annuity Put Option shall not affect or extinguish any rights or remedies of AMHC or AmerUs or any other Holder to demand compliance by Indianapolis Life and ILGC under any other provision of this Section 2.4.

     (c) Upon the occurrence of any Termination Date under Section 11.3 hereof, all of the Non-Voting Common Stock and Converted Shares shall be purchased by Indianapolis Life or repurchased by ILGC no later than the 60th day following such Termination Date. Such shares shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 18% per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the Purchase Date; provided, however, that no such purchase or repurchase following any Termination Date under Section 11.3 shall affect or extinguish any rights or remedies of AMHC or AmerUs (or any of their Subsidiaries or Affiliates) or any other Holder under any other provision of this Combination and Investment Agreement or Applicable Law. If for any reason any of the Non-Voting Common Stock and Converted Shares are not purchased by Indianapolis Life on or prior to the 60th day following such Termination Date, then at any time thereafter the Holder may, at its option, exercise IL Annuity Put Option as described in Section 2.4(b)(v) (without giving effect to the references therein to Section 11.2, and using the sum of (A) and (B) above in place of the stated denominator in the Put Formula); provided, however, that any such exercise of the IL Annuity Put Option shall not affect or extinguish any rights or remedies of AMHC or AmerUs (or any of their Subsidiaries or Affiliates) or any other Holder under any other provision of this Combination and Investment Agreement or Applicable Law.

     (d) Upon the occurrence of any Termination Date under Section 11.4 hereof, all or any portion of the Non-Voting Common Stock and the Converted Shares may be purchased by Indianapolis Life or repurchased by ILGC at any time following such Termination Date; provided, however, that Indianapolis Life or ILGC shall purchase or repurchase, as the case may be, all such shares on or prior to the earlier of (A) the fourth (4th) anniversary of the Stock Purchase Closing Date and (B) the date Indianapolis Life and/or ILGC has obtained new equity or equity equivalent which in the aggregate is sufficient to pay in full the amount required to effect such purchase or repurchase. The Non-Voting Common Stock and Converted Shares purchased or repurchased pursuant to this paragraph shall be purchased or repurchased for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 10% percent per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the Purchase Date, multiplied by a fraction, the numerator of which is the number of shares to be purchased or repurchased on such Purchase Date and the denominator of which is 105.9627. Nothing in this
Section 2.4(d) is intended to extinguish any other rights or remedies of Indianapolis Life or ILGC under any other provision of this Combination and Investment Agreement or Applicable Law.

     (e) Upon the occurrence of any Termination Date under Section 11.5 hereof,

          (i) All of the Non-Voting Common Stock and Converted Shares shall be purchased by Indianapolis Life or repurchased by ILGC no later than the 60th day following such Termination Date. Such shares shall be purchased or repurchased, as the case may be, for the sum of (A) the Stock Purchase Price plus (B) an amount equal to the annually compounded interest that would have accrued at the rate of 15% per annum on the Stock Purchase Price from the Stock Purchase Closing Date until the Purchase Date. If for any reason any of the Non-Voting Common Stock and Converted Shares are not purchased by Indianapolis Life or repurchased by ILGC on or prior to the 60th day following such Termination Date, the Holder may, at its option, exercise the IL Annuity Put Option as described in Section 2.4(b)(v) hereof (without giving effect to the references therein to Section 11.2, and using the sum of (A) and (B) above in place of the stated denominator in the Put Formula); and

          (ii) Indianapolis Life shall also pay to AMHC and/or AmerUs (as AMHC and AmerUs may direct) in cash an amount equal to (A) 3% of the Stock Purchase Price plus (B) if applicable, any and all out of pocket costs and expenses incurred by AMHC and/or AmerUs in collecting any amounts due pursuant to Section 2.4(e).

          (iii) Any action contemplated by this Section 2.4(e), including, without limitation, exercise of the IL Annuity Put Option, shall not affect or extinguish any rights or remedies of AMHC or AmerUs (or any of their Subsidiaries or Affiliates) or any other Holder under any other provision of this Combination and Investment Agreement or Applicable Law.

     All sums to be paid under clause (A) of Section 2.4(e)(ii) shall be paid within ten (10) Business Days of the Termination Date by wire transfer of immediately available funds; and all sums to be paid pursuant to clause (B) of
Section 2.4(e)(ii) shall be made within ten (10) Business Days following AMHC's or AmerUs' presentation to Indianapolis Life of an itemized summary of the costs and expenses referred to in such clause (B).

     (f) Purchase or repurchase of shares of Non-Voting Common Stock and Converted Shares may be effected by exchanging (i) the certificate or certificates of the Holder for the shares of Non-Voting Common Stock or Converted Shares to be purchased or repurchased and (ii) a notice from the Holder identifying an account to which proceeds are to be remitted by wire transfer of immediately available funds for (iii) a new certificate, if applicable, representing any non-purchased or non-repurchased shares of the Non-Voting Common Stock or Converted Shares represented by such certificate(s) and (iv) payment by wire transfer of immediately available funds of ILGC or Indianapolis Life, as directed in the Holder's notice, of the full purchase or repurchase amount payable under this Section 2.4 in respect of the purchased or repurchased shares. For full or partial purchases or repurchases initiated by Indianapolis Life and/or ILGC, the Holder shall provide the notice and by express courier within five (5) Business Days of written request by Indianapolis Life or ILGC, and shall arrange to surrender the certificate(s) when the purchase or repurchase proceeds are remitted and any new certificate is exchanged as provided above. The date on which any purchase or repurchase proceeds are remitted pursuant to the provisions of Sections 2.4(a), (b), (c),
(d) or (e) hereof is referred to herein as a "Purchase Date."

     (g) The obligations of each of Indianapolis Life and ILGC under this
Section 2.4 are independent and are those of a primary obligor. The inability, refusal or other failure of either Indianapolis Life or ILGC to perform its obligations hereunder shall not affect or limit the obligations of the other of such parties to perform its obligations hereunder, nor shall such inability, failure or refusal of one of such parties be asserted as a defense in any action to enforce the obligations of the other of such parties hereunder.

     Section 2.5 Use of Stock Purchase Price. Indianapolis Life and ILGC shall use the proceeds of the Stock Purchase Price to (i) repurchase the ILGC Shares held by AUL and Legacy, in the amounts shown on Schedule 2.5 hereto, on the Stock Purchase Date, pursuant to documentation reasonably satisfactory to AMHC and AmerUs, and (ii) in the discretion of ILGC, following the Stock Purchase Date, to repay a loan of up to $3 million owed by ILGC to Indianapolis Life. The balance of the Stock Purchase Price not used as required under the foregoing sentence shall, following discussion between ILGC and AMHC, be contributed as additional capital to IL Securities, in an amount not to exceed $1 million, and to the Indianapolis Life Insurer Subsidiaries as of the date hereof.

     Section 2.6 Closing of the Stock Purchase. (a) The closing of the Stock Purchase (the "Stock Purchase Closing") shall take place on (i) the date of this Combination and Investment Agreement if the conditions specified in Section 2.7 are satisfied as of the date hereof or (ii) if the conditions to closing of the Stock Purchase set forth in Section 2.7 (the "Stock Purchase Closing Conditions") are not satisfied as of the date of this Combination and Investment Agreement, two (2) Business Days following satisfaction of the Stock Purchase Closing Conditions (the "Stock Purchase Closing Date"). The Stock Purchase Closing will be held at the offices of Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204 or at such other location as the parties hereto shall agree to in writing.

     (b) At the Stock Purchase Closing, (i) ILGC shall issue and deliver to AMHC certificates, in the form attached hereto as Exhibit 2.6(b), representing the Non-Voting Common Stock, each duly executed by ILGC and dated the Stock Purchase Closing Date, in such denominations as shall be designated in writing by AMHC and AmerUs not less than one Business Day prior to the Stock Purchase Closing Date and registered in the name of AMHC or AmerUs (or the name of its Subsidiary, as permitted by Section 2.1(a)), and (ii) AMHC or AmerUs (or such Subsidiary) shall pay ILGC, in United States dollars and in immediately available funds by wire transfer an amount equal to the Stock Purchase Price to ILGC's account specified in writing to AMHC or AmerUs or to such other Persons and accounts as may be specified in writing by ILGC, prior to the Stock Purchase Closing Date.

     Section 2.7 Stock Purchase Closing Conditions. (a) The obligations of the parties to consummate the Stock Purchase Closing are subject to the following conditions:

          (i) All Permits, regulatory consents, approvals or clearances of Governmental Entities necessary for consummation of the Stock Purchase shall have been obtained, and no provision of any Applicable Law shall prohibit the consummation of the Stock Purchase Closing.

          (ii) All material consents, approvals or waivers of all non-governmental Persons necessary for the consummation of the Stock Purchase Closing shall have been obtained.

          (iii) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Stock Purchase Closing; provided that the party invoking this condition shall have used its best efforts to have such order or injunction vacated; and no Governmental Entity or third party shall have commenced any proceeding seeking a temporary restraining order, preliminary or permanent
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

     injunction or other order preventing the consummation of the transactions contemplated by this Combination and Investment Agreement, or damages, other than any such proceeding which would not be reasonably likely to materially interfere with the consummation of the transactions contemplated hereby; provided that, if applicable, the party invoking this condition shall have used its reasonable best efforts to have such proceeding dismissed or terminated.

          (iv) Each other document necessary for consummation of the Stock Purchase Closing, including the Investment Management Agreements, shall have been executed and delivered by the parties thereto.

          (v) This Combination and Investment Agreement and the Investment Management Agreements shall be in full force and effect.

     (b) The obligation of AMHC and AmerUs to consummate the Stock Purchase Closing is subject to the satisfaction of the following further conditions:

          (i) (A) Indianapolis Life and ILGC shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Stock Purchase Closing Date, (B) the representations and warranties of Indianapolis Life and ILGC contained in this Combination and Investment Agreement (including, but not limited to, those set forth in Articles 4 and 5 hereof) shall be true at and as of the Stock Purchase Closing Date, as if made at and as of such date and (C) AMHC and AmerUs shall have received certificates signed by the Chief Executive Officer and Chief Financial Officer of Indianapolis Life and ILGC to the effect that the foregoing conditions have been satisfied.

          (ii) AMHC and AmerUs shall have received all documents it may reasonably request relating to the existence of Indianapolis Life and ILGC and the authority of Indianapolis Life and ILGC for this Combination and Investment Agreement and the Investment Management Agreements, all in form and substance reasonably satisfactory to AMHC and AmerUs.

          (iii) ILGC shall have amended its articles of incorporation to authorize the issuance of the Non-Voting Common Stock.

          (iv) Since the date of this Combination and Investment Agreement, there shall not have been any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Indianapolis Life.

          (v) A representative of AMHC shall have been elected to the ILGC Board of Directors.

     (c) The obligation of Indianapolis Life and ILGC to consummate the Stock Purchase Closing is subject to the satisfaction of the following further conditions:

          (i) (A) AMHC and AmerUs (and, if applicable, the Subsidiary referenced in Section 2.1(a)) shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Stock Purchase Closing Date, (B) the representations and warranties of AMHC and AmerUs contained in this Combination and Investment Agreement (including, but not limited to, those set forth in Article 6 hereof) shall be true at and as of the Stock Purchase Closing Date, as if made at and as of such date, and (C) Indianapolis Life and ILGC shall have received certificates signed by the Chief Executive Officer and Chief Financial Officer of AMHC and AmerUs to the effect that the foregoing conditions have been satisfied.

          (ii) Indianapolis Life and ILGC shall have received all documents it may reasonably request relating to the existence of AMHC and AmerUs and the authority of AMHC and AmerUs for this Combination and Investment Agreement and the Investment Management Agreements, all in form and substance reasonably satisfactory to Indianapolis Life and ILGC.

          (iii) Since the date of this Combination and Investment Agreement, there shall not have been any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on AMHC.

     Section 2.8 Conduct of Business of Indianapolis Life and ILGC Prior to Purchase or Repurchase. Indianapolis Life and ILGC each covenant and agree that, on and after any Termination Date and until the purchase or repurchase of all the shares of Non-Voting Common Stock or the Converted Shares, as the case may be, pursuant to Section 2.4 hereof (unless AMHC and AmerUs shall otherwise approve in writing, and except as otherwise expressly contemplated by Article 2 of this Combination and Investment Agreement):

          (a) it will, and will cause each of its Subsidiaries to, exercise its best efforts to maintain itself at all times in all material respects as a corporation duly organized, validly existing, and duly qualified to conduct its business;

          (b) it will not, and will not cause or permit any of its Subsidiaries to, engage in any material business other than the life insurance business and businesses reasonably related thereto and other businesses in which Indianapolis Life, ILGC or any of their Subsidiaries may be engaged as of the date of this Combination and Investment Agreement or, consistent with the terms of this Combination and Investment Agreement, at the Termination Date; provided, however, that the foregoing shall not be deemed to limit investment activities in the ordinary course of business consistent with past practice and in accordance with such Person's investment policies;


          (c) it shall not (i) issue, sell (or otherwise transfer), pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of the capital stock or other debt or equity security of any of the Subsidiaries of ILGC, or permit or cause such Subsidiaries to do the same; (ii) amend or permit the amendment of the articles of incorporation or bylaws of any such Subsidiary; (iii) authorize, declare, set aside or pay any policyholder dividend payable in cash or property other than in the ordinary course of business consistent with past practice and in accordance with approved dividend plans; or (iv) in the case of ILGC, authorize, declare, set aside or pay any shareholder dividend except in accordance with Section 2.2(a) hereof;


          (d) except for fair value and in the exercise of reasonable and prudent business judgment, it shall not (i) other than in the ordinary and usual course of business consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or permit or cause its Subsidiaries to do the same; or (ii) make or authorize or commit to any capital expenditures (including entering into capital lease obligations) for tangible assets or enter into any lease of real or personal property, or permit or cause its Subsidiaries to do the same;

          (e) it shall not, and shall not permit or cause any of its Subsidiaries to, effect any transactions with any Affiliates, other than pursuant to arrangements existing as of the date hereof or as of the Termination Date or in the ordinary course of business consistent with past practice or on terms no less favorable to it than may be obtained from third parties;

          (f) it shall not permit ILGC's leverage ratio (calculated as the ratio of its Consolidated Indebtedness to its Consolidated Total Capital) at any time to be greater than 20%;

          (g) it shall not permit the Risk-Based Capital at any time for any Indianapolis Life Insurer Subsidiary to be less than 325%;

          (h) it shall not permit the Indianapolis Life Insurer Subsidiaries to have at any time an Adjusted Capital and Surplus of less than the following amounts, as applicable: IL Annuity -- $60 million; Bankers Life -- $20 million; and Western Security -- $5 million.

          (i) it shall not permit ILGC at any time to have a Tangible Net Worth of less than 85% of its Tangible Net Worth as of December 31, 1999; and

          (j) it shall not permit or cause any of ILGC's Subsidiaries to, after the Termination Date, contract, create, incur or assume, or suffer to exist any indebtedness arising on or after the Termination Date, including without limitation reinsurance transactions in the nature of indebtedness (other than traditional coinsurance and yearly renewable term agreements in the ordinary course of business and consistent with past practice).

     Section 2.9 Reporting Requirements. Indianapolis Life and ILGC will furnish to AMHC, AmerUs and any other Holder:

          (i) Indianapolis Life Company Statements of the kinds described in
     Section 4.6 hereof as of and for each year and quarter, within the periods prescribed for unaudited statements in Section 9.7 hereof and, for audited statements, as follows: (A) Annual Audited GAAP Statements shall be delivered within sixty-seven (67) days after December 31 of each year; and
     (B) Annual Audited SAP Statements shall be delivered within one hundred twenty (120) days after December 31 of each year; and

          (ii) A copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for Indianapolis Life and each Indianapolis Life Insurer Subsidiary (prepared in accordance with SAP) for each year ending on and after December 31, 1999 and as filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled in compliance with the requirements thereof (or a report containing equivalent information for any such Person not so required to file or submit the foregoing); and

          (iii) Promptly, and in any event within five (5) Business Days, after the Indianapolis Life Companies obtain knowledge thereof after the Termination Date, notice of (A) the occurrence of any event which, in itself or with notice and/or lapse of time, would breach any representation, warranty, covenant or agreement set forth in this Combination and Investment Agreement that remains effective after the Termination Date pursuant to Section 11.6(a) hereof, which notice shall specify the nature thereof, the period of existence thereof and what action the Indianapolis Life Companies propose to take with respect thereto; (B) any outstanding litigation or governmental or regulatory proceeding against an Indianapolis Life Company that could have a Material Adverse Effect; or
     (C) any other events, occurrences, developments or state of circumstances or facts which have had or will have a Material Adverse Effect.

     Section 2.10 Effect of Breach. (a) An event of default shall occur hereunder if after a Termination Date:

          (i) Indianapolis Life or ILGC shall fail to deliver the Indianapolis Life Company Statements within the time periods prescribed in Section 2.9(i) hereof (including without limitation the references therein to Section 9.7 hereof), and such failure shall continue unremedied for a period of at least forty-eight (48) hours or, if longer, one (1) Business Day, after notice by AMHC, AmerUs or any other Holder of such failure;

          (ii) Indianapolis Life and ILGC shall default in the payment when required of any purchase or repurchase payments as provided in this Article 2; or

          (iii) Indianapolis Life or ILGC shall default in the due performance or observance by it of any other representation, warranty, covenant or agreement set forth in this Combination and Investment Agreement that remains effective after the Termination Date pursuant to Section 11.6(a) hereof, and such default shall continue unremedied for a period of at least thirty (30) days after notice by AMHC, AmerUs or any other Holder of such default; provided, however, that if Indianapolis Life or ILGC has failed to give notice as required under Section 2.9(iii) with respect to a matter that would constitute a breach of any term, covenant or agreement described in this Section 2.10(i), then the thirty (30) day period described in this
     Section 2.10(i) shall be reduced to five (5) days.

     (b) If an event of default (as described in Section 2.10(a)) occurs and is continuing, AMHC, AmerUs and any other Holder shall have the right, by notice to Indianapolis Life and ILGC, without prejudice to its rights to enforce any other rights or claims against Indianapolis Life and ILGC, to demand the immediate purchase by Indianapolis Life and/or repurchase by ILGC, as the case may be, of all outstanding shares of Non-Voting Common Stock and Converted Shares as provided in this Article 2, and immediately to enforce its right to obtain such purchase or repurchase, as the case may be. No such action shall affect or extinguish any other rights or remedies of any Person under any other provision of this Combination and Investment Agreement or Applicable Law.

                                   ARTICLE 3

                            COMBINATION TRANSACTIONS

     Section 3.1 The Combination. (a) Upon the terms and subject to the conditions set forth in this Combination and Investment Agreement, the following transactions shall be consummated as soon as practicable following the consummation of the AMHC Demutualization, and such transactions shall be effective as of the Combination Effective Time (as defined in Section 3.3):

          (i) Indianapolis Life shall demutualize pursuant to a Plan of Conversion satisfying all the provisions of Section 3.5(a) hereof (the "Plan of Conversion");

          (ii) The membership interests of the eligible members (as defined under Applicable Law) of Indianapolis Life shall be exchanged for AMHC Shares, cash and policy credits which shall have an aggregate value equal to that of 11.25 million AMHC Shares (determined as stated in Schedule 3.5(a) hereto, and subject to any adjustment provided for in Section 11.2(i) hereof); provided, however, that in the event of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of AMHC Shares or, prior to the AMHC Demutualization, the AmerUs Common Stock, such number of AMHC Shares shall be correspondingly adjusted to the extent appropriate to reflect such occurrence;

          (iii) A corporation to be organized by AMHC under the Indiana Business Corporation Law (sec. 23-1 of the Indiana Code) as its wholly owned subsidiary ("Holding Sub") shall acquire all of the common stock of Indianapolis Life as provided in Schedule 3.5(a), in accordance with the Indiana Demutualization Law (sec. 27-15 of the Indiana Code) and other applicable laws of the State of Indiana, and the status of Indianapolis Life as a mutual insurance company shall cease; and

          (iv) Indianapolis Life shall become a direct wholly owned stock insurance company subsidiary of Holding Sub domiciled in the State of Indiana.

     (b) The transactions contemplated by the Plan of Conversion are referred to herein as the "Combination." The parties intend to effectuate the Combination
(i) on a tax free basis to AMHC, AmerUs, Indianapolis Life and the eligible members of Indianapolis Life who receive only AMHC Shares and (ii) with respect to individual retirement accounts and individual retirement annuities (within the meaning of Code Section 408), tax sheltered annuities governed by Code
Section 403(b) and "employee benefit plans" (within the meaning of Section 3(3) of ERISA), in such a manner that it does not adversely affect the compliance thereof with the applicable requirements of ERISA or the Code.

     Section 3.2 Combination Closing. The closing of the Combination (the "Combination Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Combination Closing Date"), which shall be no later than twenty (20) Business Days after satisfaction or waiver of the conditions set forth in Article 10, unless another time or date is mutually agreed to by the parties hereto. The Combination Closing will be held at the offices of Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204 or at such other location as the parties hereto shall agree to in writing.

     Section 3.3 Combination Effective Time. Subject to the conditions set forth in Article 10 of this Agreement, on the Combination Closing Date, the parties shall cause Articles of Amendment providing for the amendment and restatement of the Articles of Incorporation of Indianapolis Life, consistent with the Plan of Conversion, to be filed with the Indiana Department of Insurance and the Indiana Secretary of State and such other filings to be made with the Iowa Commissioner of Insurance, the Iowa Secretary of State, the Indiana Commissioner and the Indiana Secretary of State as are necessary to bring the transactions contemplated hereby into effect, and the Combination shall be effective at the date and time specified in such filings (the "Combination Effective Time"). Upon the terms and subject to the conditions of this Agreement, the parties hereto will use all reasonable efforts to assure that the filings contemplated hereby are made, and that the Combination Effective Time occurs, as soon as is practicable.


     Section 3.4 Articles of Incorporation and Bylaws. As of the Combination Effective Time, the Amended and Restated Articles of Incorporation and Bylaws of Indianapolis Life approved by the Indiana

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Commissioner and, as applicable, by the Indiana Secretary of State pursuant to
Applicable Law shall be the articles of incorporation and bylaws, respectively, of Indianapolis Life until thereafter changed or amended as provided therein or under Applicable Law.


     Section 3.5 Essential Terms of and Rights of Consultation Relating to Indianapolis Life Plan of Conversion. (a) Schedule 3.5(a) hereto sets forth the essential terms of the Plan of Conversion. No later than October 1, 2000, Indianapolis Life shall prepare the Plan of Conversion and shall file with the Indiana Commissioner the Plan of Conversion in full satisfaction of all of the requirements with respect thereto set forth in Chapters 27-15-2 and 27-15-3 of the Indiana Code, subject, however, to compliance with the following two sentences; and thereafter shall take such additional actions, consistent with
Schedule 3.5(a), as it may be required or permitted to take under Chapters 27-15-4, 27-15-5 and 27-15-6 of the Indiana Code to complete its demutualization pursuant to the provisions hereof and the Plan of Conversion. The Plan of Conversion filed with the Indiana Commissioner shall be consistent with the terms set forth in Schedule 3.5(a), except to the extent that AMHC and AmerUs have consented in writing to any variance in such terms in their sole discretion. The Plan of Conversion may contain additional terms that are not addressed in any of the terms set forth in Schedule 3.5(a); provided, however, that any such additional term that could have an adverse impact on either (A) AMHC or AmerUs or (B) the benefits that AMHC and AmerUs reasonably expect to derive from consummation of the transactions contemplated herein shall require the prior written consent of AMHC and AmerUs. Any amendment or modification by Indianapolis Life to the Plan of Conversion as filed with the Indiana Commissioner, including, without limitation, any withdrawal or termination by Indianapolis Life of the Plan of Conversion filed with the Indiana Commissioner, shall require the written consent of AMHC and AmerUs in their sole discretion.

     (b) AMHC and AmerUs shall be consulted and informed concerning all matters pertaining to the Plan of Conversion, including preparation of the Member Information Statement, the final version of which shall be in form and content reasonably acceptable to AMHC and AmerUs. It is expressly understood by the parties hereto that Representatives of AMHC and AmerUs shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or rating agency relating to the Plan of Conversion, and the parties shall confer prior to such event concerning the content of such presentation to the extent not expressly addressed in the Plan of Conversion prepared in compliance with Section 3.5(a). In furtherance of the foregoing, Indianapolis Life shall provide AMHC and AmerUs reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this paragraph shall be given to the Representatives of AMHC and AmerUs entitled to receive notices hereunder, or such other individuals as AMHC and AmerUs may designate.

     (c) In the event that the Plan of Conversion filed in accordance with
Section 3.5(a) cannot be consummated due to the structure under which Holding Sub is to acquire the common stock of Indianapolis Life as provided in Schedule 3.5(a), despite the parties' exercise of their best efforts to obtain regulatory approvals as provided in Section 9.1 hereof, then the parties will proceed to consummate the Combination using a different structure, if one exists, that is reasonably acceptable to both Indianapolis Life and AMHC in their discretion and satisfies all other conditions to closing set forth in Article 10 hereof.

     (d) Notwithstanding any other provision of this Combination and Investment Agreement, the Plan of Conversion shall be terminated following a Termination Date pursuant to the provisions of Article 11 hereof.

     Section 3.6 Rights of Consultation Relating to AMHC Plan. (a) Attached hereto as Schedule 3.6 is the current version of AMHC's plan of conversion and Agreement and Plan of Merger with AmerUs pursuant to the provisions of Iowa Insurance Law Chapter 508B (as modified in accordance with this Section 3.6(a), the "AMHC Plan"). No later than August 1, 2000, AMHC shall finalize and file with the appropriate regulatory authorities the AMHC Plan, which shall be consistent with Schedule 3.6 hereto and Iowa Insurance Law sec. 521A.14(5)(B) and Chapter 508B. Any variance (including any amendment or modification to the AMHC Plan after it has been filed with the Iowa Commissioner of Insurance) from the version of the AMHC Plan attached as Schedule 3.6 that could have an adverse impact on the benefits that Indianapolis Life reasonably expects to derive from consummation of the transactions contemplated herein shall require the prior written consent of Indianapolis Life and ILGC.

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

     (b) Indianapolis Life and ILGC shall be consulted and informed concerning all matters pertaining to the AMHC Plan that materially affect such parties, including preparation of any portions of AMHC's Member Information Statement that relate to the transactions contemplated hereby, which portions shall be in form and content reasonably acceptable to Indianapolis Life and ILGC. It is expressly understood by the parties hereto that Representatives of Indianapolis Life and ILGC shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or rating agency relating to the AMHC Plan. In furtherance of the foregoing, AMHC shall provide Indianapolis Life and ILGC reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this paragraph shall be given to the representatives of Indianapolis Life and ILGC entitled to receive notices hereunder, or such other individuals as Indianapolis Life and ILGC may designate.

     (c) In any matter described in this Section 3.6 in which Indianapolis Life's or ILGC's consent or approval is or may be required, such consent shall be deemed given if Indianapolis Life and ILGC fail to object in writing within five (5) Business Days to any matter of which they are given specific written notice coupled with a request for such consent or approval which includes an express reference to this Section 3.6(c) and its consequences.

     Section 3.7 Post-Combination Matters.

     (a) Upon consummation of the Combination, the Board of Directors of AMHC shall be adjusted to include the Chief Executive Officer of Indianapolis Life as of immediately prior to the Combination Closing (as Vice-Chairman of the AMHC Board of Directors) and at least two additional members of the Board of Directors of Indianapolis Life as of immediately prior to the Combination Closing (the "IL/AmerUs Directors"). AMHC shall use its best efforts to cause its Board of Directors to appoint two of the IL/AmerUs Directors, at the Combination Closing Date, for a term expiring at AMHC's next Annual Meeting, and to nominate such IL/AmerUs Directors for election at such Annual Meeting to a three-year term of membership on the Board of Directors of AMHC. AMHC shall use its best efforts to cause its Board of Directors to appoint the third IL/AmerUs Director for the remainder of a three-year term of office that commenced at the Annual Meeting preceding the Combination Closing Date. The number of IL/AmerUs Directors shall be a number sufficient to cause the ratio of IL/AmerUs Directors to the number of directors on the AMHC Board to be proportional (subject to conventional rounding) to the percentage of AMHC Shares held by Indianapolis Life policyholders upon consummation of the Combination (the "IL/AmerUs Directors Ratio").

     (b) Upon consummation of the Combination, the Board of Directors of Indianapolis Life shall be adjusted and Indianapolis Life shall use its best efforts to cause individuals nominated by the Chief Executive Officer of AMHC to be elected as may be necessary to ensure that the proportion of current Indianapolis Life directors serving on the Indianapolis Life Board of Directors shall be inversely proportional (subject to conventional rounding) to the IL/AmerUs Directors Ratio.

     (c) The parties have exchanged a Memorandum of Understanding setting forth the essential terms of the parties' understanding concerning the integration, operation and leadership of AMHC's and Indianapolis Life's respective businesses upon and following the Combination (the "Memorandum of Understanding").

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                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF ILGC
                                      AND
                               INDIANAPOLIS LIFE

     ILGC and Indianapolis Life represent and warrant to AMHC and AmerUs as of the date hereof and as of each of the Closing Dates that:


     Section 4.1 Corporate Existence and Power.  Each Indianapolis Life Company
(i) has been duly organized and is validly existing under the laws of its state of domicile, (ii) has all corporate powers required to carry on its business as now conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (iv) except where failure to so qualify or be licensed would materially and adversely affect such Indianapolis Life Company, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business and is in good standing in each jurisdiction where such licensing is necessary, as the case may be. Each of ILGC and Indianapolis Life has heretofore delivered or made available to AMHC true and complete copies, certified by its corporate secretary, of its articles of incorporation and bylaws, as in effect on the date hereof. Neither ILGC nor Indianapolis Life is in violation of any of the provisions of its articles of incorporation or bylaws.


     Section 4.2 Subsidiaries. (a) Schedule 4.2(a) lists all the Subsidiaries of ILGC and Indianapolis Life and the number and holders of all authorized, issued and outstanding capital stock of, or other equity ownership interests in, each such Subsidiary.

     (b) All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) except as provided in Schedule 4.2(a), are owned directly or indirectly by ILGC and Indianapolis Life, as the case may be, free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) other than Applicable Law.

     Section 4.3 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 4.4 or listed on Schedule 4.3, performance by ILGC and Indianapolis Life of this Combination and Investment Agreement and, with respect to the Investment Management Agreements, by ILGC, Indianapolis Life and their Subsidiaries, are within ILGC's, Indianapolis Life's and their Subsidiaries' powers and have been duly authorized by all necessary corporate action. This Combination and Investment Agreement and the Investment Management Agreements constitute valid and legally binding agreements, enforceable against each party thereto in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, rehabilitation, liquidation, conservatorship, receivership and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 4.4 Governmental Authorization. The execution, delivery and performance by ILGC and Indianapolis Life of this Combination and Investment Agreement and, with respect to the Investment Management Agreements, by ILGC, Indianapolis Life and their Subsidiaries, requires no action by or in respect of, or filing with or approval by, any governmental body, agency, or official on the part of ILGC or Indianapolis Life or their Subsidiaries other than (i) compliance with any applicable requirements of the HSR Act, (ii) filings and notices not required to be made or given until after either of the Closing Dates, (iii) filings, at any time, of tax returns, tax reports and tax information statements, (iv) the insurance regulatory approvals set forth on
Schedule 5.1, and (iv) any such other action or filing, where the failure to take such other action or make such other filing would not, individually or in the aggregate, materially impair the ability of any Indianapolis Life Company to conduct its business or adversely affect its ability to consummate the transactions contemplated hereunder.

     Section 4.5 Non-Contravention. Except as set forth in Schedule 4.5, the execution, delivery and performance by ILGC and Indianapolis Life of this Combination and Investment Agreement and, with
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


respect to the Investment Management Agreements, by ILGC, Indianapolis Life and their Subsidiaries, does not and will not (i) violate the articles of incorporation or bylaws of any Indianapolis Life Company, (ii) assuming compliance with the matters referred to in Section 4.4, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Indianapolis Life Company or to a loss of any benefit to which any Indianapolis Life Company is entitled under, any material agreement or other material instrument binding upon any Indianapolis Life Company, or any material license, franchise, permit or other similar authorization held by any Indianapolis Life Company, or (iv) result in the creation or imposition of any material Lien on any asset of any Indianapolis Life Company.


     Section 4.6 Financial Statements. (a) ILGC and Indianapolis Life have delivered to AMHC true and complete copies of the following:

          (i) the individual Annual Audited GAAP Statements of IL Annuity and IL Securities and the individual and consolidated Annual Audited GAAP Statements of Indianapolis Life and ILGC as of and for the years ended December 31, 1996, 1997 and 1998;

          (ii) the individual Annual GAAP Statements of Bankers Life and Western Security as of and for the years ended December 31, 1996, 1997 and 1998;

          (iii) the individual Annual SAP Statements and Annual Audited SAP Statements for Indianapolis Life and each of the Indianapolis Life Insurer Subsidiaries as of and for the years ended December 31, 1996, 1997 and 1998; and

          (iv) the individual and, where applicable as described in Section 4.6(i) above, consolidated Quarterly GAAP Statements for each of the Indianapolis Life Companies and the individual Quarterly SAP Statements for Indianapolis Life and each of the Indianapolis Life Insurer Subsidiaries as of and for the calendar quarters ended March 31, 1999, June 30, 1999, and September 30, 1999 (collectively with the items described in Sections 4.6(a)(i), (ii) and (iii) and financial statements of the kinds described above as of and for the annual and quarterly periods ending on or after the dates mentioned above, the "Indianapolis Life Company Statements").

     (b) Since December 31, 1994, Indianapolis Life has filed, and has caused each Indianapolis Life Company to file, all Indianapolis Life Company Statements required to be filed with or submitted to the appropriate regulatory authorities.

     (c) Each Indianapolis Life Company Statement complied (and, as to Indianapolis Life Company Statements filed after the date of this Combination and Investment Agreement, will comply) with all Applicable Laws when so filed, and all material deficiencies with respect to any Indianapolis Life Company Statement have been cured or corrected. Each Indianapolis Life Company Statement was prepared (and, as to Indianapolis Life Company Statements filed after the date of this Combination and Investment Agreement, will be prepared) in accordance with SAP or GAAP, as applicable, and presents (and, as to Indianapolis Life Company Statements filed after the date of this Combination and Investment Agreement, will present) fairly the financial position of the relevant Indianapolis Life Company, as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flows of such entity for the respective periods covered thereby (subject, in the case of Quarterly GAAP Statements and Quarterly SAP Statements, to the absence of notes and normal year-end adjustments and accruals).

     (d) Prior to each of the Closing Dates, ILGC and Indianapolis Life shall have delivered to AMHC and AmerUs true and complete copies of each Indianapolis Life Company Statement prepared after the date hereof, and each such Indianapolis Life Company Statement shall conform to the representations and warranties contained in this Section 4.6.

     Section 4.7 Absence of Certain Changes.  Except as disclosed in Schedule
4.7 or as expressly contemplated by this Combination and Investment Agreement, since December 31, 1998, the business of each of the Indianapolis Life Companies has been conducted in the ordinary course consistent with past practices

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

(including, without limitation, with regard to underwriting, pricing, actuarial and investment policies generally) and there has not been:

          (i) any events, occurrences, developments or state of circumstances of facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Indianapolis Life Companies taken as a whole;

          (ii) any incurrence, assumption or guarantee by an Indianapolis Life Company of any indebtedness in excess of $50,000 in the aggregate, other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (iii) any transaction or commitment made, or any contract or agreement entered into, by an Indianapolis Life Company (including the acquisition or disposition of any assets) or any relinquishment by an Indianapolis Life Company of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices;

          (iv) any material change in the financial, tax or accounting policies of an Indianapolis Life Company, except for any such change as a result of a concurrent change in GAAP or SAP;

          (v) to the extent payable, directly or indirectly, by an Indianapolis Life Company any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee other than in the ordinary course of business, (C) change in compensation or other benefits payable to any director, officer or employee, other than (x) increases in base compensation in the ordinary course of business consistent with past practice, (y) with respect to directors or officers, changes in benefits required by plans and arrangements in effect as of December 31, 1998 and (z) with respect to employees who are not directors or officers, changes in benefits in accordance with plans or arrangements in effect as of December 31, 1998 in the ordinary course of business consistent with past practice or (D) loans or advances to any directors, officers or employees, except for ordinary travel and business expenses in the ordinary course of business consistent with past practice;

          (vi) any damage, theft or casualty loss to an Indianapolis Life Company in an amount exceeding $500,000, without regard to insurance coverage;

          (vii) any material transaction by an Indianapolis Life Company involving Indianapolis Life Assets other than in the ordinary course of business consistent with past practice;

          (viii) any investment of Indianapolis Life Assets other than in accordance with the investment policies of an Indianapolis Life Company set forth in Schedule 4.7(viii);

          (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing; or

          (x) any transaction or commitment, or any contract or agreement entered into, between an Indianapolis Life Company and any of its Affiliates other than in the ordinary course of business and consistent with past practice.

     Section 4.8 No Undisclosed Material Liabilities. There are no liabilities of an Indianapolis Life Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (i) liabilities provided for in their respective individual and consolidated Annual SAP Statements, Annual Audited SAP Statements, Annual GAAP Statements or Annual Audited GAAP Statements, as applicable, in each case for the year ending December 31, 1998 or in their respective individual and consolidated Quarterly SAP Statements and Quarterly GAAP Statements, in each case for the quarter ended September 30, 1999, and liabilities incurred in the ordinary course of business consistent with past practice following the date of such Financial Statements;

          (ii) liabilities disclosed on Schedule 4.8 hereto; and

          (iii) other undisclosed liabilities that are not, individually or in the aggregate with undisclosed liabilities of all other Indianapolis Life Companies, material to the Indianapolis Life Companies taken as a whole.

     Section 4.9 Significant Agreements. (a) Except as disclosed in Schedule 4.9, and except as expressly contemplated by this Combination and Investment Agreement, as of the date hereof, no Indianapolis Life Company is a party to or bound by:

          (i) any lease of real property where an Indianapolis Life Company is a tenant (A) providing for annual base rentals of $100,000 or more, (B) expiring after December 31, 2005, or (C) where an Indianapolis Life Company holds an equity interest in such real property;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (other than an investment of Indianapolis Life Assets in accordance with investment policies set forth on Schedule 4.7(viii) hereto) by or from an Indianapolis Life Company that provides for aggregate payments by or to an Indianapolis Life Company of $300,000 or more;

          (iii) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement in which an Indianapolis Life Company serves as a general partner or otherwise has unlimited liability, or any other material similar agreement or arrangement;

          (iv) any agreement relating to the acquisition or disposition of any material asset or business (without limitation, whether by merger, sale of stock, sale of assets, commutation of reinsurance or otherwise, but not including agreements relating to the investment of Indianapolis Life Assets in accordance with investment policies set forth on Schedule 4.7(viii) hereto);

          (v) any agreement relating to indebtedness or any guarantee or similar agreement or arrangement relating thereto, other than any such agreement with, or relating to, an aggregate outstanding principal amount or guaranteed obligation not exceeding $100,000;

          (vi) any agreement that restricts or prohibits an Indianapolis Life Company from competing with any Person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit an Indianapolis Life Company after either of the Closing Dates;

          (vii) any material agreement containing "change in control" or similar provisions relating to change in control of an Indianapolis Life Company;

          (viii) any powers of attorney;

          (ix) any agreements (other than Insurance Contracts issued by Indianapolis Life or the Indianapolis Life Insurer Subsidiaries in the ordinary course of their business) material to an Indianapolis Life Company pursuant to which an Indianapolis Life Company is obligated to indemnify any other person;

          (x) any agreement between Indianapolis Life, ILGC or their Subsidiaries and any of their Affiliates; or

          (xi) any other agreements or contracts (other than Insurance Contracts issued in the ordinary course of business and consistent with past practice) that are material to the businesses or operations of the Indianapolis Life Companies taken as a whole.

     (b) Indianapolis Life and ILGC heretofore furnished or made available to AMHC and AmerUs complete and correct copies of the contracts, agreements and instruments listed on Schedule 4.9, each as amended or modified to the date hereof (including any waivers with respect thereto) (the "Significant Agreements"). Except as specifically disclosed on Schedule 4.9, and except to the extent not material to an Indianapolis Life Company, each of the Significant Agreements is in full force and effect and enforceable against the Indianapolis Life Company party thereto and, to the knowledge of any Indianapolis Life Company, the other party thereto in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium rehabilitation, liquidation, conservatorship, receivership and other similar laws

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

now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity); no Indianapolis Life Company has received any written notice of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements; no Significant Agreement is the subject of, or has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, no Indianapolis Life Company has received any written notice, or otherwise has any knowledge, that any such Significant Agreement will not be so renewed or that any such extension option will not be exercised; and there exists no material event of default or occurrence, condition or act on the part of an Indianapolis Life Company or, to the knowledge of an Indianapolis Life Company, on the part of the other parties to the Significant Agreements, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Significant Agreements.

     Section 4.10 Litigation. Except as set forth on Schedule 4.10, there is no action, suit, investigation, judgment or proceeding pending against, or threatened against, or affecting the properties of, an Indianapolis Life Company or any of their respective properties before any court or arbitrator or any governmental body, agency or official (i) which individually or together with other claims alleging a similar course of conduct involves a claim or claims for any injunction or similar relief or for damages exceeding $250,000 or an unspecified amount of damages or (ii) which alleges a course of conduct that is based on alleged facts that may give rise to a class action lawsuit or (iii) which alleges price-fixing or (iv) which alleges bad faith and, in the case of this clause (iv), may entail ultimate liability in excess of $250,000 over any reserves which have been established in respect of such case, or (v) which in the aggregate have or would reasonably be expected to have a Material Adverse Effect on such Indianapolis Life Company. There is no action, suit, investigation or proceeding pending against, or affecting the properties of, an Indianapolis Life Company before any court or arbitrator or any governmental body, agency or official which challenges or seeks to prevent the transactions contemplated hereby. Except as disclosed in Schedule 4.10, no Indianapolis Life Company nor any of its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of transactions contemplated hereby.

     Section 4.11 Compliance with Laws. Except as set forth on Schedule 4.11, no Indianapolis Life Company has received any written notice since January 1, 1997 from any Governmental Entity alleging any material violation of any Applicable Law or directing an Indianapolis Life Company to take any material remedial action with respect to such Applicable Law, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification or suspension or restriction of any licenses, authorizations, permits, consents or approvals referred to in Section 4.1 hereof.

     Section 4.12 Properties. Except as set forth on Schedule 4.12, each Indianapolis Life Company has good title to, or in the case of leased property has valid leasehold interests in, all of its respective property and assets (whether real or personal, tangible or intangible), except for imperfections in title or invalidations of leasehold interests that do not, individually or in the aggregate, materially detract from the value reflected on its individual and consolidated December 31, 1998 Annual GAAP Statements, Annual Audited GAAP Statements or Annual SAP Statements, as applicable. None of such property or assets is subject to any Liens, except:

          (i) Liens reflected on its individual and consolidated Annual GAAP Statements, Annual Audited GAAP Statements or Annual SAP Statements, in each case as of the year ending December 31, 1998, and/or on its individual and consolidated September 30, 1999 Quarterly GAAP Statements, and Quarterly SAP Statements, as applicable;

          (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established); and

          (iii) Liens which do not, individually or in the aggregate, materially detract from the value reflected on its individual and consolidated December 31, 1998 Annual GAAP Statements, Annual Audited
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     GAAP Statements or Annual SAP Statements, as applicable, as the case may be, or materially interfere with any present or intended use of any material property or assets.

     Section 4.13 Environmental Matters. (a) Other than as may be disclosed in the Environmental Reports or in Schedule 4.13(a), (i) there are no Hazardous Substances present on the current or former REO, the current or former Mortgaged Properties or the current or former Indianapolis Life or ILGC Facilities requiring material remediation under Environmental Laws (provided that to the extent the foregoing representation relates to Hazardous Substances placed on former REO, former Mortgaged Properties or former Indianapolis Life or ILGC Facilities by any third party subsequent to the date on which such properties were sold or otherwise transferred by Indianapolis Life, ILGC or any of their Subsidiaries, as the case may be, to a person other than Indianapolis Life, ILGC or any of their Subsidiaries, such representation is to the knowledge of Indianapolis Life, ILGC and each of their Subsidiaries, as the case may be), and
(ii) Indianapolis Life, ILGC and each of their Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

     (b) Other than as may be disclosed in the Environmental Reports, as defined below, or in Schedule 4.13(b), there has been (i) no written notice issued or threatened to be issued of a material claim against Indianapolis Life, ILGC or any of their Subsidiaries arising under Environmental Laws concerning Hazardous Substances present on the current or former REO, the current or former Mortgaged Properties or the current or former Indianapolis Life or ILGC Facilities; (ii) no written notice issued or threatened to be issued from a Governmental Entity alleging a material violation of Environmental Laws by Indianapolis Life, ILGC or any of their Subsidiaries with respect to the ownership or operation of the REO or the Indianapolis Life or ILGC Facilities; (iii) no written notice issued or threatened to be issued of a material claim against Indianapolis Life, ILGC or any of their Subsidiaries alleging that such Person is liable under the Environmental Laws as a result of the treatment, storage, release, transportation, manufacture, installation, containment or disposal of Hazardous Substances at properties other than the current or former REO's, the current or former Mortgaged Properties, or the current or former Indianapolis Life or ILGC Facilities; and (iv) no written notice issued or threatened to be issued of a material claim under any Environmental Law against Indianapolis Life, ILGC or any of their Subsidiaries as a successor to any other Person.

     (c) Indianapolis Life, ILGC and their Subsidiaries have made available to AMHC and AmerUs for review and copying, all environmental reports in Indianapolis Life's, ILGC's and their Subsidiaries' possession (or reasonably available to them) prepared by third party environmental consultants concerning the current REO, the current Mortgaged Properties or the current Indianapolis Life and ILGC Facilities (the "Environmental Reports").

     (d) Other than as may be disclosed in Schedule 4.13(d), with respect to the current or former Mortgaged Properties, there have been no acts or omissions of Indianapolis Life, ILGC and their Subsidiaries in their capacity as lenders, on the basis of which Indianapolis Life, ILGC or their Subsidiaries has been found or would be found to be materially responsible or liable parties under Environmental Laws or relating to Hazardous Substances.

     (e) Other than as may be disclosed in Schedule 4.13(e), the execution, delivery and performance by Indianapolis Life and ILGC of this Combination and Investment Agreement and the Investment Management Agreements require no action by or in respect of, or filing with, any Governmental Entity on the part of Indianapolis Life, ILGC or their Subsidiaries or Affiliates pursuant to any Environmental Law.

     Section 4.14 Intercompany Accounts. Schedule 4.14 contains a complete list of (A) all intercompany balances, including loans and advances and commitments with respect thereto, in excess of $50,000 individually or in the aggregate, and
(b) all Liabilities in excess of $50,000 individually or in the aggregate, in each case as of September 30, 1999, between an Indianapolis Life Company and any of its Affiliates. Except as disclosed on Schedule 4.14, since September 30, 1999, there has not been any incurrence or accrual of liability (as a result of allocations or otherwise) in excess of $50,000 individually or in the aggregate by an Indianapolis Life Company to any of its Affiliates or other transaction between an Indianapolis Life Company and any of its Affiliates, except (i) in the ordinary course of business in accordance with past practice or

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(ii) as contemplated by this Combination and Investment Agreement or the
Investment Management Agreements.

     Section 4.15 Intellectual Property. (a) Indianapolis Life, ILGC and each of their Subsidiaries is the owner of, or has the valid right to use, its Intellectual Property free and clear of all Liens. Schedule 4.15(a) sets forth a complete and accurate list (including whether Indianapolis Life, ILGC or a particular Subsidiary is the owner or licensee thereof) of all current U.S. and foreign (i) patents and patent applications, (ii) trademark or service mark registrations and applications, and (iii) copyright registrations and applications, owned or licensed by an Indianapolis Life Company. Except as specifically identified in Schedule 4.15(a), an Indianapolis Life Company is currently listed in the records of the appropriate United States, state or foreign agency as owner of record for each patent, trademark, service mark and copyright application and registration listed on Schedule 4.15(a).

     (b) The copyright, trademark, service mark and patent registrations listed on Schedule 4.15(a) are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned. To the knowledge of the Indianapolis Life Companies, there is no pending, existing or threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against or relating to the registrations listed on Schedule 4.15(a), or against any of the Intellectual Property owned by an Indianapolis Life Company.

     (c) Each material Computer Program currently used by the Indianapolis Life Companies in connection with the operation of their businesses as conducted on the date hereof is listed on Schedule 4.15(c) and is either (i) owned by an Indianapolis Life Company, (ii) currently in the public domain or otherwise available to an Indianapolis Life Company without the license, lease or consent of any third party, or (iii) used under rights granted to an Indianapolis Life Company pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is identified on Schedule 4.15(c). To the knowledge of any Indianapolis Life Company, the Indianapolis Life Companies' use of the Computer Programs listed on Schedule 4.15(c) does not violate the rights of any third party. With respect to Computer Programs referred to in clause (i) of the first sentence of this paragraph, all such Computer Programs identified in Schedule 4.15(c) were either developed by (i) employees of an Indianapolis Life Company within the scope of their employment; (ii) third parties as "works-made-for-hire", as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements; or (iii) independent contractors who have assigned their rights to an Indianapolis Life Company pursuant to written agreements.

     (d) To the knowledge of the Indianapolis Life Companies, the conduct of the business of the Indianapolis Life Companies does not infringe upon any intellectual property right owned or controlled by any third party, no third party is infringing upon any Intellectual Property owned by any Indianapolis Life Company, and no such claims are pending against a third party by Indianapolis Life, ILGC or their Subsidiaries. There are no claims or suits pending or, to the knowledge of the Indianapolis Life Companies, threatened, and neither Indianapolis Life, ILGC nor any of their Subsidiaries has received written notice of a third party claim or suit that has not been resolved prior to the date hereof (a) alleging that Indianapolis Life's, ILGC's or their Subsidiaries activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (b) challenging the ownership, use, validity or enforceability of the Intellectual Property owned by Indianapolis Life, ILGC or their Subsidiaries. Except as set forth on Schedule 4.15(d), to the knowledge of the Indianapolis Life Companies there are no settlements, consents, judgments, or orders or other agreements which restrict an Indianapolis Life Company's rights to use any Intellectual Property, and no concurrent use or other agreements which restrict an Indianapolis Life Company's rights to use any Intellectual Property owned by an Indianapolis Life Company. To the knowledge of the Indianapolis Life Companies no trade secret or confidential know-how material to the business of an Indianapolis Life Company as currently operated or planned to be operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects such Indianapolis Life Company's proprietary interests in and to such trade secrets and confidential know-how.

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     (e) The consummation of the transactions contemplated hereby will not result in the loss or impairment of an Indianapolis Life Company's right to own or use any of its Intellectual Property nor will it require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

     (f) No present or former employee, officer or director of an Indianapolis Life Company has any right, title, or interest, directly or indirectly, in whole or in part, in any of the Intellectual Property owned by an Indianapolis Life Company.

     (g) To the knowledge of the Indianapolis Life Companies, the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that comprise the Computer Programs will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results due to date-related issues during the processing, providing, and/or receiving of (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     Section 4.16 Loans and Advances. Except as set forth in Schedule 4.16 with respect to the Persons, amounts and contractual commitments listed therein, no Indianapolis Life Company has any contractual commitment to make any loan, advance or capital contribution to, or investment (other than an investment of Indianapolis Life Assets in accordance with investment policies set forth in
Schedule 4.7(viii) hereto) in, any other Person in excess of $100,000 individually or in excess of $250,000 in the aggregate, or to any officer, director or employee in excess of $10,000 individually or $50,000 in the aggregate.

     Section 4.17 All Assets Necessary. Except as set forth in Schedule 4.17, each Indianapolis Life Company owns, leases or licenses independently of any of their Affiliates all property and assets necessary to carry on its businesses and operations as presently conducted, all such assets and properties (other than as AMHC, AmerUs, Indianapolis Life and ILGC may mutually agree) will continue to be owned, leased or licensed by an Indianapolis Life Company independently of any Affiliate as of and after the Combination Closing and will as of the Combination Closing permit each Indianapolis Life Company, as the case may be, to continue to conduct such businesses and operations in the same manner as such businesses and operations have been conducted prior to the Combination Closing.

     Section 4.18 Solvency. Indianapolis Life, ILGC and their Subsidiaries are solvent and are not financially impaired, such that it would be unable to pay its debts or to meet its obligations as they mature or such that its assets do not exceed its Liabilities plus the greater of any capital and surplus required by Applicable Law to be constantly maintained.

     Section 4.19 Taxes.

     (a) All Tax Returns required to be filed with respect to each Indianapolis Life Company or the affiliated, combined or unitary group of which any such Person is or was a member have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects. Each Indianapolis Life Company (i) has duly and timely paid all Taxes that are shown as due on such Tax Returns, or claimed or asserted by any taxing authority to be due, from such Person for the periods covered by such Tax Returns (unless such Taxes are being contested in good faith and adequate reserves therefor have been established in the Indianapolis Life Company's books and records) and have made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or (ii) has duly provided for all such Taxes in the Indianapolis Life Company Statements. There are no filed Liens with respect to Taxes (except for Liens for Taxes not yet due and owing) upon any of the Assets of any Indianapolis Life Company.

     (b) With respect to any period or portion thereof through each of the Closing Dates for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, each Indianapolis Life Company has established due and sufficient reserves for the payment of such Taxes in accordance with SAP and GAAP, as applicable, and such current reserves through each of the Closing Dates are duly and fully provided for in all material respects in the Indianapolis Life Company Statements of such Person for the period then ended.

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

     (c) Examinations of all Tax years for which (i) United States federal income Tax Returns of each Indianapolis Life Company and of each affiliated group (within the meaning of the Code) of which any Indianapolis Life Company is or has been a member which have been audited or examined by the IRS, and (ii) state, local and foreign income Tax Returns of each Indianapolis Life Company and of each affiliated or consolidated group of which it is or has been a member which have been audited or examined by the appropriate state, local or foreign authority, have been completed with the exception of tax periods for which the applicable statute of limitations has not, by its terms, expired and, with respect to 1995, for which the statute of limitations has been extended. All material deficiencies that have been asserted, proposed or assessed as a result of the above referenced examinations specified in the first two sentences of this Section 4.19(c) have been paid in full or finally settled or adequately reserved against to the extent there is a reasonable possibility that the position of any of the taxing authorities specified in the first two sentences of this Section 4.19(c) will be sustained, and to the knowledge of the Indianapolis Life Companies, no issue has been raised by any taxing authority in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, except to the extent adequate reserves have been established in the Indianapolis Life Companies books and records. To the knowledge of the Indianapolis Life Companies, no state of facts exists or has existed that would constitute grounds for the assessment of any material Tax liability with respect to any Indianapolis Life Company for the periods that have not been audited by the taxing authorities specified in the first two sentences of this Section 4.19(c). Except as set forth on Schedule 4.19, there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any Tax Return or claim for, or the period for the collection or assessment of, Taxes due from any Indianapolis Life Company for any taxable period. Indianapolis Life and ILGC have previously delivered or made available to AMHC and AmerUs copies, which are true, correct and complete in all material respects, of each of (i) the most recent audit reports relating to the United States federal, state, local and foreign income Taxes due from each Indianapolis Life Company and (ii) the United States federal, state, local and foreign income Tax Returns, for each of the last three taxable years, filed by each Indianapolis Life Company, and the Indianapolis Life Companies have made available to AMHC and AmerUs for inspection copies, which are true, correct and complete in all material respects, of such Tax Returns, (insofar as such Tax Returns relate to any Indianapolis Life Company) filed by any affiliated or consolidated group of which any Indianapolis Life Company was then a member.

     (d) No audit or other proceeding by any U.S. or foreign governmental or regulatory authority is pending before any court with respect to any Taxes due from any Indianapolis Life Company or any Tax Return filed or required to be filed by or relating to any Indianapolis Life Company. Except as provided in
Section 4.19(c), no material assessment, deficiency or adjustment of Tax has been asserted or, based on existing facts and circumstances, is threatened against any Indianapolis Life Company or any assets or properties of any Indianapolis Life Company.

     (e) Except as set forth on Schedule 4.19, no election under any of Section 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code (or any predecessor provisions) has been made or filed by or with respect to any Indianapolis Life Company or any of their Assets. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any Indianapolis Life Company or any of their Assets. None of the Assets of any Indianapolis Life Company is an Asset that AMHC, AmerUs or any of their Affiliates is or will be required to treat as being (i) owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986 or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No election has been made under Section 815(d)(1) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Deficit Reduction Act of 1984. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Applicable Law has been entered into by or with respect to any Indianapolis Life Company or any of their assets or properties.

     (f) No Indianapolis Life Company has agreed to or is required to make any material adjustment pursuant to Section 481(a) or 807(f)(1) of the Code (or any predecessor provision) by reason of any change

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

in any accounting method or change in basis for determining the reserves of such company or otherwise, and no Indianapolis Life Company has any application pending with any Governmental Entity requesting permission for any changes in any accounting method or in the basis for determining reserves of any of them. Except as may apply to the industry generally, the IRS has not proposed any such adjustment or change in accounting method or in the basis of determining reserves of any of them.

     (g) No Indianapolis Life Company has been or is in material violation (or with notice or lapse of time or both, would be in violation) of any Applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws). Each Indianapolis Life Company has duly and timely withheld in all material respects from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Applicable Laws.

     (h) Except as disclosed in Schedule 4.19, no Indianapolis Life Company is a party to, is bound by, or has any obligation under, any tax allocation agreement, tax sharing agreement, or tax indemnification agreement.

     (i) No Indianapolis Life Company has made any direct, indirect or deemed distributions that have been or to the knowledge of the Indianapolis Life Companies, could be taxed under Section 815 of the Code.

     (j) For any open tax years, all ceding commission expenses paid or accrued by each Indianapolis Life Company in connection with any reinsurance arrangement or Contract or transaction have been capitalized and amortized over the life or lives of such reinsurance arrangement or Contract in accordance with the decision of the United States Supreme Court in Colonial American Life Insurance Company v. Commissioner of Internal Revenue, 109 S.Ct. 240 (1989) or, in the case of any such expense incurred on or after September 30, 1990, in accordance with Sections 848 and 197 of the Code.

     (k) Each reserve item with respect to each Indianapolis Life Company set forth in its respective 1998 federal income Tax Return was determined in all material respects in accordance with Section 807 of the Code or other applicable Code sections, and has been consistently applied with respect to the filing of the federal income Tax Returns for all years through December 31, 1998 for which the statute of limitations has not expired, and will be consistently applied for any Tax Return filed on or prior to each of the Closing Dates.

     (l) As of December 31, 1998, no Indianapolis Life Company had and during the period from December 31, 1998 through each of the Closing Dates will have, any Tax Liability in respect of Taxes to any policyholder thereof, as applicable, or any of such Person's Affiliates that resulted or will result from a transaction with an Affiliate prior to each of the Closing Dates that would require payment after December 31, 1998.

     (m) Each of the Indianapolis Life Insurer Subsidiaries satisfies the definition of a life insurance company under Section 816 of the Code.

     (n) All material elections with respect to federal income Taxes affecting the Indianapolis Life Companies are set forth in Schedule 4.19.

     (o) Except as set forth in Schedule 4.19, there is no valid power of attorney given by or binding upon any of the Indianapolis Life Companies with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

     (p) There are no intercompany transactions within the meaning of Treasury Regulations section 1.1502-13 for which gain has been deferred, and there are no excess loss accounts as described in Treasury Regulations section 1.1502-19 that exist with respect to any of the Indianapolis Life Companies.

     (q) None of the Indianapolis Life Companies is a party to or otherwise subject to any arrangement entered into in anticipation of either of the Closing Dates and not required by this Combination and Investment Agreement, (i) having the effect of or giving rise to the recognition of a deduction or loss before either of the Closing Dates, and a corresponding recognition of taxable income or gain after either of the Closing Dates, or (ii) that would reasonably be expected to have the effect of or give rise to the recognition of

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

taxable income or gain by any Indianapolis Life Company after either of the Closing Dates without the receipt of or entitlement to a corresponding amount of cash.

     (r) Schedule 4.19 sets forth the amount of any existing policyholders surplus account and shareholders surplus account with respect to the Indianapolis Life Companies within the meaning of Section 815 of the Code.

     (s) Except for federal income Tax Returns and certain Illinois and Nebraska Tax Returns, the Indianapolis Life Companies do not file or join in filing any consolidated, unitary, combined or similar Tax Returns with any corporation.

     (t) Indianapolis Life has filed, as a common parent corporation of an "affiliate group" (within the meaning of Section 1504(a) of the Code) a consolidated return for federal income tax purposes on behalf of itself and each other Indianapolis Life Company which is an "includible corporation" (within the meaning of Section 1504(b) of the Code). No Indianapolis Life Company has been a member of any other affiliated group of corporations within the meaning of
Section 1504 of the Code.

     (u) No Indianapolis Life Company has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

     (v) All transactions which could give rise to a substantial understatement of federal income Tax (within the meaning of Section 6662(d) of the Code) were adequately disclosed (or, with respect to Tax Returns filed before the Closing Dates will be adequately disclosed) on the Tax Returns required in accordance with Section 6662(d)(2)(B) of the Code.

     Section 4.20 Benefit Plans; ERISA. (a) Schedule 4.20 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase, stock option, severance, change-in-control, fringe benefit, collective bargaining, bonus, incentive or deferred compensation plan for the benefit of Indianapolis Life's and the Indianapolis Life Companies' employees and non-employee agents, as the case may be, and all other compensation and employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which employees or agents of any Indianapolis Life Company have any present or future right to compensation or benefits or under which any Indianapolis Life Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

     (b) With respect to each Company Plan, Indianapolis Life and ILGC have made available to AMHC a current, accurate and complete copy (or, to the extent no such copy exists, an accurate written description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract, insurance policy or other funding instrument, (ii) the most recent determination letter, (iii) any summary plan description and other written communications (or a written description of any oral communications) by any Indianapolis Life Company to its employees or agents since January 1, 1998 concerning the extent of the benefits provided under a Company Plan, and (iv) for the three most recent years (A) the Form 5500 and attached Schedules, (B) audited financial statements, and (C) actuarial valuation reports.

     (c) Except as disclosed on Schedule 4.20, (i) each Company Plan has been established and administered in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws; (ii) each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification and, to the knowledge of the Indianapolis Life Companies, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iii) except as listed on Schedule 4.20, with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened that would adversely affect any Indianapolis Life Company or their respective employees or agents and, to the knowledge of the Indianapolis Life Companies, no facts or circumstances exist that would give rise to any such actions, suits or claims; (iv) with respect to any Company Plan, neither the Indianapolis Life Companies nor, to the knowledge of the Indianapolis Life Companies, any other party has engaged in a prohibited transaction, as such term is defined under
                                      A-46
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Section 4975 of the Code or Section 406 of ERISA, that would subject
Indianapolis Life, ILGC or their Subsidiaries or AMHC or AmerUs to any Taxes, penalties or other liabilities under Section 4975 of the Code or Section 409 or
Section 502(i) of ERISA; (v) to the knowledge of the Indianapolis Life Companies, no event has occurred and no condition exists that would subject an Indianapolis Life Company, either directly or indirectly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code) to any Tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to the Taxes imposed by Sections 4971, 4972, 4976, 4977, 4979, 4980B of the Code or any fine imposed by Section 502(c) of ERISA; (vi) all insurance premiums required to be paid with respect to Company Plans in respect of the Indianapolis Life Company's employees and agents as of each of the Closing Dates have been or will be paid prior thereto and adequate reserves have been provided for on their SAP Financial Statements or GAAP Financial Statements, as the case may be, as of each of the Closing Dates for any premiums, administrative fees and/or claims (or portions thereof) attributable to service on or prior to each of the Closing Dates; (vii) all contributions required to be made prior to each of the Closing Dates under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be timely made; and (ix) except as expressly contemplated pursuant to this Combination and Reorganization Agreement, no Company Plan provides for, and there is no binding commitment for, an increase in the manner in which benefits are calculated under any Company Plan on or after either of the Closing Dates.

     (d) (i) No Company Plan has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived); (ii) no event or condition exists that would be deemed a reportable event within the meaning of Section 4043 of ERISA (that has not been waived) that could result in a liability to any Indianapolis Life Company or any member of their respective Controlled Groups, and no condition exists that could subject any Indianapolis Life Company or any member of their respective Controlled Groups to a fine under Section 4071 of ERISA; (iii) as of each of the Closing Dates, the Indianapolis Life Companies and each member of their respective Controlled Groups will have made all premium payments required to be made prior to each of the Closing Dates to the Pension Benefit Guaranty Corporation ("PBGC"); (iv) neither the Indianapolis Life Companies nor any member of their respective Controlled Groups is subject to any liability to the PBGC for any plan termination occurring on or prior to either of the Closing Date and, to the knowledge of the Indianapolis Life Companies, no condition exists that is reasonably likely to result in any such liability; (v) the PBGC has not instituted proceedings to terminate any Company Plan and, to the knowledge of the Indianapolis Life Companies, no condition exists that presents a material risk that such proceedings will be instituted; (vi) no amendment has occurred that has required or would require any Indianapolis Life Company or any member of their respective Controlled Groups to provide security pursuant to
Section 401(a)(29) of the Code; and (vii) neither the Indianapolis Life Companies nor any member of their respective Controlled Groups has engaged in a transaction that could subject it to liability under Section 4069 of ERISA.

     (e) Except as disclosed on Schedule 4.20, no Company Plan is a multiple employer plan as defined in Code sec. 4.13(c) or ERISA sec. 4063.

     (f) Except as disclosed on Schedule 4.20, no Company Plan is part of, and no benefits under any Company Plan are provided through, a multiple employer welfare arrangement as defined in ERISA sec. 3(40) ("MEWA"). Each MEWA associated with a Company Plan is in compliance with the terms of its governing documents and all applicable laws, rules and regulations.

     (g) There are no multiemployer plans (within the meaning of Section 4001(a)(3) of ERISA) to which any Indianapolis Life Company or any member of their respective Controlled Groups has or had any liability or contributes.

     (h) (i) Each Company Plan that is intended to meet the requirements for tax-favored treatment under Subchapter F of Chapter 1 of Subtitle A of the Code meets such requirements; and (ii) except as listed on Schedule 4.20, the Indianapolis Life Companies have no trusts intended to be qualified within the meaning of Section 501(c)(9) of the Code.

     (i) Except as set forth on Schedule 4.20, no Company Plan exists that could result in the payment to any employee or agent of any Indianapolis Life Company of any money or other property or accelerate or provide any other rights or benefits to any employee or agent of any Indianapolis Life Company as a result solely of any transaction contemplated hereby, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

     (j) Except as set forth on Schedule 4.20, no Company Plan operates within or is subject to the jurisdiction of any foreign country.

     (k) Except as disclosed on Schedule 4.20, none of the amounts payable to any employee or agent of any Indianapolis Life Company under any Company Plan or Company Plans will be non-deductible under Section 280G of the Code.

     (l) Except as set forth on Schedule 4.20, no Company Plan provides benefits, including without limitation health or medical benefits (whether or not insured), with respect to current or former employees or agents beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law or (ii) death or retirement benefits under any "employee pension plan" as defined in ERISA sec. 3(2).

     Section 4.21 Employees.

     (a) Except as set forth in Schedule 4.21(a), each Indianapolis Life Company is in compliance with all Applicable Laws respecting employment and employment practices, and the terms and conditions of employment and wages and hours. No Indianapolis Life Company is a party to or bound by any collective bargaining agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes within the past year. There is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of an Indianapolis Life Company or any labor union pending or, to the knowledge of the Indianapolis Life Companies, threatened against an Indianapolis Life Company. No Indianapolis Life Company is the subject of any pending claim asserting that such entity has committed any unfair labor practice.

     (b) Except as set forth in Schedule 4.21(b), no employee of an Indianapolis Life Company has any employment contract or other agreement or arrangement by which such employee is employed on any basis other than as an "at will" employee or by which an Indianapolis Life Company is restricted in any manner from terminating the services of such employee at any time without penalty or payment, subject only to the provisions of employee benefit plans described herein.

     Section 4.22 Books and Records. The books and records, including, without limitation, the corporate minute books, of each of the Indianapolis Life Companies are complete and accurate in all material respects, have been maintained in accordance with generally accepted business practices and have been made available as requested by AMHC.

     Section 4.23 Threats of Cancellation. Except as disclosed in Schedule 4.23, since December 31, 1998, no group of policyholders or Persons writing, selling, or producing, either directly or through reinsurance assumed, insurance business, that individually or in the aggregate for each such group or Person, respectively, accounted for 3% or more of the premium or annuity income of an Indianapolis Life Insurer Subsidiary for the year ended December 31, 1999, has terminated or, to the knowledge of such Subsidiary, threatened to terminate its relationship with any Indianapolis Life Insurer Subsidiary.

     Section 4.24 Operations Insurance. Schedule 4.24 contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance contracts that insure the business, operations, or affairs of any Indianapolis Life Company or affect or relate to the ownership, use, or operations of any of their respective Assets and (a) that have been issued to such Indianapolis Life Company (including without limitation the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or
(b) that are held by any Affiliate of any Indianapolis Life Company (including any stockholder of any Indianapolis Life Company) for the benefit of any Indianapolis Life Company following the Closing Dates. All such insurance is in full force and effect and (to the knowledge of the Indianapolis Life Companies) is with financially sound and reputable insurers and, in light of the business, operations, and affairs of the Indianapolis Life Companies, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

     Section 4.25 Information Supplied. None of the information supplied by any Indianapolis Life Company for inclusion or incorporation by reference in (i) any AmerUs SEC Document or AMHC SEC Document will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the AMHC Member Information Statement will, at the date such statement is first mailed to AMHC's members or at the time of any meeting of such members, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.26 Brokers; Schedule of Fees and Expenses. Goldman, Sachs & Co. ("Goldman Sachs"), a copy of whose engagement agreement has been provided to AMHC, is entitled to fees from Indianapolis Life in accordance with the provisions of said engagement agreements by virtue of the transactions contemplated hereby. Except for Goldman Sachs, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Indianapolis Life Company who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Combination and Investment Agreement.

                                   ARTICLE 5

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
           INDIANAPOLIS LIFE AND ILGC RELATING TO INSURANCE BUSINESS
                              AND RELATED MATTERS

     ILGC and Indianapolis Life represent and warrant to AMHC and AmerUs as of the date hereof and as of each of the Closing Dates that:

     Section 5.1 Insurance Regulatory Approvals. The execution, delivery and performance by ILGC and Indianapolis Life of this Combination and Investment Agreement and the Investment Management Agreements require no action by or in respect of, or filing with or approval by, any insurance regulatory body, agency or official on the part of any Indianapolis Life Company other than approvals or filings described on Schedule 5.1 under the insurance laws of the jurisdictions referenced therein.

     Section 5.2 Reserves. The aggregate reserves and other amounts held in respect of Liabilities with respect to Insurance Contracts of Indianapolis Life and each Indianapolis Life Insurer Subsidiary, as established or reflected in each of their SAP Financial Statements referred to in Section 4.6 hereof (i) were computed (and, as to such SAP Financial Statements to be filed after the date of this Combination and Investment Agreement, will be computed) in accordance with then accepted actuarial standards consistently applied and are fairly stated (and, as to such SAP Financial Statements to be filed after the date of this Combination and Investment Agreement, will be fairly stated) in accordance with sound actuarial principles, (ii) are (and, as to such SAP Financial Statements to be filed after the date of this Combination and Investment Agreement, will be) based on actuarial assumptions which produce reserves at least as great as those called for in any policy or contract provision as to reserve basis and method, and are (and, as to such SAP Financial Statements to be filed after the date of this Combination and Investment Agreement, will be) in accordance with all other policy or contract provisions,
(iii) meet (and, as to such SAP Financial Statements to be filed after the date of this Combination and Investment Agreement, will meet) all requirements of Applicable Law and exceed the minimum aggregate amounts required by the domiciliary state of each such subsidiary, (iv) include (and, as to such SAP Financial Statements to be filed after the date of this Combination and Investment Agreement, will include) provisions for all actuarial reserves and related actuarial statement items which ought to be established; and (v) are (and, as to such SAP Financial

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

Statements to be filed after the date of this Combination and Investment Agreement, will be) adequate on a SAP basis.

     Section 5.3 Absence of Certain Changes.  Except as disclosed in Schedule
5.3 or as expressly contemplated by this Combination and Investment Agreement, since December 31, 1998, there has not been:

          (i) any acquisition of assets or incurrence of liabilities by an Indianapolis Life Company which is not primarily related to the life insurance or annuity business of Indianapolis Life or the Indianapolis Life Insurer Subsidiaries;

          (ii) any change in any material way by Indianapolis Life or the Indianapolis Life Insurer Subsidiaries in underwriting, actuarial or reserving policies or standards;

          (iii) any material change in the basis for establishing reserves or rates and depreciation or amortization policies of Indianapolis Life or the Indianapolis Life Insurer Subsidiaries, except for any such change as a result of a concurrent change in SAP or GAAP, as applicable;

          (iv) (i) any entering into of any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice, or (ii) any commutation of any facultative reinsurance contract, or (iii) any entering into or any commutation of any reinsurance treaty, by Indianapolis Life or an Indianapolis Life Insurer Subsidiary;

          (v) in the case of Indianapolis Life or any Indianapolis Life Insurer Subsidiary, any increase or decrease in the percentage of its reinsured business, or any increase in its lapse ratio, or any decrease in the amount of its in-force business which has had or would reasonably be expected to have a Material Adverse Effect;

          (vi) any material insurance transaction by Indianapolis Life or an Indianapolis Life Insurer Subsidiary other than in the ordinary course of business consistent with past practice;

          (vii) any significant change by Indianapolis Life or an Indianapolis Life Insurer Subsidiary in the compensation structure of, or benefits available to, any significant agent or with respect to agents generally;

          (viii) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     Section 5.4 Regulatory Filings.

     (a) To the knowledge of the Indianapolis Life Companies, the business of the Indianapolis Life Companies is being conducted in compliance in all material respects with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

     (b) Each Indianapolis Life Company has all material permits and insurance and other licenses, franchises, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents (each of which, a "Permit") in each jurisdiction in which the Indianapolis Life Company requires Permits by virtue of the business conducted or the properties owned is required and which are necessary to conduct of its business as it is currently conducted (which jurisdictions are listed in Schedule 5.4). To the knowledge of the Indianapolis Life Companies, all such Permits are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit. No Indianapolis Life Company is operating under any formal or informal agreement or understanding with the regulatory authority of any state which restricts its authority to do business or requires any Indianapolis Life Company to take, or refrain from taking, any action otherwise permitted by law. No Indianapolis Life Company is a "commercially domiciled insurer" for purposes of Section 1215.13 of the California Insurance Code or is commercially domiciled in any other state other than its state of domicile.

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

     (c) The Indianapolis Life Companies have made available for inspection by AMHC complete copies of all material registrations, filings and submissions made since January 1, 1995 by the Indianapolis Life Companies with any Governmental Entity and any material reports of examinations, including financial, market conduct and any other exams of any kind, issued since January 1, 1995 by any such Governmental Entity that relate to the Indianapolis Life Companies.

     (d) To the knowledge of each of the Indianapolis Life Companies, (i) all policy forms issued, reinsured or underwritten by Indianapolis Life or such Indianapolis Life Insurer Subsidiary that represent at least 3% of its 1999 annualized life insurance premium or at least 3% of its annuity account values as of December 31, 1999 (i) have been identified and delivered to AMHC and AmerUs prior to the date hereof; (ii) are, to the extent required under Applicable Laws in all material respects, approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection; and
(iii) have been filed or registered as required with all other applicable governmental authorities.

     (e) To the knowledge of the Indianapolis Life Companies, no Indianapolis Life Company has received information which would reasonably cause it to believe that the financial condition of any other party to any material reinsurance or coinsurance agreements, swap agreements, other derivative instruments or contracts, or any Significant Agreement is so impaired as to result in a default thereunder.

     (f) (i) Schedule 5.4(f) contains a true and complete list of (A) each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code Section 401(k), and other retirement or employee benefit plan or contract (including, but not limited to, simplified employee pension plans, Code Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by any Indianapolis Life Company to, or maintained or sponsored for the benefit of any employees of, any other Person, and (B) where applicable, each opinion letter or determination letter, as the case may be, relating to the creation or amendment of any such plan or contract. Each such plan or contract in all material respects conforms with, and has been offered, sold, maintained and sponsored in accordance with, all Applicable Laws. No Indianapolis Life Company is a fiduciary with respect to any plan or contract referenced in this Section 5.4.

          (ii) No Indianapolis Life Company provides administrative or other contractual services for any plan or contract referenced in Section 5.4(f)(i), including, but not limited to, any third party administrative services for any plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

          (iii) To the extent that any Indianapolis Life Company maintains any collective or commingled funds or accounts which restrict the Persons who may invest therein to tax-exempt entities or qualified plans, each such fund or account (of which a true and complete list and description is disclosed in Schedule 5.4) has been established, maintained and operated in accordance with all Applicable Laws in all material respects, has maintained its tax-exempt status and has no non-qualified plans or trusts or other taxable entities investing within it.

          (iv) In addition to the representations and warranties contained in this Section 5.4, there are no claims pending, or (to the knowledge of the Indianapolis Life Companies) threatened against any Indianapolis Life Company or any of their respective assets or properties, under any fiduciary liability insurance policy issued by or to any of them.

     (g) The Insurance Contracts or insurance policies (including without limitation annuity contracts, variable annuity contracts, and modified guaranteed contracts) issued by any of the Indianapolis Life Insurer Subsidiaries are in material compliance with the applicable provisions of Sections 72, 817, 817A, 7702 and 7702A of the Code.

     (h) The tax treatment under the Code of the Insurance Contracts, investment policies, plans or contracts, financial products, employee benefit plans, individual retirement accounts or annuities, or similar or related policies, contracts, plans or products, whether individual, group or otherwise, issued or sold by the Indianapolis Life Insurer Subsidiaries are and at all times have been in all material respects the same or more
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

favorable to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of its issuance or purchase, except for changes resulting from changes to the Code effective after the date of such issuance or purchase. For purposes of this Section 5.4(h), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 101, 104, 105, 106, 401, 403, 408, 419, 419A, 457, 817, 818, 7702 and 7702A
of the Code.

     Section 5.5 Reinsurance Agreements. All reinsurance agreements to which Indianapolis Life or an Indianapolis Life Insurer Subsidiary is a party, either as cedant or reinsurer, are disclosed in its Annual SAP Statement for the year ended December 31, 1998 or, as to such agreements entered into after December 31, 1998, (i) are disclosed in Schedule 5.5 hereto, if in force as of the date hereof, or (ii) if entered into after the date hereof, were entered into in compliance with the provisions of Section 7.1(l) hereof and were disclosed on the Annual SAP Statement for the year (if one has been filed) in which such agreements were entered into. Each reinsurance agreement to which Indianapolis Life or an Indianapolis Life Insurer Subsidiary is a party is in full force and effect (except where any such agreement has terminated as to new business pursuant to its terms) and neither Indianapolis Life nor an Indianapolis Life Insurer Subsidiary is in material breach of any provision thereof and, to the knowledge of the Indianapolis Life Companies, no other party to such reinsurance agreements is in breach or has threatened breach of any provision thereof.

     Section 5.6 Member Information Statement. As of the date thereof, Indianapolis Life's Member Information Statement, if circulated and/or filed on or prior to the Combination Closing Date in conjunction with the Plan of Conversion will comply in all material respects with Applicable Law, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Indianapolis Life or ILGC with respect to information supplied by AMHC or AmerUs for inclusion or incorporation by reference in such Member Information Statement.

     Section 5.7 Shares to be Issued Upon Implementation of the Plan of Conversion. Assuming consummation of and subject to the Plan of Conversion, upon Indianapolis Life's demutualization as contemplated by the Plan of Conversion all outstanding shares of capital stock of Indianapolis Life will be, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, in each case as of the Combination Effective Time.

                                   ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES OF
                                AMHC AND AMERUS

     Except as disclosed in the AmerUs Filed SEC Documents filed prior to the date hereof, AMHC and AmerUs represent and warrant to Indianapolis Life and ILGC as of the date hereof and as of each of the Closing Dates that:


     Section 6.1 Corporate Existence and Power. Each of AMHC and AmerUs (i) has been duly organized, is validly existing and is in good standing under the laws of its state of domicile, (ii) has all corporate powers required to carry on its business as now conducted, (iii) has all material governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as now conducted and (iv) except where failure to so qualify or be licensed would not materially and adversely affect such Person, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business and is in good standing in each jurisdiction where such licensing is necessary, as the case may be. Each of AMHC and AmerUs has heretofore delivered or made available to Indianapolis Life true and complete copies, certified by its corporate secretary, of its articles of incorporation and bylaws as in effect on the date hereof. Neither AMHC nor AmerUs is in violation of any of the provisions of its articles of incorporation or bylaws.


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

     Section 6.2 Subsidiaries. Schedule 6.2 lists all the Subsidiaries of AMHC and AmerUs as of the date of this Combination and Investment Agreement and, for the AMHC Material Subsidiaries, the number and holders of all authorized, issued and outstanding capital stock of, or other equity ownership interests in, each such AMHC Material Subsidiary. As of such date, except as stated on Schedule 6.2, all the outstanding shares of capital stock of, or other equity interests in, each AMHC Material Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by AMHC or AmerUs, as the case may be, free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     Section 6.3 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 6.4 or listed on Schedule 6.3, performance by AMHC and AmerUs of this Combination and Investment Agreement and by AmerUs Capital Management of the Investment Management Agreements are within such Persons' powers and have been duly authorized by all necessary corporate action. This Combination and Investment Agreement and the Investment Management Agreements constitute valid and legally binding agreements, enforceable against AMHC, AmerUs and AmerUs Capital Management, as the case may be, in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, rehabilitation, liquidation, conservatorship, receivership and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 6.4 Governmental Authorization. Except as set forth in Schedule 6.4, the execution, delivery and performance by AMHC and AmerUs of this Combination and Investment Agreement and by AmerUs Capital Management of the Investment Management Agreements requires no action by or in respect of, or filing with or approval by, any governmental body, agency, or official on the part of AMHC, AmerUs or AmerUs Capital Management other than (i) filing with or approvals described on Schedule 6.4 under the insurance laws of the jurisdictions referenced therein, (ii) compliance with any applicable requirements of the HSR Act, (iii) filings required to be made with the SEC under Applicable Law, (iv) filings and notices not required to be made or given until after each of the Closing Dates, (v) filings, at any time, of tax returns, tax reports and tax information statements and (vi) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of AMHC or any AMHC Material Subsidiary to conduct their businesses.


     Section 6.5 Non-Contravention. Except as set forth in Schedule 6.5, the execution, delivery and performance by AMHC and AmerUs of this Combination and Investment Agreement and by AmerUs Capital Management of the Investment Management Agreements does not and will not (i) violate the articles of incorporation or bylaws of AMHC, AmerUs or AmerUs Capital Management, as presently constituted or as the same may be amended pursuant to the AMHC Plan,
(ii) assuming compliance with the matters referred to in Section 6.4, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of AMHC, AmerUs or AmerUs Capital Management or to a loss of any benefit to which AMHC, AmerUs or AmerUs Capital Management is entitled under, any material agreement or other material instrument binding upon such Person, or any material license, franchise, Permit or other similar authorization held by AMHC, AmerUs or AmerUs Capital Management, or (iv) result in the creation or imposition of any material Lien on any asset of AMHC, AmerUs or AmerUs Capital Management.


     Section 6.6 Financial Statements. (a) AMHC and AmerUs have previously made available to Indianapolis Life true and complete copies of the following:

          (i) the consolidated Annual Audited GAAP Statements for AMHC and AmerUs and the individual Annual SAP Statements and Annual Audited SAP Statements for each of the AMHC Insurer Subsidiaries as of and for the years ended December 31, 1996, 1997 and 1998; and

          (ii) the consolidated Quarterly GAAP Statements for AMHC and AmerUs and the individual Quarterly SAP Statements for each of the AMHC Insurer Subsidiaries as of and for the calendar quarters ended March 31, 1999, June 30, 1999, and September 30, 1999 (collectively with the items described in Section 6.6(a)(i) and financial statements of the kinds described above as of and for the annual and quarterly periods ending on or after the dates mentioned above, the "AMHC Statements").

     (b) Since December 31, 1997, each of the AMHC Material Insurer Subsidiaries has filed all material financial reports, together with any amendments required to be made with respect thereto, that it has been required to file with state insurance regulatory authorities (the "AMHC Insurer Subsidiary Filings"), and all of the AMHC Insurer Subsidiary Filings prior to the date hereof complied, and all such filings made hereafter prior to the Combination Closing Date will comply, in all material respects with applicable insurance laws, rules and regulations and, except as disclosed in Schedule 6.6(b), there are no material open or unresolved issues which were raised by any insurance regulatory authority and brought to the attention of such AMHC Material Insurer Subsidiary by such regulatory authority with respect to any of such filings.

     (c) Each AMHC Statement was prepared (and, as to AMHC Statements to be prepared after the date of this Combination and Investment Agreement, will be prepared) in accordance with GAAP or SAP, as applicable, and presents (and, as to AMHC Statements to be prepared after the date of this Combination and Investment Agreement, will present) fairly the financial position of AMHC, AmerUs or the relevant Subsidiary, as the case may be, as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flows of such entity for the respective periods covered thereby (subject, in the case of Quarterly GAAP Statements and Quarterly SAP Statements, to the absence of notes and normal year-end adjustments and accruals).

     (d) Prior to each of the Closing Dates, AMHC and AmerUs shall have delivered to Indianapolis Life and ILGC true and complete copies of each AMHC Statement prepared after the date hereof, and each such AMHC Statement shall conform to the representations and warranties contained in this Section 6.6.

     Section 6.7 Absence of Certain Changes.  Except as disclosed in Schedule
6.7 or as expressly contemplated by this Combination and Investment Agreement, since December 31, 1998, the business of AMHC and the AMHC Material Subsidiaries has been conducted in the ordinary course (including, without limitation, with regard to underwriting, pricing, actuarial and investment policies generally) and there has not been:

          (a) any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have Material Adverse Effect with respect to AMHC;

          (b) any amendment, termination, waiver, disposal or lapse of, or other failure to preserve, or regulatory agreement with respect to any Permit of AMHC or any AMHC Material Subsidiary the result of which individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on AMHC;

          (c) any material change in the financial, tax or accounting policies of AMHC or any AMHC Material Subsidiary, except for any such change as a result of a concurrent change in GAAP or SAP; or

          (d) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     Section 6.8 Capital Structure. (a) As of December 31, 1999, the authorized capital stock of AmerUs consists of (i) 180,000,000 shares of Class A Common Stock, without par value ("AmerUs Common Stock"), (ii) 50,000,000 shares of Class B Common Stock, without par value, of AmerUs ("AmerUs Class B Common Stock") and (iii) 20,000,000 shares of Preferred Stock, without par value, of AmerUs ("AmerUs Preferred Stock"). At the close of business on January 12, 2000:
(i) 25,072,888 shares of AmerUs Common Stock were issued and outstanding; (ii) 5,000,000 shares of AmerUs Class B Common Stock were issued and outstanding; and
(iii) no shares of AmerUs Preferred Stock were issued and outstanding. All outstanding shares of capital stock of AmerUs are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of December 31, 1999, except as set forth in Schedule 6.8 or in the AmerUs Filed SEC Documents, there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of AmerUs, (B) any securities of AmerUs convertible into or exchangeable or exercisable for shares of capital stock or voting securities of AmerUs and (C) any warrants, calls, options or other rights to acquire from

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

AmerUs or any Subsidiary of AmerUs, and no obligation of AmerUs or any Subsidiary of AmerUs to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of AmerUs.

     (b) Assuming consummation of and subject to the AMHC Plan, upon the AMHC Demutualization as contemplated by the AMHC Plan all outstanding shares of capital stock of AMHC will be, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, in each case as of the effective date of the AMHC Demutualization.

     (c) Assuming consummation of and subject to the Plan of Conversion, upon the Combination as contemplated by the Plan of Conversion all outstanding shares of capital stock of AMHC will be, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, in each case as of the Combination Effective Time.

     Section 6.9 SEC Reports. (a) Except as disclosed in Schedule 6.9, AmerUs has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1997 (the "AmerUs SEC Documents"). As of their respective dates, the AmerUs SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such AmerUs SEC Documents, and none of the AmerUs SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any AmerUs SEC Document has been revised or superseded by a later filed AmerUs SEC Document, none of the AmerUs SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AmerUs included in the AmerUs SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of AmerUs and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

     (b) As of their respective dates, the AMHC SEC Documents shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such AMHC SEC Documents, and none of the AMHC SEC Documents shall when filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any AMHC SEC Document is revised or superseded by a later filed AMHC SEC Document, none of the AMHC SEC Documents shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AMHC to be included in the AMHC SEC Documents shall comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, shall have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and shall fairly present in all material respects the consolidated financial position of AMHC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

     (c) Except as set forth in Schedule 6.9, neither AMHC nor any AMHC Material Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of AMHC or in the notes filed as a part thereof which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AMHC.

     Section 6.10 Information Supplied. None of the information supplied by AMHC or AmerUs for inclusion or incorporation by reference in Indianapolis Life's Member Information Statement will, at the date such statement is first mailed to Indianapolis Life's policyholders or at the time of any meeting of such policyholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 6.11 Taxes.  Except as disclosed in Schedule 6.11,

     (a) All Tax Returns required to be filed with respect to AMHC and each AMHC Material Insurer Subsidiary have been duly and timely filed, other than any Tax Return the failure of which to timely file would not reasonably be expected to have a Material Adverse Effect on AMHC. All such Tax Returns are true, correct and complete in all material respects and AMHC and each AMHC Material Insurer Subsidiary (i) has duly and timely paid all Taxes that are shown as due on such Tax Returns, or claimed or asserted by any taxing authority to be due, from such Person for the periods covered by such Tax Returns (unless such Taxes are being contested in good faith and adequate reserves therefor have been established in its books and records) and have made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or (ii) has duly provided for all such Taxes in the AMHC Statements. There are no filed Liens with respect to Taxes (except for Liens for Taxes not yet due and owing) upon any of the Assets of AMHC or any AMHC Material Insurer Subsidiary.

     (b) With respect to any period or portion thereof through each of the Closing Dates for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, AMHC and each AMHC Material Insurer Subsidiary has established due and sufficient reserves for the payment of such Taxes in accordance with SAP and GAAP, as applicable, and such current reserves through each of the Closing Dates are duly and fully provided for in all material respects in the AMHC Statements of such Person for the period then ended.

     (c) The United States consolidated federal income Tax Returns in which AMHC and certain of its subsidiaries joined have been examined by the Internal Revenue Service for taxable years through the year ended December 31, 1992 (and through the year ended December 31, 1994 with respect to Delta Life and Annuity Company) and all material deficiencies resulting from such examinations have been paid; taxable years through the year ended December 31, 1996 are currently before the IRS Office of Appeals or under examination.

     (d) Neither AMHC nor any AMHC Material Insurer Subsidiary has been or is in violation (or with notice or lapse of time, or both, would be in violation) of any Applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws), other than a violation which would not reasonably be expected to have a Material Adverse Effect on AMHC. AMHC and each AMHC Material Insurer Subsidiary has duly and timely withheld in all material respects from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Applicable Laws.

     (e) As of December 31, 1998, neither AMHC nor any AMHC Material Insurer Subsidiary had nor, during the period from December 31, 1998 through each of the Closing Dates will have, any Tax Liability in respect of Taxes to any policyholder thereof, as applicable, or any of such Person's Affiliates that resulted or will result from a transaction with an Affiliate prior to each of the Closing Dates that would require payment after December 31, 1998 which would reasonably be expected to have a Material Adverse Effect on AMHC.

     Section 6.12 Litigation. Schedule 6.12 contains a list of litigation pending as of the date hereof against AMHC, AmerUs and any Subsidiary thereof which individually involves a claim or claims for any injunction or similar relief or for damages exceeding $500,000 or an unspecified amount of damages. Except as disclosed in Schedule 6.12, (i) there are no actions, suits, investigations or proceedings pending or, to the knowledge of AMHC or AmerUs, threatened, against AMHC or any AMHC Material Subsidiary or its Assets, at law or in equity, in, before, or by any Person that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect on AMHC; (ii) there are no writs, judgments, decrees or similar orders of any Governmental Entity with competent jurisdiction outstanding against AMHC or any AMHC Material Subsidiary that individually exceed $100,000 or that individually or in the aggregate have or would reasonably be expected to have a Material Adverse Effect on AMHC; and (iii) as of the date hereof, there is no action, suit, investigation or proceeding pending against, or affecting the properties of AMHC or any AMHC Material Subsidiary before any court or arbitrator or any governmental body, agency or official which challenges or seeks to prevent the transactions contemplated hereby.

     Section 6.13 Compliance with Laws. (a) The business of AMHC and the AMHC Material Insurer Subsidiaries is being conducted in compliance in all material respects with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all respects and were in compliance in all respects with such laws, except where the failure to be so conducted or filed or to be in such compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on AMHC.

     (b) Except where the failure of the following to be true would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on AMHC, (i) AMHC and the AMHC Material Insurer Subsidiaries have all Permits the use and exercise of which are necessary for the conduct of its business as now conducted, (ii) the business of AMHC and the AMHC Material Insurer Subsidiaries has been and is being conducted in compliance, in all material respects, with all such Permits, (iii) all such Permits are in full force and effect, and (iv) there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Permit.

     (c) Except as set forth on Schedule 6.13(c), and except where any inaccuracy in the following would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) no REO or AMHC and AmerUs Facilities have been used for the storage, treatment, generation, transportation, manufacture, processing, handling, production, distribution, deposit, burial, use or disposal of any Hazardous Substance except in compliance with Environmental Laws, (ii) neither AMHC nor any AMHC Material Subsidiary has any liability arising out of or resulting from a release of any Hazardous Substance on or from any such real estate and (iii) AMHC and each AMHC Material Subsidiary has complied in all material respects with all applicable Environmental Laws relating to such real estate and the business and activities conducted thereon.

     Section 6.14 Solvency. AMHC, AmerUs and the AMHC Material Subsidiaries are solvent and are not financially impaired, such that they would be unable to pay their debts or to meet their obligations as they mature or such that their assets do not exceed their liabilities plus the greater of any capital and surplus required by Applicable Law to be constantly maintained.

     Section 6.15 Brokers; Schedule of Fees and Expenses. Merrill Lynch, a copy of whose engagement agreement has been provided to Indianapolis Life, is entitled to fees from AMHC in accordance with the provisions of said engagement agreements by virtue of the transactions contemplated hereby. Except for Merrill Lynch and any investment bankers or other advisors primarily engaged by AMHC, AmerUs or their respective Boards of Directors in connection with the AMHC Demutualization, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of AMHC or any Subsidiary thereof who might be entitled to any fee or commission upon (i) the execution of this Combination and Investment Agreement, (ii) the consummation of the transactions contemplated by this Combination and Investment Agreement, or (iii) the termination of this Combination and Investment Agreement.

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

                                   ARTICLE 7

                    COVENANTS OF INDIANAPOLIS LIFE AND ILGC

     Section 7.1 Conduct of Business of Indianapolis Life and ILGC Prior to the Combination Closing Date. Indianapolis Life and ILGC each covenant and agree that, after the date hereof and prior to the Combination Closing Date (unless AMHC and AmerUs shall otherwise approve in writing, and except as otherwise expressly contemplated by this Combination and Investment Agreement or the Investment Management Agreements):

          (a) it will, and will cause each of its Subsidiaries to, exercise its best efforts to maintain itself at all times in all material respects as a corporation duly organized, validly existing, and duly qualified to conduct its business;

          (b) it will, and will cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and in accordance with sound business practices and it will, and will cause each of its Subsidiaries to, exercise its best efforts not to commit any act, and not to fail to take any act, which act or failure to act would constitute a material breach of or default under any contract, agreement, plan, lease, policy, or License or which act or failure to act would fail to comply in any material respects with any Applicable Laws relating to it and to the conduct of its business which breach, default or failure to comply would or would be likely to materially and adversely affect the consummation of the transactions contemplated hereby, it being understood and agreed that nothing herein shall permit Indianapolis Life or ILGC or their Subsidiaries to enter into or engage in (through acquisition, product extension or otherwise) the business of providing any products or services materially different from existing products or services of Indianapolis Life, ILGC or their Subsidiaries, as the case may be, or to enter into or engage in new lines of business without AMHC's and AmerUs' prior written approval;

          (c) it will, and will cause each of its Subsidiaries to, promptly advise AMHC and AmerUs in writing of any material adverse change in the condition (financial or otherwise), assets, Liabilities, earnings, or business of Indianapolis Life or of any of its Subsidiaries or of any breach, default or failure to comply by such Person of the type referred to in subparagraph (b) immediately above or of any litigation involving it which is of such a character as to materially and adversely affect (or might reasonably be expected to materially and adversely affect) any Indianapolis Life Company or the consummation of the transactions contemplated hereby;

          (d) to the extent consistent with (b) above it will, and will cause each of its Subsidiaries to, use its best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates;


          (e) it shall not (i) issue, sell, pledge, dispose of or encumber any equity ownership interests in any of its Subsidiaries; (ii) amend its articles of incorporation or bylaws; (iii) authorize, declare, set aside or pay any policyholder dividend payable in cash or property other than in the ordinary course of business consistent with past practice and in accordance with approved dividend plans; or (iv) in the case of ILGC, authorize, declare, set aside or pay any shareholder dividend except in accordance with Section 2.2(a) hereof;


          (f) with respect to any Indianapolis Life Company, it shall not (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets, or permit or cause its Subsidiaries to do the same; (ii) other than in the ordinary and usual course of business consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets or incur or modify any material indebtedness or other liability, or permit or cause its Subsidiaries to do the same; (iii) make or authorize or commit to any capital expenditures (including entering into capital lease obligations) for tangible assets other than as set forth in Schedule 7.1(f) or in amounts not exceeding $200,000 in the aggregate; or (iv) by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, including by way of assumption reinsurance (other than in connection with ordinary course investment activities); or permit or cause its Subsidiaries to do any of the foregoing;

          (g) it shall not, and shall not permit or cause any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations legally due and payable and arising in the ordinary and usual course of business, claims arising under the terms of products, contracts or policies issued by Indianapolis Life or an Indianapolis Life Insurer Subsidiary in the ordinary and usual course of business and such other claims, liabilities or obligations as shall not exceed $200,000 in the aggregate;

          (h) it shall, and it shall cause its Subsidiaries to, (i) prepare properly and file duly and validly all reports and all Tax Returns required to be filed with any Governmental Entity with respect to its business, operations, or affairs and (ii) pay in full and when due all Taxes indicated by such Tax Returns or otherwise levied or assessed upon it or any of its Assets, and withhold or collect or pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that is required to so withhold or collect and pay, unless reasonable reserves therefor have been established and reflected in its books and records;

          (i) it shall not, and shall not permit or cause any of its Subsidiaries to, make or change any tax election, settle any material audit, file any amended tax returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (j) it shall not, and shall not permit or cause any of its Subsidiaries to, enter into any agreement containing any provision or covenant limiting in any material respect the ability to (i) sell any products or services of or to any other Person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any person to provide products or services to a Subsidiary;

          (k) it shall not, and shall not permit or cause any of its Subsidiaries to, terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the Significant Agreements other than the employment agreements between Indianapolis Life and those employees listed on Schedule 7.1(k) hereto, in connection with entry into new employment agreements as described and set forth on Schedule 7.1(k), and it shall not, and shall not permit or cause any of its Subsidiaries to, terminate, or in any manner material thereto modify, amend or waive compliance with, any Company Plan, other than as set forth on
     Schedule 7.1(k); and it shall not (i) make any representation or promise, oral or written, to any employee or agent that is inconsistent with the terms of any Company Plan, (ii) approve any general or company wide pay increases for its employees, (iii) make any change to, or amend in any way, the salaries, wages, or other compensation of any employee whose annual compensation exceeds $100,000 other than, in the case of clauses (ii) and
     (iii), routine changes or amendments that are made in the ordinary course of business and consistent with past practice and do not and will not exceed, in the aggregate (including changes under both clauses (ii) and (iii)), 5% of the total salaries, wages and other compensation of all its employees;

          (l) it shall not, and shall not permit or cause any of its Subsidiaries to, enter into any new quota share or other reinsurance transaction other than in the ordinary course of business consistent with past practice, nor to make any commutation of any reinsurance treaty or recapture of reinsured business;

          (m) it shall not make, or permit or cause any of its Subsidiaries to make, any investment of Indianapolis Life Assets other than in accordance with the investment policies set forth in Schedule 4.7(viii);

          (n) it shall not, and shall not permit or cause any of its Subsidiaries to, change any of its or their material accounting principles, methods or policies (including, without limitation, any reserving methods or policies) used by it or them, except as may be required as a result of a change in Applicable Law, GAAP or SAP;

          (o) it shall not, and shall not permit or cause any of its Subsidiaries to, effect any transactions with any Affiliates, other than pursuant to arrangements existing as of the date hereof or in the ordinary course of business consistent with past practice;

          (p) it shall not, and shall not permit or cause any of its Subsidiaries to, take any actions or omit to take any actions that would cause any of its representations and warranties herein to become untrue in any material respect or that would, individually or in the aggregate, cause or reasonably be expected to cause a Material Adverse Effect;

          (q) it shall not terminate, cancel or amend any insurance coverage maintained by it or any of its Subsidiaries with respect to any material assets which is not replaced by a comparable amount of insurance coverage; and

          (r) it shall not, and shall not permit or cause any of its Subsidiaries to, authorize or enter into an agreement prohibited by the foregoing.

     Section 7.2 Competing Transaction Proposals. (a) Indianapolis Life and ILGC, will not, and will not permit or cause any of its officers and directors to, and shall direct its Representatives not to, and will not permit or cause any of their Subsidiaries or permit or cause their respective Representatives to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, affiliation, sponsored demutualization, share exchange, consolidation or similar transaction involving, or any purchase of 5% or more of the assets or any equity securities of, or demutualization or conversion of, Indianapolis Life, ILGC or any of their Subsidiaries, as the case may be, other than as expressly required under this Combination and Investment Agreement or as expressly authorized by AMHC and AmerUs; or (ii) a transaction involving a pooling or affiliation of the business of either Indianapolis Life, ILGC or any of their Subsidiaries with another Person or any similar business combination or restructuring, other than a transaction expressly provided for herein (any of the foregoing in (i) or (ii), a "Competing Transaction Proposal"). Subject to
Section 7.2(b), Indianapolis Life and ILGC will not, and will not permit or cause any of their Subsidiaries or any of their respective officers and directors to, and shall direct its, and shall cause them to direct their, employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any Person relating to a Competing Transaction Proposal, whether made before or after the date of this Combination and Investment Agreement, or otherwise facilitate any effort or attempt to make or implement a Competing Transaction Proposal. Indianapolis Life and ILGC will, and will cause each of their Subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 7.2. Indianapolis Life and ILGC will notify AMHC and AmerUs immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of their Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep AMHC and AmerUs informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Indianapolis Life and ILGC also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a Competing Transaction Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it.

     (b) Nothing contained in Section 7.2(a) shall prevent Indianapolis Life or its Board of Directors from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Competing Transaction Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Competing Transaction Proposal; or (C) recommending such a Competing Transaction Proposal to the policyholders of Indianapolis Life and/or permitting such policyholders to vote on such Competing Transaction Proposal, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of Indianapolis Life determines in good faith that the failure to take such action is reasonably likely to result in a breach of such Board's fiduciary duties under, or otherwise violate, Applicable Law; and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of Indianapolis Life determines in good faith that such Competing Transaction Proposal is a Superior Proposal. Indianapolis Life shall promptly inform AMHC of any actions taken in reliance on this Section 7.2(b) and shall promptly forward copies of any documents concerning a Competing Transaction Proposal to AMHC.

     (c) For purposes of this Section 7.2, "Superior Proposal" shall mean a Competing Transaction Proposal which, if accepted by Indianapolis Life, ILGC or a Subsidiary thereof, is reasonably capable of being consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and which, if consummated, would result in a more favorable transaction for Indianapolis Life and its policyholders than the transaction contemplated by this Combination and Investment Agreement, taking into account all legal, financial and regulatory aspects of the proposal.

     (d) Indianapolis Life shall provide AMHC ten (10) Business Days prior written notice before any Board of Directors consideration of or the entering into of any agreement, letter of intent or other arrangement contemplating, directly or indirectly, a Competing Transaction Proposal or Superior Proposal.

     Section 7.3 IL Annuity Business and Capital Stock. Until the purchase or repurchase of all of the shares of Non-Voting Common Stock or the Converted Shares, as the case may be, pursuant to Section 2.4 hereof, Indianapolis Life and ILGC (i) will conduct IL Annuity's business in the ordinary course of such annuity business, (ii) will not transfer any shares of capital stock or any other instruments exchangeable into such stock of IL Annuity except as expressly contemplated by this Combination and Investment Agreement or the Investment Management Agreements, and (iii) will ensure that the shares of capital stock of IL Annuity are free and clear of all Liens and are free of any other restriction on transfer to the Holder (to the extent such transfer is permitted pursuant to Section 2.1(a) hereof) other than Applicable Law.

     Section 7.4 Investment Management Agreements. (a) Indianapolis Life shall, and Indianapolis Life and ILGC shall cause the Indianapolis Life Insurer Subsidiaries to, consistent with the terms of the Investment Management Agreements, terminate and/or amend any agreement under which Indianapolis Life or a Subsidiary thereof provides investment management services (including without limitation any services to be provided by AmerUs Capital Management under the applicable Investment Management Agreement) to any of the Indianapolis Life Insurer Subsidiaries.

     (b) Indianapolis Life shall, and Indianapolis Life and ILGC shall cause the Indianapolis Life Insurer Subsidiaries to, continue the term of their respective Investment Management Agreements until all of the shares of Non-Voting Common Stock and Converted Shares have been purchased by Indianapolis Life and/or repurchased by ILGC, as the case may be; provided, however, that the foregoing shall not apply in the event this Combination and Investment Agreement is terminated pursuant to Section 11.2(d) or 11.4, so long as at least 180 days prior written notice of termination of such Investment Management Agreements is given after the applicable Termination Date.

                                   ARTICLE 8

                          COVENANTS OF AMHC AND AMERUS

     Section 8.1 Conduct of Business of AMHC and AmerUs Prior to the Combination Closing Date. AMHC and AmerUs each covenant and agree that, after the date hereof and prior to the Combination Closing Date (unless Indianapolis Life and ILGC shall otherwise approve in writing, and except as otherwise expressly contemplated by this Combination and Investment Agreement or the Investment Management Agreements):

          (a) it will, and will cause each of the AMHC Material Subsidiaries to, exercise its best efforts to maintain itself at all times in all material respects as a corporation duly organized, validly existing, in good standing, and duly qualified to conduct its business;

          (b) it will, and will cause each of the AMHC Material Subsidiaries to exercise its best efforts to not commit any act, and will not fail to take any act, which such act or failure to act constitutes a material breach of or default under any material contract, agreement, plan, lease, policy, or License or which fails to comply in any material respects with any Applicable Laws relating to it and to the conduct of its business which breach, default or failure to comply would or would be likely to materially and adversely affect the consummation of the transactions contemplated hereby;

          (c) it will, and will cause each of the AMHC Material Subsidiaries to, promptly advise Indianapolis Life and ILGC in writing of any material adverse change in the condition (financial or otherwise), earnings, or business of AMHC or of any of the AMHC Material Subsidiaries or of any breach, default or failure to comply by such Person of the type referred to in subparagraph (b) immediately above or of any litigation involving it which is of such a character as to materially and adversely affect (or might reasonably be expected to materially and adversely affect) AMHC or the AMHC Material Subsidiaries or the consummation of the transactions contemplated hereby;

          (d) to the extent consistent with (b) above it will, and will cause each of the AMHC Material Subsidiaries to, use its best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers and employees;

          (e) it shall not, and shall not permit or cause any of the AMHC Material Subsidiaries to, change any of its or their material accounting principles, methods or policies (including, without limitation, any material reserving methods or policies) used by it or them, except as may be required as a result of a change in Applicable Law, GAAP or SAP;

          (f) it shall not, and shall not permit or cause any of its Subsidiaries to, take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect or that would, individually or in the aggregate, cause or reasonably be expected to cause a Material Adverse Effect;

          (g) it shall not terminate, cancel or amend any insurance coverage maintained by it or any of the AMHC Material Subsidiaries with respect to any material assets which is not replaced by a comparable amount of insurance coverage or is not necessary, in its reasonable judgment; and

          (h) it shall not, and shall not permit or cause any of its Subsidiaries to, authorize or enter into an agreement prohibited by the foregoing.


     Section 8.2 Indemnification. All rights to indemnification now existing in favor of employees, directors and officers of Indianapolis Life, ILGC or their Subsidiaries as provided in the articles of incorporation and bylaws of Indianapolis Life, ILGC or their Subsidiaries, as the case may be, shall survive the Combination Effective Time for a period of no less than six (6) years duration, subject to Applicable Law; provided, further, that the employees, directors and officers of Indianapolis Life, ILGC or their Subsidiaries shall also be entitled to all rights to indemnification provided by AMHC or AmerUs to the fullest extent permitted by Applicable Law and the articles of incorporation of AMHC or AmerUs.


     Section 8.3 No Prohibitive Transactions. AMHC and AmerUs will not, and will not permit or cause any of their Subsidiaries to, enter into (i) any merger, reorganization, exchange, consolidation or similar transaction with another Person (other than with an Affiliate thereof or a party to this Combination and Investment Agreement), if AMHC, AmerUs or such Subsidiary, as the case may be, shall not be the continuing or surviving corporation of such transaction or if the majority of such continuing or surviving corporation's directors shall not have been affiliated with AMHC, AmerUs or such Subsidiary (or with an Affiliate thereof or a party to this Combination and Investment Agreement) prior to the consummation of such merger or consolidation, or (ii) any transaction involving a reinsurance pooling of the business of either AMHC or its Subsidiaries with another Person (other than with an Affiliate thereof or a party to this Combination and Investment Agreement) or any similar business combination or restructuring, if, in the case of either (i) or (ii) above, such transaction would prevent AMHC or AmerUs from consummating the transactions contemplated in this Agreement (any of the foregoing in (i) or (ii), a "Prohibitive Transaction"). AMHC or AmerUs will notify Indianapolis Life and ILGC immediately upon determining that a proposal has been made that would, if consummated, constitute a Prohibitive Transaction, and thereafter shall keep

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Indianapolis Life and ILGC informed, on a current basis, of the status and terms of any such proposal or offer and the status of any such negotiations or discussions.

     Section 8.4 Compliance with Federal Securities Laws. AMHC shall use reasonable efforts to (i) take such action necessary to register under the federal securities laws the issuance of the AMHC Shares to be received by the policyholders of Indianapolis Life pursuant to the Combination and to maintain the effectiveness of such registration or (ii) diligently pursue the receipt from the SEC of assurance that the registration of the issuance of such AMHC Shares is not required under federal securities laws.

                                   ARTICLE 9

             COVENANTS OF AMHC, AMERUS, INDIANAPOLIS LIFE AND ILGC

     AMHC, AmerUs, Indianapolis Life and ILGC agree that:

     Section 9.1 Reasonable Efforts. Subject to the terms and conditions of this Combination and Investment Agreement and the Investment Management Agreements, AMHC, AmerUs, Indianapolis Life and ILGC will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under Applicable Law to consummate the transactions contemplated hereby. AMHC, AmerUs, Indianapolis Life and ILGC will promptly prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the regulatory approvals specified in Schedules 4.4, 5.1 and 6.4, promptly file all supplements or amendments thereto and use best efforts to obtain the regulatory approvals specified in Schedules 4.4, 5.1 and 6.4 as promptly as practicable; provided, however, that the foregoing shall not require AMHC and AmerUs to submit to any action or condition by any state insurance regulatory authority other than the Iowa Commissioner of Insurance that would interfere with or delay the AMHC Demutualization. AMHC, AmerUs, Indianapolis Life and ILGC will provide each other and their counsel the opportunity to review in advance and comment on all such filings. AMHC, AmerUs, Indianapolis Life and ILGC will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedules 4.4, 5.1 and 6.4.

     Section 9.2 Notices of Certain Events. Each party shall, and shall cause its Subsidiaries to, promptly notify the other party of:

          (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

          (b) any notice or other communication received relating to the transactions contemplated hereby and any other significant notices or other communications from any Governmental Entity; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Combination and Investment Agreement, would have been required to have been disclosed pursuant to Section 9.2 or that relate to and/or affect the consummation of the transactions contemplated hereby.

     Section 9.3 Cooperation. Indianapolis Life, ILGC, AMHC and AmerUs shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated hereby; (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and reasonably seeking to obtain in timely fashion any such actions, consents, approvals or waivers; and (iii) in making any presentation to, or responding to any inquiry relating to a transaction contemplated hereby from, a rating agency or organization. It is expressly understood by the parties hereto that the Representatives of AMHC, AmerUs, Indianapolis Life and ILGC shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or rating agency or other organization relating to this Combination and Investment Agreement and/or the transactions contemplated herein. In furtherance of the foregoing, AMHC, AmerUs, Indianapolis Life and ILGC shall provide
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each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event. The notice required to be given under this Section
9.3 shall be given to the Representatives of Indianapolis Life and ILGC or AMHC and AmerUs entitled to receive notices hereunder, or such other individuals as AMHC and AmerUs or Indianapolis Life and ILGC, as the case may be, shall designate.

     Section 9.4 Public Announcements; Confidentiality. (a) The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Combination and Investment Agreement or the Investment Management Agreements or the transactions contemplated hereby and, except as may be required by Applicable Law, will not make any such public statement prior to such consultation.

     (b) AMHC and AmerUs, on the one hand, and Indianapolis Life and ILGC, on the other, acknowledge that they will in connection with the performance of this Combination and Investment Agreement receive confidential and proprietary information concerning the business and operations of each other. Any of such parties providing information to another of such parties shall be referred to as a "Furnishing Party," and any of such parties receiving information from such Furnishing Party shall be referred to as a "Receiving Party." As a condition to such information being provided by a Furnishing Party to a Receiving Party or its Representatives, the Receiving Party agrees to treat any information provided by the Furnishing Party, or any Representatives, whether before or after the date of this Combination and Investment Agreement, by or on behalf of the Furnishing Party (herein collectively referred to as the "Confidential Material") in accordance with the provisions of this Section 9.4 and to take or abstain from taking certain other actions herein set forth. The term "Confidential Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by a Receiving Party or its Representatives, which contain, reflect or are based upon, in whole or in part, the information provided by a Furnishing Party or its Representatives pursuant hereto. The term "Confidential Material" does not include information which (i) is already in the Receiving Party's possession, provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Furnishing Party or another person; or (ii) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives; or (iii) becomes available to a Receiving Party on a non-confidential basis from a source other than the Furnishing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with or other obligation of secrecy to the Furnishing Party or another Person.

     (c) The Receiving Party hereby agrees that the Confidential Material will be used solely for the purpose of performing its obligations under, and acts contemplated by, this Combination and Investment Agreement, and that the Confidential Material will be kept confidential and that the Receiving Party and its Representatives will not disclose any of the Confidential Material in any manner whatsoever, provided, however, that (i) any of such information may be disclosed to a Receiving Party's Representatives who need to know such information for the purpose of performing such Receiving Party's obligations under, or acts contemplated by, the Combination and Investment Agreement (it being understood that such Representatives shall be informed by such Receiving Party of the confidential nature of such information and shall be directed by such Receiving Party to treat such information confidentially and shall agree to be bound by the terms hereof to the same extent as if they were parties hereto), and (ii) any disclosure of such information may be made to which the Furnishing Party consents in writing. In any event, the Receiving Party shall be responsible for any breach of this Section 9.4 by any of its Representatives, and such Receiving Party agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Material.

     (d) In the event that a Receiving Party or any person to whom such Receiving Party transmits any Confidential Material in accordance with this
Section 9.4 is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, regulatory request, civil investigative demand or similar process), to disclose any Confidential Material, such Receiving Party shall provide the Furnishing Party prompt notice of such request or requirement so that the Furnishing Party may seek an appropriate protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Receiving Party shall (i) furnish only the portion of the Confidential Material which such
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Receiving Party deems necessary to disclose and (ii) upon the Furnishing Party's request, use all reasonable efforts to obtain assurances that confidential treatment will be accorded to such information. In no event shall disclosure of Confidential Material in response to such request or requirement in accordance with this Section 9.4(d) be deemed a breach of this Section 9.4 by a Receiving Party or result in any liability to such Receiving Party. Nothing in this
Section 9.4 shall prohibit any party, after reasonable advance notice to the Furnishing Party, from disclosing Confidential Material which, in the opinion of counsel for the Receiving Party, is required to be disclosed in compliance with any Applicable Laws. Confidential Material may be disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, provided that such party shall use such reasonable efforts to maintain the confidentiality of the Confidential Material as may not inhibit its ability to enforce such rights or remedies, including without limitation requesting confidential treatment from any court.

     (e) Indianapolis Life and ILGC acknowledge that they are both are aware, and agree to advise their Representatives who are informed as to the matters which are the subject of this Combination and Investment Agreement, that the United States securities laws prohibit any Person who has material, nonpublic information concerning the subject of this Combination and Investment Agreement or AmerUs, which is publicly traded, or AMHC which will be publicly traded after the AMHC Demutualization, from purchasing or selling securities of AmerUs or AMHC, or from communicating any nonpublic information about AmerUs, AMHC or the subject of this Combination and Investment Agreement to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. Furthermore, each party hereto agrees that, for a period of one year from any Termination Date, unless specifically invited in writing by the Board of Directors of another party hereto, such first party will not in any manner, directly or indirectly, effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any acquisition of any securities (or beneficial ownership thereof) of such other party or any of its affiliates.

     (f) In the event this Combination and Investment Agreement is terminated, each Receiving Party shall promptly deliver to the appropriate Furnishing Party any Confidential Material received from such Furnishing Party or destroy all written Confidential Material and any other written material containing or reflecting any information in the Confidential Material (whether prepared by the Receiving Party, its Representatives or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by the Receiving Party or its Representatives based on the information in the Confidential Material shall be returned or destroyed. To the extent a Receiving Party elects to destroy any Confidential Material, such destruction shall be certified in writing to the appropriate Furnishing Party by an authorized officer supervising such destruction. All Confidential Material not destroyed shall be returned to the appropriate Furnishing Party. Notwithstanding the return or destruction of the Confidential Material, the Receiving Party and its Representatives will continue to be bound by their obligation of confidentiality and other obligations hereunder.

     (g) Until the earliest of (i) the Combination Closing Date, or (ii) eighteen months from the Termination Date, neither AMHC or AmerUs, on the one hand, nor Indianapolis Life or ILGC, on the other, shall, without the prior written consent of such other parties, specifically target for solicitation for employment or other contractual relationship any individual who is known to be an officer, executive, manager or agent of one of such other parties or any of their Subsidiaries; provided, however, that the use of advertisements in publications or on-line and hiring as a result thereof shall not be deemed a violation of this paragraph.

     (h) It is further understood that any violation of this Section 9.4 could result in irreparable damage. Accordingly, it is agreed that money damages would not be a sufficient remedy for any breach of this Section 9.4 and that the Furnishing Party (or the party whose officer, executive, manager or agent is targeted for solicitation in violation of Section 9.4(g) hereof) shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 9.4, but shall be in addition to all other remedies available at law or equity.

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     Section 9.5 Supplemental Disclosure.  Each of Indianapolis Life, ILGC, AMHC
and AmerUs shall have the continuing obligation promptly to advise the other with respect to (i) any material matter hereafter arising and (ii) any material matter hereafter discovered which, in the case of a matter being disclosed pursuant to clause (i) hereof if existing at the date hereof or, in the case of a matter being disclosed pursuant to clause (ii) hereof, if known at the date hereof would have been required to be set forth or described in the respective Schedules provided by them (provided, however, that AMHC and AmerUs shall be deemed to have so advised Indianapolis Life and ILGC of any matter disclosed in an AmerUs Filed SEC Document after the date hereof); provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the date hereof, or constitute part of, or an amendment or supplement to, such party's Schedules or cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party. If prior to either of the Closing Dates, Indianapolis Life, ILGC, AMHC or AmerUs becomes aware of a breach or inaccuracy of a representation or warranty made by it herein, such party shall use its best efforts to cure such breach or inaccuracy as promptly as practicable; provided, however, that no such cure will relieve such party of any liability for such breach or inaccuracy.

     Section 9.6 Access to Information. From the date hereof until the date all of the shares of Non-Voting Common Stock and Converted Shares, as the case may be, are purchased by Indianapolis Life or repurchased by ILGC, as the case may be, subject to any applicable contractual restrictions and applicable legal privileges, and to the extent Applicable Law would not thereby be violated, each party hereto will (i) give, and will cause their Subsidiaries to give, each other party, its counsel, financial advisors, auditors and other authorized Representatives full access, upon reasonable prior notice and during normal business hours, to their offices, properties, books and records, (ii) furnish, and will cause their Subsidiaries to furnish, to each other party, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct their and their Subsidiaries' employees, counsel and financial advisors to cooperate with each other party in relation to the transactions contemplated hereby; provided that, to the extent contractual restrictions limit a party's ability to take any of the actions set forth in this paragraph, such party shall use its best efforts to obtain any necessary contractual consent or accommodate any reasonable request by the other parties with respect to such action by alternative means and provided, further, that to the extent applicable legal privileges or Applicable Laws limit a party's ability to take any of the actions set forth in this paragraph, such party shall use reasonable efforts to accommodate any reasonable request by the other parties with respect to such action by alternative means.

     Section 9.7 Information Provided. From the date hereof until all of the shares of Non-Voting Common Stock or Converted Shares, as the case may be, have been purchased by Indianapolis Life or repurchased by ILGC, as the case may be, each of the parties shall use all reasonable efforts to provide, on a timely basis and upon reasonable request, accurate and complete information in their possession for development of or inclusion in the other party's Member Information Statement and/or in any other documents, including SEC filings, reasonably necessary to obtain approvals in connection with consummation of the transactions contemplated herein or otherwise required in connection with the business of such other party. Indianapolis Life and ILGC understand and agree that (i) all unaudited Indianapolis Life Financial Statements on a GAAP basis (which shall, for purposes of these time periods only, consist of the balance sheet and income statement) shall be provided to AMHC and AmerUs within the following time periods: (A) for the first quarter of 2000, the Indianapolis Life Financial Statements shall be provided on or before May 3, 2000; (B) for the second quarter of 2000, the Indianapolis Life Financial Statements shall be provided within 20 Business Days after the end of such calendar quarter; and (C) for each quarterly and annual period thereafter, the Indianapolis Life Financial Statements shall be provided within 20 days after the end of each calendar quarter; and (ii) all unaudited Indianapolis Life Financial Statements on a SAP basis shall be provided to AMHC and AmerUs within seven (7) days after the due dates for the GAAP Financial Statements for the respective periods as set forth in this Section 9.7. The party furnishing such information shall be solely responsible for any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     Section 9.8 Board Representation Until Final Purchase or Repurchase.  The
parties shall, subject to Applicable Law, cause a designee of AMHC to serve on the ILGC Board of Directors until all of the shares of Non-Voting Common Stock or Converted Shares, as the case may be, have been purchased by Indianapolis Life or repurchased by ILGC, as the case may be.

                                   ARTICLE 10

                    CONDITIONS TO CLOSING OF THE COMBINATION

     Section 10.1 Conditions to Obligations of AMHC, AmerUs, Indianapolis Life and ILGC. The obligations of the parties to consummate the Combination Closing are subject to the satisfaction of the following conditions:

          (i) Any applicable waiting period under the HSR Act relating to the Combination shall have expired or been terminated.

          (ii) All other Permits, clearances, regulatory consents, and Governmental Entity, policyholder and shareholder approvals, as applicable, that are necessary for the consummation of the Combination Closing shall have been obtained, and no provision of any Applicable Law shall prohibit the consummation of the Combination Closing.

          (iii) All material consents, approvals or waivers of all non-governmental Persons necessary for the consummation of the Combination Closing shall have been obtained.

          (iv) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby; provided that the party invoking this condition shall have used its best efforts to have such order or injunction vacated.

          (v) Each other document necessary for consummation of the transactions contemplated hereby shall have been executed and delivered by the parties thereto in the form attached hereto together with such amendments as may have been approved by the parties, and, to the extent not attached hereto, in a form reasonably acceptable to the parties, and the conditions herein and therein have been satisfied.

          (vi) This Combination and Investment Agreement and the Investment Management Agreements shall be in full force and effect.

     Section 10.2 Conditions to Obligation of AMHC and AmerUs. The obligation of AMHC and AmerUs to consummate the Combination Closing is subject to the satisfaction of the following further conditions:

          (i) All Permits, regulatory consents, approvals or clearances necessary for or in connection with the consummation of the Combination Closing shall have been obtained, and no Governmental Entity having jurisdiction over the business of AMHC or its Subsidiaries or any of the Indianapolis Life Companies shall have imposed any condition to such approval, other than conditions that involve solely ministerial acts and/or routine reporting requirements and/or entry into a commitment agreement substantially identical to the letter dated June 15, 1995 captioned "Commitment Agreement to the New York Insurance Department" from Indianapolis Life and Bankers Life.

          (ii) (A) Indianapolis Life and ILGC shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Combination Closing Date, (B) the representations and warranties of Indianapolis Life and ILGC contained in this Combination and Investment Agreement shall be true at and as of the Combination Closing Date, as if made at and as of such date, except where the failure of such representations and warranties to be true has not had and would not reasonably be expected to have a Material Adverse Effect, and
     (C) AMHC and AmerUs shall have received certificates, in the forms attached as Schedules 10.2(ii)(A) and (B), signed by the Chief Executive Officers and Chief Financial Officers of Indianapolis Life and ILGC to the effect that the foregoing conditions have been satisfied.

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          (iii) AMHC and AmerUs shall have received certificates signed by the corporate secretaries or assistant corporate secretaries of Indianapolis Life and ILGC certifying as to: the Articles of Incorporation and By-Laws of Indianapolis Life and ILGC, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Boards of Directors of Indianapolis Life and ILGC with respect to the Combination and the transactions contemplated thereby have been duly and validly adopted and are in full force and effect.

          (iv) AMHC and AmerUs shall have received all documents it may reasonably request relating to the existence of Indianapolis Life and ILGC and the authority of Indianapolis Life and ILGC for this Combination and Investment Agreement and the Investment Management Agreements, all in form and substance reasonably satisfactory to AMHC and AmerUs.

          (v) The Plan of Conversion shall satisfy the provisions of Section 3.5(a).

          (vi) Since the date of this Combination and Investment Agreement, there shall not have been any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Indianapolis Life.

          (vii) No Governmental Entity or third party shall have commenced any proceeding seeking a temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby, or damages other than any such proceeding which, in the judgment of AMHC and AmerUs, would not be reasonably likely to materially interfere with the consummation of the transactions contemplated hereby; provided that, if applicable, AMHC and AmerUs shall have used their reasonable best efforts to have such proceeding dismissed or terminated.

          (viii) AMHC and AmerUs shall have received reasonably acceptable opinions of tax counsel, dated as of the Combination Closing Date, or rulings from the Internal Revenue Service, that the Combination effected pursuant to the Plan of Conversion will be effected on a tax free basis to AMHC and AmerUs.

          (ix) A.M. Best Company, Inc. shall not have informed any of the Indianapolis Life Companies or otherwise announced that it will make a reduction in the ratings of Indianapolis Life, Bankers Life or IL Annuity if the Combination is consummated or for any other reason, where such reduction would or would reasonably be expected to constitute a Material Adverse Effect.

          (x) AMHC and AmerUs shall have received from counsel for Indianapolis Life and ILGC an opinion dated the Combination Closing Date, substantially in the form set forth in Schedule 10.2(x) hereto.

          (xi) AMHC designees shall have been elected to the Board of Directors of Indianapolis Life, to be effective upon the Combination Effective Time, in accordance with Section 3.7(b) hereof.

          (xii) AMHC shall either (i) have received from the SEC reasonable assurance that the issuance of the AMHC Shares to the policyholders of Indianapolis Life pursuant to the Combination may be accomplished without registration of such AMHC Shares under the federal securities laws or (ii) have in effect a registration statement covering issuance of such AMHC Shares.

     Section 10.3 Conditions to Obligation of Indianapolis Life and ILGC. The obligation of Indianapolis Life and ILGC to consummate the Combination Closing is subject to the satisfaction of the following further conditions:

          (i) All Permits, regulatory consents, approvals or clearances necessary for or in connection with the consummation of the Combination Closing shall have been obtained, and no Governmental Entity having jurisdiction over the business of the Indianapolis Life and ILGC shall have imposed any condition to such approval which would materially and adversely affect the aggregate value of the AMHC Shares, cash and policy credits to be received by Eligible Members of Indianapolis Life upon consummation of the Combination or the authority of AMHC to carry out the transactions contemplated hereby.

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          (ii) (A) AMHC and AmerUs shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Combination Closing Date, (B) the representations and warranties of AMHC and AmerUs contained in this Combination and Investment Agreement shall be true at and as of the Combination Closing Date, as if made at and as of such date, except where the failure of such representations and warranties to be true has not had and would not reasonably be expected to have a Material Adverse Effect and (C) Indianapolis Life and ILGC shall have received a certificate, in the form attached as Schedule 10.3(ii), signed by the Chief Executive Officer and Chief Financial Officer of AMHC to the effect that the foregoing conditions have been satisfied.

          (iii) Indianapolis Life and ILGC shall have received certificates signed by the corporate secretary or assistant corporate secretary of AMHC certifying as to: the Articles of Incorporation and By-Laws of AMHC and AmerUs, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Boards of Directors of AMHC and AmerUs with respect to the Combination and the transactions contemplated thereby have been duly and validly adopted and are in full force and effect.

          (iv) Indianapolis Life and ILGC shall have received all documents they may reasonably request relating to the existence of AMHC and AmerUs and the authority of AMHC and AmerUs for this Combination and Investment Agreement and the Investment Management Agreements, all in form and substance reasonably satisfactory to Indianapolis Life and ILGC.

          (v) Since the date of this Combination and Investment Agreement, there shall not have been any events, occurrences, developments or state of circumstances or facts which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on AMHC.

          (vi) No Governmental Entity or third party shall have commenced any proceeding seeking a temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby, or damages other than any such proceeding which, in the judgment of Indianapolis Life and ILGC, would not be reasonably likely to materially interfere with the consummation of the transactions contemplated hereby; provided that, if applicable, Indianapolis Life and ILGC shall have used their reasonable best efforts to have such proceeding dismissed or terminated.

          (vii) Indianapolis Life and ILGC shall have received reasonably acceptable opinions of tax counsel, dated as of the Combination Closing Date, or rulings from the Internal Revenue Service, that the Combination effected pursuant to the Plan of Conversion will be effected (i) on a tax free basis to Indianapolis Life and the Indianapolis Life policyholders receiving only AMHC Shares and (ii) with respect to individual retirement accounts and individual retirement annuities (within the meaning of Code
     Section 408), tax sheltered annuities governed by Code Section 403(b) and "employee benefit plans" (within the meaning of Section 3(3) of ERISA), in such a manner that it does not adversely affect the compliance thereof with the applicable requirements of ERISA or the Code.

          (viii) Indianapolis Life and ILGC shall have received from counsel for AMHC and AmerUs an opinion dated the Combination Closing Date, substantially in the form set forth in Schedule 10.3(viii) hereto.

          (ix) A.M. Best Company, Inc. shall not have informed AMHC or any of the AMHC Insurer Subsidiaries or otherwise announced that it will make a reduction in the ratings of AmerUs Life or American Investors Life if the Combination is consummated or for any other reason, where such reduction would or would reasonably be expected to have a Material Adverse Effect.

          (x) The AMHC Demutualization shall have occurred pursuant to the AMHC Plan in accordance with Section 3.6(a).

          (xi) The IL/AmerUs Directors shall have been elected to the Board of Directors of AMHC and the Chief Executive Officer of Indianapolis Life shall have been elected Vice Chairman of the AMHC Board of Directors, in accordance with Section 3.7(a) hereof, to be effective upon the Combination Effective Time.

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          (xii) The Chief Executive Officer of AMHC shall have delivered to the
     Chief Executive Officer of Indianapolis Life a Post-Combination Plan which provides detail in addition to the essential terms set forth in the Memorandum of Understanding and which is not, except to the extent expressly otherwise agreed by the Chief Executive Officer of Indianapolis Life, materially inconsistent with the Memorandum of Understanding.

                                   ARTICLE 11

                                  TERMINATION

     Section 11.1 Termination Due to Third Party Offer. This Combination and Investment Agreement may be terminated at any time prior to the Combination
Closing:

          (a) by AMHC or AmerUs if the Board of Directors of Indianapolis Life, in any way directly or indirectly, in connection with any Competing Transaction Proposal, withdraws or modifies in a manner adverse to AMHC or AmerUs a recommendation with respect to the Combination, recommends such a Competing Transaction Proposal or votes to permit the Indianapolis Life policyholders to consider such a Competing Transaction Proposal; or

          (b) by AMHC or AmerUs if Indianapolis Life or ILGC enters into an agreement, letter of intent or other arrangement contemplating the effectuation of, directly or indirectly, a Competing Transaction Proposal (provided, however, that if Indianapolis Life and ILGC comply with the last sentence of Section 7.2(b), entry into a confidentiality agreement in connection with a Superior Proposal as provided in Section 7.2(b) hereof shall not in itself constitute a basis for termination under this Section 11.1(b)); or

          (c) by AMHC or AmerUs if a third party obtains the right to elect a majority of the Board of Directors of Indianapolis Life or ILGC or the right to control 10% or more of the voting shares of capital stock of ILGC or any of its Subsidiaries; or

          (d) by Indianapolis Life or ILGC if the Board of Directors of Indianapolis Life resolves to accept a Superior Proposal.

     Section 11.2 Termination Due to Uncontrollable Event; Termination by Mutual Agreement. This Combination and Investment Agreement may be terminated at any time prior to the Combination Closing:

          (a) by any party hereto, if consummation of the Combination Closing becomes prohibited under any Applicable Law, and all rights of appeal with respect thereto shall have been exhausted; or

          (b) by any party hereto, if a party, as applicable, fails to obtain any requisite policyholder, shareholder or Governmental Entity approval necessary to consummate the Combination Closing, provided, however, that a party may not exercise the right to terminate this Combination and Investment Agreement under this subsection 11.2(b) if it shall not have in good faith used all reasonable efforts to consummate the Combination Closing; or

          (c) by any party hereto, if the Combination Closing shall not have been consummated on or before June 30, 2001, unless extended by mutual agreement of the parties; or

          (d) by Indianapolis Life or ILGC, if, except as contemplated herein,
     (i)(A) AMHC accepts an offer or otherwise agrees to enter into, directly or indirectly, a merger or consolidation with another Person (other than an Affiliate of AMHC), in which AMHC would not be the continuing or surviving corporation of such consolidation or merger and the majority of such continuing or surviving corporation's directors would not have been affiliated with AMHC prior to the consummation of such merger or consolidation, or (B) AMHC sells or otherwise transfers (other than to an Affiliate of AMHC) substantially all of its assets (in either case, an "AMHC Control Event") and (ii) such AMHC Control Event is not reasonably acceptable to Indianapolis Life; or

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          (e) by AMHC or AmerUs, if there has been a material breach by
     Indianapolis Life and ILGC of any representation, warranty, covenant or agreement contained in this Combination and Investment Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AMHC or AmerUs to Indianapolis Life and ILGC, which material breach would not be construed by a reasonable Person to have been within the control of Indianapolis Life, ILGC or a Subsidiary thereof; provided, however, that AMHC and AmerUs shall not exercise their termination right under this Section 11.2(e) for breach of any representation or warranty that occurs after the date hereof unless the events, occurrences, developments or state of circumstances or facts that constitute such breach have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Indianapolis Life; or

          (f) by AMHC or AmerUs if there shall have been any events, occurrences, developments or state of circumstances or facts which would not be construed by a reasonable Person to have been within the control of an Indianapolis Life Company and which, individually or in the aggregate,
     (i) have had a Material Adverse Effect with respect to Indianapolis Life or
     (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by AMHC or AmerUs to Indianapolis Life and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or

          (g) by Indianapolis Life or ILGC, if there has been a material breach by AMHC and AmerUs of any representation, warranty, covenant or agreement contained in this Combination and Investment Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Indianapolis Life or ILGC to AMHC and AmerUs, which breach would not be construed by a reasonable Person to have been within the control of AMHC, AmerUs or a Subsidiary thereof; provided, however, that Indianapolis Life and ILGC shall not exercise their termination right under this Section 11.2(g) for breach of any representation or warranty that occurs after the date hereof unless the events, occurrences, developments or state of circumstances or facts that constitute such breach have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AMHC; or

          (h) by Indianapolis Life or ILGC if there shall have been any events, occurrences, developments or state of circumstances or facts which would not be construed by a reasonable Person to have been within the control of AMHC, AmerUs or a Subsidiary thereof and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to AMHC or
     (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by Indianapolis Life or ILGC to AMHC and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or

          (i) by Indianapolis Life, by giving a Termination Notice to AMHC at least six (6) Business Days prior to the Combination Closing Date, if the aggregate value of the AMHC Shares, cash and policy credits projected to be received (calculated as described below) by the Indianapolis Life members as of the Combination Effective Time is less than $215 million, provided, however, that such Termination Notice shall be null and void in the event that AMHC agrees, within five (5) Business Days after receipt of such Termination Notice under this Section 11.2(i), to increase the number of AMHC Shares and/or the amount of cash and policy credits to be delivered so that the aggregate value of such AMHC Shares, cash and policy credits provided to such members (calculated as described below) equals $215 million (using, for purposes of determining the value of the AMHC Shares as referenced in this Section 11.2(i), the average daily closing price of the AMHC Shares over the five (5) Trading Days ending ten (10) Business Days prior to the Combination Closing Date); or

          (j) by mutual written agreement of Indianapolis Life and ILGC and AMHC and AmerUs.

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     Section 11.3 Termination Due to Act Within the Control of Indianapolis
Life. This Combination and Investment Agreement may be terminated at any time prior to the Combination Closing:

          (a) by AMHC or AmerUs, if there has been a material breach by Indianapolis Life or ILGC of any representation, warranty, covenant or agreement contained in this Combination and Investment Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AMHC or AmerUs to Indianapolis Life and ILGC, which breach would be construed by a reasonable Person to have been within the control of Indianapolis Life, ILGC or a Subsidiary thereof; provided, however, that AMHC and AmerUs shall not exercise their termination right under this Section 11.3(a) for breach of any representation or warranty that occurs after the date hereof unless the events, occurrences, developments or state of circumstances or facts that constitute such breach have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Indianapolis Life; or

          (b) by AMHC or AmerUs if there shall have been any events, occurrences, developments or state of circumstances or facts which would be construed by a reasonable Person to have been within the control of an Indianapolis Life Company and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to Indianapolis Life, or
     (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by AMHC or AmerUs to Indianapolis Life and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or

          (c) by AMHC or AmerUs, if there has been a material breach of a representation or warranty by Indianapolis Life or ILGC and any individual listed on Schedule 1.1(i) hereto had actual knowledge of the material breach of such representation or warranty as of the Stock Purchase Closing Date (irrespective of whether such breach is within the control of Indianapolis Life, ILGC or a Subsidiary thereof, and without limiting the rights of AMHC and AmerUs under Section 11.3(a) or (b) hereof).

     Section 11.4 Termination Due to Act Within the Control of AMHC. This Combination and Investment Agreement may be terminated at any time prior to the Combination Closing:

          (a) by Indianapolis Life or ILGC, if there has been a material breach by AMHC or AmerUs of any representation, warranty, covenant or agreement contained in this Combination and Investment Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Indianapolis Life or ILGC to AMHC and AmerUs, which breach would be construed by a reasonable Person to be within the control of AMHC, AmerUs or a Subsidiary thereof; provided, however, that Indianapolis Life and ILGC shall not exercise their termination right under this Section 11.4(a) for breach of any representation or warranty that occurs after the date hereof unless the events, occurrences, developments or state of circumstances or facts that constitutes such breach has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AMHC; or

          (b) by Indianapolis Life or ILGC if there shall have been any events, occurrences, developments or state of circumstances or facts which would be construed by a reasonable Person to be within the control of AMHC, AmerUs or a Subsidiary thereof and which, individually or in the aggregate, (i) have had a Material Adverse Effect with respect to AMHC or (ii) would reasonably be expected to have such a Material Adverse Effect, on both the date an initial notice thereof is given by Indianapolis Life or ILGC to AMHC and on the earlier of (A) the date 120 days following the date of such initial notice or (B) June 20, 2001; or

          (c) by Indianapolis Life or ILGC, if there has been a material breach of a representation or warranty by AMHC or AmerUs and any individual listed on Schedule 1.1(ii) hereto had actual knowledge of the material breach of such representation or warranty as of the Stock Purchase Closing Date (irrespective of whether such breach is within the control of AMHC, AmerUs or a Subsidiary thereof, and without limiting the rights of Indianapolis Life and ILGC under Section 11.4(a) or (b) hereof).

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     Section 11.5 Failure to File Plan of Conversion.  This Combination and
Investment Agreement may be terminated at any time prior to the Combination Closing by AMHC or AmerUs if the Plan of Conversion complying with Section 3.5(a) hereof is not filed with the Indiana Commissioner because the Board of Directors of Indianapolis Life, for any reason, has not adopted a resolution proposing such Plan of Conversion by October 1, 2000 (including without limitation due to failure to receive a fairness or actuarial opinion). If the Plan of Conversion complying with Section 3.5(a) hereof is not filed with the Indiana Commissioner for any other reason not specified in the first sentence of this Section 11.5, or if it is withdrawn, amended, modified or terminated except as expressly permitted under Section 3.5(a), or if there is a breach of a covenant, agreement or other provision of Section 3.5(a) hereof not addressed in the preceding sentence, then AMHC or AmerUs shall have the right to terminate this Combination and Investment Agreement under Section 11.3(a) hereof, and such breach shall be deemed to have been within the control of Indianapolis Life.

     Section 11.6 Effect of Termination; Termination Date. (a) In the event of the termination of this Combination and Investment Agreement, there shall be no further obligation or liability of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other Representatives), except that (i) the provisions of Article 2 shall continue in full force and effect notwithstanding such termination until the purchase by Indianapolis Life or repurchase by ILGC of all of the outstanding shares of Non-Voting Common Stock and Converted Shares, as the case may be, held by the Holder; (ii) the provisions of Sections 7.3, 7.4, 9.4, 9.6, 9.7 and 9.8 shall continue in full force and effect in accordance with their terms; (iii) to the extent applicable in any way to the transactions described in Article 2 (including without limitation exercise of the Exchange Right, exercise of the IL Annuity Put Option and other rights and remedies under Section 2.4, and effectuation of the priority described in Section 2.2 hereof), the provisions of Sections 9.1, 9.2 and 9.3 shall continue in full force and effect notwithstanding such termination until the purchase by Indianapolis Life or repurchase by ILGC of all of the outstanding shares of Non-Voting Common Stock and Converted Shares, as the case may be, held by the Holder; and (iv) the provisions of Section 11.6 and Article 12 shall continue in full force and effect notwithstanding such termination. Notwithstanding the foregoing, a termination of this Combination and Investment Agreement shall be without prejudice to the rights of a party hereto (or any of its Subsidiaries or Affiliates) arising out of any breach by a party (or any of its Subsidiaries or Affiliates) of any representation or warranty or covenant or agreement contained in this Combination and Investment Agreement and, except as otherwise expressly provided herein, shall not relieve any party hereto of any liability or damages resulting from any breach of this Combination and Investment Agreement.

     (b) For purposes of interpreting the provisions of this Combination and Investment Agreement, the "Termination Date" shall mean the date on which a party hereto gives notice to the other parties pursuant to Section 12.12 hereof of its termination of this Combination and Investment Agreement pursuant to the provisions of this Article 11. The notice given pursuant to the foregoing sentence shall state, with particularity, the basis for such termination and identify the section(s) and sub-section(s) of this Article 11 serving as the basis for such termination (the "Termination Notice"). For purposes of interpreting the provisions of Article 2 and Article 11 of this Combination and Investment Agreement, the section(s) and sub-section(s) of this Article 11 identified in the Termination Notice shall govern (subject to the following sentences). In the event that, within a period of three (3) Business Days, each of the parties sends a Termination Notice to the other, then (i) if both Termination Notices are given under Section 11.2, the first such notice shall be deemed effective; (ii) if one Termination Notice is given under Section 11.2 and the other is given under Section 11.3, 11.4 or 11.5, then the Termination Notice based on Section 11.3, 11.4 or 11.5, as the case may be, shall govern; and (iii) if one Termination Notice is given under Section 11.3 or 11.5 and the other is given under Section 11.4, then the Termination Notice shall govern that relates to the first to occur of such breach, events, occurrences, developments or state of circumstances or facts that provides or provide the basis for such termination under Section 11.3, 11.4 or 11.5, as the case may be. Notwithstanding the foregoing, in the event a Termination Notice based on a provision of Section 11.1 is given before or within five (5) Business Days after a Termination Notice based on a provision of another Section hereof, the Termination Notice based on Section 11.1 shall govern.

     (c) In the event that (i) this Combination and Investment Agreement is terminated pursuant to Section 11.2 or 11.3 hereof, and (ii) at any time within 18 months following the applicable Termination Date, Indianapolis Life accepts an offer or otherwise agrees to enter into a Competing Transaction Proposal which is a Pre-Termination Competing Transaction Proposal, then (and, in the case of a Section 11.3 termination, without prejudice to and without affecting any other rights of AMHC or AmerUs hereunder) Indianapolis Life and/or ILGC shall pay to AMHC in cash the amounts specified in Sections 2.4(a)(ii), (iii) and (iv) hereof and shall purchase or repurchase, as the case may be, all issued and outstanding shares of the Non-Voting Common Stock and the Converted Shares as provided in Section 2.4(a)(i). All sums to be paid under this Section 11.6(c) shall be paid within ten (10) Business Days of the date on which Indianapolis Life enters into such an agreement, by wire transfer of immediately available funds; provided, however, that payment of the amounts specified in clause (B) of
Section 2.4(a)(iv) shall be made within ten (10) Business Days following AMHC's presentation to Indianapolis Life of an itemized summary of the costs and expenses referred to in such clause (B).

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     Section 12.1 Costs and Expenses. Except as expressly otherwise provided herein, all costs and expenses incurred in connection with this Combination and Investment Agreement and the Investment Management Agreements and the transactions contemplated hereby shall be the obligation of the party incurring such costs or expenses.

     Section 12.2 Liquidated Damages. (a) In the event that Indianapolis Life breaches any covenant, agreement or other provision of Section 3.5(a) and this Combination and Investment Agreement is terminated pursuant to Section 11.5 hereof, the parties specifically acknowledge and agree that AMHC and AmerUs would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate AMHC and AmerUs for such damages, Indianapolis Life and ILGC shall pay AMHC and AmerUs, within ten (10) Business Days of the applicable Termination Date under Section 11.5, 3% of the AMHC Offer as liquidated damages, together with reimbursement of any and all out of pocket costs incurred by AMHC and/or AmerUs in connection with developing, negotiating, structuring or otherwise incurred, directly or indirectly, in connection with this Combination and Investment Agreement and the transactions contemplated hereby, including, but not limited to, any obligation incurred by AMHC or AmerUs to investment bankers or other advisors in connection with the transactions contemplated by this Combination and Investment Agreement (provided, however, that Indianapolis Life and ILGC shall (i) reimburse only the first $2,000,000 in fees but shall pay any other expenses or charges payable by AMHC or AmerUs to Merrill Lynch and (ii) not be responsible for any such obligations incurred by AMHC or AmerUs to investment bankers or other advisors primarily engaged by AMHC, AmerUs or their respective Boards of Directors in connection with the AMHC Demutualization). Indianapolis Life and ILGC shall pay such amounts to AMHC and AmerUs by wire transfer of immediately available funds to an account designated by AMHC and AmerUs. Indianapolis Life and ILGC each acknowledge that their obligations under Section 3.5(a) and this paragraph are an integral part of the transactions contemplated by this Combination and Investment Agreement, and that, without this Section 12.2, AMHC and AmerUs would not enter into this Combination and Investment Agreement; accordingly, if Indianapolis Life and ILGC fail to promptly pay the amount due pursuant to this paragraph, Indianapolis Life and ILGC shall pay to AMHC and AmerUs their out of pocket costs and expenses (including reasonable attorneys' fees) arising in connection with the collection of such amount, together with interest on the amounts set forth in this paragraph at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. It is specifically agreed that the amount to be paid pursuant to this paragraph represent liquidated damages and not a penalty or termination fee and is in full settlement of any damages incurred by AMHC and AmerUs as a result of the termination of this Combination and Investment Agreement pursuant to Section 11.5 hereof.

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     (b) Without limiting the generality of Section 12.7 hereof, if any provision of Section 12.2 or Section 3.5 or Article 2 shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not prejudice to the rights of AMHC and AmerUs (or any of their Subsidiaries or Affiliates) arising out of any breach by a party (or any of its Subsidiaries or Affiliates) of any agreement contained in this Section 12.2 or under Section 3.5 or under Article 2. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision of Section 12.2 or
Section 3.5 or Article 2 is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision; provided, however, that the parties shall use reasonable efforts to ensure that the application of Section 12.2 and Section 3.5 and Article 2 shall reflect as closely as practicable the intent of the parties hereto.

     Section 12.3 Actions Subsequent to Combination Closing. From and after the Combination Closing, each party shall, from time to time, at the reasonable request of any other party and without further consideration (but at the expense of the party that is requested to take such action) do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by such other party more effectively to effect the transactions contemplated by this Combination and Investment Agreement or the Investment Management Agreements.

     Section 12.4 Entire Agreement. This Combination and Investment Agreement, including all Schedules and Exhibits attached hereto or thereto, constitute the entire contract between the parties and there are no understandings other than as expressed in this Combination and Investment Agreement, the Investment Management Agreements and the Memorandum of Understanding. All Schedules and Exhibits hereto are expressly made a part of this Combination and Investment Agreement as fully as though completely set forth herein. Any amendment or modification hereto shall be null and void unless made by amendment to this Combination and Investment Agreement and the Investment Management Agreements, as applicable, and signed by the parties affected by such amendment.

     Section 12.5 Binding Effect. This Combination and Investment Agreement and the Investment Management Agreements are and shall apply to, and inure to the benefit of and be binding upon and enforceable against, each party hereto and its successors (including, without limitation, any successor entity of a party resulting from consummation of the AMHC Plan and/or the Plan of Conversion) and permitted assigns, including, without limitation, any subsequent direct or indirect shareholder of any of the parties.

     Section 12.6 No Third-Party Beneficiaries. Nothing in this Combination and Investment Agreement, the Investment Management Agreements or the Memorandum of Understanding is intended or shall be construed to give any person, other than the parties hereto and any successor entities thereto, any legal or equitable right, remedy or claim under or in respect of this Combination and Investment Agreement or the Investment Management Agreements or the Memorandum of Understanding or any provision contained herein.

     Section 12.7 Invalidity. Unless the invalidity or unenforceability of any provision or portion thereof frustrates the intent of the parties or the purpose of this Combination and Investment Agreement or the Investment Management Agreements, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions thereof. In the event that such provision shall be declared unenforceable by a court of competent jurisdiction, such provision or portion thereof, to the extent declared unenforceable, shall be stricken. However, in the event any such provision or portion thereof shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to the be fully enforceable as so modified.

     Section 12.8 Governing Law. This Combination and Investment Agreement shall be deemed to have been made under and governed by the laws of Iowa, without regard to Iowa choice of law rules.

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     Section 12.9 Survival.  (a) The covenants and agreements herein which, by their terms, are to have effect or be performed after the Combination Effective Time shall survive the Combination Effective Time until expressly provided therein.

     (b) The representations and warranties herein shall terminate at the Combination Effective Time.

     Section 12.10 Counterparts. This Combination and Investment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Combination and Investment Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto.

     Section 12.11 Headings. The headings in this Combination and Investment Agreement are for the convenience of reference only and shall not affect its interpretations.

     Section 12.12 Construction. The terms and conditions of this Combination and Investment Agreement represent the results of bargaining and negotiations among the parties, each of which has been represented by counsel of its own selection, and none of which has acted under duress or compulsion, whether legal, economic or otherwise, and represent the results of a combined draftsmanship effort. Consequently, the terms and conditions hereof shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby expressly waive and disclaim in connection with the interpretation and construction hereof any rule of law or procedures requiring otherwise, specifically including but not limited to any rule of law to the effect that ambiguous or conflicting terms or conditions contained herein shall be interpreted or construed against the party whose counsel prepared this Combination and Investment Agreement or any earlier draft hereof.

     Section 12.13 Notices. All notices and other communications under this Combination and Investment Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (i) upon actual delivery if presented personally or sent by prepaid telegram or telex or by facsimile transmission, or
(ii) three (3) Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

     (i) If to AMHC and AmerUs:

        American Mutual Holding Company
        699 Walnut Street, Suite 2000
        Des Moines, IA 50309
        Attention: Roger K. Brooks &
        Attention: General Counsel

        With concurrent copies, which shall not constitute notice, to:

        Jeffrey W. Tindell, Esq.
        Skadden, Arps, Slate, Meagher & Flom, L.L.P.
        Four Times Square
        New York, NY 10036-6522
        Telecopy No.: (212) 735-2000

     (ii) If to Indianapolis Life and ILGC:

        Indianapolis Life Insurance Company
        2960 North Meridian Street
        Indianapolis, IN 46208
        Attention: Larry R. Prible &
        Attention: General Counsel

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

        With concurrent copies, which shall not constitute notice, to:

        Tibor D. Klopfer, Esq.
        Baker & Daniels
        300 North Meridian Street, Suite 2700
        Indianapolis, IN 46204
        Telecopy No.: 317/237-1000

     IN WITNESS WHEREOF, this Combination and Investment Agreement has been duly executed and delivered by the duly authorized officers of AMHC, AmerUs, Indianapolis Life and ILGC as of the date first above written.

                                          AMERICAN MUTUAL HOLDING COMPANY

                                          By /s/ THOMAS C. GODLASKY
                                          --------------------------------------
                                          Name: Thomas C. Godlasky
                                          Title:  Executive Vice President

                                          AMERUS LIFE HOLDINGS, INC.

                                          By /s/ THOMAS C. GODLASKY
                                          --------------------------------------
                                          Name: Thomas C. Godlasky
                                          Title:  Executive Vice President

                                          INDIANAPOLIS LIFE INSURANCE COMPANY

                                          By /s/ LARRY R. PRIBLE
                                          --------------------------------------
                                          Name: Larry R. Prible
                                          Title:  Chairman, President and Chief
                                                  Executive Officer

                                          THE INDIANAPOLIS LIFE GROUP
                                          OF COMPANIES, INC.

                                          By /s/ LARRY R. PRIBLE
                                          --------------------------------------
                                          Name: Larry R. Prible
                                          Title:  Chairman, President and Chief
                                                  Executive Officer

                                   APPENDIX 4



                        GOLDMAN SACHS OPINION AND LETTER


PERSONAL AND CONFIDENTIAL

September 18, 2000

Board of Directors
Indianapolis Life Insurance Company
2960 North Meridian Street
Indianapolis, Indiana 46208

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the members of Indianapolis Life Insurance Company (the "Company") who are Eligible Members, taken as a group, of the exchange of the aggregate Membership Interests in the Company for the Aggregate Consideration (as defined below) to be paid to the Eligible Members of the Company in accordance with the Company's Plan of Conversion to a Stock Insurance Company dated September 18, 2000 (the "Plan") to be filed with the Indiana Insurance Commissioner (the "Commissioner"). Capitalized terms not otherwise defined herein are used as defined in the Plan.

The Plan provides for the conversion of the Company pursuant to Sections 27-15-1 through 27-15-16 of the Indiana Insurance Code and related regulations (the "Indiana Insurance Law") and further provides, among other things, that upon effectiveness of the Plan: (1) the Company will become a stock insurance company; (2) all of the outstanding capital stock of the Company will be held by a corporation organized and existing under the Indiana Business Corporation Law and meeting the requirements of Indiana Insurance Law Section 27-15-16-1 (the "Parent Company"); (3) all of the outstanding capital stock of the Parent Company will be held, directly or indirectly, by AmerUs Group Co. ("AmerUs Group"), an Iowa stock holding company, which is the successor to American Mutual Holding Company ("AMHC") following its conversion to stock form; (4) all Membership Interests will be extinguished; (5) Eligible Members will be entitled to receive shares of common stock of AmerUs Group ("AmerUs Group Stock"), cash or Policy Credits in exchange for their Membership Interests in accordance with allocation methodologies defined in the Plan; and (6) the Closed Block Business will be operated by the Company as a Closed Block of participating business for the exclusive benefit of the Policies included in the Closed Block. We have been advised that the Company will apply to the Department of Labor for an exemption (the "DOL Exemption") with respect to the receipt of consideration pursuant to the Plan by certain employee benefit plans that are Eligible Members. If the DOL Exemption is not obtained prior to the Effective Date of the Plan, the Company or AmerUs Group, as applicable, may delay payment of consideration to such Eligible Members as provided in Section 6.6 of the Plan.

We have been advised that, pursuant to the Indiana Insurance Law, the Plan will not become effective unless the Plan is approved by (a) the Commissioner who, after a public hearing, must find, among other things, that the Plan is fair, reasonable, and equitable to the Eligible Members and will not prejudice the interests of the other policyholders of the Company and (b) at least two-thirds of the votes of the Members eligible to vote voting thereon in person or by proxy at a special meeting of Members. We express no view as to the sufficiency of this opinion for purposes of obtaining such approvals or any other regulatory or statutory purpose. We understand that the effectiveness of the Plan is also subject to the receipt by the Company, on or prior to the Effective Date, of one or more private letter rulings from the Internal Revenue Service and/or one or more opinions from its special tax counsel, as described in Section 1.4 of the Plan. According to Section 12.5 of the Plan, the Plan may be modified, amended, withdrawn or terminated by action of the majority of the Board of Directors of the Company and with the written consent of AmerUs Group. If so approved by the Commissioner and Members, and if the other conditions set forth in the Plan or required by law are satisfied, the Plan will become effective on the Effective Date.

Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  2

You have not asked our opinion and we do not express any opinion as to (1) which of the Company's policyholders are considered Eligible Members, (2) any matters relating to the establishment or operation of the Closed Block, (3) the value to Eligible Members of one form of consideration to be received under the Plan relative to that of other forms of consideration under the Plan, (4) the fairness of the Plan to any individual member or class of members of the Company, including any provisions of the Plan relating to which Eligible Members receive AmerUs Group Stock, cash or Policy Credits and other provisions of the Plan that distinguish among Eligible Members, or (5) the effect of any delay in the payment of consideration to certain employee benefit plans as provided for in Section 6.6 of the Plan. We have been advised that Jesse M. Schwartz, of PricewaterhouseCoopers LLP, independent consulting actuaries, has delivered his opinions to the Board of Directors of the Company on the reasonableness and appropriateness of the methodology or formulas used to allocate consideration among Eligible Members in exchange for the Membership Interests and on certain matters relating to the establishment and operation of the Closed Block, including the sufficiency of assets allocated to the Closed Block (the "Actuarial Opinions"). We also have been instructed by the Company to assume that the Company's special tax counsel, Caplin and Drysdale, will deliver an opinion to the Board of Directors of the Company on the Effective Date with respect to the federal income tax consequences of the Plan to the Eligible Members of the Company in accordance with Section 1.4 of the Plan.

The Company entered into a Combination and Investment Agreement, dated as of February 18, 2000, among AMHC, AmerUs Life Holdings, Inc. ("AmerUs Holdings"), The Indianapolis Life Group of Companies, Inc., the Company's subsidiary stock holding company ("ILGC"), and the Company, as amended by the Amendment to Combination and Investment Agreement dated September 18, 2000 (as so amended, the "Combination Agreement"). The Combination Agreement, as originally executed February 18, 2000, provided, among other things, that: (1) AMHC, AmerUs Holdings or a subsidiary thereof would make an investment of $100 million in cash in ILGC (the "Initial Investment") in exchange for 105.96 shares of non-voting common stock of ILGC; and (2) the proceeds from the Initial Investment would be used by ILGC to repurchase current minority stakes in ILGC owned by American United Life Insurance Company ("AUL") and Legacy Marketing Group ("Legacy") with any excess capital to be contributed to ILGC's insurance subsidiaries and otherwise used as provided in the Combination Agreement. We have been advised that on February 18, 2000, AmerUs Holdings made the Initial Investment in ILGC and the proceeds were used in the manner specified above. The Combination Agreement further provides, among other things, that: (1) AMHC will demutualize under Iowa law and subsequently the Company will demutualize under the Indiana Insurance Law; (2) the Company's eligible members, as determined under the Indiana Insurance Law, will exchange their membership interests in the Company for shares of AmerUs Group Stock, cash and Policy Credits which will have an aggregate value equal to the value of 9.30 million shares of AmerUs Group Stock, as determined pursuant to the Combination Agreement (the "Aggregate Consideration"); provided, however, that in the event that the aggregate value of 9.30 million shares of AmerUs Group Stock is less than $186 million, based on the average closing price of such shares for the five Trading Days (as defined in the Combination Agreement) ending ten Business Days (as defined in the Combination Agreement) prior to the Combination Closing Date (as defined in the Combination Agreement), the Company has the right to terminate the Combination Agreement unless AmerUs Group increases the number of shares of AmerUs Group Stock on which the Aggregate Consideration is based to a total number having an aggregate value, based on the foregoing average, together with any additional cash or Policy Credits from AmerUs Group, of at least $186 million; and (3) the Company will become a wholly-owned stock subsidiary of AmerUs Group.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services from time to time, including having acted as its financial advisor in connection

Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  3

with, and having participated in certain of the negotiations leading to, the Combination Agreement. We also have provided certain investment banking services to AMHC and its affiliates from time to time, including having acted as financial advisor to AMHC in connection with its mutual holding company reorganization in 1995 and 1996, as lead underwriter of AmerUs Holdings' initial public offering of 5.4 million shares of common stock, without par value (the "AmerUs Holdings Common Stock"), in January 1997, as lead manager of AmerUs Holdings' public offering of $86 million aggregate principal amount of Capital Securities in January 1997, as lead underwriter of AmerUs Holdings' public offering of 4.6 million Adjustable Conversion-Rate Equity Security Units in July 1998, as a co-lead manager of AmerUs Holdings' public offering of $125 million aggregate principal amount of senior notes due 2005 in June 1998 and as agent on its stock repurchase program. In addition, as we have advised you, another Goldman Sachs team, separate from the team that has been providing services to the Company, acted as principal financial advisor to AMHC in connection with its demutualization effort. Our respective teams have not shared information or work product relating to or obtained in performing their respective assignments. We also may provide investment banking services to AmerUs Group and its affiliates in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions in and hold securities, including derivative securities, of the Company or AmerUs Group or their respective affiliates for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Combination Agreement; audited consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") for the Company for the four years and AmerUs Holdings for the five years ended December 31, 1999; annual statements of the Company and the insurance company subsidiaries of AmerUs Holdings containing financial statements prepared in accordance with Statutory Accounting Practices ("SAP") for the five years ended December 31, 1999; certain interim SAP and GAAP financial reports of the Company and AmerUs Holdings; certain internal financial analyses and forecasts for the Company and AmerUs Group (on a standalone basis) prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of the Company and AmerUs Holdings (the "Synergies"); the Agreement to Affiliate dated as of November 3, 1997 between the Company and AUL and the Amendments thereto dated as of May 14, 1998, August 23, 1999, October 28, 1999 and December 29, 1999; the Memorandum of Understanding dated October 28, 1999 between the Company and AUL; the Investment Agreement dated as of November 3, 1997 among the Company, ILGC and AUL, and the Amendments thereto dated as of December 30, 1997, January 19, 1998 and June 30, 1998; the Agreement to Affiliate dated as of November 10, 1998 among the Company, AUL and Pioneer Mutual Life Insurance Company, and the Amendment thereto dated as of December 31, 1998; the Investment and Funding Agreement, dated as of March 31, 1999, among the Company, ILGC, AUL and Legacy; the Termination and Settlement Agreement dated as of February 18, 2000 among the Company, ILGC and AUL; the Plan of Conversion of AMHC, dated as of December 17, 1999, Amendment No. 1 thereto dated February 18, 2000 and Amendment No. 2 thereto dated April 3, 2000 (as amended, the "AMHC Plan"); the Proxy Statement/Prospectus of AMHC and AmerUs Holdings dated May 15, 2000, relating to the contemplated merger between AMHC and AmerUs Holdings; the Agreement and Plan of Merger, dated as of December 17, 1999 between AMHC and AmerUs Holdings, Amendment No. 1 thereto dated as of February 18, 2000 and Amendment No. 2 thereto dated as of April 3, 2000 (as amended, the "AmerUs Merger Agreement"); the AMHC Member Information Statement and Supplemental Information Booklet, dated May 18, 2000 regarding the AMHC demutualization sent to AMHC members; the Plan dated September 18, 2000 to be approved by the Board of Directors of the Company on September 18, 2000, including all exhibits thereto; a draft of the Application of the Company expected to be filed with the Commissioner shortly, including all exhibits thereto; and the Actuarial Opinions. We have held discussions with members of the senior management of the Company, AMHC and AmerUs Holdings regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions

Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  4

contemplated by the Combination Agreement and the past and current business operations, financial condition and capitalization, and the future prospects of, their respective companies, as well as the effect of the Plan. In connection therewith, you have instructed us to assume that no legal, tax or regulatory changes that occur after the date hereof will have a material adverse impact upon the business, results of operations, condition (financial or otherwise) or future prospects of AmerUs Holdings or AmerUs Group or any of its subsidiaries (including the Company) or the effect of the Plan. We have assumed that you will receive regulatory approval in the manner contemplated in the Plan, as well as the IRS private letter ruling or opinion of special tax counsel required by
Section 1.4 of the Plan, which ruling and draft opinion were not available at this time. In addition, we have reviewed the reported price and trading activity of the AmerUs Holdings Common Stock, compared certain financial information for the Company, AMHC, AmerUs Holdings and AmerUs Group and certain stock market information for AmerUs Holdings with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent demutualization transactions, reviewed the financial terms of certain recent business combinations in the life insurance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We note that, with respect to AmerUs Group and AMHC, our review has been based largely on publicly available information with respect to AmerUs Holdings, except as noted above. On December 20, 1999, AMHC and AmerUs Holdings announced that their respective Boards of Directors had approved plans whereby AMHC would demutualize and that, immediately thereafter, AMHC and AmerUs Holdings would merge. In June 2000, the AMHC Plan and the AmerUs Merger Agreement received the necessary member and shareholder approval. The Iowa Insurance Commissioner approved the AMHC Plan on August 2, 2000. Upon the demutualization of AMHC and its concurrent merger with AmerUs Holdings, the public stockholders of AmerUs Holdings will receive 12,680,689 newly issued shares of AmerUs Group Stock in exchange for their AmerUs Holdings Common Stock. The eligible members of AMHC will receive 17,390,165 newly issued shares of AmerUs Group Stock, as well as cash and policy credits in an amount equal to the sum of (i) the cash balances of AMHC immediately prior to effectiveness of its conversion after deducting expenses relating to its conversion and all other expenses of AMHC accrued as of such date and liabilities and (ii) the fair value (taking into account liabilities) as of December 17, 1999, of AMHC's ownership interest in certain non-insurance assets of AMHC as determined and agreed by special committees of the Boards of Directors of each of AMHC and AmerUs Holdings. We have assumed with your consent that no undisclosed facts about AMHC, nor the implementation of the AMHC Plan (including but not limited to the amount distributed to AMHC members in respect of the foregoing cash and assets), would have an adverse effect on the value of the Aggregate Consideration. We have also assumed with your consent that the AmerUs Group Stock issued pursuant to the Combination Agreement will be listed on a national securities exchange or traded on NASDAQ and otherwise will be freely tradable by members. In 1997, the Company announced it had planned to affiliate with AUL and, as part of the affiliation, that the Company and AUL planned to form mutual holding companies and subsequently merge these mutual holding companies. Over time, AUL invested an aggregate of $54 million in ILGC. In September 1999, with the consent of AUL, the Company's Board of Directors began a process of pursuing a sponsored demutualization with a party other than AUL. As of February 18, 2000, the Company terminated its planned affiliation with AUL and entered into the Combination Agreement (described above) with AMHC and AmerUs Holdings.

In preparing this opinion, we noted the following views expressed by the Company's management prior to the Company's decision to enter into the Combination Agreement in February, 2000 (in no particular order):

      (i) that the Company had determined that a distribution to members and conversion to stock form pursuant to a demutualization would be in the best interests of the Company and its members and would facilitate the Initial Investment;

Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  5

      (ii) that the Company needed additional capital promptly in order to repurchase current minority stakes in ILGC owned by AUL and Legacy;

     (iii) that the Company needed further capital to support the Company's long-term growth objectives and to preserve its competitive position;

     (iv) that AMHC viewed the Initial Investment as an integral part of the transactions contemplated by the Combination Agreement and would not have made the Initial Investment without the Company's agreement to enter into and complete the other transactions contemplated by the Combination Agreement; and

     (v) that the Company believed it needed to be part of a larger organization with greater financial resources to preserve and enhance its strategic flexibility and competitive position.

     We express no view or opinion on the Initial Investment, including as to the adequacy, for the purposes described above, of the amount of capital raised pursuant to the Combination Agreement. Our opinion expressed herein does not address and, at your instruction, we assume the fairness from a financial point of view to the Company and its members of the terms of the Initial Investment.

     Further, in preparing this opinion, we noted the following views expressed by the Company's management prior to the Company's decision to agree to amend the Combination Agreement (in no particular order):

      (i) that deteriorating results of operations of the Company after the date of the Combination Agreement created a risk that AMHC would be entitled to terminate the Combination Agreement and demand the return of the Initial Investment;

      (ii) that the Company lacked sufficient funds to enable it to repay the Initial Investment in the event that the Combination Agreement was terminated; and

     (iii) that to find a new party to refinance the Initial Investment and enter into the other transactions contemplated by the Combination Agreement in substitution for AMHC on acceptable terms would be difficult, in light of, among other things, the deterioration in the Company's results of operations referred to above.

We have relied upon the accuracy and completeness of all of the financial forecast and other information reviewed by us and with your consent have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the forecasts and the Synergies prepared by the managements of the Company and AmerUs Group have been reasonably prepared on a basis reflecting the best currently available estimates and respective judgments of the Company and AmerUs Group. We note that these financial forecasts are subject to review, restatement and/or modification relating to certain outstanding issues, including, among other things, the Closed Block to be established under the Plan and other effects of the conversion. We also have assumed with your consent that obtaining any necessary governmental, regulatory or other consents or approvals for the consummation of the transactions contemplated by the Combination Agreement will not have any adverse effect on the Company or AmerUs Group or on the contemplated benefits of the transactions contemplated by the Combination Agreement.

We note, for purposes of the opinion expressed herein, that the Company has a right to terminate the Combination Agreement if the aggregate value of the Aggregate Consideration to be paid thereunder does not equal or exceed $186 million (determined pursuant to the Combination Agreement). We have therefore assumed that the value of the Aggregate Consideration paid to Eligible Members will be $186 million or higher. We note that trading in the AmerUs Group Stock for a period following the completion of a distribution of AmerUs Group Stock, including the distribution to Eligible Members in accordance with the Plan, may be characterized by a redistribution of the AmerUs Group Stock among the Eligible Members and

Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  6

other investors. It is possible that during these periods of redistribution the AmerUs Group Stock may trade at prices below the prices at which it would trade on a fully-distributed basis. We are not, however, expressing any opinion as to the actual value of the AmerUs Group Stock or any Policy Credits when issued to the Company's Eligible Members pursuant to the Plan or the prices at which shares of AmerUs Group Stock may trade subsequent to the Effective Date.

Our opinion does not address the relative merits or fairness from a financial point of view of the transactions contemplated by the Plan and Combination Agreement as compared to any alternative business transaction considered by, or that might be available to, the Company.

We are not accountants and have relied upon the Company and Ernst & Young LLP for the accuracy and completeness of the financial statements. We are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (including the insurance reserves) of the Company, AMHC or any of their respective subsidiaries and we have not for purposes hereof been furnished with any such evaluation or appraisal, except for a draft of the Actuarial Opinions. In addition, we have assumed with your consent that the Plan will be treated as a tax-free reorganization and will not have any adverse tax-related implications for the Company or its Eligible Members. We have assumed with your consent that the implementation of the Plan will not have the effect of increasing premiums or reducing policy benefits, values, guarantees or other contractual obligations of the Company. We have been advised as to all legal and tax matters with respect to the transactions by legal counsel and tax advisors to the Company upon whom we have relied, including as to the legality of the Plan, the Combination Agreement and the transactions contemplated thereby, their compliance with law and the terms and conditions required to obtain the approval of the Plan by the Commissioner.

The opinion expressed herein speaks only as of the date hereof, based on the transactions presented and the facts and circumstances, including, but not limited to, financial, economic, market and other conditions, as they exist and can be evaluated existing as of the date hereof. Our opinion assumes that the Plan is approved in its entirety by the Members and the Commissioner in the form reviewed by us and that no material changes are made to the Plan by the Board of Directors of the Company, the Commissioner, any court reviewing the Plan or the Commissioner's approval thereof or otherwise, and that the transactions contemplated by the Plan are consummated on the basis described therein. Subsequent events and developments, including but not limited to a change in the applicable law, facts or circumstances or a change in the intended tax treatment of the transactions contemplated by the Plan, may affect the conclusions set forth in this opinion and, in such event, this opinion should not be relied upon in the future. We assume no obligation to update, revise, reaffirm or withdraw our opinion as a result of any such subsequent events or developments or otherwise.

Our advisory services and the opinion expressed herein are provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Plan and may not be relied upon by any other person. The opinion does not constitute a recommendation as to the likelihood of consummation of the Plan, as to how any Member of the Company should vote with respect to the Plan or as to the form of the consideration that any Eligible Member should elect. Our opinion is not to be quoted or referred to, in whole or in part, in any document or used for any other purpose or delivered to any other person without the prior written consent of Goldman, Sachs & Co., except that a copy of our opinion may be provided to the Commissioner.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the exchange of the aggregate Membership Interests in the Company for the Aggregate Consideration to be paid to the Eligible Members of the Company in accordance with the Plan is

Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  7

fair from a financial point of view to the members of the Company who are Eligible Members, taken as a group.

Very truly yours,


/s/ Goldman, Sachs & Co.

------------------------------------

(GOLDMAN, SACHS & CO.)

PERSONAL AND CONFIDENTIAL

September 18, 2000

Board of Directors
Indianapolis Life Insurance Company
2960 North Meridian Street
Indianapolis, Indiana 46208

Ladies and Gentlemen:

You have asked us whether the Aggregate Consideration (as defined below) to be provided to the Eligible Members of Indianapolis Life Insurance Company (the "Company") in exchange for the aggregate Membership Interests in the Company in accordance with the Company's Plan of Conversion to a Stock Insurance Company dated September 18, 2000 (the "Plan") to be filed with the Indiana Insurance Commissioner (the "Commissioner") is equal to or greater than the policyholders' surplus of the Company. Capitalized terms not otherwise defined herein are used as defined in the Plan.

The Plan provides for the conversion of the Company pursuant to Sections 27-15-1 through 27-15-16 of the Indiana Insurance Code and related regulations (the "Indiana Insurance Law") and further provides, among other things, that upon effectiveness of the Plan: (1) the Company will become a stock insurance company; (2) all of the outstanding capital stock of the Company will be held by a corporation organized and existing under the Indiana Business Corporation Law and meeting the requirements of Indiana Insurance Law Section 27-15-16-1 (the "Parent Company"); (3) all of the outstanding capital stock of the Parent Company will be held, directly or indirectly, by AmerUs Group Co. ("AmerUs Group"), an Iowa stock holding company, which is the successor to American Mutual Holding Company ("AMHC") following its conversion to stock form; (4) all Membership Interests will be extinguished; and (5) Eligible Members will be entitled to receive shares of common stock of AmerUs Group ("AmerUs Group Stock"), cash or Policy Credits in exchange for their Membership Interests in accordance with allocation methodologies defined in the Plan.

The Company entered into a Combination and Investment Agreement, dated as of February 18, 2000, among AMHC, AmerUs Life Holdings, Inc. ("AmerUs Holdings"), The Indianapolis Life Group of Companies, Inc., and the Company, as amended by the Amendment to Combination and Investment Agreement dated September 18, 2000 (as so amended, the "Combination Agreement"). Pursuant to the Combination Agreement, the Company's Eligible Members will exchange their Membership Interests in the Company for shares of AmerUs Group Stock, cash and Policy Credits which will have an aggregate value equal to the value of 9.30 million shares of AmerUs Group Stock (the "Aggregate Consideration"); provided, however, that in the event that the aggregate value of 9.30 million shares of AmerUs Group Stock is less than $186 million, based on the average closing price of such shares for the five Trading Days (as defined in the Combination Agreement) ending ten Business Days (as defined in the Combination Agreement) prior to the Combination Closing Date (as defined in the Combination Agreement), the Company has the right to terminate the Combination Agreement unless AmerUs Group increases the number of shares of AmerUs Group Stock on which the Aggregate Consideration is based to a total number having an aggregate value, based on the foregoing average, together with any additional cash or Policy Credits from AmerUs Group, of at least $186 million.

This letter is being provided to the Board of Directors pursuant to Section 27-15-3-2(10) of the Indiana Insurance Law which requires that the Company's Application filed with the Commissioner regarding the Plan include a letter to the Board of Directors from a qualified, independent financial adviser as to whether the Aggregate Consideration to be provided to Eligible Members in exchange for the aggregate Membership Interests is equal to or greater than the surplus of the Company. For purposes of this letter, we have been advised by you and assume that "surplus" as used in the foregoing provision of the Indiana Insurance Law refers to the policyholders' surplus ("Statutory Surplus") of the Company as calculated in accordance with statutory accounting practices prescribed by the Commissioner. Further, for purposes of this letter, we have been advised by you that the Statutory Surplus of the Company as of June 30, 2000 (as reported in the Company's most recent quarterly statement) was approximately $103.7 million (including the $25 million surplus notes outstanding) and that the Company has no updated information with respect to the Statutory
                                       B-8
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Board of Directors
Indianapolis Life Insurance Company
September 18, 2000
Page  2


Surplus of the Company beyond June 30, 2000. You have instructed us to assume that the value of the Aggregate Consideration to be provided to Eligible Members is properly calculated based on the reported closing price of the stock of AmerUs Holdings, the principal subsidiary of AMHC prior to their merger and subsequent exchange of AmerUs Group Stock for AmerUs Holdings stock, on the New York Exchange as of the business day prior to the delivery to the Board of Directors of the letter referred to in the foregoing provision of the Indiana Insurance Law. On September 15, 2000, such reported closing price of AmerUs Holdings stock was $25.50 per share, making the assumed value of 9.30 million shares of AmerUs Group Stock equal to $237 million (the "Current Assumed Value of the Aggregate Consideration"). We are not expressing any view or representation in this letter as to (i) the actual value of the AmerUs Group Stock or any other consideration now or when issued to the Company's Eligible Members pursuant to the Plan, (ii) the prices at which shares of AmerUs Group Stock may trade at any time and (iii) whether 9.30 million shares of AmerUs Holdings stock could be bought or sold at $25.50 per share.



This letter speaks only as of the date hereof and is based on information as on the dates specified above. Subsequent events and developments, including but not limited to any change in the price at which AmerUs Group Stock may trade on the New York Stock Exchange, any differences in the price at which AmerUs Group Stock may trade once it is issued as compared to AmerUs Holdings' stock and any change in the amount of the Statutory Surplus of the Company, may affect the conclusions set forth in this letter and, in such event, this letter should not be relied upon in the future. We assume no obligation to update, revise, reaffirm or withdraw this letter as a result of any such subsequent events or developments or otherwise.



This letter if provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Plan and may not be relied upon by any other person. This letter is not to be quoted or referred to, in whole or in part, in any document or used for any other purpose or delivered to any other person without the prior written consent of Goldman, Sachs & Co., except that a copy of this letter may be provided to the Commissioner.



Based solely upon and subject to the foregoing, as of the date hereof, the Current Assumed Value of the Aggregate Consideration is greater than the Statutory Surplus of the Company as of June 30, 2000.



Very truly yours,



/s/ Goldman, Sachs & Co.

------------------------------------

(GOLDMAN, SACHS & CO.)

                                   APPENDIX 5



                             MERRILL LYNCH OPINION


                                                              September 18, 2000

Board of Directors
American Mutual Holding Company
699 Walnut Street
Des Moines, IA 50309-3948

Board of Directors
AmerUs Life Holdings, Inc.
699 Walnut Street
Des Moines, IA 50309-3948

Members of the Boards of Directors:

     We understand that American Mutual Holding Company ("Mutual Holdings"), an Iowa mutual holding company and the owner of approximately 58.0% of the outstanding shares of AmerUs Life Holdings, Inc. ("AmerUs"), an Iowa corporation, common stock (the "AmerUs Common Stock"), plans to effect a demutualization (the "Demutualization") under the Iowa Insurance Law pursuant to which, among other things, shares of AmerUs Common Stock would be exchanged for an equal number of shares of common stock ("Acquiror Common Stock") of the corporate successor to Mutual Holdings, AmerUs Group Co., (the "Acquiror"), the Acquiror would acquire 100% ownership of AmerUs, and members of Mutual Holdings would receive among other consideration, in the aggregate that number of shares of the Acquiror as the number of shares of AmerUs Common Stock owned by Mutual Holdings immediately prior to the Demutualization.

     We also understand that Mutual Holdings, AmerUs, Indianapolis Life Insurance Company ("ILICo"), an Indiana mutual insurance company, and Indianapolis Life Group of Companies, Inc. ("ILG"), an Indiana corporation 55% of whose common stock is owned by ILICo, have entered into a Combination and Investment Agreement dated February 18, 2000 (the "Agreement"). The Agreement contemplates, among other things, that, pursuant to a Plan of Conversion in accordance with the Indiana Demutualization Law, ILICo will reorganize as a stock company and a wholly owned subsidiary of the Acquiror shall acquire all of the common stock of ILICo (the "Merger"), with members' interests in ILICo converted in the aggregate into the right to receive 11.25 million shares of Acquiror Common Stock (the "Stock Consideration"). The Agreement required that, in contemplation of the Merger, Mutual Holdings or AmerUs invest $100 million immediately after entering into such Agreement (such amount, together with the Stock Consideration, being referred to herein as the "Consideration") in ILG in exchange for 105.9627 shares of a new class of exchangeable non-voting common stock of ILG (the "Investment"), which shares will become an asset of the Acquiror at the time of the Demutualization. The Investment was completed by AmerUs on February 18, 2000. A majority of the proceeds of the Investment were used by ILG to redeem all outstanding shares of ILG common stock not owned by ILICo (the "Redemption").

     We also understand that Mutual Holdings, AmerUS, ILICo, and ILG propose to enter into an amendment to the Agreement (the "Amendment"). The Amendment will reduce the Stock Consideration from 11.25 million shares to 9.30 million shares.

     As a result of the Merger, the Investment, and the Redemption (together, the "Transaction"), the Acquiror will own, directly and indirectly, all of the outstanding stock of the successor to ILICo and ILG (together with their respective subsidiaries, the "Acquired Businesses"). The Board of Directors of Mutual Holdings and the Board of Directors of AmerUs have each asked us whether, in our opinion, the Consideration, as reduced by the Amendment, to be paid in the aggregate in the Transaction (taking into account the times of payment) for the Acquired Businesses is fair from a financial point of view to Mutual Holdings, AmerUs, and the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to AmerUs and ILICo (in each case, on a consolidated basis) that we deemed to be relevant;

          (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of AmerUs and ILICo (in each case on a consolidated basis), furnished to us by AmerUs and ILICo, respectively, as well as the amount and timing of the cost savings expected to result from the Transaction (the "Expected Synergies") furnished to us by AmerUs.

          (3) Conducted discussions with members of senior management of AmerUs and ILICo concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Transaction and the Expected Synergies;

          (4) Reviewed the historical market prices and valuation multiples for the AmerUs Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (5) Reviewed the results of operations of AmerUs and ILICo (in each case on a consolidated basis) and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

          (7) Participated in certain discussions and negotiations among representatives of AmerUs and Mutual Holdings on one hand, and of ILICo on the other, and their financial and legal advisors;

          (8)  Reviewed the potential pro forma impact of the Transaction;

          (9) Reviewed the Agreement and a draft dated September 8, 2000 of the Amendment.

          (10) Took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the consolidated assets or liabilities of Mutual Holdings, AmerUs, or ILICo or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the consolidated properties or facilities of Mutual Holdings, AmerUs, or ILICo. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by AmerUs or ILICo, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of AmerUs' or ILICo's management as to the expected future financial performance of AmerUs or ILICo, as the case may be, and the Expected Synergies. We have further assumed that the Transaction will be accounted for as a purchase transaction under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Amendment will be substantially similar to the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that all necessary regulatory and other consents and approvals (contractual or otherwise) for the Transaction will be obtained and that the Merger will be consummated (without any material waiver of any of the conditions set forth in the Agreement and the Amendment) and that no restrictions, including any divestiture requirements or amendments or modifications, will be imposed in the course of obtaining such regulatory or other consents or approvals that would have a material adverse effect on the contemplated benefits of the Transaction.

     We are acting as financial advisor to AmerUs and Mutual Holdings in connection with the Transaction and will receive a fee from AmerUs and Mutual Holdings for our services, a significant portion of which is contingent upon the consummation of the Merger or the receipt by AmerUs or Mutual Holdings of a break-up fee. In addition, Mutual Holdings and AmerUs have agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade the shares of AmerUs for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is solely for the use and benefit of the respective Boards of Directors of AmerUs and Mutual Holdings in their evaluation of the Transaction and shall not be used for any other purpose. Our opinion does not address the fairness of the Demutualization or the merits of the underlying decision by AmerUs and Mutual Holdings to engage in the Demutualization or the Transaction and does not constitute a recommendation to any shareholder of AmerUs or any member of Mutual Holding as to how such shareholder or member should vote with respect to the Demutualization, the proposed Merger or any related matter. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or any of its affiliates be made by AmerUs, Mutual Holdings or any of their affiliates, without the prior written consent of Merrill Lynch.

     We are not expressing any opinion herein as to the prices at which the AmerUs Common Stock or Acquiror Common Stock will trade following the announcement of the Amendment or consummation of the Merger, as the case may be.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration being paid in the aggregate in the Transaction (taking into account the times of payment) for the Acquired Businesses is fair from a financial point of view to Mutual Holdings, AmerUs, and the Acquiror.

                                          Very truly yours,

                                          /s/MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH
                                                             INCORPORATED
                                          --------------------------------------
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                   APPENDIX 6



                          MEMORANDUM OF UNDERSTANDING


                        American Mutual Holding Company
 ------------------------------------------------------------------------------

February 17, 2000

Mr. Larry R. Prible
Chairman, President & Chief Executive Officer
Indianapolis Life Insurance Company
2960 North Meridian Street
Indianapolis, Indiana 46208

Re:  Memorandum of Understanding Concerning Integration, Operation and
Leadership

Dear Larry:

As we sign the Combination and Investment Agreement (the "Agreement"), I am writing to confirm our discussions concerning the post-consummation integration, operation and leadership of our companies. In satisfaction of Section 3.7(c) of the Agreement, enclosed is an outline covering the essential terms of our understanding. It is understood that, as set forth in Section 10.3(xii) of the Agreement, the obligation of Indianapolis Life and ILGC to close the Combination (as contemplated in the Agreement) is conditioned on my delivery to you of a Post-Combination Plan which provides detail in addition to the enclosed outline and is not, except to the extent you may otherwise agree, materially inconsistent with the enclosed outline.

I look forward to a long and successful relationship, both personally and for the benefit of our respective constituencies.

Sincerely,

[ROGER K. BROOKS SIGNATURE]
Roger K. Brooks
Chairman, President & Chief Executive Officer

Enclosure

            699 WALNUT STREET / DES MOINES, IA 50309 / 515-362-3600

       OUTLINE FOR POST AFFILIATION INTEGRATION, OPERATION AND LEADERSHIP

1.  General principles:

     - merger of businesses and organizations, not an acquisition

     - post closing focus on strengths of each organization by blending together the best critical competencies of each and applying a best practices approach

     - cost savings are important in order to get the benefits of increased scale; also important is that the "pain" of cost savings and future growth are shared by both organizations

     - holding company model; with decentralized, semi-autonomous business units

     - create "one company" and avoid an "us versus them" mentality

     - emphasis on leadership and on articulating overall corporate strategies and visions

2. Business operations/programs to be headquartered, focused or located in, or managed from, the following locations:

     a. Indianapolis:

        - PPGA and other non-career distribution management & strategy

        - niche/interest sensitive whole life products product development and manufacturing

        - term products

        - private label business

        - development of enterprise wide "customer care model", with IT support

     b. Des Moines:

        - corporate headquarters

        - holding company operations and services

        - consolidated financial/"Wall Street" relationships/rating agency relationships

        - investor relations

        - public company compliance and reporting

        - investments

        - asset and liability management

        - participating whole life products and UL products

        - career, PPGA and ongoing alternative distribution

        - human resources & administration of company wide benefit and welfare plans (with "on-site" personnel, similar to present AmerUs structure)

        - IT (with "on-site" personnel, similar to present AmerUs structure)

        - legal & general counsel (with "on-site" personnel, similar to present AmerUs structure)

     c. Topeka:

        - continuing annuity operations, distribution and product development

        - IL Annuity operations, distribution and product development moved to Topeka

     d.  Woodbury:

        - Banker's present business operations

        - New York business

        - ongoing UL operations, distribution and product development and private label

3. Management structure and corporate leadership roles:

     - must correspond with item 2 above; key management roles to be filled from both organizations (details to be developed mutually by CEOs)

     - cross reporting: some Indianapolis Life managers will report to AmerUs managers; some AmerUs managers will report to Indianapolis Life managers (details to be developed mutually by CEOs)

     - Indianapolis Life CEO to be President and CEO of "Indianapolis Group" and to report directly to AmerUs CEO

     - strong, high level strategic leadership role for Indianapolis Life CEO in whole organization, not just Indianapolis; specific duties to include:

        - contribute to strategic leadership for combined organization

        - management of distribution initiatives at Indianapolis Life (as discussed by CEOs)

        - head the variable operations for the combined enterprise, including AmerUs' AVLIC relationship

        - head the company wide efforts on the "customer care" model

        - continuation of private label leadership

        - lead the integration and cost reduction task force

        - build the appropriate e-business structure for the combined enterprise

     - management and key employee employment arrangements to assure success of integration and long-term strategies (retention and incentive agreements)

4. Board seat arrangements:

     - Indianapolis Life board members, including Indianapolis Life CEO, to join AmerUs board, with overall composition in rough proportion to shares distributed to Indianapolis Life policyholders (individuals to be discussed and agreed upon by CEOs)

     - continued presence of Indianapolis Life board members on Indianapolis Life board, with overall composition in reverse proportion to AmerUs board (individuals to be discussed and agreed upon by CEOs)

     - Indianapolis CEO to join AmerUs board as Vice Chairman

5. Special Indianapolis commitments:

     - continuation of Indianapolis Life name and brand

     - continuation of Indianapolis presence, with employment at or near historical levels (but subject to enterprise wide reductions contemplated by the transaction)

     - continuation of prominent historical role in community involvement and sponsorships, under leadership of Indianapolis Life CEO

     - continuation of corporate giving at or above current levels

     - where there are redundancies, every effort will be made to handle any job eliminations through retirement, attrition, buyouts and reassignment of existing employees and to avoid involuntary terminations, and associates affected by any functional realignments will be offered new positions and choices, if possible

6. Other arrangements and principles:

     - expense savings commitments by both Indianapolis Life and AmerUs, under plans to be mutually developed by teams appointed by CEOs; process to begin upon signing so that plans are developed and approved before closing

     - plans to implement the items under 2 and 3, including post-affiliation roles of the two management teams, to be mutually developed by teams appointed by CEOs; process to begin upon signing so that plans are developed and approved before closing

     - post closing job reductions from AmerUs and Indianapolis Life organizations to be shared roughly proportionately by those organizations subject to business needs

     - continuation of decentralization for HR, financial, actuarial, legal and IT

The product lines, distribution systems and other operations of the combined companies will need to be rationalized over time to meet the competitive demands of the marketplace, to achieve the economies inherent in the Strategic Reorganization/Combination and to create value for all shareholders.

                  AMENDMENT TO THE MEMORANDUM OF UNDERSTANDING

     The Amendment to Combination and Investment Agreement provides that the following has been added to the Memorandum of Understanding as if fully set forth therein:

     "Indianapolis Life, directly or through IL Annuity, may proceed to develop administration capabilities in Indianapolis, Indiana for the variable products of Indianapolis Life and its Subsidiaries consistent with the plans contained in the IL Annuity Feasibility Study: Variable Product Processing dated August 3, 2000 -- Final Version (but the parties acknowledge that such development will not commence as early as described in such study)."

                                                                      APPENDIX 7

                         LETTER TO INDIANA COMMISSIONER

November 21, 2000



Hon. Sally McCarty


Commissioner, Indiana Department of Insurance


State of Indiana


311 W. Washington Street, Suite 300


Indianapolis, IN 46204-2787


Dear Commissioner McCarty:



     Upon the conversion of Indianapolis Life Insurance Company ("Indianapolis Life") from a mutual insurance company to a stock insurance company, Indianapolis Life will become part of the AmerUs family of companies (the "Combination"). We recognize that Indianapolis Life has a long tradition as a valued corporate citizen and a significant presence in Indianapolis and the State of Indiana, as we do in Des Moines and the State of Iowa. AmerUs Group Co. ("AmerUs") intends to ensure that this tradition will continue in both states.



     This letter is written to provide the Commissioner with AmerUs' formal commitments to maintaining a significant corporate and physical presence in Indianapolis and Indiana following the Combination. These commitments are consistent with those contained in the Memorandum of Understanding dated February 17, 2000, as amended on September 18, 2000 (the "Memorandum"), between the parties to the Combination and Investment Agreement dated February 18, 2000 as amended on September 18, 2000 (the "Agreement"). Copies of the Agreement and the Memorandum have been filed with the Indiana Department of Insurance. Assuming the completion of the Combination, AmerUs represents the following:



          (1) Domicile -- Indianapolis Life will maintain its corporate presence, home office and executive office in Indianapolis, Indiana. As outlined in the Memorandum, the Combination contemplates a holding company model with semi-autonomous business units.



          (2) Employment -- Following the Combination, significant executive, staff and operating functions will remain in Indianapolis, Indiana, as outlined in the Memorandum. AmerUs will maintain employment in Indianapolis substantially at pre-combination levels, subject to enterprise wide employment reductions contemplated by the transaction and as outlined in the Memorandum. Post closing reductions in positions will be shared roughly proportionately by the AmerUs and Indianapolis Life organizations subject to the principles contained in the Memorandum. The positions present in Indianapolis after the Combination will include a cross section of executives, professional, middle management and non-exempt positions. Additionally, the operations in Indianapolis have, in the opinion of AmerUs' management, some of the greatest growth potential in the AmerUs family of companies that, if realized, would result in substantial growth in employment in Indianapolis. One of the most promising of these opportunities is the commitment to build a variable products administration capability in Indianapolis for Indianapolis Life and its subsidiaries. Also, AmerUs plans to have term life insurance products for the entire enterprise developed and administered in Indianapolis as provided in the Memorandum.



          (3) Community Support -- Charitable giving by Indianapolis Life in Indiana will be continued at or above current levels. Indianapolis Life and its employees have been leaders in community activities in Indianapolis and the State of Indiana. AmerUs is a strong advocate of this type of involvement and it is planned that the current level of involvement by Indianapolis Life and its employees will continue.



     AmerUs hereby also confirms that it will treat the Memorandum as if it were addressed to the Commissioner in addition to Indianapolis Life. In addition, the initial draft of the Post-Combination Plan referred to in the Memorandum will be submitted to the Commissioner as part of the statement AmerUs will file pursuant to the requirements of IC 27-1-23-2(b).

Hon. Sally McCarty


Commissioner, Indiana Department of Insurance


State of Indiana


311 W. Washington Street, Suite 300


Indianapolis, IN 46204-2787


Page  2



     These undertakings are based on the current projections of the future business of AmerUs and its subsidiaries and Indianapolis Life and its subsidiaries and are subject to the terms and conditions contained in the Memorandum.



     AmerUs believes that this letter demonstrates its commitment to the State of Indiana following the Combination.



Sincerely yours,



/s/ Roger K. Brooks



Roger K. Brooks


Chairman, President and Chief Executive Officer

                                AMERUS GROUP CO.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERUS GROUP CO. FOR THE SPECIAL MEETING TO BE HELD ON MARCH 27, 2001

Roger K. Brooks, Michael G. Fraizer and James A. Smallenberger, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Special Meeting of shareholders of AmerUs Group Co., to be held on March 27, 2001, at 2:00 p.m., Des Moines time, at the AmerUs Conference Center, Hub Tower, 3rd Floor, 699 Walnut Street, Des Moines, Iowa, and at any adjournment or postponement thereof, upon the proposal to issue up to 10.3 million shares of AmerUs common stock in connection with the acquisition of Indianapolis Life Insurance Company. If you specify a different choice on the proxy card, your shares will be voted as specified.

Signing and dating this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote on the proposal included on such other proxy card.

Please sign and date the reverse side of this proxy card and promptly return it in the enclosed envelope.

PROPOSAL: Approval of the issuance of up to 10.3 million shares of AmerUs common stock in connection with the acquisition of Indianapolis Life Insurance Company.

You may specify your choice by marking the appropriate box on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The persons named above as proxies cannot vote your shares unless you sign and return this card.

IF BUSINESS REPLY ENVELOPE IS LOST OR MISPLACED, PLEASE MAIL YOUR PROXY CARD TO:

                          MELLON INVESTOR SERVICES
                          PROXY PROCESSING
                          CHURCH STREET STATION
                          P.O. BOX 1675
                          NEW YORK, NEW YORK 10277-1675


                           (continued on reverse side)

--------------------------------------------------------------------------------
                 - DETACH HERE FROM PROXY CARD BEFORE MAILING. -






                                   [AMERUS(R)
                                       GROUP LOGO]

                                   PROXY CARD      Please mark your vote as
                                                   indicated in this example [X]


FOR   AGAINST   ABSTAIN     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
[ ]    [ ]       [ ]        PROPOSAL

                            PROPOSAL:  Approval of the issuance of up to 10.3
                                       million shares of AmerUs common stock in connection with the acquisition of Indianapolis Life Insurance Company.

                            This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposal.


                                            Date: ________________________, 2001


                                            ------------------------------------
                                                       Signature


                                            ------------------------------------
                                                       Signature



                                            NOTE: Please sign exactly as name
                                            appears hereon. Joint owners should
                                            each sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, give full title as such.
                                            If signing on behalf of a
                                            corporation sign the full corporate
                                            name by an authorized officer. The
                                            signer hereby revokes all proxies
                                            heretofore given by the signer to
                                            vote at the Special Meeting of
                                            shareholders of AmerUs Group Co.
                                            and any adjournment or postponement
                                            thereof.

--------------------------------------------------------------------------------
                 - DETACH HERE FROM PROXY CARD BEFORE MAILING. -



                                  PLEASE VOTE:
                           YOUR VOTE IS VERY IMPORTANT


       1. Please sign the attached Proxy Card.

       2. Return it in the enclosed postage-paid envelope.

     If you have questions regarding this Proxy Card or need assistance in voting your shares, please call Mellon Investor Services toll-free 1-866-825-8878, weekdays, 9:00 a.m. to 6:00 p.m. (EST).


                                                               [AMERUS(R)
                                                                     GROUP LOGO]